                                     [LOGO]

                         RENEWED RECOMMENDED CASH OFFER
                                      FOR

                              THE ENERGY GROUP PLC

                                   PACIFICORP
                         RENEWED RECOMMENDED CASH OFFER
                                      FOR
                              THE ENERGY GROUP PLC
                        765 PENCE PER ENERGY GROUP SHARE
                          L30.60 PER ENERGY GROUP ADS

The Offer:

- represents:

     - a premium of approximately 17 per cent. to the Closing Price of 652 pence of an Energy Group Share on 18 December 1997, the day immediately prior to the clearance of the Previous Offer by the President of the Board of Trade, and

     - a premium of approximately 36 per cent. to the Closing Price of 561.5 pence of an Energy Group Share on 9 June 1997, the day before the announcement by The Energy Group that it was involved in talks with PacifiCorp in relation to the Previous Offer

- includes a Loan Note Alternative

IF YOU HAVE ANY QUESTIONS ON THE OFFER, PLEASE CALL THE SHAREHOLDER HELPLINES ON 0845 603 9218 (UK) OR 1-800-733-8481 EXT. 475 (US). IF YOU HAVE ANY QUESTIONS
REGARDING THE ACCEPTANCE FORM, PLEASE CALL THE UK RECEIVING AGENT ON 0181 639 2166 OR THE US DEPOSITARY ON 1-800-733-8481 EXT. 475.

OFFER TO PURCHASE DATED 6 FEBRUARY 1998

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

WHEN CONSIDERING WHAT ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED IMMEDIATELY TO SEEK YOUR OWN FINANCIAL ADVICE FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES ACT 1986.

If you have sold or otherwise transferred all your Energy Group Securities, please send this document, together with the accompanying documents (but NOT the Form of Acceptance if it is personalised), as soon as possible, to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for onward transmission to the purchaser or transferee. HOWEVER, SUCH DOCUMENTS SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO CANADA, AUSTRALIA OR JAPAN.

Goldman Sachs International, which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting for PacifiCorp Acquisitions and PacifiCorp and for no one else in connection with the Offer and will not be responsible to anyone other than PacifiCorp Acquisitions and PacifiCorp for providing the protections afforded to its customers or for giving advice in relation to the Offer. Goldman Sachs International is acting through Goldman, Sachs & Co. for the purposes of making the Offer in and into the United States.

Lazard and Morgan Stanley & Co. Limited, which are regulated in the United Kingdom by The Securities and Futures Authority Limited, are acting for The Energy Group and for no one else in connection with the Offer and will not be responsible to anyone other than The Energy Group for providing the protections afforded to their customers or for giving advice in relation to the Offer.

--------------------------------------------------------------------------------

                                     [LOGO]

                             RECOMMENDED CASH OFFER

                                       by

                          GOLDMAN SACHS INTERNATIONAL

                                  ON BEHALF OF

                            PACIFICORP ACQUISITIONS
                    A WHOLLY-OWNED SUBSIDIARY OF PACIFICORP

                                      for

                              THE ENERGY GROUP PLC
---------------------------------------------------------

A letter of recommendation from the Chairman of The Energy Group is set out on pages 5 to 6 of this document.

The Initial Offer Period will expire at 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 9 March 1998, unless extended. At the conclusion of the Initial Offer Period, including any extension thereof, if all the Conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days. Holders of Energy Group Securities will have withdrawal rights during the Initial Offer Period, including any extension thereof, but not during the Subsequent Offer Period.

COMPLETED ACCEPTANCE FORMS SHOULD BE RETURNED AS SOON AS POSSIBLE, BUT, IN ANY EVENT, SO AS TO BE RECEIVED BY NO LATER THAN 10.00 P.M. (LONDON TIME), 5.00 P.M. (NEW YORK CITY TIME) ON 9 MARCH 1998. THE PROCEDURE FOR ACCEPTANCE OF THE OFFER IS SET OUT ON PAGES 14 TO 16 OF THIS DOCUMENT AND IN THE ACCOMPANYING ACCEPTANCE FORM.

The Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan. Accordingly, neither this document nor Acceptance Forms are to be mailed or otherwise distributed or sent in or into Canada, Australia or Japan.

The Loan Notes to be issued pursuant to the Offer have not been, and will not be, registered under the United States Securities Act of 1933, as amended, or under any relevant securities laws of any state or district of the United States, will not be the subject of a prospectus under the securities laws of any province of Canada and will not be registered under any relevant securities laws of any other country. The Loan Notes are not being offered, sold or delivered, directly or indirectly, in or into the United States, Canada, Australia or Japan.

                       APPLICABLE DISCLOSURE REQUIREMENTS

    The Offer is made for securities of a UK company and, while the Offer is subject to UK and US disclosure requirements, US investors should be aware that this document has been prepared in accordance with UK format and style, which differs from US format and style. In particular, the Appendices to this document contain information concerning the Offer responsive to US disclosure requirements that may be material and has not been summarised elsewhere. In addition, the summary financial statements of The Energy Group herein have been prepared in accordance with UK GAAP, and thus may not be comparable to financial statements of US companies.

                     REDUCTION OF THE ACCEPTANCE CONDITION

    The Offer is conditional, amongst other things, on valid acceptances being received (and not, where permitted, withdrawn) by the Initial Closing Date in respect of not less than 90 per cent. in nominal value of Energy Group Securities to which the Offer relates, or such lesser percentage as PacifiCorp Acquisitions may decide, provided that such Condition (the "Acceptance Condition") shall not be satisfied unless PacifiCorp Acquisitions and its wholly-owned subsidiaries shall have acquired or agreed to acquire, whether pursuant to the Offer or otherwise, Energy Group Securities carrying in the aggregate more than 50 per cent. of the voting rights then exercisable at general meetings of The Energy Group. PacifiCorp Acquisitions expects that it will reduce the percentage of Energy Group Securities required to satisfy the Acceptance Condition at some time prior to all the Conditions being satisfied, fulfilled or, where permitted, waived. At least five Business Days prior to any such reduction, PacifiCorp Acquisitions will announce that it has reserved the right so to reduce the Acceptance Condition. PacifiCorp Acquisitions will not make such an announcement unless it believes there is a significant possibility that sufficient Energy Group Securities will be tendered to permit the Acceptance Condition to be satisfied at such reduced level. Holders of Energy Group Securities who are not willing to accept the Offer if the Acceptance Condition is reduced to the minimum permitted level should either not accept the Offer until the Subsequent Offer Period or be prepared to withdraw their acceptances promptly following an announcement by PacifiCorp Acquisitions of its reservation of the right to reduce the Acceptance Condition.

                             RULE 10B-13 EXEMPTION

    In accordance with normal UK practice, PacifiCorp Acquisitions or its nominees or brokers (acting as agents for PacifiCorp Acquisitions) or another subsidiary of PacifiCorp may make certain purchases of Energy Group Securities outside the United States during the period in which the Offer remains open for acceptance and affiliates of Goldman Sachs International and Morgan Stanley will continue to act as market makers and principal traders for Energy Group Shares on the London Stock Exchange pursuant to relief granted by the SEC staff from Rule 10b-13 under the Exchange Act. For further details on this relief, see paragraph 3 of Appendix V ("Stock Exchange quotations, market price data and principal purchases") below.

                           OFFER IN THE UNITED STATES

    The Offer is being made in the United States by Goldman Sachs International acting through Goldman, Sachs & Co. References in this document to the Offer being made by Goldman Sachs International should be read accordingly.

                CONVERSION OF CASH CONSIDERATION INTO US DOLLARS

    Holders of Energy Group Shares may receive US dollars instead of pounds sterling on the basis described in paragraph 15(f) of the letter from Goldman Sachs International included in this document. Holders of Energy Group ADSs evidenced by Energy Group ADRs, unless they elect to receive pounds sterling, will receive US dollars on the basis described in the same paragraph. The attention of all holders of Energy Group Securities is drawn to the description in that paragraph of the mechanism for converting pounds sterling into US dollars and of the exchange rate risks attached thereto.

                             FINANCIAL INFORMATION

    The extracts from the consolidated financial statements of, and other information relating to, PacifiCorp appearing in this document are presented in US dollars and have been prepared in accordance with US GAAP. US GAAP differs in certain respects from UK GAAP.

                                 RULE 8 NOTICES

    Any person who, alone or acting together with any other person(s) pursuant to any agreement or any understanding (whether formal or informal) to acquire or control securities of The Energy Group, owns or controls, or becomes the owner or controller, directly or indirectly, of one per cent. or more of any class of securities of The Energy Group is generally required under the provisions of Rule 8 of the City Code to notify the London Stock Exchange and the Panel of every dealing in such securities during the Initial Offer Period. Dealings by The Energy Group or its "associates" (within the meaning of the City Code) in any class of securities of The Energy Group during the Initial Offer Period must also be so disclosed. Please consult your financial adviser immediately if you believe this Rule may be applicable to you.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
Letter from the Chairman of The Energy Group..............................................................          5
Letter from Goldman Sachs International...................................................................          7
Appendix I: Conditions and Further Terms of the Offer.....................................................        I-1
    Part A: Conditions of the Offer.......................................................................        I-1
    Part B: Further Terms of the Offer....................................................................        I-7
     1. Acceptance Period.................................................................................        I-7
     2. Announcements.....................................................................................        I-8
     3. Rights of withdrawal..............................................................................        I-9
     4. The Loan Note Alternative.........................................................................       I-10
     5. Effect of elections...............................................................................       I-11
     6. Revisions of the Offer and/or the Loan Note Alternative...........................................       I-11
     7. General...........................................................................................       I-12
     8. Overseas shareholders.............................................................................       I-13
     9. Procedures for tendering Energy Group ADSs........................................................       I-15
    10. Procedures for tendering Energy Group Shares......................................................       I-18
    11. Forms of Acceptance...............................................................................       I-21
    12. Certain provisions concerning acceptances.........................................................       I-25
    13. Substitute Acceptance Forms.......................................................................       I-26
    14. Settlement........................................................................................       I-26
    15. Currency of consideration.........................................................................       I-26
Appendix II: Summary of the Terms of the Loan Notes.......................................................       II-1
Appendix III: Financial and Other Information on the TEG Group............................................      III-1
Appendix IV: Financial and Other Information on PacifiCorp Acquisitions and PacifiCorp....................       IV-1
Appendix V: Additional Information........................................................................        V-1
     1. Responsibility....................................................................................        V-1
     2. Directors.........................................................................................        V-1
     3. Stock Exchange quotations, market price data and principal purchases..............................        V-1
     4. Shareholdings and dealings........................................................................        V-3
     5. Irrevocable undertakings..........................................................................        V-8
     6. Service agreements of the directors of The Energy Group and related matters.......................        V-8
     7. Other information.................................................................................       V-11
     8. Material contracts................................................................................       V-12
     9. Background to the Offer...........................................................................       V-14
    10. Financing arrangements............................................................................       V-16
    11. Compulsory acquisition............................................................................       V-20
    12. Certain consequences of the Offer.................................................................       V-21
    13. Legal and regulatory matters......................................................................       V-22
    14. United Kingdom taxation...........................................................................       V-25
    15. United States federal income taxation.............................................................       V-27
    16. Fees and expenses.................................................................................       V-28
    17. Sources of information and bases of calculation...................................................       V-29
    18. Documents available for inspection................................................................       V-30
Appendix VI: Definitions..................................................................................       VI-1

                  LETTER FROM THE CHAIRMAN OF THE ENERGY GROUP

                                                               [LOGO]

                                                                 6 February 1998

TO HOLDERS OF ENERGY GROUP SECURITIES AND, FOR INFORMATION ONLY, TO PARTICIPANTS IN THE ENERGY GROUP SHARE SCHEMES

Dear Shareholder or ADS holder

    RECOMMENDED CASH OFFER ON BEHALF OF PACIFICORP ACQUISITIONS FOR THE ENERGY GROUP

    On 13 June 1997, your board and the board of PacifiCorp announced the terms of a recommended cash offer for The Energy Group. That offer lapsed when it was referred to the Monopolies and Mergers Commission on 1 August 1997. The acquisition of The Energy Group by PacifiCorp was subsequently cleared by the President of the Board of Trade on 19 December 1997.

    On 3 February 1998 your board and the board of PacifiCorp announced the terms of a new recommended cash offer for The Energy Group to be made on behalf of PacifiCorp Acquisitions, a wholly-owned subsidiary of PacifiCorp. This letter sets out the background to the new Offer and the reasons why your board is recommending all holders of Energy Group Securities to accept it. The formal Offer, which is subject to the conditions set out in Part A of Appendix I to this document, is contained in the letter from Goldman Sachs International on pages 7 to 19 of this document.

1  TERMS OF THE OFFER

    The Offer values the equity of The Energy Group at approximately L4,055 million (assuming the exercise in full of all outstanding options and the vesting of all outstanding awards under the Energy Group Share Schemes). The Offer represents a premium of approximately 17 per cent. to the Closing Price of 652 pence per Energy Group Share on 18 December 1997, the day immediately prior to the clearance of the Previous Offer by the President of the Board of Trade, and a premium of approximately 36 per cent. to the Closing Price of 561.5 pence of an Energy Group Share on 9 June 1997, the day before the announcement by The Energy Group that it was involved in talks with PacifiCorp in relation to the Previous Offer.

    The Offer is being made on the following basis:

FOR EACH ENERGY GROUP SHARE                765 PENCE; AND

FOR EACH ENERGY GROUP ADS                  L30.60

    As an alternative to some or all of the cash consideration receivable under the Offer, holders of Energy Group Shares who accept the Offer (apart from US citizens or residents and certain other overseas persons) may elect to receive Loan Notes instead of cash on the following basis:

FOR EVERY L1 OF CASH CONSIDERATION         L1 NOMINAL OF LOAN NOTES

    A summary of the tax effects for holders of Energy Group Shares resident for tax purposes in the UK who accept the Offer is set out in paragraph 14 of Appendix V ("United Kingdom taxation") below. A summary of the tax effects for holders of Energy Group Securities who are citizens or residents of the US,

US domestic corporations or otherwise taxed as United States residents is set out in paragraph 15 of Appendix V ("United States federal income taxation") below.

2  BACKGROUND TO AND REASONS FOR THE OFFER

    As we stated at the time of the Previous Offer, the combination of The Energy Group and PacifiCorp will create a group with the scale and scope of operations to compete more effectively in international energy markets. The combined entity will also benefit from the skills that we have acquired from operating in the deregulated energy environment in the UK. Your board continues to believe that the combination will allow The Energy Group's strategy to be pursued within a larger group which will benefit both customers and employees of The Energy Group.

    As previously announced, your board has received approaches from each of Nomura International plc and Texas Utilities Co. expressing an interest in acquiring The Energy Group. Both parties have had access to management and have been provided with certain information about the TEG Group. No offer has been received from either party and it is uncertain whether any such offer will be received.

    In considering the renewed Offer from PacifiCorp Acquisitions, your board compared the benefits to shareholders of realising an immediate premium on their investment (having regard to the level at which Energy Group Securities would be likely to trade in the absence of bid speculation) with the benefits to them of remaining as shareholders in The Energy Group as an independent company. Following such consideration and taking into account discussions with other potential offerors and the advice of its financial advisers as described below, your board unanimously agreed to recommend the Offer.

3  DIRECTORS, MANAGEMENT AND EMPLOYEES

    PacifiCorp Acquisitions has given assurances to the board of The Energy Group that the existing employment rights, including pension rights, of all directors, management and employees of the TEG Group, will be fully safeguarded. Your attention is also drawn to paragraph 9 of the accompanying letter from Goldman Sachs International.

4  ACTION TO BE TAKEN TO ACCEPT THE OFFER

    The procedure for acceptance of the Offer is set out on pages 14 to 16 of this document and in the Acceptance Form. The Initial Closing Date will be 10.00 p.m. (London time), 5.00 p.m. (New York City time), on 9 March 1998, unless extended.

5  HELPLINES FOR THE OFFER

    If you have any questions on the Offer, please call the shareholder helplines on 0845 603 9218 (UK) or 1-800-733-8481 ext. 475 (US). If you have any questions regarding the Acceptance Form, please call the UK Receiving Agent on 0181 639 2166 or the US Depositary on 1-800-733-8481 ext. 475.

6  RECOMMENDATION OF THE OFFER

    The board of The Energy Group, which has been so advised by Lazard and Morgan Stanley, its financial advisers, considers the terms of the Offer to be fair and reasonable. In providing advice to the board of The Energy Group, Lazard and Morgan Stanley have taken account of the board's commercial assessment. Accordingly, the directors of The Energy Group unanimously recommend all holders of Energy Group Shares and Energy Group ADSs to accept the Offer, as they have irrevocably undertaken to do in respect of their personal holdings of 96,000 Energy Group Shares and 1,550 Energy Group ADSs.

                                Yours faithfully

                                DEREK C. BONHAM
                                    Chairman

Registered in England and Wales No. 3257256. Registered Office: 117 Piccadilly,
                                 London W1V 9FJ

--------------------------------------------------------------------------------

Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England Tel: 0171-774 1000,
Telex: 94015777, Cable: GOLDSACHS LONDON

                                                                          [LOGO]

--------------------------------------------------------------------------------

                                                                 6 February 1998

TO HOLDERS OF ENERGY GROUP SECURITIES AND, FOR INFORMATION ONLY, TO PARTICIPANTS IN THE ENERGY GROUP SHARE SCHEMES

Dear Sir/Madam

             RECOMMENDED CASH OFFER BY GOLDMAN SACHS INTERNATIONAL ON BEHALF OF PACIFICORP ACQUISITIONS FOR THE ENERGY GROUP

1  INTRODUCTION

    On 13 June 1997, the boards of PacifiCorp and The Energy Group announced the terms of a recommended cash offer to be made by Goldman Sachs International on behalf of PacifiCorp Acquisitions for all issued and to be issued Energy Group Securities. The Previous Offer was referred to the Monopolies and Mergers Commission on 1 August 1997. The acquisition of The Energy Group by PacifiCorp was subsequently cleared by the President of the Board of Trade on 19 December 1997.

    On 3 February 1998 the boards of PacifiCorp and The Energy Group announced the terms of the Offer. This letter contains the formal Offer. Your attention is drawn to the letter from the Chairman of The Energy Group, which contains the recommendation of the directors of The Energy Group, set out on pages 5 to 6 of this document.

    The Offer and this document are subject to the applicable requirements of both the UK City Code and US federal securities laws.

2  THE OFFER

    On behalf of PacifiCorp Acquisitions, we hereby offer to purchase, upon the terms and subject to the Conditions set out in this document and in the relevant Acceptance Form, all outstanding Energy Group Securities, for 765 pence in cash per Energy Group Share and L30.60 in cash per Energy Group ADS, together with the benefit of the Loan Note Alternative referred to in paragraph 4 below and the right to elect to receive the consideration in US dollars set out in paragraph 15 below.

    The Offer values the equity of The Energy Group at approximately L4,055 million (assuming the exercise in full of all outstanding options and the vesting of all outstanding awards under the Energy Group Share Schemes) and represents a premium of approximately 17 per cent. to the Closing Price of 652 pence per Energy Group Share on 18 December 1997, the day immediately prior to the clearance of the Previous Offer by the President of the Board of Trade and a premium of approximately 36 per cent. to the Closing Price of 561.5 pence of an Energy Group Share on 9 June 1997, the day before the announcement by The Energy Group that it was involved in talks with PacifiCorp in relation to the Previous Offer.

    Energy Group Securities will be acquired under the Offer fully paid and free from all liens, charges, equities, encumbrances and other interests and together with all rights now and hereafter attaching thereto, including, without limitation, the right to receive and retain all dividends, interest and other distributions (if any) declared, made or paid on or after 3 February 1998, the date on which the Offer was announced.

    TO ACCEPT THE OFFER YOU SHOULD RETURN THE RELEVANT ACCEPTANCE FORM AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY THE UK RECEIVING AGENT OR THE US DEPOSITARY NO LATER THAN 10.00 P.M. (LONDON TIME), 5.00 P.M. (NEW YORK CITY TIME) ON 9 MARCH 1998. THE PROCEDURE FOR ACCEPTANCE OF THE OFFER IS SET OUT IN PARAGRAPH 13 ("PROCEDURE FOR ACCEPTANCE OF THE OFFER") BELOW, IN PARAGRAPHS 9, 10 AND 11 OF PART B OF APPENDIX I BELOW AND IN THE ACCOMPANYING ACCEPTANCE FORM.

3  TERMS AND CONDITIONS OF THE OFFER

    The Offer is subject to the further terms and Conditions set out in Appendix I below. The following summary of certain of the terms and Conditions of the Offer is subject to and qualified in its entirety by reference to Appendix I below.

    The Offer is conditional on, amongst other things, valid acceptances being received (and not, where permitted, withdrawn) by the Initial Closing Date in respect of not less than 90 per cent. in nominal value of Energy Group Securities to which the Offer relates (the "90 per cent. threshold"), or such lesser percentage as PacifiCorp Acquisitions may decide, provided that the Acceptance Condition shall not be satisfied unless PacifiCorp Acquisitions and its wholly-owned subsidiaries shall have acquired or agreed to acquire (in accordance with the requirements of Notes 4 to 6 of Rule 10 of the City Code, to which reference is made in paragraph 12(b) of Part B of Appendix I below), whether pursuant to the Offer or otherwise, Energy Group Securities carrying in the aggregate more than 50 per cent. of the voting rights then exercisable at general meetings of The Energy Group. If the 90 per cent. threshold is satisfied before the Initial Closing Date, the Acceptance Condition (subject to any permitted reduction in the acceptance threshold) must continue to be satisfied on the Initial Closing Date, by reference to the facts then subsisting.

    PacifiCorp Acquisitions expects that it will reduce the percentage of Energy Group Securities required to satisfy the Acceptance Condition at some time prior to all the Conditions being satisfied, fulfilled or, where permitted, waived. At least five Business Days prior to any reduction in the percentage of Energy Group Securities required to satisfy the Acceptance Condition, PacifiCorp Acquisitions will announce that it has reserved the right so to reduce the Acceptance Condition. PacifiCorp Acquisitions will not make such an announcement unless it believes there is a significant possibility that sufficient Energy Group Securities will be tendered to permit the Acceptance Condition to be satisfied at such reduced level. Holders of Energy Group Securities who are not willing to accept the Offer if the Acceptance Condition is reduced to the minimum permitted level should either not accept the Offer until the Subsequent Offer Period or be prepared to withdraw their acceptances promptly following an announcement by PacifiCorp Acquisitions of its reservation of the right to reduce the Acceptance Condition.

    The Initial Offer Period will expire at 10.00 p.m. (London time), 5.00 p.m. (New York City time), on 9 March 1998, unless extended. At the conclusion of the Initial Offer Period, including any extension thereof, if all Conditions have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days. Holders of Energy Group Securities will have the right to withdraw their acceptances of the Offer during the Initial Offer Period, but not during the Subsequent Offer Period, except in certain limited circumstances. PacifiCorp Acquisitions reserves the right (but will not be obliged) at any time to extend the Initial Offer Period, provided that PacifiCorp Acquisitions may not extend the Initial Offer Period beyond 7 April 1998 without the consent of the Panel. PacifiCorp Acquisitions reserves the right, if appropriate, to seek the Panel's approval to extend the final date for expiry of the Initial Offer Period to 28 April 1998, or such later date as the Panel may agree. PacifiCorp Acquisitions may terminate any extension of the Initial Offer Period (other than an extension required by the City Code or the Exchange Act) prior to its scheduled expiry if all Conditions have been satisfied, fulfilled or, where permitted, waived. In that case, the Initial Offer Period and, consequently, withdrawal rights, except in certain limited circumstances, will terminate immediately.

    If all of the Conditions are satisfied, fulfilled or, where permitted, waived within the time permitted, payment for tendered Energy Group Securities will be made as provided in paragraph 15 ("Settlement") below.

    If all Conditions are satisfied, fulfilled or, where permitted, waived and PacifiCorp Acquisitions acquires or contracts to acquire, pursuant to the Offer or otherwise, at least 90 per cent. in nominal value of Energy Group Securities to which the Offer relates, it will be entitled to and intends to acquire the remaining Energy Group Securities on the same terms as the Offer pursuant to and subject to sections 428 to 430F (inclusive) of the Companies Act. See paragraph 11 of Appendix V ("Compulsory acquisition") below.

    If all Conditions are satisfied, fulfilled or, where permitted, waived and PacifiCorp acquires or contracts to acquire, pursuant to the Offer or otherwise, Energy Group Securities giving it more than 75 per cent. of voting rights at general meetings of The Energy Group, but PacifiCorp Acquisitions is not in a position to effect the compulsory acquisition of all outstanding Energy Group Securities in accordance with the sections of the Companies Act referred to above, PacifiCorp Acquisitions intends to seek to procure an application by The Energy Group to the London Stock Exchange for Energy Group Shares to be delisted and an application by The Energy Group to the New York Stock Exchange for Energy Group ADSs to be delisted. PacifiCorp Acquisitions further intends that, subject to the London Stock Exchange delisting taking place, it will seek to procure the transfer of Peabody's US coal operations (except Lee Ranch Coal Company) to PacifiCorp Acquisitions' fellow subsidiary, Powercoal, and to procure the giving of financial assistance by members of the TEG Group to PacifiCorp Acquisitions and other members of the PacifiCorp Group, subject to compliance, where necessary, with the "whitewash" procedures set out in sections 155 to 158 of the Companies Act. For further details, see paragraph 10 of Appendix V ("Financing arrangements") below.

4  THE LOAN NOTE ALTERNATIVE

    A Loan Note Alternative is available to holders of Energy Group Shares (other than persons who are citizens or residents of the United States and certain other overseas shareholders) who validly accept the Offer, on the basis of L1 nominal of Loan Notes for every L1 of cash that they would otherwise receive under the Offer, subject to aggregate valid elections being received on or before the date on which all the Conditions are satisfied, fulfilled or waived, as applicable, for in excess of L1 million nominal value of Loan Notes. If insufficient elections are received, holders of Energy Group Shares who validly accept the Offer and elect for the Loan Note Alternative will instead receive cash in accordance with the terms of the Offer. Subject as aforesaid, the Loan Note Alternative will remain open as long as the Offer is open for acceptance. Where an Energy Group shareholder elects or is deemed to have elected for the Loan Note Alternative in respect of all the Energy Group Shares for which he has accepted the Offer, fractional entitlements to Loan Notes will be disregarded and not paid. The Loan Notes will bear interest at a rate per annum which is 0.5 per cent below LIBOR.

    Goldman Sachs International has advised that, based on market conditions on 2 February 1998 (the latest practicable date prior to the publication of this document), in its opinion, if the Loan Notes had then been in issue, the value of each L1 nominal of Loan Notes would have been approximately 98 pence.

    In considering the Loan Note Alternative, holders of Energy Group Shares should note that the obligations of PacifiCorp Acquisitions are not guaranteed or secured.

    A summary of the terms of the Loan Notes is set out in Appendix II below.

5  REGULATION

    The Offer is subject to certain regulatory consents and confirmations being obtained.

    Prior to the referral of the Previous Offer to the Monopolies and Mergers Commission, PacifiCorp agreed to give certain assurances in respect of Eastern Electricity plc to the DGES and the Monopolies and Mergers Commission, in clearing the Previous Offer, assumed that these would still apply if PacifiCorp renewed the Previous Offer. PacifiCorp has confirmed that these assurances will be formally given by PacifiCorp to OFFER to take effect from completion of the Acquisition.

    The Offer is subject to the US HSR Act. In the course of complying with such Act in connection with the Previous Offer, the US Federal Trade Commission (the "FTC") requested additional information from PacifiCorp. Following receipt of such information, the FTC staff requested that PacifiCorp and The Energy Group take certain actions. PacifiCorp and The Energy Group have agreed with the FTC staff on the form of a consent order by the FTC that would, among other things, require divestiture of a subsidiary of the Energy Group that owns two mines in Arizona. The consent order is awaiting acceptance by the FTC. If the consent order is accepted by the FTC, it will be subjected to a 60-day public comment period after which the consent order will be served upon the parties unless the FTC determines otherwise. The consent order will become final upon service. The US HSR Act waiting period will expire upon the earlier of the acceptance of the consent order for public comment by the FTC and 11.59 pm on 19 February 1998. PacifiCorp has agreed that it will not invoke either Condition (d) or (e) even if the FTC amends the terms of the form of the consent order agreed with the FTC staff.

    Further details of regulatory issues applicable to the Offer are set out in paragraph 13 of Appendix V ("Legal and regulatory matters") below.

6  INFORMATION ON THE PACIFICORP GROUP

    PacifiCorp, one of the lowest-cost electricity producers in the United States, is a multinational energy company based in Portland, Oregon. PacifiCorp serves approximately 1.4 million retail customers in Oregon, Washington, California, Montana, Idaho, Utah and Wyoming. PacifiCorp is the largest investor-owned bulk power marketer in the western United States and is an active electricity and gas marketer in the eastern United States.

    PacifiCorp operates one of the largest open-access transmission systems in the United States with over 150 access points across 15,000 circuit miles and, together with its affiliates, has generating capacity of over 10,000 megawatts. It is the twelfth largest coal producer in the United States, producing 22.6 million tonnes in 1996. In 1996, the average electricity production costs at its coal-fired plants were 25 per cent. lower than the US national average.

    PacifiCorp also has substantial operations in Australia through Powercor, the largest electricity distribution business in Victoria and its 19.9 per cent. partnership interest in the Hazelwood power generating station and associated mine.

    PacifiCorp is listed on the New York and Pacific Stock Exchanges under the symbol "PPW". For the year ended 31 December 1997, PacifiCorp reported earnings on common stock of $451 million, or $1.52 per share, excluding asset sale gains and a series of special charges and other adjustments recorded in 1997. As at the close of trading on the New York Stock Exchange on 30 January 1998, PacifiCorp had a market capitalization of approximately $6.9 billion.

    PacifiCorp Acquisitions, a wholly-owned subsidiary of PacifiCorp, is an unlimited company registered in England and Wales incorporated on 9 June 1997 for the purpose of making the Previous Offer.

    Further information on the PacifiCorp Group is set out in Appendix IV below.

7  INFORMATION ON THE ENERGY GROUP

    The Energy Group is a diversified international energy group which includes Peabody, the world's largest private producer of coal, and Eastern, one of the leading integrated electricity and gas groups in the United Kingdom.

    Peabody, the largest producer of coal in the United States, operates 25 underground and surface mines in the United States and three surface mines in
Australia:

    - As at 31 March 1997, Peabody owned or controlled 9.5 billion tons of proven and probable coal reserves;

    - In the six months ended 31 March 1997, Peabody sold 81.4 million tons of coal worldwide and had an estimated 14.4 per cent. of the US market; and

    - Peabody Australia, one of the 10 largest coal producers in Australia, has interests in four surface mines in New South Wales, three of which are currently in operation. Peabody's equity share of the coal sales of these mines amounted to 3.5 million tons in the six months ended 31 March 1997 and its equity share of the proven and probable reserves associated with these mines as at 31 March 1997 amounted to 466 million tons.

    Through Eastern, The Energy Group is one of the leading integrated electricity and gas groups in the United Kingdom and is involved in a wide range of operations:

    - Eastern Generation, the fourth largest generator of electricity in Great Britain, currently owns, operates or has an interest in eight power stations, representing approximately 10 per cent. of the United Kingdom's total registered generating capacity as at 31 March 1997.

    - Eastern Power & Energy Trading manages for the TEG Group the price and volume risks associated with the generation, wholesaling and sale to end users of electricity. These exposures are managed by trading its contract portfolio and by bidding Eastern's generation output into the Electricity Pool. It also has small equity interests in three natural gas-producing fields in the North Sea.

    - Eastern Natural Gas is one of the largest suppliers of natural gas in the United Kingdom after Centrica plc.

    - Eastern Electricity is the largest supplier and distributor of electricity in England and Wales, with over three million customers and an authorised area covering approximately 20,300 sq. km. in the east of England and parts of north London.

    The TEG Group also includes Citizens Power, one of the leading US power marketing firms, which was acquired by The Energy Group in May 1997. Its headquarters are in Boston and it has field offices in Milwaukee, Denver and Toronto. Certain proposals relating to Citizens Power, to take effect upon completion of the Offer, are described in paragraph 13(d) of Appendix V below.

    The Energy Group's results for the nine months ended 31 December 1997 were announced on 3 February 1998 and are set out in Appendix III to this document, together with further financial information on The Energy Group. On a pro forma basis for the year ended 31 March 1997, The Energy Group reported consolidated turnover of L4,460 million and consolidated net income of L286 million.

8  FINANCING

    PacifiCorp Acquisitions has arranged appropriate financing in connection with the Offer. Other wholly-owned subsidiaries of PacifiCorp Group Holdings Company have arranged their own funding to assist in PacifiCorp Acquisitions' financing of the Offer. Details of the financing arrangements for the Offer are set out in paragraph 10 of Appendix V ("Financing arrangements") below.

9  EMPLOYEE MATTERS AND SHARE SCHEMES

        (a) Directors, management and employees

    PacifiCorp Acquisitions has given assurances to the board of The Energy Group that the existing employment rights, including pension rights, of all directors, management and employees of the TEG Group, will be fully safeguarded. PacifiCorp looks forward to working with employees of the TEG Group.

    PacifiCorp has stated that, subject to the Offer becoming or being declared unconditional in all respects, it intends to invite Mr Derek Bonham and Mr John Devaney to join the board of directors of PacifiCorp. Mr Frederick Buckman will remain as a director and President and Chief Executive Officer of the Combined Group.

    In addition, PacifiCorp intends, subject to approval of the PacifiCorp board of directors, to invite Mr Bonham, Mr Devaney, Mr Eric Anstee and Mr Irl Engelhardt to join PacifiCorp senior executives, Mr Buckman, Mr Verl Topham, Mr Dennis Steinberg and Mr Richard O'Brien to form part of a management committee to co-ordinate the activities of the Combined Group and, except in the case of Mr Bonham, to take up certain executive positions within the Combined Group.

    Although these intentions have been discussed in general terms, no specific terms or conditions have yet been agreed. None of Messrs Bonham, Devaney, Anstee or Engelhardt will enter into any further discussions with PacifiCorp (or any person acting in concert with it) concerning their personal positions unless and until, at the earliest, the Offer becomes or is declared unconditional in all respects.

        (b) The Energy Group Share Schemes

    The Offer will extend to any fully paid Energy Group Shares which are unconditionally allotted or issued while the Offer is open for acceptance, including those unconditionally allotted or issued pursuant to the exercise of options or vesting of awards under the Energy Group Share Schemes.

    Appropriate proposals will be made to participants in the Energy Group Share Schemes in due course. In relation to the Energy Group Sharesave Scheme, it is anticipated that, as an additional alternative to the rights provided under the rules of that scheme, participants will be offered an opportunity to surrender their existing options in consideration for a cash sum, calculated by reference to the difference between 765 pence and the exercise price of their options multiplied by the number of Energy Group Shares that they could have acquired with their total savings contributions (together with any interest payable thereon) under the Energy Group Sharesave Scheme up to the date the Offer becomes or is declared unconditional in all respects, plus a further six months' savings contributions.

10  UK TAXATION

    PacifiCorp Acquisitions has been advised that, under UK legislation and Inland Revenue practice current at the date of this document, the taxation treatment of acceptance of the Offer and the Loan Note

Alternative for holders of Energy Group Shares who are the beneficial owners of their Energy Group Shares, hold their Energy Group Shares as an investment (otherwise than under a personal equity plan), and are resident or ordinarily resident in the UK for tax purposes will, in summary, be as follows:

(A) TAXATION OF CHARGEABLE GAINS

    Liability to UK taxation on chargeable gains ("CGT") will depend on the particular circumstances of holders of Energy Group Shares and on the form of consideration received.

    CASH

    To the extent that a holder of Energy Group Shares receives cash under the Offer, this will constitute a disposal, or part disposal, of his Energy Group Shares for CGT purposes. Such a disposal, or part disposal, may, depending on that shareholder's individual circumstances, give rise to a liability to CGT.

    LOAN NOTES

    A holder of Energy Group Shares who, together with persons connected with him, holds not more than five per cent. of the issued share capital of The Energy Group, will not be treated as making a disposal to the extent that he elects for and receives Loan Notes by way of consideration. In the case of a holder of Energy Group Shares who, together with persons connected with him, holds more than five per cent. of the issued share capital of The Energy Group, this treatment is subject to the Inland Revenue granting clearance under section 138 of the Taxation of Chargeable Gains Act 1992. Although such clearance has been applied for, the Inland Revenue has not yet formally replied. In the case of shareholders within the charge to UK corporation tax, indexation relief will not accrue on the Loan Notes.

    A subsequent disposal of Loan Notes (including their redemption or repayment) may give rise to a chargeable event for CGT purposes.

(B) TAXATION OF INTEREST

    Payments of interest on the Loan Notes will be made subject to the deduction of UK income tax at the lower rate (currently 20 per cent.). Payments of interest may also be subject to US federal income tax in certain circumstances.

    FURTHER INFORMATION ON UK TAX LAW AND PRACTICE CURRENT AT THE DATE OF THIS DOCUMENT IS CONTAINED IN PARAGRAPH 14 OF APPENDIX V ("UNITED KINGDOM TAXATION") BELOW. FURTHER INFORMATION ON US FEDERAL INCOME TAX CURRENT AT THE DATE OF THIS DOCUMENT IS CONTAINED IN PARAGRAPH 15 OF APPENDIX V ("UNITED STATES FEDERAL INCOME TAXATION") BELOW.

    ANY HOLDER OF ENERGY GROUP SECURITIES WHO IS IN ANY DOUBT ABOUT HIS OWN TAX POSITION OR WHO IS SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE UK OR THE US IS STRONGLY RECOMMENDED TO CONSULT HIS INDEPENDENT PROFESSIONAL ADVISER IMMEDIATELY.

11  US TAXATION

    The paragraph below addresses certain current US federal income tax consequences applicable to holders of Energy Group Securities who are citizens or residents of the US, US domestic corporations or otherwise taxed as United States residents. It does not apply to tax issues arising from a holder's particular circumstances, such as participation in the Energy Group Share Schemes or being a dealer in securities. Non-US residents who are eligible to elect for the Loan Note Alternative should refer to paragraph 15 of Appendix V ("United States federal income taxation") below.

    The receipt of cash pursuant to the Offer will be a taxable transaction for US income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws.

    In general, a holder of Energy Group Securities who sells such securities pursuant to the Offer will, for US federal income tax purposes, recognise gain or loss equal to the difference between such holder's adjusted tax basis in the Energy Group Securities sold and the amount received in exchange therefor. Such gain or loss generally will be capital gain or loss. An accrual basis holder of Energy Group Securities who sells such securities pursuant to the Offer may have a foreign currency exchange gain or loss for US federal income tax purposes on account of currency fluctuations between the sale date and the settlement date, in addition to the gain or loss recognised by the holder on the disposition of Energy Group Securities pursuant to the Offer.

    FURTHER INFORMATION ON THE APPLICATION OF CURRENT US TAX LAWS IS CONTAINED IN PARAGRAPH 15 OF APPENDIX V ("UNITED STATES FEDERAL INCOME TAXATION") BELOW.

    ANY HOLDER OF ENERGY GROUP SECURITIES WHO IS IN ANY DOUBT ABOUT HIS OWN TAX POSITION OR WHO IS SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE UK OR THE US (OR IN BOTH THE UK AND THE US) IS STRONGLY RECOMMENDED TO CONSULT HIS INDEPENDENT PROFESSIONAL ADVISER IMMEDIATELY.

12  OVERSEAS SHAREHOLDERS

    The attention of holders of Energy Group Securities who are citizens or residents of jurisdictions outside the UK or the US is drawn to paragraph 8 of Part B of Appendix I ("Overseas shareholders") below and to the relevant provisions of the Acceptance Form.

    The Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan. Persons who are citizens or residents of such jurisdictions may not accept the Offer. Any purported acceptance of the Offer by acceptors who are unable to give the warranty set out in paragraph 11(I) of Part B of Appendix I to this document will be disregarded.

    The Loan Notes to be issued pursuant to the Loan Note Alternative have not been, and will not be, registered under the Securities Act or under any relevant securities laws of any state or district of the United States and will not be the subject of a prospectus under the securities laws of any province of Canada. In addition, no steps have been taken, or will be taken, to enable the Loan Notes to be offered in Japan in compliance with applicable securities laws of Japan and no prospectus in relation to the Loan Notes has been, or will be, lodged with or registered by the Australian Securities Commission, nor will the Loan Notes be registered under any relevant securities laws of any other country. The Loan Notes are not being offered, sold or delivered, directly or indirectly, in or into the United States, Canada, Australia or Japan.

13  PROCEDURE FOR ACCEPTANCE OF THE OFFER

(A) HOLDERS OF ENERGY GROUP SHARES

    The attention of holders of Energy Group Shares is drawn to paragraph 10 of Part B of Appendix I ("Procedures for tendering Energy Group Shares") below and to the relevant provisions of the Form of Acceptance.

    You should note that, if you hold Energy Group Shares in both certificated and uncertificated form (that is, in CREST), you should complete a separate Form of Acceptance for each holding. If you hold Energy Group Shares in uncertificated form, but under different member account IDs, you should complete a separate Form of Acceptance in respect of each member account ID. Similarly, if you hold Energy Group Shares in certificated form, but under different designations, you should complete a separate Form of Acceptance in respect of each designation.

    (I) TO ACCEPT THE OFFER

        To accept the Offer, you should compete Box 1 and (if your Energy Group Shares are in CREST) Box 5, and sign Box 6 of the Form of Acceptance in accordance with the instructions printed on it. All holders of Energy Group Shares who are individuals should sign the Form of Acceptance in the presence of a witness, who should also sign Box 6 in accordance with the instructions printed on it.

    (II) TO ELECT FOR THE LOAN NOTE ALTERNATIVE

        To elect for the Loan Note Alternative in respect of some or all of the Energy Group Shares for which you are accepting the Offer, you should complete Box 2 in addition to taking the actions described in paragraph (i) above. The attention of those holders of Energy Group Shares considering accepting the Loan Note Alternative is drawn to paragraph 4 ("The Loan Note Alternative") and paragraph 12 ("Overseas shareholders") of this letter, to paragraphs 4 and 5 of Part B of Appendix I below and to paragraph 15(b) of Appendix V below ("United States tax treatment of Loan Notes").

    (III) RETURN OF FORM OF ACCEPTANCE

        TO ACCEPT THE OFFER, THE FORM OF ACCEPTANCE MUST BE COMPLETED AND RETURNED, WHETHER OR NOT YOUR ENERGY GROUP SHARES ARE IN CREST. THE COMPLETED, SIGNED AND (IF YOU ARE AN INDIVIDUAL) WITNESSED FORM OF ACCEPTANCE, TOGETHER WITH, IF YOUR ENERGY GROUP SHARES ARE NOT IN CREST, THE SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE FOR YOUR ENERGY GROUP SHARES, SHOULD BE RETURNED BY POST TO NEW ISSUES DEPARTMENT, IRG PLC, PO BOX 166, BOURNE HOUSE, 34 BECKENHAM ROAD, BECKENHAM, KENT BR3 4TH, BY HAND, DURING NORMAL BUSINESS HOURS ONLY, TO IRG PLC, 23 IRONMONGER LANE, LONDON EC2 OR BY POST OR BY HAND TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, C/O SHAREHOLDER COMMUNICATIONS CORPORATION, 17 STATE STREET, 24TH FLOOR, NEW YORK, NY 10004, MARKED FOR THE ATTENTION OF "TENDERS AND EXCHANGES", AS SOON AS POSSIBLE BUT, IN ANY EVENT, SO AS TO BE RECEIVED NO LATER THAN 10.00 P.M. (LONDON TIME), 5.00 P.M. (NEW YORK CITY TIME) ON 9 MARCH 1998. A reply-paid envelope is enclosed for your convenience and may be used by holders of Energy Group Shares for returning Forms of Acceptance within the UK and the US only. The instructions printed on the Form of Acceptance shall be deemed to form part of the terms of the Offer.

        Any Form of Acceptance received in an envelope postmarked in Canada, Australia or Japan or otherwise appearing to PacifiCorp Acquisitions or its agents to have been sent from Canada, Australia or Japan may be rejected as an invalid acceptance of the Offer. For further information for overseas shareholders, see paragraph 12 ("Overseas shareholders") above and paragraph 8 of Part B of Appendix I ("Overseas shareholders") below.

    (IV) ENERGY GROUP SHARES IN UNCERTIFICATED FORM (THAT IS, IN CREST)

        If your Energy Group Shares are in uncertificated form (that is, if you do not have a paper share certificate because your shares are held in CREST), you should read carefully paragraphs 10(d)-(I) of Part B of Appendix I, which set out the acceptance procedures for holders of Energy Group Shares in uncertificated form.

        If you are a CREST sponsored member, you should refer to your CREST sponsor before taking any action.

    (V) SHARE CERTIFICATES NOT READILY AVAILABLE OR LOST

        If your Energy Group Shares are in certificated form, but your share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, the Form of Acceptance should nevertheless be completed, signed and returned as stated in paragraph (iii) above so as to arrive no later than 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 9 March 1998, together with any share certificate(s) and/or other document(s) of title that you have available, accompanied by a letter stating that the balance will follow. You should then arrange for the relevant share certificate(s) and/or other document(s) of title to be forwarded as soon as possible thereafter. No acknowledgment of receipt of documents will be given. In the case of loss, you should write as soon as possible to Lloyds Bank Registrars, The Causeway, Goring-by-Sea, Worthing, West Sussex BN99 6DA for a letter of indemnity for lost share certificate(s) and/or other document(s) of title which, when completed in accordance with the instructions given, should be returned to New Issues Department, IRG plc, PO Box 166, Bourne House, 34 Beckenham Road, Beckenham, Kent BR3 4TH.

    (VI) DEPOSITS OF ENERGY GROUP SHARES INTO, AND WITHDRAWALS OF ENERGY GROUP SHARES FROM, CREST

        Normal CREST procedures (including timings) apply in relation to any Energy Group Shares that are, or are to be, converted from uncertificated to certificated form, or from certificated to uncertificated form, during the course of the Offer (whether any such conversion arises as a result of a transfer of Energy Group Shares or otherwise). Holders of Energy Group Shares who are proposing so to convert any such shares are recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person holding or acquiring the shares as a result of the conversion to take all necessary steps in connection with an acceptance of the Offer (in particular, as regards delivery of share certificate(s) and/or other document(s) of title or transfers to an escrow balance as described above) prior to 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 9 March 1998.

(B) HOLDERS OF ENERGY GROUP ADSS

    The attention of holders of Energy Group ADSs is drawn to paragraph 9 of Part B of Appendix I ("Procedures for tendering Energy Group ADSs") below and to the relevant provisions of the Letter of Transmittal.

    To accept the Offer, holders of Energy Group ADSs must complete the Letter of Transmittal in accordance with the instructions printed on it. The completed Letter of Transmittal should be sent in the accompanying reply-paid envelope or delivered by hand together with the required signature guarantees and any other required documents to the US Depositary at one of its addresses set forth on the back cover of this document and the Energy Group ADRs must be either received by the US Depositary at one of such addresses or delivered in accordance with paragraph 9 of Part B of Appendix I referred to above.

(C) VALIDITY OF ACCEPTANCE

    Subject to the City Code, PacifiCorp Acquisitions reserves the right to treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or which is not accompanied (as applicable) by the relevant transfer to escrow or the relevant share certificate(s) and/or other document(s) of title or which is received by it in a form or at a place or places other than set out in this document or the Acceptance Form. In that event, no payment of cash or issue of Loan Notes under the Offer will be made until after (as applicable) the relevant transfer to escrow has settled or the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to PacifiCorp Acquisitions have been received.

(D) GENERAL

    No acknowledgment of receipt of Acceptance Forms, share certificates, Energy Group ADRs or other documents of title will be given.

    IF YOU ARE IN ANY DOUBT AS TO THE PROCEDURES FOR ACCEPTANCE, PLEASE CONTACT THE UK RECEIVING AGENT, NEW ISSUES DEPARTMENT, IRG PLC BY TELEPHONE ON 0181 639 2166 OR AT PO BOX 166, BOURNE HOUSE, 34 BECKENHAM ROAD, BECKENHAM, KENT BR3 4TH OR THE US DEPOSITARY, CONTINENTAL STOCK TRANSFER & TRUST COMPANY, ON 1-800 733 8481 EXT. 475 OR C/O SHAREHOLDER COMMUNICATIONS CORPORATION, 17 STATE STREET, 24TH FLOOR, NEW YORK, NY 10004, ATTN. TENDERS & EXCHANGES. YOU ARE REMINDED THAT, IF YOU ARE A CREST SPONSORED MEMBER, YOU SHOULD CONTACT YOUR CREST SPONSOR BEFORE TAKING ANY ACTION.

14  RIGHTS OF WITHDRAWAL

    With certain exceptions pursuant to an SEC exemptive order, the Offer is subject to the US tender offer rules applicable to securities registered under the Exchange Act, as well as to the City Code. This has necessitated a number of changes from the procedures which normally apply to offers for UK companies, including those applicable to the rights of holders of Energy Group Securities to withdraw their acceptance of an offer.

    Under the Offer, holders of Energy Group Securities will be able to withdraw their acceptances at any time prior to the Initial Closing Date and in certain other circumstances. The Offer will not be deemed to have been validly accepted in respect of any Energy Group Securities which have been withdrawn.

    However, the Offer may be accepted again in respect of the withdrawn Energy Group Securities by following one of the procedures described in paragraph 13 of this letter ("Procedure for acceptance of the Offer") above at any time prior to the expiry or lapse of the Offer.

    Further details of these rights of withdrawal and the procedure for effecting withdrawals are set out in paragraph 3 of Part B of Appendix I ("Rights of withdrawal") below.

15  SETTLEMENT

(A) DATE OF PAYMENT

    The settlement procedure with respect to the Offer will be consistent with UK practice, which differs from the US tender offer rules in certain material respects, particularly with regard to the date of payment.

    Subject to the satisfaction, fulfilment or, where permitted, waiver of all of the Conditions, settlement to accepting holders of Energy Group Shares and accepting holders of Energy Group ADSs or other designated agents will be effected:

    (i) in the case of acceptances received complete in all respects by the Initial Closing Date within 14 calendar days of such date; or

    (ii) in the case of acceptances received complete in all respects after such date, but while the Offer remains open for acceptance, within 14 calendar days of such receipt.

(B) ENERGY GROUP SHARES IN UNCERTIFICATED FORM (THAT IS, IN CREST)

    Where an acceptance relates to Energy Group Shares in uncertificated form,
(i) the cash consideration to which accepting holders of Energy Group Shares are entitled will be paid by means of CREST by PacifiCorp Acquisitions procuring the creation of an assured payment obligation in favour of the accepting shareholders' payment bank in respect of the cash consideration due, in accordance with the CREST assured payment arrangement; and (ii) definitive certificates for any Loan Notes to which the accepting holder of Energy Group Shares is entitled will be despatched by post (or by such other method as may be approved by the Panel).

    PacifiCorp Acquisitions reserves the right to settle all or any part of the cash consideration referred to above, for all or any accepting shareholder(s), in the manner referred to in paragraph (c) below, if, for any reason, it wishes to do so.

(C) ENERGY GROUP SHARES IN CERTIFICATED FORM AND ENERGY GROUP ADSS

    Where an acceptance relates to Energy Group Shares in certificated form or Energy Group ADSs evidenced by Energy Group ADRs, cheques for cash due and, where applicable, definitive certificates for any Loan Notes will be despatched by post (or by such other method as may be approved by the Panel).

(D) LAPSING OF THE OFFER

    If the Conditions are not satisfied, fulfilled or, where permitted, waived,
(i) in respect of Energy Group Shares in certificated form and Energy Group ADSs, the relevant share certificate(s) and/or other documents of title will be returned by post (or by such other method as may be approved by the Panel) within 14 days of the Offer lapsing and (ii) in respect of Energy Group Shares in uncertificated form (that is, in CREST) IRG plc will, immediately after the lapsing of the Offer (or within such longer period as the Panel may permit, not exceeding 14 days of the lapsing of the Offer), give TFE instructions to CRESTCo to transfer all relevant Energy Group Shares held in escrow balances and in relation to which it is the escrow agent for the purposes of the Offer to the original available balances of the holders of Energy Group Shares concerned.

(E) GENERAL

    All documents and remittances sent by, to, or from holders of Energy Group Securities or their appointed agents will be sent at their own risk.

    All mandates and other instructions in force relating to holdings of Energy Group Securities will, unless and until revoked, continue in force in relation to payments of principal and interest under the Loan Notes.

(F) CURRENCY OF CASH CONSIDERATION

    Instead of receiving cash consideration in pounds sterling, holders of Energy Group Shares who so wish may elect to receive US dollars on the following basis: the cash amount payable in pounds sterling to which such holder would otherwise be entitled pursuant to the terms of the Offer will be converted, without charge, from pounds sterling to US dollars at the exchange rate obtainable by the relevant payment agent (either the UK Receiving Agent or the US Depositary) on the spot market in London at approximately noon (London time) on the date the cash consideration is made available by PacifiCorp Acquisitions to the relevant payment agent for delivery in respect of the relevant Energy Group Shares. A holder of Energy Group Shares may receive such amount on the basis set out above only in respect of the whole of his holding of Energy Group Shares in respect of which he accepts the Offer. Holders of Energy Group Securities may not elect to receive pounds sterling and US dollars. Unless they elect to receive pounds sterling, holders of Energy Group ADSs will receive consideration converted into US dollars as described above, as if such holders of Energy Group ADSs had elected to receive US dollars. Consideration in US dollars may be inappropriate for holders of Energy Group Shares other than persons in the US and holders of Energy Group ADSs.

    THE ACTUAL AMOUNT OF US DOLLARS RECEIVED WILL DEPEND UPON THE EXCHANGE RATE PREVAILING ON THE BUSINESS DAY ON WHICH FUNDS ARE MADE AVAILABLE TO THE RELEVANT PAYMENT AGENT BY PACIFICORP

ACQUISITIONS. HOLDERS OF ENERGY GROUP SECURITIES SHOULD BE AWARE THAT THE US DOLLAR/POUNDS STERLING EXCHANGE RATE WHICH IS PREVAILING AT THE DATE ON WHICH AN ELECTION IS MADE OR DEEMED TO BE MADE TO RECEIVE DOLLARS AND ON THE DATES OF DESPATCH AND RECEIPT OF PAYMENT MAY BE DIFFERENT FROM THAT PREVAILING ON THE BUSINESS DAY ON WHICH FUNDS ARE MADE AVAILABLE TO THE RELEVANT PAYMENT AGENT BY PACIFICORP ACQUISITIONS. IN ALL CASES, FLUCTUATIONS IN THE US DOLLAR/POUNDS STERLING EXCHANGE RATE ARE AT THE RISK OF ACCEPTING HOLDERS OF ENERGY GROUP SECURITIES WHO ELECT OR ARE TREATED AS HAVING ELECTED TO RECEIVE THEIR CONSIDERATION IN US DOLLARS. NEITHER PACIFICORP ACQUISITIONS NOR ANY OF ITS ADVISERS OR AGENTS SHALL HAVE RESPONSIBILITY WITH RESPECT TO THE ACTUAL AMOUNT OF CASH CONSIDERATION PAYABLE OTHER THAN IN POUNDS STERLING.

16  FURTHER INFORMATION

    Your attention is drawn to Appendix I to this document, which contains the Conditions and further terms and information and forms part of this document and to the other Appendices to this document which contain important information in connection with the Offer and form part of this document and to the accompanying Acceptance Form.

17  ACTION TO BE TAKEN

    YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF ACCEPTANCE OR LETTER OF TRANSMITTAL (AS APPROPRIATE) AS SOON AS POSSIBLE, BUT IN ANY EVENT SO AS TO ARRIVE BY NO LATER THAN 10.00 P.M. (LONDON TIME), 5.00 P.M. (NEW YORK CITY TIME) ON 9 MARCH 1998.

                                Yours faithfully
                        for Goldman Sachs International
                                Richard A. Sapp
                               Managing Director

                                   APPENDIX I

                   CONDITIONS AND FURTHER TERMS OF THE OFFER

                                     PART A

CONDITIONS OF THE OFFER

    The Offer, which is being made by Goldman Sachs International on behalf of PacifiCorp Acquisitions, will comply with the rules and regulations of the City Code and with US federal securities laws (except to the extent that exemptive relief has been granted by the SEC) and the rules and regulations made thereunder, is governed by English law and is subject to the jurisdiction of the courts of England and the following Conditions:

(a)

    (i) valid acceptances being received (and not, where permitted, withdrawn) by not later than 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 9 March 1998 (or such later time(s) and/ or date(s) as PacifiCorp Acquisitions may, subject to the rules and regulations of the City Code, decide) in respect of not less than 90 per cent. in nominal value of Energy Group Securities to which the Offer relates (the "90 per cent. threshold"), or such lesser percentage as PacifiCorp Acquisitions may decide, provided that this Condition shall not be satisfied unless PacifiCorp Acquisitions and its wholly-owned subsidiaries shall have acquired or agreed to acquire, whether pursuant to the Offer or otherwise, Energy Group Securities carrying in aggregate more than 50 per cent. of the voting rights then exercisable at general meetings of The Energy Group. For the purposes of this Condition: (i) any Energy Group Securities which have been unconditionally allotted shall be deemed to carry the voting rights they will carry upon being entered in the register of members of The Energy Group; (ii) the expression "Energy Group Securities to which the Offer relates" shall be construed in accordance with sections 428 to 430F of the Companies Act; and (iii) valid acceptances shall be treated as having been received in respect of any Energy Group Shares which PacifiCorp Acquisitions shall, pursuant to section 429(8) of the Companies Act, be treated as having acquired or contracted to acquire by virtue of acceptances of the Offer; and

    (ii) if the 90 per cent. threshold shall have been satisfied before the Offer becomes or is declared unconditional in all respects, Condition
       (a)(i) remaining satisfied as at the time when the Offer becomes or is declared unconditional in all other respects, by reference to the facts then subsisting;

(b) PacifiCorp Acquisitions being reasonably satisfied that the acquisition of Energy Group Securities pursuant to the Offer will not subject PacifiCorp Acquisitions to regulation, or PacifiCorp Acquisitions will be exempt from regulation, under the US Public Utility Holding Company Act of 1935;

(c) FERC shall have issued an order on terms reasonably acceptable to PacifiCorp Acquisitions approving the sale of the FERC-jurisdictional assets of Citizens Power and Peabody Investments, Inc. to a third party;

(d) no relevant authority having intervened in a way which would be likely, or having failed to institute or implement any action the failure of which would be likely (to an extent which is, in the case of (i) to (iv) below, material in the context of the PacifiCorp Acquisitions Group or of the TEG Group or of the financing of the Offer):

    (i) to require, prevent or delay the divestiture or materially alter the terms of any proposed divestiture by PacifiCorp Acquisitions or The Energy Group or any member of the PacifiCorp Acquisitions Group or the wider TEG Group of all or any portion of their respective businesses, assets or properties or impose any limitation on the ability of any of them to conduct any of their respective businesses or to own any of their respective assets or property or any part thereof;

    (ii) to impose any limitation on the ability of any member of the PacifiCorp Acquisitions Group or the wider TEG Group to acquire, or to hold or to exercise effectively, directly or indirectly, any rights of ownership in respect of shares in, or management control over, any member of the wider TEG Group;

    (iii) otherwise adversely to affect the financial or trading position of any member of the PacifiCorp Acquisitions Group or the wider TEG Group;

    (iv) to make the Offer or its implementation or the acquisition or the proposed acquisition of any Energy Group Shares or Energy Group ADSs or control of The Energy Group by any member of the PacifiCorp Acquisitions Group void, illegal and/or unenforceable, or otherwise, directly or indirectly, to restrain, restrict, prohibit, delay or otherwise interfere with the implementation thereof, or impose additional conditions or obligations with respect thereto, or otherwise challenge or hinder any thereof;

    (v) to result in a delay in the ability of any member of the PacifiCorp Acquisitions Group, or render any such person unable, to acquire some or all of the Energy Group Shares or Energy Group ADSs or require or prevent or materially delay divestiture by any such person of any such securities; or

    (vi) to require any member of the PacifiCorp Acquisitions Group or the wider TEG Group to offer to acquire any shares or other securities (or the equivalent) in any member of the wider TEG Group owned by any third party;

    and all applicable waiting and other time periods during which any relevant authority could, in respect of the Offer or the acquisition or proposed acquisition of any Energy Group Shares or Energy Group ADSs or control of The Energy Group by PacifiCorp Acquisitions, intervene having expired, lapsed or terminated;

(e) all necessary filings having been made, all regulatory and statutory obligations having been complied with, all appropriate waiting periods under any applicable legislation or regulations of any jurisdiction having expired, lapsed or terminated in each case in respect of the Offer or the acquisition of any shares or other securities in, or control of, The Energy Group by any member of the PacifiCorp Acquisitions Group and all authorisations and determinations necessary or appropriate in any jurisdiction for or in respect of the Offer (including, without limitation, its implementation and financing) or proposed acquisition of any shares or other securities in, or control of, The Energy Group by any member of the PacifiCorp Acquisitions Group or in relation to the affairs of any member of the PacifiCorp Acquisitions Group or the wider TEG Group having been obtained in terms and in a form reasonably satisfactory to PacifiCorp Acquisitions from all relevant authorities or (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the PacifiCorp Acquisitions Group or the wider TEG Group, as the case may be, has entered into contractual arrangements and such authorisations and determinations together with all material authorisations and determinations necessary or appropriate for any member of the PacifiCorp Acquisitions Group or the wider TEG Group to carry on a business which is material in the context of the PacifiCorp Acquisitions Group or the TEG Group as a whole or of the financing of the Offer remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same and all necessary statutory or regulatory obligations in all relevant jurisdictions having been complied with;

(f) PacifiCorp Acquisitions not having discovered (other than by virtue of the same having been disclosed to it prior to 3 February 1998 by any member of the TEG Group) any provision of any agreement, arrangement, licence or other instrument to which any member of the wider TEG Group is a party or by or to which any member of the wider TEG Group or any part of its assets may be bound, entitled or subject which would be likely, as a result of the Offer, the proposed acquisition by PacifiCorp Acquisitions of any shares in, or change in the control or management of, The Energy Group or otherwise, to result in (to an extent which is material in the context of the PacifiCorp Acquisitions Group or the wider TEG Group as a whole or of the financing of the Offer):

    (i) any moneys borrowed by or any other indebtedness, actual or contingent, of any member of the wider TEG Group being or becoming repayable or capable of being declared repayable immediately or prior to its stated maturity, or the ability of any such member to borrow moneys or incur any indebtedness being withdrawn or inhibited;

    (ii) any such agreement, arrangement, licence or instrument being terminated or adversely modified or any obligation or liability arising or any action being taken or arising thereunder;

    (iii) the rights, liabilities, obligations or interests of any member of the wider TEG Group under any such arrangement, agreement, licence or instrument or the interests or business of any such member in or with any other person, firm, company or body (or any arrangements relating to any such interests or business) being terminated or adversely modified or affected;

    (iv) any assets or interests of any such member being or becoming liable to be disposed of or charged, or any right arising under which any such asset or interest is required or is likely to be required to be disposed of or charged, in each case other than in the ordinary course of business;

    (v) the creation of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the wider TEG Group or any such security interest, whenever arising or having arisen, becoming enforceable;

    (vi) the creation of liabilities for any member of the wider TEG Group other than in the ordinary course of business; or

    (vii) the financial or trading position of any member of the wider TEG Group being prejudiced or adversely affected;

(g) PacifiCorp Acquisitions not having discovered, save as publicly announced in accordance with the Listing Rules prior to 3 February 1998 or as otherwise disclosed to it prior to that date by any member of the TEG Group, that any member of the wider TEG Group has, since 30 September 1997 to an extent which is material in the context of the TEG Group as a whole or of the financing of the Offer:

    (i) save to any member of the TEG Group and, save for the issue of Energy Group Securities on the exercise of options granted under any of the Energy Group Share Schemes prior to 3 February 1998, issued or agreed to issue or authorised or proposed the issue of additional shares of any class, or of securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities or redeemed, purchased or reduced any part of its share capital;

    (ii) recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution in respect of the share capital of The Energy Group;

    (iii) merged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any assets (including shares and trade investments) or authorised or proposed or announced any intention to propose a merger, demerger, acquisition, disposal, transfer, mortgage, charge or security interest (in each case, other than in the ordinary course of business);

    (iv) made or authorised or proposed or announced an intention to propose any change in its share or loan capital save for options granted under any of the Energy Group Share Schemes prior to 3 February 1998 and for any Energy Group Securities allotted upon exercise of such options;

    (v) issued, authorised or proposed or announced an intention to propose the issue of any debentures or (save in the ordinary course of business) incurred or increased any indebtedness or contingent liability;

    (vi) otherwise than in the ordinary course of business, entered into any contract, reconstruction, amalgamation, commitment or other transaction or arrangement or (save for changes in remuneration notified to PacifiCorp Acquisitions prior to 3 February 1998) changed the terms of any contract with any director of The Energy Group;

    (vii) save in the ordinary course of business, entered into or varied any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term, onerous or unusual nature or magnitude or which involves or could involve an obligation of such a nature or magnitude;

    (viii) waived or compromised any claim otherwise than in the ordinary course of business;

    (ix) taken any corporate action or had any order made for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets or revenues; or

    (x) entered into any contract, commitment, agreement or arrangement or passed any resolution with respect to, or announced an intention to, or to propose to effect, any of the transactions, matters or events referred to in this Condition;

(h) since 30 September 1997, save as publicly announced in accordance with the Listing Rules prior to 3 February 1998 or as otherwise disclosed to PacifiCorp Acquisitions prior to that date by any member of the TEG Group, none of the following having occurred to an extent which is material in the context of the wider TEG Group as a whole or of the financing of the Offer:

    (i) adverse change or deterioration in the business, assets, financial or trading position of any member of the wider TEG Group;

    (ii) litigation or arbitration proceedings, prosecution or other legal proceedings having been instituted or threatened in writing by or against or remaining outstanding against any member of the wider TEG Group or to which any member of the wider TEG Group is a party (whether as plaintiff, defendant or otherwise) and any investigation by any relevant authority against, or in respect of any member of the wider TEG Group having been threatened in writing, announced or instituted or remaining outstanding by, against or in respect of any member of the wider TEG Group; and

    (iii) a contingent or other liability of any member of the wider TEG Group having arisen which would be likely adversely to affect any member of the wider TEG Group;

(i)  PacifiCorp Acquisitions not having discovered:

    (i) that any financial, business or other information which has been publicly disclosed at any time by or on behalf of any member of the wider TEG Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading and which in any such case is material in the context of the wider TEG Group taken as a whole or of the financing of the Offer; or

    (ii) that any member of the wider TEG Group was, at the date of the Energy Group Listing Particulars, or has, outside the ordinary course of business since that date, become subject to any liability (contingent or otherwise) which is not disclosed or referred to in the Energy Group Listing Particulars and which is material in the context of the wider TEG Group taken as a whole or of the financing of the Offer; and

(j) save as publicly announced in accordance with the Listing Rules prior to 3 February 1998 or as otherwise disclosed to it prior to that date by any member of the TEG Group, PacifiCorp Acquisitions not having discovered:

    (i) that any past or present member of the wider TEG Group has not complied with all applicable legislation or regulations of any jurisdiction with regard to the disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, which non-compliance or any other disposal, discharge, spillage, leak or emission which has occurred would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the wider TEG Group and which is material in the context of the wider TEG Group taken as a whole or of the financing of the Offer; or

    (ii) that there is, or is likely to be, any liability (whether actual or contingent) to make good, repair, reclaim, remediate, reinstate or clean up property now or previously owned, occupied or made use of by any past or present member of the wider TEG Group under any legislation, regulation, notice, circular or order of any relevant authority relating to the protection of or enhancement of the environment and which is material in the context of the wider TEG Group taken as a whole or of the financing of the Offer.

    For the purposes of these Conditions: (a) "relevant authority" means any government, government department or governmental, quasi-governmental, supranational, statutory or regulatory body, court, trade agency, professional association or institution or environmental body in any jurisdiction; (b) a relevant authority shall be regarded as having "intervened" if it has instituted, implemented or threatened to take any action, proceedings, suit, investigation or enquiry or reference, or made, enacted or proposed any statute, regulation, decision or order and "intervene" shall be construed accordingly;
(c) "authorisations" means authorisations, orders, grants, recognitions, certifications, confirmations, consents, licences, clearances, permissions and approvals; (d) the "wider TEG Group" means The Energy Group and its subsidiary undertakings, associated undertakings and any other undertakings in which The Energy Group and such undertakings (aggregating their interests) have a substantial interest; and (e) the "PacifiCorp Acquisitions Group" means PacifiCorp Group Holdings Company and its subsidiary undertakings, associated undertakings and any other undertaking in which PacifiCorp Group Holdings Company and such undertakings (aggregating their interests) have a substantial interest and, for these purposes, "subsidiary undertaking", "associated undertaking", "holding company" and "undertaking" have the meanings given by the Companies Act (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A of the Companies Act) and "substantial interest" means a direct or indirect interest in 20 per cent. or more of the equity capital of an undertaking.

    PacifiCorp Acquisitions will not invoke either of Conditions (d) or (e) in respect of:

(a) the DGES seeking or indicating that it is his intention to seek:

    (i) modifications to any of Eastern's licences under the Electricity Act 1989; or

    (ii) undertakings or assurances from any member of the PacifiCorp Acquisitions Group or the TEG Group,

    in either case provided that such modifications, undertakings or assurances substantially reflect the assurances proposed by the DGES to PacifiCorp Acquisitions in connection with the referral of the Previous Offer to the Monopolies and Mergers Commission (as the same are described in the Monopolies and Mergers Commission Report relating to the Previous Offer published on 19 December 1997) or are otherwise reasonably satisfactory to PacifiCorp Acquisitions; or

(b) any action taken or order made by the FTC or the failure to obtain any approval or order from the FTC.

    PacifiCorp Acquisitions reserves the right to waive all or any of the above Conditions, in whole or in part, except Condition (a). Conditions (b) to (j) inclusive, if not, where applicable, waived, must be fulfilled or satisfied by the Initial Closing Date. Subject thereto, if Condition (a)(i) is satisfied prior to the Initial Closing Date, Conditions (b) to (j) inclusive if not, where applicable, waived, must be fulfilled or satisfied, (i) if Condition (a)(i) is satisfied at a level below the 90 per cent. threshold described in Condition
(a)(i), by the date on which Condition (a)(i) is so satisfied, or (ii) if Condition (a)(i) is satisfied at a level at or above such 90 per cent. threshold, by the end of the twenty-first day (or such later day as the Panel may agree) after whichever is the later of the time of satisfaction of Condition
(a)(i) and 9 March 1998, but, subject thereto, PacifiCorp Acquisitions shall be under no obligation to waive or treat as satisfied any Condition by a date earlier than the latest date for the satisfaction thereof, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

    If PacifiCorp Acquisitions is required by the Panel to make an offer for Energy Group Securities under the provisions of Rule 9 of the City Code, PacifiCorp Acquisitions may make such alterations to the above Conditions, including Condition (a), as are necessary to comply with the provisions of Rule 9.

    The Offer will lapse if the Acquisition is referred to the Monopolies and Mergers Commission before the Initial Closing Date.

                                     PART B

    FURTHER TERMS OF THE OFFER

    The following further terms apply, where the context permits, to the Offer.

1  ACCEPTANCE PERIOD

(a) The Offer will initially be open until 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 9 March 1998. PacifiCorp Acquisitions expressly reserves the right (but will not be obliged) at any time or from time to time to extend the Offer after the Initial Closing Date and, in such event, will make a public announcement of such extension in the manner described in paragraph 2 below and give oral or written notice of such extension to the UK Receiving Agent and the US Depositary. PacifiCorp Acquisitions may terminate any such extension (other than an extension required by the City Code or US federal securities laws and the rules and regulations thereunder) prior to its scheduled expiry if all Conditions have been satisfied or, where permitted, waived. If all Conditions have not been satisfied or, where permitted, waived by PacifiCorp Acquisitions by 10.00 p.m. (London time),
    5.00 p.m. (New York City time) on the Initial Closing Date, PacifiCorp Acquisitions currently intends to extend the Offer until such time as all Conditions have been satisfied or, where permitted, waived. There can be no assurance, however, that PacifiCorp Acquisitions will, in such circumstances, extend the Offer and, if no such extension is made, the Offer will lapse on the Initial Closing Date and no Energy Group Securities will be purchased pursuant to the Offer.

(b) Although no revision is envisaged, if the Offer is revised, the Initial Offer Period will be extended, if necessary, for a period of at least 14 calendar days from the date of posting of the revised Offer to holders of Energy Group Securities. Except with the consent of the Panel, no revision of the Offer may be made after 24 March 1998.

(c) The Initial Offer Period cannot (except with the consent of the Panel) be extended beyond midnight (London time), 7.00 p.m. (New York City time) on 7 April 1998 (or any earlier time and/or date beyond which PacifiCorp Acquisitions has stated that the Offer will not be extended and in respect of which it has not withdrawn that statement). If all Conditions are not satisfied or, where permitted, waived at such time (taking account of any prescribed extension of the Initial Offer Period), the Offer will lapse in the absence of a competing bid and/or unless the Panel agrees otherwise. If the Offer lapses for any reason, the Offer shall cease to be capable of further acceptance and PacifiCorp Acquisitions and holders of Energy Group Securities shall cease to be bound by prior acceptances. PacifiCorp Acquisitions reserves the right, if appropriate, to seek the Panel's approval to extend the final date for expiry of the Initial Offer Period to 28 April 1998, or such later date as the Panel may agree. Except with the consent of the Panel, PacifiCorp Acquisitions may not, for the purposes of determining whether the Acceptance Condition has been satisfied, take into account acceptances or purchases of Energy Group Securities made after 1.00 p.m. (London time), 8.00 a.m. (New York City time) on 7 April 1998 (or any other time or date beyond which PacifiCorp Acquisitions has stated that the Offer will not be extended and in respect of which it has not withdrawn that statement) or such later time and/or date as PacifiCorp Acquisitions, with the permission of the Panel, may determine.

(d) If all Conditions are satisfied, fulfilled or, where applicable, waived and the Initial Offer Period expires, the Offer will remain open for acceptance for the Subsequent Offer Period of not less than 14 calendar days from the expiry of the Initial Offer Period. If it is stated that the Offer will remain open until further notice, then not less than 14 calendar days' notice will be given prior to the closing of the Subsequent Offer Period.

(e) If a competitive situation arises after a no extension and/or a no increase statement has been made by or on behalf of PacifiCorp Acquisitions in relation to the Offer, PacifiCorp Acquisitions may, if it has specifically reserved the right to do so at the same time as such statement is made (or otherwise with the consent of the Panel), withdraw such statement and be free to extend the Offer if it announces such withdrawal within four Business Days after the announcement of the competing offer and gives notice to the holders of Energy Group Securities to that effect in writing or (in the case of holders of Energy Group Securities with registered addresses outside the United Kingdom or the United States or whom PacifiCorp Acquisitions knows to be nominees, trustees or custodians holding Energy Group Securities for such persons) by announcement in the United Kingdom and in the United States at the earliest opportunity. PacifiCorp Acquisitions may choose not to be bound by the terms of a no extension and/or a no increase statement if it would otherwise prevent the posting of an increased or improved Offer, (i) if it has reserved the right to do so, and the increased or improved Offer is recommended for acceptance by the board of directors of Energy Group or (ii) with the consent of the Panel.

(f) For the purposes of determining whether the Acceptance Condition has been satisfied, PacifiCorp Acquisitions will not be bound (unless otherwise required by the Panel) to take into account any Energy Group Securities which have been issued or unconditionally allotted, or which arise as the result of the exercise of conversion rights, before that determination takes place, unless written notice containing relevant details of the allotment, issue or conversion has been received from The Energy Group or its agents before that time by PacifiCorp Acquisitions or IRG plc or Continental Stock Transfer & Trust Company on behalf of PacifiCorp Acquisitions at one of the addresses specified at the end of this document. Notification by telex or facsimile or other electronic transmission will not be sufficient.

(g) In accordance with an SEC exemptive order received by PacifiCorp Acquisitions, at least five Business Days prior to any reduction in the percentage of Energy Group Securities required to satisfy the Acceptance Condition, PacifiCorp Acquisitions will announce that it has reserved the right so to reduce the Acceptance Condition. PacifiCorp Acquisitions will not make such an announcement unless PacifiCorp Acquisitions believes there is a significant possibility that sufficient Energy Group Securities will be tendered to permit the Acceptance Condition to be satisfied at such reduced level. Holders of Energy Group Securities who are not willing to accept the Offer if the Acceptance Condition is reduced to the minimum permitted level should either not accept the Offer until the Subsequent Offer Period or be prepared to withdraw their acceptance promptly following an announcement by PacifiCorp Acquisitions of its reservation of the right to reduce the Acceptance Condition.

2  ANNOUNCEMENTS

(a) Without prejudice to paragraph 3 ("Rights of withdrawal") below, by 8.30 a.m. (London time) in the United Kingdom and 8.30 a.m. (New York City time) in the United States on the Business Day (the "relevant day") next following the day on which the Offer is due to expire or on which all Conditions become or are declared to have been satisfied, fulfilled or, where applicable, waived or on which the Offer is revised or extended (or such later time and/or date as the Panel may agree), PacifiCorp Acquisitions will make an appropriate announcement and inform the London Stock Exchange and the Dow Jones News Service, respectively, of the position regarding the Offer. Such announcements will (unless otherwise permitted by the Panel) also state the total number of Energy Group Securities and rights over Energy Group Securities (as nearly as practicable):

    (i) for which acceptances of the Offer have been received (showing the extent, if any, to which such acceptances have been received from persons acting or deemed to be in concert with PacifiCorp Acquisitions);

    (ii) acquired or agreed to be acquired by or on behalf of PacifiCorp Acquisitions and any person acting or deemed to be in concert with PacifiCorp Acquisitions;

    (iii) held prior to the Initial Offer Period by or on behalf of PacifiCorp Acquisitions and any persons acting or deemed to be in concert with it; and

    (iv) for which acceptances of the Offer have been received from persons acting in concert with PacifiCorp Acquisitions;

   and will specify the percentages of Energy Group Securities represented by each of these figures.

   In computing the numbers of Energy Group Securities represented by acceptances and/or purchases for the above purposes, only those acceptances and/or purchases permitted to be counted towards fulfilling the Acceptance Condition in accordance with paragraph 12 ("Certain provisions concerning acceptances") below shall be included in the totals.

(b) Any decision to extend the Initial Offer Period may be made at any time up to, and will be announced not later than, 8.30 a.m. (London time) in the United Kingdom and 8.30 a.m. (New York City time) in the United States on the relevant day (or such later time and/or date as the Panel may agree) and the announcement will state the next expiry date of the Initial Offer Period.

(c) References to the making of an announcement by or on behalf of PacifiCorp Acquisitions include the release of an announcement by PacifiCorp Acquisitions, by public relations consultants retained by PacifiCorp Acquisitions, or by Goldman Sachs International, to the press and the delivery by hand or telephone, facsimile or telex transmission or other electronic transmission of an announcement to the London Stock Exchange and the Dow Jones News Service, as the case may be. An announcement made otherwise than to the London Stock Exchange will be notified simultaneously to the London Stock Exchange.

(d) Without limiting the manner in which PacifiCorp Acquisitions may choose to make any public announcement and, subject to PacifiCorp Acquisitions' obligations under applicable law (including Rules 14(d)-4(c) and 14d-6(d) under the Exchange Act relating to PacifiCorp Acquisitions' obligation to disseminate promptly public announcements concerning material changes to the Offer), PacifiCorp Acquisitions will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the London Stock Exchange and the Dow Jones News Service.

3  RIGHTS OF WITHDRAWAL

(a) Except as otherwise provided in this paragraph, tenders of Energy Group Securities and elections are irrevocable. Energy Group Securities tendered pursuant to the Offer may be withdrawn pursuant to the procedures set out below at any time during the Initial Offer Period and in certain other circumstances described below. Energy Group Securities tendered during the Initial Offer Period and not validly withdrawn prior to the Initial Closing Date, and Energy Group Securities tendered during the Subsequent Offer Period, may not be withdrawn. Holders of Energy Group Securities will not have withdrawal rights during the Subsequent Offer Period, except in certain limited circumstances described below.

(b) If PacifiCorp Acquisitions, having announced that the Acceptance Condition has been satisfied, fails by 3.30 p.m. (London time), 10.30 a.m. (New York City time) on the relevant day (or such later time or date as the Panel may agree) to comply with any of the relevant requirements relating to the Offer specified in paragraph 2(a) of this Part B of Appendix I above, an accepting holder of Energy Group Securities may immediately after that time withdraw his acceptance of the Offer by written notice given by post or by hand to New Issues Department, IRG plc, PO Box 166, Bourne House, 34 Beckenham Road, Beckenham, Kent BR3 4TH receiving such notice on behalf of PacifiCorp Acquisitions. This right of withdrawal may be terminated not less than eight days after the relevant day by PacifiCorp Acquisitions confirming, if that be the case, that the Offer is still unconditional and complying with the other relevant requirements relating to the Offer specified in paragraph 2(a) of this Part B of Appendix I above. If any such confirmation is given, the first period of 14 days referred to in paragraph 1(b) of this Part B of Appendix I above will run from the date of that confirmation and compliance.

(c) If a no extension and/or a no increase statement is withdrawn in accordance with paragraph 1(e) of this Part B of Appendix I above, any acceptance of the Offer made after the date of that statement may be withdrawn thereafter in the manner referred to in paragraph 3(b) of this Part B of Appendix I above, for a period of eight days following the date on which the notice of the withdrawal of such statement is posted to holders of Energy Group Securities.

(d) To be effective, a written notice of withdrawal must be received on a timely basis by the party (either the UK Receiving Agent or the US Depositary) to whom the Acceptance Form was originally sent and must specify the name of the person who has tendered the Energy Group Securities, the number of Energy Group Securities to be withdrawn and (if certificates have been tendered) the name of the registered holder of the relevant Energy Group Securities, if different from the name of the person who tendered such Energy Group Securities.

(e) In respect of Energy Group ADSs, if Energy Group ADRs have been delivered or otherwise identified to the US Depositary, then, prior to the physical release of such Energy Group ADRs, the serial numbers shown on such Energy Group ADRs must be submitted and, unless the Energy Group ADSs evidenced by such Energy Group ADRs have been tendered by an Eligible Institution or by means of a Letter of Transmittal, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If interests in Energy Group ADSs evidenced by Energy Group ADRs have been delivered pursuant to the procedures for book-entry transfer set out in paragraph 9 of this Part B of Appendix I below, any notice of withdrawal must also specify the name and number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn Energy Group ADSs and must otherwise comply with such Book-Entry Transfer Facility's procedures.

(f) Withdrawals of tendered Energy Group Securities may not be rescinded (without PacifiCorp Acquisitions' consent) and any Energy Group Securities properly withdrawn and not properly retendered will thereafter be deemed not validly tendered for the purposes of the Offer. Withdrawn Energy Group Securities may be subsequently re-tendered, however, by following one of the procedures described in either paragraph 9 or paragraph 10 of this Part B of Appendix I below, as the case may be, at any time whilst the Offer remains open.

(g) All questions as to the validity (including time of receipt) of any notice of withdrawal will be determined by PacifiCorp Acquisitions, whose determination (except as required by the Panel) will be final and binding. None of PacifiCorp Acquisitions, The Energy Group, Goldman Sachs International, the US Depositary, the UK Receiving Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.

4  THE LOAN NOTE ALTERNATIVE

(a) The Loan Note Alternative is conditional upon all Conditions becoming or being declared satisfied, fulfilled or, where permitted, waived.

(b) No election for the Loan Note Alternative will be valid unless both a valid acceptance of the Offer and a valid election for the Loan Note Alternative, duly completed in all respects and accompanied by, if appropriate, all relevant share certificates and/or other document(s) of title, are duly received by the time and date on which the Loan Note Alternative closes.

(c) If any acceptance of the Offer which includes an election for the Loan Note Alternative is not, and is not deemed to be, valid or complete in all respects at such time, such election shall for all purposes be void and the holder(s) of Energy Group Shares purporting to make such election shall not, for any purpose, be entitled to receive the Loan Note Alternative, but any such acceptance which is otherwise valid shall be deemed to be an acceptance of the Offer (without the Loan Note Alternative) for the number of Energy Group Shares which are the subject of the acceptance and the holder(s) of Energy Group Shares will, on the Offer becoming unconditional in all respects, be entitled to receive the cash consideration due under the Offer.

(d) The Loan Note Alternative will remain open for acceptance for as long as the Offer remains open for acceptance.

(e) The Loan Note Alternative is not available to any holder of Energy Group Securities who is a citizen or resident of the United States.

5  EFFECT OF ELECTIONS

(a) The insertion of a number in Box 2 on the Form of Acceptance shall, subject to the other terms of the Offer, be treated in respect of the relevant number of Energy Group Shares as an election for the Loan Note Alternative described in paragraph 4 of this Part B of Appendix I above.

(b) An election will not be valid unless the Form of Acceptance is completed correctly in all respects and is received in accordance with paragraph 10 ("Procedures for tendering Energy Group Shares") below.

(c) To allow PacifiCorp Acquisitions to pay interest on the Loan Notes without withholding US income tax, beneficial owners of Loan Notes must certify that they are not US persons for purposes of US federal income tax laws (see paragraph 15(b) of Appendix V below).

6  REVISIONS OF THE OFFER AND/OR THE LOAN NOTE ALTERNATIVE

(a) Although no revision of the Offer is envisaged, if the Offer (in its original or any previously revised form(s)) is revised (either in its terms or Conditions or in the value or form of the consideration offered or otherwise) and any such revision represents, on the date on which such revision is announced (on such basis as Goldman Sachs International may consider appropriate) an improvement (or no diminution) in the value of the consideration under the Offer as so revised compared with the value of the consideration previously offered, the benefit of the revised Offer will, subject as provided in this paragraph 6 below, be made available to holders of Energy Group Securities who have accepted the Offer in its original or any previously revised form(s) and not validly withdrawn such acceptance (hereinafter called a "Previous Acceptor"). The acceptance by or on behalf of a Previous Acceptor of the Offer in its original or any previously revised form(s) shall, subject as provided in this paragraph 6 and in paragraph 9 or paragraph 10 of Part B of this Appendix I below, be deemed to be an acceptance of the Offer as so revised and shall constitute the appointment of any director of PacifiCorp Acquisitions or of Goldman Sachs International as his attorney and/or agent with authority to accept any such revised Offer on behalf of such Previous Acceptor and to make such elections as those made by the Previous Acceptor in relation to the Offer in the Acceptance Form previously executed by him or on his behalf and to execute on behalf of and in the name of such Previous Acceptor all such further documents and take such further actions (if any) as may be required to give effect to such acceptances and/or elections. In making any such acceptance or making any such election, the attorney and/or agent will take into account the nature of any previous acceptances and/or elections made by or on behalf of the Previous Acceptor and such other facts or matters as he may reasonably consider relevant.

(b) The authorities conferred by paragraph 6(a) of Part B of this Appendix I above shall not be exercised by any director of PacifiCorp Acquisitions or of Goldman Sachs International, as the case may be, if, as a result thereof, the Previous Acceptor would thereby receive less in cash than he would have received as a result of his acceptance of the Offer (in its original or any previously revised form(s)) in the form in which it was originally accepted by him and the exercise of the powers of attorney so conferred by paragraph 6(a) of Part B of this Appendix I above of any such Previous Acceptor shall be ineffective to the extent that such Previous Acceptor shall lodge, within 14 calendar days of the posting of the document pursuant to which the improved consideration referred to in paragraph 6(a) of Part B of this Appendix I above is made available to holders of Energy Group Securities, an Acceptance Form validly accepting the Offer in which he validly elects to receive the consideration receivable by him in some other manner than that set out in his original acceptance.

(c) PacifiCorp Acquisitions reserves the right (subject to paragraph 6(a) of this Part B of this Appendix I above) to treat an executed Acceptance Form relating to the Offer (in its original or any previously revised form(s)) which is received (or dated) after the announcement or issue of the Offer in any revised form as a valid acceptance and/or election of the revised Offer and such acceptance shall constitute an authority in the terms of paragraph 6(a) of Part B of this Appendix I above, MUTATIS MUTANDIS, on behalf of the relevant holder of Energy Group Securities.

7  GENERAL

(a) If the Offer lapses, pursuant to the City Code, neither PacifiCorp Acquisitions nor any person acting or deemed to be acting in concert with PacifiCorp Acquisitions for the purpose of the Offer nor any of their respective affiliates may make an offer (whether inside or outside the United Kingdom) for Energy Group Securities for a period of one year following the date of such lapse, except with the permission of the Panel.

(b) Except with the consent of the Panel, settlement of the consideration to which any holder of Energy Group Securities is entitled under the Offer will be implemented in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which PacifiCorp Acquisitions may otherwise be, or claim to be, entitled as against such holder of Energy Group Securities. Consideration due to a holder of Energy Group Securities who validly accepts the Offer will (except with the consent of the Panel) be despatched not later than 14 calendar days after the later of the Initial Closing Date and the date of receipt of a valid and complete acceptance from such holder of Energy Group Securities. Cash consideration will be settled as described in paragraph 14 ("Settlement") below.

(c) Any omission or failure to despatch this document, the Acceptance Form, any other document relating to the Offer and/or any notice required to be despatched under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is made or should be made shall not invalidate the Offer in any way. Subject to the provisions of paragraph 8 ("Overseas shareholders") below, the Offer extends to any such persons to whom this document, the Acceptance Form, and/or any related offering document may not have been despatched or who may not receive such documents and such persons may collect copies of those documents from Goldman Sachs International.

(d) All powers of attorney, appointment of agents and authorities on the terms conferred by or referred to in this Appendix I or in the Acceptance Form are given by way of security for the performance of the obligations of the holder of Energy Group Securities concerned and are irrevocable in accordance with section 4 of the Powers of Attorney Act 1971, except in the circumstances where the donor of such power of attorney or authority is entitled to withdraw his acceptance in accordance with paragraph 3 ("Rights of withdrawal") above and duly does so.

(e) If all Conditions are satisfied, fulfilled or, where permitted, waived and PacifiCorp Acquisitions acquires or contracts to acquire, pursuant to the Offer or otherwise, at least 90 per cent. in value of the Energy Group Securities to which the Offer relates before the end of the period of four months beginning with the date of the Offer, it will be entitled to and intends to acquire the remaining Energy

    Group Shares on the same terms as the Offer pursuant to and subject to sections 428 to 430F (inclusive) of the Companies Act.

   If all Conditions are satisfied, fulfilled or, where permitted, waived and PacifiCorp Acquisitions acquires or contracts to acquire, pursuant to the Offer or otherwise, Energy Group Securities giving it more than 75 per cent. of voting rights at general meetings of The Energy Group, but PacifiCorp Acquisitions is not in a position to effect the compulsory acquisition of all outstanding Energy Group Securities in accordance with the relevant procedures and time limits of the Companies Act referred to above, PacifiCorp Acquisitions intends to seek to procure the making of an application by The Energy Group to the London Stock Exchange for Energy Group Shares to be delisted and the making of an application by The Energy Group to the New York Stock Exchange for Energy Group ADSs to be delisted. PacifiCorp Acquisitions further intends that, subject to the London Stock Exchange delisting taking place, it will seek to procure the transfer of Peabody's US coal operations (except Lee Ranch Coal Company) to PacifiCorp Acquisitions' fellow subsidiary, Powercoal, and to procure the giving of financial assistance by members of the TEG Group to PacifiCorp Acquisitions and other members of the PacifiCorp Group, subject to compliance, where necessary, with the "whitewash" procedures set out in sections 155 to 158 of the Companies Act. For further details, see paragraph 10 of Appendix V ("Financing arrangements") below.

(f) PacifiCorp Acquisitions and Goldman Sachs International reserve the right to notify any matter, including the making of the Offer, to all or any holders of Energy Group Securities with a registered address outside the United Kingdom and the United States, or whom PacifiCorp Acquisitions knows to be a custodian, trustee or nominee holding Energy Group Securities for persons in Canada, Australia or Japan, by announcement in the United Kingdom to the London Stock Exchange and in the United States to the Dow Jones News Service or in any other appropriate manner, or by paid advertisement in a newspaper published and circulated in the United Kingdom and the United States, in which event such notice will be deemed to have been sufficiently given, notwithstanding any failure by any such holders of Energy Group Securities to receive or see such notice. All references in this document to notice in writing by or on behalf of PacifiCorp Acquisitions will be construed accordingly. No such document will be sent to an address in Canada, Australia or Japan.

(g) The Offer is being extended by means of an advertisement to be inserted in the Financial Times (United Kingdom version only) on 6 February 1998 to all persons to whom this document or an Acceptance Form may not be despatched (or by whom such documents may not be received) who hold or are entitled to have allotted or issued to them Energy Group Securities.

(h) The terms, provisions, instructions and authorities contained in the Form of Acceptance constitute part of the terms of the Offer. Words and expressions defined in this document have the same meanings when used in the Form of Acceptance, unless the context otherwise requires.

(i) References to a holder of Energy Group Securities include references to the person or persons executing any Acceptance Form and in the event of more than one person executing an Acceptance Form, such references will apply to them jointly and severally.

8  OVERSEAS SHAREHOLDERS

(a) The making of the Offer in, or to certain persons who are citizens, residents or nationals of, jurisdictions outside the United Kingdom or United States (and the availability of Loan Notes to such persons and citizens or residents of the United States) may be prohibited or affected by the laws of the relevant overseas jurisdiction. Holders of Energy Group Securities who are citizens, residents or nationals of jurisdictions outside the United Kingdom and the United States (and, in the case of Loan Notes, the United Kingdom only) should inform themselves about and observe any applicable legal requirements. It is the responsibility of any such holder of Energy Group Securities wishing to accept the Offer or the Loan Note Alternative to satisfy himself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, compliance with other necessary formalities and the payment of any issue, transfer or other taxes or duties in such jurisdiction. Any such holder of Energy Group Securities will also be responsible for payment of any issue, transfer or other taxes or duties or other requisite payments due in such jurisdiction by whomsoever payable and PacifiCorp Acquisitions and Goldman Sachs International and any person acting on their behalf shall be entitled to be fully indemnified and held harmless by such holder of Energy Group Securities for any issue, transfer or other taxes or duties as PacifiCorp Acquisitions and Goldman Sachs International or such person may be required to pay.

(b) In particular, the Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan, or by use of the mails or any means or instrumentality (including, without limitation, facsimile transmission, telex or telephone) of interstate or foreign commerce of, or any facilities of a national securities exchange of, any of these jurisdictions. Accordingly, copies of this document, the Acceptance Form and any related offer documents are not being mailed or otherwise distributed or sent in or into Canada, Australia or Japan. Persons receiving such documents (including, without limitation, custodians, nominees and trustees) must not distribute, send or mail them in, into or from Canada, Australia or Japan or use any such means, instrumentality or facilities in connection with the Offer, and doing so may render invalid any related purported acceptance of the Offer. Persons wishing to accept the Offer must not use the Canadian, Australian or Japanese mails or any such means, instrumentality or facilities for any purpose directly or indirectly related to acceptance of the Offer. Envelopes containing the Acceptance Form must not be postmarked in Canada, Australia or Japan or otherwise despatched from these jurisdictions and all acceptors must provide addresses outside Canada, Australia and Japan for the receipt of the consideration to which they are entitled under the Offer and which is despatched by post or for the return of the Acceptance Form and (in relation to Energy Group Shares in certificated form) any Energy Group Share certificate(s) and/or other document(s) of title.

(c) The provisions of this paragraph 8 and/or other terms of the Offer relating to overseas holders of Energy Group Securities may be waived, varied or modified as regards specific holders of Energy Group Securities or on a general basis by PacifiCorp Acquisitions in its absolute discretion. References in this paragraph 8 to holders of Energy Group Securities shall include references to the person or persons executing an Acceptance Form and, in the event of more than one person executing an Acceptance Form, the provisions of this paragraph 8 shall apply to them jointly and severally.

(d) The Loan Notes to be issued pursuant to the Loan Note Alternative have not been, and will not be, registered under the Securities Act or under any relevant securities law of any state or district of the United States and will not be the subject of a prospectus under the securities laws of any province of Canada. In addition, no steps have been taken, or will be taken, to enable the Loan Notes to be offered in Japan in compliance with applicable securities laws of Japan and no prospectus in relation to the Loan Notes has been, or will be, lodged with or registered by the Australian Securities Commission, nor will the Loan Notes be registered under any relevant securities laws of any other country. PacifiCorp Acquisitions will not authorise the delivery of any document(s) of title in respect of any Loan Notes falling to be allotted pursuant to the Offer to any address in the United States, Canada, Australia or Japan or to any person who is, or whom PacifiCorp Acquisitions has reason to believe is, a citizen or resident of the United States or a person in Canada, Australia or Japan or who, by completing Box 8 of the Form of Acceptance or otherwise, does not give the warranty set out in paragraph 11(l) of this Part B of Appendix I. Any holder of Energy Group Securities accepting the Offer who is a citizen or resident of the United States or a person in Canada, Australia or Japan or who does not give such warranty shall be deemed not to have accepted the Loan Note Alternative.

9  PROCEDURES FOR TENDERING ENERGY GROUP ADSS

(a) If you are a holder of Energy Group ADSs evidenced by Energy Group ADRs, you will have also received a Letter of Transmittal and Notice of Guaranteed Delivery for use in connection with the Offer. This section should be read together with the instructions on the Letter of Transmittal. The provisions of this section shall be deemed to be incorporated in, and form a part of, the relevant Letter of Transmittal. The instructions printed on the relevant Letter of Transmittal shall be deemed to form part of the terms of the Offer.

(b) For a holder of Energy Group ADSs evidenced by Energy Group ADRs to tender such Energy Group ADSs validly pursuant to the Offer, either:

    (i) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees and any other required documents, must be received by the US Depositary at one of its addresses set forth on the back cover of this document and the Energy Group ADRs evidencing such Energy Group ADSs must be either received by the US Depositary at one of such addresses or delivered pursuant to the procedures for book-entry transfers set out below (and a confirmation of receipt of such transfer received by the US Depositary); or

    (ii) such holder must comply with the "Guaranteed Delivery" (as set forth in paragraph 9(h) below).

   The Offer in respect of Energy Group ADSs evidenced by Energy Group ADRs shall be validly accepted by delivery of a Letter of Transmittal, the relevant Energy Group ADRs evidencing Energy Group ADSs and other required documents to the US Depositary by holders of Energy Group ADSs (without any further action by the US Depositary), subject to the terms and Conditions set out in the Letter of Transmittal. The acceptance of the Offer by a tendering holder of Energy Group ADSs evidenced by Energy Group ADRs pursuant to the procedures described above, subject to the withdrawal rights described below, will be deemed to constitute a binding agreement between such tendering holder of Energy Group ADSs and PacifiCorp Acquisitions upon the terms and subject to the Conditions of the Offer. IF AN ENERGY GROUP ADR EVIDENCING AN ENERGY GROUP ADS HAS BEEN TENDERED BY A HOLDER OF ENERGY GROUP ADSS, THE ENERGY GROUP SHARES REPRESENTED BY SUCH ENERGY GROUP ADSS MAY NOT BE TENDERED INDEPENDENTLY. A LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS CONTAINED IN AN ENVELOPE POSTMARKED IN CANADA, JAPAN OR AUSTRALIA OR OTHERWISE APPEARING TO PACIFICORP ACQUISITIONS OR ITS AGENTS TO HAVE BEEN SENT FROM CANADA, JAPAN OR AUSTRALIA MAY BE REJECTED AS INVALID.

(C)  BOOK-ENTRY TRANSFER

   The US Depositary will establish an account at the Book-Entry Transfer
    Facilities with respect to interests in Energy Group ADSs evidenced by Energy Group ADRs held in book-entry form for the purposes of the Offer within two Business Days from the date of this document. Any financial institution that is a participant in any of the Book-Entry Transfer Facility's systems may make book-entry delivery of interests in Energy Group ADSs by causing a Book-Entry Transfer Facility to transfer such interests in Energy Group ADSs into the US Depositary's account at such Book-Entry Transfer Facility in accordance with that Book-Entry Transfer Facility's procedure for such transfer. Although delivery of interests in Energy Group ADSs evidenced by Energy Group ADRs may be effected through book-entry transfer into the US Depositary's account at a Book-Entry Transfer Facility, either:

    (i) the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees; or

    (ii) an Agent's Message (as defined below), and, in either case, any other required documents must in any case be transmitted to, and received by, the US Depositary at one of its addresses set forth on the back cover of this document before Energy Group ADSs evidenced by Energy Group ADRs will be either counted as a valid acceptance, or purchased, or such holder must comply with the Guarantee Delivery Procedures described below. The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility to, and received by, the US Depositary and forming a part of a Book-Entry Confirmation that states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the interests in Energy Group ADSs that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that PacifiCorp Acquisitions may enforce such agreement against the participant. Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the US Depositary.

(D)  METHOD OF DELIVERY

   The method of delivery of Energy Group ADRs, the Letters of Transmittal and all other required documents is at the option and risk of the tendering holder of Energy Group ADSs. Energy Group ADSs will be deemed delivered only when the Energy Group ADRs representing such Energy Group ADSs are actually received by the US Depositary (including in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No acknowledgment of receipt of any Letter of Transmittal or other required documents will be given by, or on behalf of, PacifiCorp Acquisitions.

(E)  SIGNATURE GUARANTEES

   No signature guarantee is required on the Letter of Transmittal if:

    (i) the Letter of Transmittal is signed by the registered holder of the Energy Group ADSs tendered therewith and such registered holder has not completed either the Box entitled "Special Payment Instructions" or the Box entitled "Special Delivery Instructions" in the Letter of Transmittal; or

    (ii) such Energy Group ADSs are tendered for the account of an Eligible Institution.

   In all other cases all signatures on Letters of Transmittal must be guaranteed by an Eligible Institution. See Instruction 1 on the Letter of Transmittal.

(F)  ENERGY GROUP ADSS AND ADRS

   If the Energy Group ADSs are registered in the name of a person other than the person who signs the Letter of Transmittal, then the tendered Energy Group ADRs must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered owner or owners appear on the Energy Group ADRs, with the signatures on the Energy Group ADRs or stock powers guaranteed as aforesaid. See Instructions 1 and 5 on the Letter of Transmittal.

(G)  PARTIAL ACCEPTANCES

   If fewer than all of the Energy Group ADSs evidenced by any Energy Group ADRs delivered to the US Depositary are to be tendered, the holder thereof should so indicate in the Letter of Transmittal by filling in the number of Energy Group ADSs which are to be tendered in the box entitled "Number of ADSs Tendered". In such case, a new Energy Group ADR for the remainder of the Energy Group ADSs represented by the former Energy Group ADR will be sent to the person(s) signing such Letter of Transmittal (or delivered as such person properly indicates thereon) as promptly as practicable following the date the tendered Energy Group ADSs are purchased. All Energy Group ADSs delivered to the US Depositary will be deemed to have been tendered unless otherwise indicated. See Instruction 4 to the Letter of Transmittal. In the case of partial tenders, Energy Group ADSs not tendered will not be reissued to a person other than the registered holder.

(H)  GUARANTEED DELIVERY

    (i) If a holder of Energy Group ADSs evidenced by Energy Group ADRs desires to tender Energy Group ADSs pursuant to the Offer and the Energy Group ADRs evidencing such Energy Group ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the US Depositary prior to the expiry of the Subsequent Offer Period, such holder's tender of Energy Group ADSs may be effected if all the following conditions are met (the "Guaranteed Delivery Procedures"):

       (aa)   such tender is made by or through an Eligible Institution;

       (bb) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by PacifiCorp Acquisitions is received by the US Depositary, as provided below, prior to the expiry of the Subsequent Offer Period; and

       (cc) the Energy Group ADRs evidencing all tendered Energy Group ADSs (or, in the case of interests in Energy Group ADSs held in book-entry form, timely confirmation of the book-entry transfer of such interests in Energy Group ADSs into the US Depositary's account at a Book-Entry Transfer Facility as described above), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the US Depositary within three Business Days after the date of execution of such Notice of Guaranteed Delivery.

    (ii) The Notice of Guaranteed Delivery may be delivered by hand or mailed to the US Depositary and must include a signature guarantee by an Eligible Institution in the form set out in such Notice of Guaranteed Delivery.

    (iii) Receipt of a Notice of Guaranteed Delivery will not be treated as a valid acceptance for the purpose of satisfying the Acceptance Condition. To be counted towards satisfaction of this requirement, Energy Group ADRs evidencing Energy Group ADSs referred to in the Notice of Guaranteed Delivery must, prior to the Initial Closing Date, be received by the US Depositary (or, in the case of interests in Energy Group ADSs evidenced by Energy Group ADRs held in book-entry form, timely confirmation of a book-entry transfer of such interests in Energy Group ADSs into the US Depositary's account at a Book-Entry Transfer Facility pursuant to the procedure set out above), together with a duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents.

(I)  OTHER REQUIREMENTS

   By executing the Letter of Transmittal as set out above, the tendering holder of Energy Group ADSs evidenced by Energy Group ADRs will agree that effective from and after the date all Conditions are satisfied or, where permitted, waived:

    (i) PacifiCorp Acquisitions shall be entitled to direct the exercise of any votes attaching to any Energy Group Shares represented by Energy Group ADSs, in respect of which the Offer has been accepted or is deemed to have been accepted and any other rights and privileges attaching to such Energy Group Shares, including any right to requisition a general meeting of Energy Group or of any class of its shareholders; and

    (ii) the execution of the Letter of Transmittal and its delivery to the US Depositary will constitute:

       (aa) an authority to The Energy Group or its agents from the tendering holder of Energy Group ADSs to send any notice, circular, warrant, document or other communication, which may be sent to him as a holder of Energy Group ADSs, to PacifiCorp Acquisitions at its registered office;

       (bb) an authority to PacifiCorp Acquisitions or its agent to sign any consent to short notice of a general meeting or separate class meeting on behalf of the tendering holder of Energy Group ADSs and/or to execute a form of proxy in respect of such Energy Group ADSs appointing any person nominated by PacifiCorp Acquisitions to attend general meetings or separate class meetings of The Energy Group or its members (or any of them) (or any adjournments thereof) and to exercise the votes attaching to such Energy Group ADSs on the holders' behalf; and

       (cc) the agreement of the tendering holder of Energy Group ADSs not to exercise any of such rights without the consent of PacifiCorp Acquisitions and the irrevocable undertaking of the tendering holder of Energy Group ADSs not to appoint a proxy for or to attend general meetings or separate class meetings.

(j) If the Offer lapses, all documents tendered will be returned within 14 calendar days thereafter at the risk of the holder of Energy Group Securities concerned.

(k) If you are a holder of Energy Group ADSs and are in any doubt about the procedure for acceptance, please telephone the Information Agent toll free on 1-800-733-8481, ext. 475.

10  PROCEDURES FOR TENDERING ENERGY GROUP SHARES

(a) Holders of Energy Group Shares will have received with this document a Form of Acceptance. This section should be read together with the Form of Acceptance. The provisions of this section shall be deemed to be incorporated in, and to form a part of, the Form of Acceptance. The instructions printed on the Form of Acceptance shall be deemed to form part of the terms of the Offer.

   If a holder of Energy Group Shares holds Energy Group Shares in both certificated and uncertificated form, he should complete a separate Form of Acceptance for each holding. Similarly, such holder should complete a separate Form of Acceptance for Energy Group Shares held in uncertificated form, but under different member account IDs, and for Energy Group Shares held in certificated form, but under different designations.

(b) To accept the Offer, any holder of Energy Group Shares, including any person in the US who holds Energy Group Shares, wishing to accept the Offer in respect of all or any portion of such holder's Energy Group Shares, should complete Box 1 and, if such holder's Energy Group Shares are in CREST, Box 5, and sign Box 6 on the Form of Acceptance in accordance with the instructions printed on it. All holders of Energy Group Shares who are individuals should sign the Form of Acceptance in the presence of a witness who should also sign Box 6 in accordance with the instructions printed on it. Unless witnessed, an acceptance will not be valid.

(c) An accepting holder of Energy Group Shares should return the completed, signed and witnessed Form of Acceptance, whether or not such Energy Group Shares are in CREST, to the UK Receiving Agent or US Depositary. The completed Form of Acceptance, together, if such holder's Energy Group Shares are in certificated form, with his share certificate(s) and/or other document(s) of title, must be lodged with the UK Receiving Agent or the US Depositary, as soon as possible, but in any event so as to arrive not later than 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 9 March 1998. If you have any questions as to how to complete the Form of Acceptance, please contact the UK Receiving Agent on 0181 639 2166 or the US Depositary on 1-800 733 8481 ext. 475.

    A person in the US who holds Energy Group Shares may submit the Form of Acceptance, together with his share certificate(s) and/or other document(s) of title, to the US Depositary, who will receive such Form(s) of Acceptance and certificate(s) and/or other document(s) of title on behalf of the UK Receiving Agent. A Form of Acceptance contained in an envelope postmarked Canada, Japan or Australia or otherwise appearing to PacifiCorp Acquisitions or its agents to have been sent from Canada, Japan or Australia may be rejected as invalid.

(d) If Energy Group Shares are in uncertificated form, the holder should insert in Box 5 of the Form of Acceptance the participant ID and member account ID under which such Energy Group Shares are held by him in CREST and otherwise complete and return the Form of Acceptance as described above. In addition, such holder should take (or procure to be taken) the action set out below to transfer the Energy Group Shares in respect of which he wishes to accept the Offer to an escrow balance, specifying IRG plc (in its capacity as a CREST participant under the participant ID referred to below) as the escrow agent, as soon as possible and in any event so that the transfer to escrow settles not later than 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 9 March 1998.

(e) If the holder of such Energy Group Shares is a CREST sponsored member, he should refer to his CREST sponsor before taking any action. Such holder's sponsor will be able to confirm details of his participant ID and the member account ID under which his Energy Group Shares are held. In addition, only his CREST sponsor will be able to send the TTE instruction to CRESTCo in relation to his Energy Group Shares.

(f) The holder of such Energy Group Shares should send (or, if he is a CREST sponsored member, procure that his CREST sponsor sends) a TTE instruction to CRESTCo which must be properly authenticated in accordance with CRESTCo's specifications and which must contain, in addition to the other information that is required for a TTE instruction to settle in CREST, the following details:

    (i) the number of Energy Group Shares to be transferred to an escrow balance;

    (ii) the member account ID of such holder of Energy Group Shares. This must be the same member account ID as the member account ID that is inserted in Box 5 of the Form of Acceptance;

    (iii) the participant ID of such holder of Energy Group Shares. This must be in the same participant ID as the participant ID that is inserted in Box 5 of the Form of Acceptance;

    (iv) the participant ID of the escrow agent (the UK Receiving Agent in its capacity as a CREST Receiving Agent). This is RA10;

    (v) the member account ID of the escrow agent. This is ENERGY;

    (vi) the Form of Acceptance Reference Number. This is the Form of Acceptance Reference Number that appears next to Box 5 on page 3 of the Form of Acceptance. This Reference Number should be inserted in the first eight characters of the shared note field on the TTE instruction. Such insertion will enable the UK Receiving Agent to match the transfer to escrow to your Form of Acceptance. The holder of such shares should keep a separate record of this Form of Acceptance Reference Number for future reference;

    (vii) the Intended Settlement Date. This should be as soon as possible and in any event not later than 9 March 1998;

    (viii) the Corporate Action ISIN. This is GB0003132478;

    (ix) the Corporate Action Number for the Offer. This is allocated by CRESTCo and can be found by viewing the relevant Corporate Action Details in CREST; and

    (x) input with Standard Delivery instruction of 80.

(g) After settlement of the TTE instruction, such holder of Energy Group Shares will not be able to access the Energy Group Shares concerned in CREST for any transaction or charging purposes. If the Conditions are satisfied, fulfilled or, where permitted, waived, the escrow agent will transfer the Energy Group Shares concerned to itself in accordance with paragraph 11(d) of this Part B of Appendix I below.

(h) Such holder of Energy Group Shares is recommended to refer to the CREST Manual published by CRESTCo for further information on the CREST procedures outlined above. For ease of processing, such holder is requested, wherever possible, to ensure that a Form of Acceptance relates to only one transfer to escrow.

(i) If no Form of Acceptance Reference Number, or an incorrect Form of Acceptance Reference Number, is included on the TTE instruction, PacifiCorp Acquisitions may treat any amount of Energy Group Shares transferred to an escrow balance in favour of the escrow agent specified above from the participant ID and member account ID identified in the TTE instruction as relating to any Form(s) of Acceptance which relate(s) to the same member account ID and participant ID (up to the amount of Energy Group Shares inserted or deemed to be inserted on the Form(s) of Acceptance concerned).

(j) Such holder of Energy Group Shares should note that CRESTCo does not make available special procedures, in CREST, for any particular corporate action. Normal system timings and limitations will therefore apply in connection with a TTE instruction and its settlement. Such holder should therefore ensure that all necessary action is taken by him (or by his CREST sponsor) to enable a TTE instruction relating to his Energy Group Shares to settle prior to 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 9 March 1998. In this connection such holder is referred in particular to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

(k) PacifiCorp Acquisitions will make an appropriate announcement if any of the details contained in this paragraph 10 alter for any reason.

(l) Normal CREST procedures (including timings) apply in relation to any Energy Group Shares that are, or are to be, converted from uncertificated to certificated form, or from certificated to uncertificated form, during the course of the Offer (whether any such conversion arises as a result of a transfer of Energy Group Shares or otherwise). Holders of Energy Group Shares who are proposing so to convert any Energy Group Shares are recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person holding or acquiring the Energy Group Shares as a result of the conversion to take all necessary steps in connection with an acceptance of the Offer (in particular, as regards delivery of share certificate(s) or other documents of title or transfers to an escrow balance as described above) prior to 10.00 p.m. (London time),
    5.00 p.m. (New York City time) on 9 March 1998.

(m) If the share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, the Form of Acceptance should nevertheless be completed, signed and returned as stated above to the UK Receiving Agent or the US Depositary so as to be received as soon as possible, but in any event no later than 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 9 March 1998 together with any share certificate(s) and/or other document(s) of title that is/are available, accompanied by a letter stating that the balance will follow or that one or more share certificate(s) and/or other document(s) of title have been lost and the certificate(s) and/or other document(s) of title should be forwarded as soon as possible thereafter. If the share certificate(s) and/or other document(s) of title are lost, the accepting holder should request the registrar of The Energy Group (Lloyds Bank Registrars, The Causeway, Goring-by-Sea, Worthing, West Sussex BN99 6DA) to send him a letter of indemnity for completion in accordance with the instructions given. When completed, the letter of indemnity must be lodged with the UK Receiving Agent or the US Depositary, in accordance with instructions given, in support of the Form of Acceptance.

(n) Subject to the City Code, PacifiCorp Acquisitions reserves the right to treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or in the correct form or which is not accompanied by (as applicable) the relevant transfer to escrow or the relevant share certificate(s) and/or other document(s) of title or which is received by it at a place or places other than as set out in this document or the Acceptance Forms. In that event, the consideration under the Offer will be despatched only when the acceptance is entirely in order and (as applicable) the relevant transfer to escrow or the relevant share certificate(s) and/or other document(s) of title or indemnity satisfactory to PacifiCorp Acquisitions has/have been received.

(o) If the Offer lapses, all documents lodged for acceptance will be returned within 14 calendar days thereafter at the risk of the holder of Energy Group Shares concerned.

(p) No acknowledgment of receipt of any Form of Acceptance, share certificate(s) and/or other document(s) of title will be given by, or on behalf of, PacifiCorp Acquisitions. The method of delivery of share certificate(s) and/or other document(s) of title for Energy Group Shares and all other required documents is at the option and risk of the accepting holder of Energy Group Shares. In all cases, sufficient time should be allowed to ensure timely delivery and in any event to ensure delivery by 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 9 March 1998.

(q) Any holder of Energy Group Shares who is in any doubt as to the procedure for acceptance should contact the UK Receiving Agent by telephone on 0181 639 2166. Such holder is also reminded that, if he is a CREST sponsored member, he should contact his CREST Sponsor before taking any action.

11  FORMS OF ACCEPTANCE

    Each holder of Energy Group Shares by whom, or on whose behalf, a Form of Acceptance is executed and lodged with the UK Receiving Agent or US Depositary (subject to the rights of withdrawal set forth in this document) undertakes, represents, warrants to and agrees with PacifiCorp Acquisitions, Goldman Sachs International, Independent Registrars Group Limited and Continental Stock Transfer & Trust Company (so as to bind such holder and his personal or legal representatives, heirs, successors and assigns) to the following effect:

(a) that execution of the Form of Acceptance and its delivery to the UK Receiving Agent or US Depositary constitutes (i) an acceptance of the Offer in respect of the number of Energy Group Shares inserted or deemed to have been inserted in Box 1 of the Form of Acceptance; (ii) an election under the Loan Note Alternative in respect of the number of Energy Group Shares inserted, or deemed to be inserted, in Box 2 of the Form of Acceptance; and
    (iii) an undertaking to execute any further documents and give any further assurances which may be required to enable PacifiCorp Acquisitions to obtain the full benefit of paragraph 10 of this Part B of Appendix I above and this paragraph 11 and/or to perfect any of the authorities expressed to be given hereunder on and subject to the terms and Conditions set out or referred to in this document and the Form of Acceptance;

(b) that such holder has full power and authority to tender, sell, assign or transfer the Energy Group Shares in respect of which the Offer is accepted or deemed to be accepted (together with all rights attaching to them) and when the same are transferred to PacifiCorp Acquisitions pursuant to the terms of the Offer, PacifiCorp Acquisitions will acquire such Energy Group Shares fully paid and free from all liens, charges, equities, encumbrances and other interests and together with all rights now or hereafter attaching thereto, including, without limitation, the right to receive and retain all dividends, interest and other distributions, if any, declared, made or paid on or after 3 February 1998 (the date on which the Offer was announced);

(c) that the execution of the Form of Acceptance and its delivery to the UK Receiving Agent or US Depositary constitutes, subject to the Conditions being satisfied, fulfilled or, where permitted, waived and to the holder of Energy Group Shares not having validly withdrawn his acceptance and as security for its obligations to PacifiCorp Acquisitions under paragraph 11(a)(iii) above, the irrevocable appointment of any director of, or other person nominated by, PacifiCorp Acquisitions to act on its behalf as such holder's attorney and agent ("attorney"), and an irrevocable instruction to the attorney, to complete and execute all or any forms of transfer and/or such other documents at the attorney's discretion in relation to the Energy Group Shares referred to in paragraph 11(a) above in favour of PacifiCorp Acquisitions or such other person or persons as PacifiCorp Acquisitions may direct and to deliver such forms of transfer and/or other documents at the attorney's discretion together with the share certificate(s) and/or other document(s) of title relating to such Energy Group Shares for registration within six months of their purchase and to do all such other acts and things as may in the opinion of such attorney be necessary or expedient for the purpose of, or in connection with, the acceptance of the Offer and to vest in PacifiCorp Acquisitions or its nominees the Energy Group Shares to which such Form of Acceptance relates as aforesaid;

(d) that the execution of the Form of Acceptance and its delivery to the UK Receiving Agent or US Depositary constitutes, subject to the Conditions being satisfied, fulfilled or, where permitted, waived, an irrevocable authority and request:

    (i) to transfer to PacifiCorp Acquisitions (or to such other person or persons as PacifiCorp Acquisitions or its agents may direct) by means of CREST all or any of the Relevant Energy Group Shares (as defined below) (but not exceeding the number of Energy Group Shares in respect of which the Offer is accepted or deemed to be accepted);

    (ii) if the Conditions are not satisfied, fulfilled or, where permitted, waived, to give instructions to CRESTCo, immediately after the lapsing of the Offer (or within such longer period as the Panel may permit, not exceeding 14 days of the lapsing of the Offer), to transfer all Relevant Energy Group Shares to the original available balance of the accepting holder of Energy Group Shares. "Relevant Energy Group Shares" means Energy Group Shares in uncertificated form and in respect of which a transfer or transfers to escrow has or have been effected pursuant to the procedures described in paragraphs 10(d) to 10(l) of this Part B of Appendix I above and where the transfer(s) to escrow was or were made in respect of Energy Group Shares held under the same member account ID and participant ID as the member account ID and participant ID relating to the Form of Acceptance concerned (but irrespective of whether or not any Form of Acceptance Reference Number, or a Form of Acceptance Reference Number corresponding to that appearing on the Form of Acceptance concerned, was included in the TTE instruction concerned);

    (iii) to The Energy Group or its agents to procure the registration of the transfer of the Energy Group Shares in certificated form pursuant to the Offer and the delivery of the share certificate(s) and/ or other document(s) of title in respect of them to PacifiCorp Acquisitions or as it may direct;

    (iv) if the Energy Group Shares concerned are in certificated form, or if either of the provisos to sub-paragraph (v) of this paragraph 11(d) apply, to PacifiCorp Acquisitions or its agents to procure the despatch by post (or by such other methods as may be approved by the Panel) of a cheque drawn on a branch of a UK clearing bank for any cash to which an accepting Energy Group shareholder is entitled, at the risk of such shareholder, to the person or agent whose name and address outside Canada, Australia and Japan is set out in Box 7 of the Form of Acceptance, or if no name and address is set out in Box 7, to the first-named holder at his registered address outside Canada, Australia or Japan as set out in Box 3 (or, if applicable, Box 4) on the Form of Acceptance together with a cheque for any cash payable to such holder of Energy Group Shares in respect of fractional entitlements;

    (v) if the Energy Group Shares concerned are in uncertificated form, to PacifiCorp Acquisitions or its agents to procure the creation of an assured payment obligation in favour of the holder of Energy Group Shares' payment bank in accordance with the CREST assured payment arrangements in respect of the cash consideration to which such shareholder is entitled, provided that (aa) PacifiCorp Acquisitions may (if, for any reason, it wishes to do so) determine that all or any part of any such cash consideration shall be paid by cheque despatched by post and/or that all or any of such Energy Group Shares shall be issued in certificated form and (bb) if the Energy Group shareholder concerned is a CREST member whose registered address is in Canada, Australia or Japan, any cash consideration to which such shareholder is entitled shall be paid by cheque despatched by post, and in either of such cases, sub-paragraph (iii) of this paragraph 11(d) shall apply; and

    (vi) to PacifiCorp Acquisitions or its agent(s) to record and act upon any instructions with regard to payment or notices which have been recorded in the records of The Energy Group in respect of such holder of Energy Group Shares as if such instructions had been given in respect of his entitlement to Loan Notes (if any);

(e) that subject to the Offer becoming or being declared wholly unconditional (or if the Offer will become unconditional in all respects or lapses immediately upon the outcome of the resolution in question) or if the Panel otherwise gives its consent and pending registration:

    (i) PacifiCorp Acquisitions or its agents shall be entitled to direct the exercise of any votes attaching to any Energy Group Securities in respect of which the Offer has been accepted or is deemed to have been accepted and any of the rights and privileges attaching to such Energy Group Securities including the right to requisition a general meeting of The Energy Group or of any class of its securities; and

    (ii) the execution of the Form of Acceptance and its delivery to the UK Receiving Agent or US Depositary shall constitute:

       (aa) an authority to The Energy Group or its agents from such holder to send any notice, circular, warrant, document or other communication, which may be required to be sent to him or her as a shareholder of The Energy Group, to PacifiCorp Acquisitions at its registered office;

       (bb) an authority to PacifiCorp Acquisitions or its agents to sign any consent to short notice of a general meeting or separate class meeting on his behalf and/or to execute a form of proxy in respect of such Energy Group Shares appointing any person nominated by PacifiCorp Acquisitions to attend general meetings and separate class meetings of The Energy Group or its members (or any of them) (or any adjournment of them) and to exercise the votes attaching to such Energy Group Shares on his behalf; and

       (cc) the agreement of such holder not to exercise any of such rights without the consent of PacifiCorp Acquisitions and the irrevocable undertaking of such holder not to appoint a proxy for or to attend general meetings or separate class meetings;

(f) that such holder will deliver, or procure the delivery to the UK Receiving Agent or US Depositary of, his share certificates and/or other documents of title in respect of the Energy Group Shares in certificated form referred to in paragraph 11(a) above, or an indemnity acceptable to PacifiCorp Acquisitions in lieu thereof, as soon as possible and in any event within six months of the purchase of such Energy Group Shares;

(g) that such holder will take (or procure to be taken) the action necessary to transfer all Energy Group Shares in respect of which the Offer has been accepted or is deemed to have been accepted held by him in uncertificated form to an escrow balance as soon as possible and in any event so that the transfer to escrow settles within two months of the Offer becoming unconditional in all respects;

(h) that if, for any reason, any Energy Group Shares in respect of which a transfer to an escrow balance has been effected are converted to certificated form, he will immediately deliver or procure the immediate delivery of, the share certificate(s) and/or other document(s) of title in respect of all such Energy Group Shares as so converted to IRG plc at one of its addresses set out at the back of this document;

(i) that the creation of an assured payment obligation in favour of his payment bank in accordance with the CREST assured payments arrangements as referred to in paragraph 11(d)(v) of this Part B of Appendix I above shall, to the extent of the obligation so created, discharge in full any obligation of PacifiCorp Acquisitions and/or Goldman Sachs International to pay to him the cash consideration to which he is entitled pursuant to the Offer;

(j) that the terms and Conditions contained in this document shall be deemed to be incorporated in, and form part of, the Form of Acceptance, which shall be read and construed accordingly;

(k) that such holder agrees to do all such acts and things as shall be necessary, and execute any additional documents deemed by PacifiCorp Acquisitions to be desirable, to complete the purchase and transfer of the Energy Group Shares and to vest in PacifiCorp Acquisitions or its nominees the Energy Group Shares aforesaid and all such acts and things as may be necessary or expedient to enable the UK Receiving Agent to perform its functions as escrow agent for the purposes of the Offer;

(l)  that unless "Yes" is put in Box 8 on the Form of Acceptance, such holder:

    (i) has not received or sent copies of this document or any Acceptance Forms or any related documents in, into or from Canada, Japan or Australia and has not otherwise utilised in connection with the Offer, directly or indirectly, the Canadian, Australian or Japanese mails or any means or instrumentality (including, without limitation, facsimile transmission, telex and telephone) of interstate or foreign commerce, or any facilities of a national securities exchange, of Canada, Australia or Japan;

    (ii) is accepting the Offer from outside Canada, Japan or Australia; and

    (iii) is not an agent or fiduciary acting on a non-discretionary basis for a principal, unless such agent or fiduciary is an authorised employee of such principal or such principal has given any instructions with respect to the Offer from outside Canada, Japan or Australia;

(m) that the execution of the Form of Acceptance constitutes an authority to PacifiCorp Acquisitions and its agent in the terms of paragraph 6(a) of this Part B of Appendix I above;

(n) that such holder agrees and acknowledges that he is not a customer (as defined in the rules of The Securities and Futures Authority Limited) of Goldman Sachs International, Lazard or Morgan Stanley in connection with the Offer;

(o) that such holder agrees to ratify each and every act or thing which may be done or effected by any director of, or other person nominated by, PacifiCorp Acquisitions or their respective agents, as the case may be, in the exercise of any of his powers and/or authorities hereunder;

(p) that if any provision of this paragraph 11 shall be unenforceable or invalid or shall not operate so as to afford PacifiCorp Acquisitions or the UK Receiving Agent or the US Depositary or their respective agents the benefit of the authority expressed to be given herein, he shall with all practicable speed do all such acts and things and execute all such documents that may be required to enable those persons to secure the full benefits of this section;

(q) that the execution of the Form of Acceptance constitutes the submission of such holder, in relation to all matters arising out of the Offer and the Form of Acceptance, to the jurisdiction of the Courts of England;

(r) that on execution of a Form of Acceptance, it shall take effect as a Deed;
    and

(s) that, if such holder elects for the Loan Note Alternative (in whole or in part), he is not a citizen or resident of the United States, nor acting on behalf of such person.

    DELIVERY OF THE FORM OF ACCEPTANCE AND CERTIFICATES REPRESENTING ENERGY GROUP SHARES AND/OR OTHER DOCUMENTS OF TITLE TO THE US DEPOSITARY WILL CONSTITUTE DELIVERY OF THEM TO THE UK RECEIVING AGENT FOR THE PURPOSES OF PARAGRAPH 10 OF THIS PART B OF APPENDIX I ABOVE AND THIS PARAGRAPH.

12  CERTAIN PROVISIONS CONCERNING ACCEPTANCES

(a) Without prejudice to the right reserved by PacifiCorp Acquisitions to treat Acceptance Forms as valid even though not entirely in order or not accompanied by, where Energy Group Shares are in certificated form, the relevant share certificates and/or other documents of title, or not accompanied by the relevant transfer to escrow, except as otherwise agreed by the Panel:

    (i) an acceptance of the Offer will only be counted towards fulfilling the Acceptance Condition if the requirements of Note 4 and, if applicable,
       Note 6 to Rule 10 of the City Code are satisfied in respect of such acceptance. For additional information on Note 4 and Note 6 to Rule 10 of the City Code, see paragraph 12(b) below;

    (ii) a purchase of Energy Group Securities by PacifiCorp Acquisitions or its nominee(s) (or a person acting in concert with PacifiCorp Acquisitions or its nominee(s)) will only be counted towards fulfilling the Acceptance Condition if the requirements of Note 5 and, if applicable, Note 6 to Rule 10 of the City Code are satisfied in respect of such purchase. For additional information on Note 5 and Note 6 to Rule 10 of the City Code, see paragraph 12(b) below; and

    (iii) the Acceptance Condition will not be declared satisfied until the UK Receiving Agent has issued a certificate to PacifiCorp Acquisitions (or its agent) which states the number of Energy Group Securities in respect of which acceptances have been received which comply with paragraph (i) above and the number of Energy Group Securities otherwise acquired, whether before or during the Initial Offer Period, which comply with paragraph 12(a)(ii) above.

(b) Notes 4 to 6 to Rule 10 of the City Code contain detailed provisions for verifying which acceptances and purchases may be counted towards fulfilling the Acceptance Condition or in determining whether the Acceptance Condition has been fulfilled and are principally concerned to ensure that the acceptor is the registered owner of the securities which he is tendering. The principal requirements of Notes 4 to 6 to Rule 10 are that any Acceptance Form must be completed to a suitable standard (i.e. it must constitute a transfer or a valid and irrevocable appointment of PacifiCorp Acquisitions or some person on its behalf or as agent or attorney for the purpose of executing a transfer) and it must be accompanied by, where Energy Group Shares are in certificated form, the appropriate share certificate or other documents of title and, in all cases, any relevant supporting documentation (such as powers of attorney). Immediately prior to the satisfaction of the Acceptance Condition, the UK Receiving Agent will issue a certificate to PacifiCorp Acquisitions stating the number of Energy Group Securities tendered and not validly withdrawn pursuant to the Offer and the number of Energy Group Securities otherwise acquired, on or before the Initial Closing Date as the case may be, in compliance with the provisions referred to in paragraph 12(a) above. Copies of such certificates will be sent to the Panel as soon as possible after they are issued.

(c) Subject to the City Code, PacifiCorp Acquisitions reserves the right to treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or which is not accompanied by the (as applicable) relevant transfer to escrow or the relevant share certificate(s) and/or other document(s) of title or which is received by it at a place or places other than set out in this document or the Acceptance Form. In that event, no payment of cash or issue of Loan Notes under the Offer will be made until after the relevant transfer to escrow has settled or (as applicable) the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to PacifiCorp Acquisitions have been received.

13  SUBSTITUTE ACCEPTANCE FORMS

   The holders of Energy Group Securities have been sent with this document either a Letter of Transmittal (accompanied by a Notice of Guaranteed Delivery) and/or a Form of Acceptance. All holders of Energy Group ADSs have been sent a Letter of Transmittal and a Notice of Guaranteed Delivery, which they must use to tender their Energy Group ADSs and accept the Offer. All holders of Energy Group Shares, including persons in the US who hold Energy Group Shares, have been sent a Form of Acceptance, which they must use to tender their Energy Group Shares and accept the Offer. Should any holder of Energy Group Securities receive an incorrect form with which to accept the Offer or require any additional forms, that person should contact the UK Receiving Agent or the US Depositary at the addresses set out at the end of this document, who will provide the appropriate forms.

14 SETTLEMENT

   Subject to the satisfaction, fulfilment or, where permitted, waiver of all Conditions (except as provided in paragraph 8 of this Part B of Appendix I in the case of certain overseas holders of Energy Group Securities), settlement of the consideration to which any holder of Energy Group Securities is entitled under the Offer will be effected (i) in the case of acceptances received, complete in all respects, by the Initial Closing Date, within 14 days of such date, or (ii) in the case of acceptances of the Offer received, complete in all respects, after such date, but while the Offer remains open for acceptance, within 14 days of such receipt, in the following manner:

(A) ENERGY GROUP SHARES IN UNCERTIFICATED FORM (THAT IS, IN CREST)

   Where an acceptance relates to Energy Group Shares in uncertificated form, the cash consideration to which the accepting holder of Energy Group Shares is entitled will be paid by means of CREST by PacifiCorp Acquisitions procuring the creation of an assured payment obligation in favour of such accepting holder's payment bank in respect of the cash consideration due, in accordance with the CREST assured payment arrangements. Loan Notes will be despatched by first class post (or by such other method as may be approved by the Panel). PacifiCorp Acquisitions reserves the right to settle all or any part of the consideration referred to in this paragraph, for all or any accepting holders of Energy Group Securities, in the manner referred to in paragraph 14(b) below, if, for any reason, it wishes to do so.

(B) ENERGY GROUP SECURITIES IN CERTIFICATED FORM

   Where an acceptance relates to Energy Group Securities in certificated form, cheques for cash due or Loan Notes will be despatched by first class post (or by such other method as may be approved by the Panel).

15  CURRENCY OF CASH CONSIDERATION

    Instead of receiving cash consideration in pounds sterling, holders of Energy Group Shares who so wish may receive US dollars on the following basis: the cash amount payable in pounds sterling to which such holder would otherwise be entitled pursuant to the terms of the Offer will be converted, without charge, from pounds sterling to US dollars at the exchange rate obtainable by the relevant payment agent (either the UK Receiving Agent or the US Depositary) on the spot market in London at approximately noon (London time) on the date the cash consideration is made available by PacifiCorp Acquisitions to the relevant payment agent for delivery in respect of the relevant Energy Group Shares. A holder of Energy Group Shares may receive such amount on the basis set out above only in respect of the whole of his holding of Energy Group Shares in respect of which he accepts the Offer. Holders of Energy Group Securities may not elect to receive pounds sterling and US dollars. Unless they elect to receive pounds sterling, holders of Energy Group ADSs will receive consideration converted into US dollars as described above, as if such holders of Energy Group ADSs had elected to receive dollars. Consideration in US dollars may be inappropriate for holders of Energy Group Shares other than persons in the US and holders of Energy Group ADSs.

    THE ACTUAL AMOUNT OF US DOLLARS RECEIVED WILL DEPEND UPON THE EXCHANGE RATE PREVAILING ON THE BUSINESS DAY ON WHICH FUNDS ARE MADE AVAILABLE TO THE RELEVANT PAYMENT AGENT BY PACIFICORP ACQUISITIONS. HOLDERS OF ENERGY GROUP SECURITIES SHOULD BE AWARE THAT THE US DOLLAR/POUNDS STERLING EXCHANGE RATE WHICH IS PREVAILING AT THE DATE ON WHICH AN ELECTION IS MADE TO RECEIVE DOLLARS AND ON THE DATES OF DESPATCH AND RECEIPT OF PAYMENT MAY BE DIFFERENT FROM THAT PREVAILING ON THE BUSINESS DAY ON WHICH FUNDS ARE MADE AVAILABLE TO THE RELEVANT PAYMENT AGENT BY PACIFICORP ACQUISITIONS. IN ALL CASES, FLUCTUATIONS IN THE US DOLLAR/POUNDS STERLING EXCHANGE RATE ARE AT THE RISK OF ACCEPTING HOLDERS OF ENERGY GROUP SECURITIES WHO ELECT OR ARE TREATED AS HAVING ELECTED TO RECEIVE THEIR CONSIDERATION IN US DOLLARS. NEITHER PACIFICORP ACQUISITIONS NOR ANY OF ITS ADVISERS OR AGENTS SHALL HAVE RESPONSIBILITY WITH RESPECT TO THE ACTUAL AMOUNT OF CASH CONSIDERATION PAYABLE OTHER THAN IN POUNDS STERLING.

                                  APPENDIX II

                     SUMMARY OF THE TERMS OF THE LOAN NOTES

    The Floating Rate Unsecured Loan Notes 2004 of PacifiCorp Acquisitions will be created by a resolution of the Board or a duly authorised committee thereof and will be constituted by a Loan Note Instrument (the "Loan Note Instrument") executed as a deed by PacifiCorp Acquisitions. The Loan Notes will not be guaranteed. The issue of the Loan Notes is conditional on all Conditions being, where applicable, waived, fulfilled or satisfied. Loan Notes will be issued only if the aggregate valid elections for the Loan Note Alternative received on or before the date on which all Conditions are so waived, fulfilled or satisfied, as applicable, will result in PacifiCorp Acquisitions issuing in excess of L1 million nominal value of Loan Notes. The Loan Note Alternative is not available to any person who is a citizen or resident of the United States and certain other jurisdictions. The Loan Note Instrument will contain provisions, INTER ALIA, substantially to the effect set out below.

1 The Loan Notes will be issued by PacifiCorp Acquisitions in amounts and integral multiples of L1 in nominal amount only and will constitute unsecured obligations of PacifiCorp Acquisitions. No payment will be made in respect of any amount payable of less than L1. The Loan Note Instrument will not contain any restrictions on borrowing, disposals or charging of assets by PacifiCorp Acquisitions.

2 Interest on the Loan Notes will be payable (subject to any requirement to deduct income tax therefrom) semi-annually in arrear on 30 June and 31 December in each year or, if such a day is not a Business Day, on the immediately preceding Business Day ("interest payment dates") except that the first payment of interest on the Loan Notes will be made on 31 December 1998 in respect of the period from and including the date of issue of the relevant Loan Note up to but excluding 31 December 1998. The period from and including the date of issue of the relevant Loan Note up to but excluding 31 December 1998 and the period from and including that date or any subsequent interest payment date up to but excluding the next following interest payment date is herein called an "interest period".

3(A) The rate of interest on the Loan Notes for each interest period will be the rate per annum which is 0.5 per cent. below LIBOR. "LIBOR" means the arithmetic mean (rounded down, if necessary, to four decimal places) of the respective rates which are quoted as of 11.00 a.m. (London time) on the first Business Day of the interest period on the "LIBP" page on the Reuter Monitor Money Rate Service (or such other page or service as may replace it for the purpose of displaying London inter-bank sterling offered rates of leading reference banks) as being the interest rates offered in the London inter-bank market for six month sterling deposits but:

    (i) if only two or three such offered quotations appear, the relevant arithmetic mean (rounded as mentioned above) shall be determined on the bases of those offered quotations; and

    (ii) if no, or only one, such offered quotation appears, the relevant arithmetic mean (rounded as mentioned above) shall be determined instead on the basis of the respective rates (as quoted to PacifiCorp Acquisitions at its request) at which each of Barclays Bank PLC and National Westminster Bank plc is offering six month sterling deposits to prime banks in the London inter-bank market at or about 11.00 a.m. (London time) on the first Business Day of the relevant interest period.

(B) If LIBOR cannot be established in accordance with the provisions of paragraph 3(a) above for any interest period, the rate of interest on the Loan Notes for such interest period shall be the same as that applicable to the Loan Notes during the previous interest period, unless in such case such other prime bank in the London inter-bank market as PacifiCorp Acquisitions shall reasonably select for the purpose shall have been prepared to offer a rate as aforesaid, in which case the rate of interest in respect of the relevant interest period shall be the rate so offered.

(C) Each instalment of interest shall be calculated on the basis of a 365 day year (or a 366 day year in the case of a leap year) and the number of days elapsed in the relevant interest period.

4  A holder of Loan Notes (a "Noteholder") shall be entitled to require
    PacifiCorp Acquisitions to repay the whole (whatever the amount) or any part (being any integral amount of L1) of the principal amount of his holding of Loan Notes at par, together with accrued interest (subject to any requirement to deduct income tax therefrom) up to but excluding the date of repayment, on any interest payment date, from and including 31 December 1998 and thereafter on any interest payment date falling prior to 31 December 2004 by giving not less than 30 days' prior notice in writing to the registrars of PacifiCorp Acquisitions accompanied by the certificate(s) for all the Loan Notes to be repaid and notice of redemption (duly completed) in the prescribed form on the Loan Notes to be repaid.

5 If at any time the principal amount of all Loan Notes outstanding is 20 per cent. or less of the total nominal amount of Loan Notes issued in connection with the Offer, PacifiCorp Acquisitions shall have the right, on giving the remaining Noteholders not less than 30 days' notice in writing expiring on 31 December 1998 or any subsequent interest payment date, to redeem all (but not some only) of the outstanding Loan Notes at par together with accrued interest thereon (subject to any requirement to deduct income tax therefrom) up to but excluding the date of redemption.

6 Any Loan Notes not previously repaid, redeemed or purchased will be repaid in full at par on 31 December 2004, together with accrued interest thereon (subject to any requirement to deduct income tax therefrom) up to and excluding that date.

7 Any Loan Notes repaid, purchased or redeemed will be cancelled and shall not be available for re-issue.

8 The Noteholders will have power by extraordinary resolution of the Noteholders passed in accordance with the provisions of the Loan Note Instrument or by resolution in writing signed by holders of not less than 75 per cent. of the outstanding Loan Notes, INTER ALIA, to sanction any modification, abrogation or compromise of or arrangement in respect of their rights against PacifiCorp Acquisitions and to assent to any amendment in respect of their rights against PacifiCorp Acquisitions and to assent to any amendment of the provisions of the Loan Note Instrument (but in each case subject to the consent of PacifiCorp Acquisitions). PacifiCorp Acquisitions may, with the consent of its financial advisers, amend the provisions of the Loan Note Instrument, without such sanction or consent, if such amendment is of a formal, minor or technical nature or to correct a manifest error.

9 Each Noteholder will have the right to acquire (by subscription at a nominal value of an amount up to or equal to such Noteholder's holding of Notes) additional loan notes to be issued by a subsidiary of PacifiCorp Acquisitions (the "Additional Notes") on terms and conditions substantially the same as those applicable to the Loan Notes, except as follows:

(A) the Additional Notes will not be issued before 31 December 2003;

(B) the rate of interest on the Additional Notes will be 1.5 per cent. below the rate per annum described in paragraph 3(a) above; and

(C) the Additional Notes will not carry any right to acquire any additional securities.

10 Each Noteholder shall be entitled to require all or part (being L1 nominal amount or any integral multiple thereof) of the Loan Notes held by him to be repaid at par together with accrued interest (subject to any requirement to deduct any income tax therefrom) if:

(A) any principal or interest on any of the Loan Notes held by that Noteholder shall fail to be paid in full within 30 days after the due date for payment thereof; or

(B) an order is made or an effective resolution is passed for the winding-up or dissolution of PacifiCorp Acquisitions (other than for the purposes of a solvent reconstruction or a solvent amalgamation or a members' voluntary winding-up on terms previously approved by extraordinary resolution of the Noteholders); or

(C) an encumbrancer takes possession of, or a trustee, receiver, administrator or similar officer is appointed or an administration order is made in respect of, the whole or substantially the whole of the undertaking of PacifiCorp Acquisitions and such person has not been paid out or discharged within 30 days.

11 PacifiCorp Acquisitions shall be entitled at any time to purchase any Loan
    Notes at any price by tender (available to all Noteholders alike), private treaty or otherwise by agreement with the relevant Noteholder(s).

12 The Loan Notes will contain provisions entitling PacifiCorp Acquisitions, without the consent of Noteholders, to substitute any of its subsidiaries or any holding company or subsidiaries of such holding company resident in the UK for tax purposes (other than Eastern or any of its subsidiaries) as the principal debtor under the Loan Note Instrument and the Loan Notes or to require all or any of the Noteholders to exchange their Loan Notes for loan notes issued on the same terms MUTATIS MUTANDIS by any such company provided that (a) PacifiCorp Acquisitions guarantees such company's obligations thereunder; and (b) following such substitution or exchange, the Loan Notes or (as the case may be) such loan notes shall not contain a provision equivalent to this paragraph 12. References to PacifiCorp Acquisitions in this summary shall be construed accordingly. PacifiCorp Acquisitions' right to require substitution of such company as principal debtor (but not the right to require exchange of the Loan Notes) will be exercisable only if prior clearance has been obtained from the Inland Revenue to the effect that the substitution will not be treated as a disposal of the Loan Notes for the purposes of United Kingdom taxation of chargeable gains and PacifiCorp Acquisitions' right to require such an exchange will be exercisable only if the exchange will fall within section 135 of the Taxation of Chargeable Gains Act 1992, and to the extent relevant, clearance has been received from the Inland Revenue under section 138 of that Act in respect of the exchange.

13 The Loan Notes will be evidenced by certificates, will be registered and will be transferable in integral multiples of L1 in excess of that amount, provided that transfers of Loan Notes will not be registered while the register of Noteholders is closed.

14 No application has been made or is intended to be made to any stock exchange or other dealing service for the Loan Notes to be listed or otherwise traded.

15 The Loan Notes and the Loan Note Instrument will be governed by and construed in accordance with English law.

                                  APPENDIX III

                        FINANCIAL AND OTHER INFORMATION
                                ON THE TEG GROUP

1. RESULTS FOR THE NINE MONTHS ENDED 31 DECEMBER 1997.

    The text on pages III-1 to III-5 is a reproduction of the announcement made by The Energy Group on 3 February 1998:

                   "THE ENERGY GROUP -- THIRD QUARTER RESULTS

                              FINANCIAL HIGHLIGHTS

          -  TURNOVER AT L3.4 BILLION UP 10%
        -  OPERATING PROFIT UP 15%

The Energy Group PLC today announces its results for the period 1 October 1997 to 31 December 1997. The results for the quarter have been compared to the pro forma operating results for the equivalent period in 1996 of certain of the businesses which were previously reported as part of Hanson PLC.

FINANCIAL RESULTS

Group turnover for the nine months to 31 December 1997 was L3,390 million, an increase of 10 per cent on the same period last year (pro forma 1996: L3,084 million) Operating profit for the nine month period was L379 million up 15 per cent (pro forma 1996: L330 million), before exceptional costs associated with the PacifiCorp bid and restructuring charges. Pre-exceptional earnings per share for this period were 40.0p.

TRADING

COAL

    Third quarter turnover declined slightly to L323 million (pro forma 1996:
L325 million) mainly due to adverse exchange rate movements. Operating profit rose 8 per cent to L27 million (pro forma 1996: L25 million). Peabody sold 40 million tons (1996: 41 million tons) of steam and metallurgical coal during the quarter and its steam coal products continue to fuel approximately 9 per cent of all electricity produced by US electricity companies.

POWER

    Third quarter turnover was up 17 per cent to L1,005 million (pro forma L860 million) and operating profit rose 88 per cent to L107 million (pro forma 1996:
L57 million). This substantial improvement reflects an excellent performance from our trading activities including Citizens Power and the UK coal-fired power stations. The new gas-fired power station at King's Lynn was fully commissioned in December and Eastern's gas and electricity retail business has also shown an upturn, reflecting improved margins.

                                     III-1

NETWORKS

    Third quarter turnover rose 9 per cent to L139 million (pro forma L127 million) with operating profit increasing 18 per cent to L66 million (pro forma 1996: L56 million). These improved results are mainly due to property disposal and other one-off profits. The underlying networks business was broadly flat, reflecting continuing regulatory price reductions, offset by cost reductions.

    Derek Bonham, Chairman said: "These results demonstrate the strengths of The Energy Group's businesses. The increases in profit in our three sectors are very encouraging. With our mix of generating capacity this was always going to be a good quarter for us.

    Today we have announced the terms of a recommended renewed offer by PacifiCorp for The Energy Group. Together we can create a group with the scale and scope of operations to compete more effectively in international energy markets. Detailed terms of the offer will be mailed to our shareholders shortly."

                                     III-2

                          UNAUDITED FINANCIAL RESULTS
                      THIRD QUARTER ENDED 31 DECEMBER 1997

                                                                         PRO FORMA 3                           PRO FORMA 9
                                                    3 MONTHS TO 31      MONTHS TO 31      9 MONTHS TO 31      MONTHS TO 31
                                                     DECEMBER 1997      DECEMBER 1996      DECEMBER 1997      DECEMBER 1996
                                                          LMN                LMN                LMN                LMN
                                                   -----------------  -----------------  -----------------  -----------------
TURNOVER
Coal (Note 1)....................................            323                325              1,014              1,058
Power............................................          1,005                860              2,253              1,946
Networks.........................................            139                127                354                331
Other............................................              5                  4                 18                 19
Intra-group......................................            (89)              (101)              (249)              (270)
                                                           -----              -----              -----              -----
                                                           1,383              1,215              3,390              3,084
                                                           -----              -----              -----              -----
OPERATING PROFIT
Coal (Note 1)....................................             27                 25                112                113
Power............................................            107                 57                138                 96
Networks.........................................             66                 56                147                134
Other (Note 2)...................................             (8)                (4)               (18)               (13)
                                                           -----              -----              -----              -----
PRE-EXCEPTIONAL OPERATING PROFIT.................            192                134                379                330
Bid-related costs (Note 3).......................             (1)            --                    (10)            --
Restructuring and re-organisation costs (Note
  3).............................................         --                 --                     (7)            --
                                                           -----              -----              -----              -----
TOTAL OPERATING PROFIT...........................            191                134                362                330
                                                           -----              -----                                 -----
Net interest and similar charges.................                                                 (103)
                                                                                                 -----
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION....                                                  259
Taxation charge for the period on results........                                                  (66)
                                                                                                 -----
                                                                                                   193
Windfall tax.....................................                                                 (112)
                                                                                                 -----
Profit on ordinary activities after taxation.....                                                   81
Dividends........................................                                                  (41)
                                                                                                 -----
Profit retained for the period...................                                                   40
                                                                                                 -----
Earnings per ordinary share (Note 4)
Pre-exceptional..................................                                                 40.0
Basic............................................                                                 15.7

Notes

(1) Turnover and operating profit for coal include the results for contract restructuring.

(2) Pro forma adjustments have been made to the figures to 31 December 1996 in respect of the additional administration costs that arose following the demerger. The directors estimate that such costs amount to approximately L15 million per annum.

(3) Exceptional costs in the nine months ended 31 December 1997 relate to L7 million of restructuring costs within the Power segment and bid-related costs of Ll0 million, of which Ll million arose in the quarter ended 31 December 1997.

(4) The earnings per share for the 9 months ended 31 December 1997 are based on the profits for that period and on 516,756,926 shares which excludes the 4,100,891 shares held by The Energy Group Employee Benefit Trust, which has waived the right to dividends on the shares it holds.

                                     III-3

                          UNAUDITED FINANCIAL RESULTS
                      THIRD QUARTER ENDED 31 DECEMBER 1997

                                                                         PRO FORMA 3                           PRO FORMA 9
                                                    3 MONTHS TO 31      MONTHS TO 31      9 MONTHS TO 31      MONTHS TO 31
                                                     DECEMBER 1997      DECEMBER 1996      DECEMBER 1997      DECEMBER 1996
                                                          $MN                $MN                $MN                $MN
                                                   -----------------  -----------------  -----------------  -----------------
TURNOVER
Coal (Note 2)....................................            532                535              1,670              1,743
Power............................................          1,656              1,417              3,712              3,206
Networks.........................................            229                209                583                545
Other............................................              8                  7                 30                 31
Intra-group......................................           (147)              (166)              (410)              (444)
                                                           -----              -----              -----              -----
                                                           2,278              2,002              5,585              5,081
                                                           -----              -----              -----              -----
OPERATING PROFIT
Coal (Note 2)....................................             44                 41                185                186
Power............................................            176                 94                227                158
Networks.........................................            109                 92                242                221
Other (Note 3)...................................            (13)                (6)               (30)               (21)
                                                           -----              -----              -----              -----
PRE-EXCEPTIONAL OPERATING PROFIT.................            316                221                624                544
Bid-related costs (Note 4).......................             (2)            --                    (16)            --
Restructuring and re-organisation costs (Note
  4).............................................         --                 --                    (12)            --
                                                           -----              -----              -----              -----
TOTAL OPERATING PROFIT...........................            314                221                596                544
                                                           -----              -----                                 -----
Net interest and similar charges.................                                                 (169)
                                                                                                 -----
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION....                                                  427
Taxation charge for the period on results........                                                 (109)
                                                                                                 -----
                                                                                                   318
Windfall tax.....................................                                                 (185)
                                                                                                 -----
Profit on ordinary activities after taxation.....                                                  133
Dividends........................................                                                  (67)
                                                                                                 -----
Profit retained for the period...................                                                   66
                                                                                                 -----
Earnings per ordinary ADS (Note 5)
Pre-exceptional..................................                                                 2.64
Basic............................................                                                 1.03

Notes

(1) The above US$ figures have been translated at the average exchange rate for the nine months to 31 December 1997 of $1.6474 to the L.

(2) Turnover and operating profit for coal include the results for contract restructuring.

(3) Pro forma adjustments have been made to the figures to 31 December 1996 in respect of the additional administration costs that arose following the demerger. The directors estimate that such costs amount to approximately $25 million per annum.

                                     III-4

(4) Exceptional costs in the nine months ended 31 December 1997 relate to $12 million of restructuring costs within the Power segment and bid-related costs of $16 million, of which $2 million arose in the quarter ended 31 December 1997.

(5) The earnings per ADS for the 9 months ended 31 December 1997 are based on the profits for that period and on 516,756,926 shares which excludes the 4,100,891 shares held by The Energy Group Employee Benefit Trust, which has waived the right to dividends on the shares it holds. One ADS is equivalent to four ordinary shares."

2.  RESULTS FOR THE SIX MONTHS ENDED 31 MARCH 1997.

    The figures on pages III-5 to III-32 have been extracted from the audited financial statements of The Energy Group for the six months ended 31 March 1997, but do not themselves constitute statutory accounts within the meaning of the Companies Act. The Energy Group's auditors made a report under Section 235 of the Companies Act on those financial statements which was unqualified and did not contain a statement under Section 237(2) to (4) of the Companies Act. Statutory accounts have been delivered to the Registrar of Companies for that period.

           THE ENERGY GROUP PLC--CONSOLIDATED PROFIT AND LOSS ACCOUNT
                     FOR THE SIX MONTHS ENDED 31 MARCH 1997

                                                                                                      NOTE        1997
                                                                                                      -----     ---------
                                                                                                                   LM
Turnover.........................................................................................           1       2,519
Costs and overheads less other income............................................................           3      (2,222)
                                                                                                                ---------
Operating profit.................................................................................           1         297
Net interest payable and similar charges.........................................................           5         (37)
                                                                                                                ---------
Profit on ordinary activities before taxation....................................................                     260
Taxation charge for period.......................................................................           7         (81)
                                                                                                                ---------
Profit on ordinary activities after taxation.....................................................                     179
Dividend.........................................................................................           6         (29)
                                                                                                                ---------
Profit retained for the period...................................................................          17         150
                                                                                                                ---------
                                                                                                                ---------
Earnings per ordinary share:
    Pre-exceptional..............................................................................           8       38.2p
    Basic........................................................................................           8       34.5p

                                     III-5

                      THE ENERGY GROUP PLC--BALANCE SHEETS

                              AS AT 31 MARCH 1997

                                                                                                      GROUP       COMPANY
                                                                                          NOTE        1997         1997
                                                                                          -----     ---------  -------------
                                                                                                       LMN          LMN
FIXED ASSETS
Tangible fixed assets................................................................           9       3,910           --
Investments..........................................................................          10          72           63
                                                                                                    ---------          ---
                                                                                                        3,982           63
                                                                                                    ---------          ---

CURRENT ASSETS
Stocks...............................................................................          11         256           --
Debtors..............................................................................          12       1,359           50
Investments..........................................................................          10          10           --
Short-term deposits..................................................................          13         753           --
Cash.................................................................................          13         385           40
                                                                                                    ---------          ---
                                                                                                        2,763           90
                                                                                                    ---------          ---

CREDITORS--DUE WITHIN ONE YEAR
Short-term borrowings................................................................          14        (738)          --
Overdrafts...........................................................................          14         (61)          --
Other creditors......................................................................          14        (948)         (45)
                                                                                                    ---------          ---
                                                                                                       (1,747)         (45)
                                                                                                    ---------          ---
NET CURRENT ASSETS...................................................................                   1,016           45
                                                                                                    ---------          ---
TOTAL ASSETS LESS CURRENT LIABILITIES................................................                   4,998          108
CREDITORS--DUE AFTER ONE YEAR........................................................          14      (1,655)          --
PROVISIONS FOR LIABILITIES AND CHARGES...............................................          15      (1,498)          --
                                                                                                    ---------          ---
NET ASSETS...........................................................................                   1,845          108
                                                                                                    ---------          ---
                                                                                                    ---------          ---

CAPITAL AND RESERVES
Called up share capital..............................................................          16          52           52
Other reserves.......................................................................          17         639           --
Profit and loss account..............................................................          17       1,154           56
                                                                                                    ---------          ---
EQUITY SHAREHOLDERS' FUNDS...........................................................                   1,845          108
                                                                                                    ---------          ---
                                                                                                    ---------          ---

    Included within Group debtors are amounts recoverable after more than one year of L561 million (Company L7 million).

                                     III-6

             THE ENERGY GROUP PLC--CONSOLIDATED CASH FLOW STATEMENT

                     FOR THE SIX MONTHS ENDED 31 MARCH 1997

                                                                                                NOTE
                                                                                                -----
                                                                                                             LMN        LMN
CASH FLOW FROM OPERATING ACTIVITIES........................................................          20                    346
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received..........................................................................                      29
Interest paid..............................................................................                     (83)
Dividends received from investments........................................................                       1
                                                                                                                ---
                                                                                                                           (53)
TAXATION...................................................................................                                (23)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets..........................................................                    (133)
Purchase of investments....................................................................                     (39)
Sale of tangible fixed assets..............................................................                       4
Sale of investments........................................................................                      12
                                                                                                                ---
                                                                                                                          (156)
ACQUISITION
Purchase of subsidiary undertaking.........................................................          18                    (20)
                                                                                                                           ---
CASH FLOW BEFORE USE OF LIQUID RESOURCES AND FINANCING.....................................                                 94
MANAGEMENT OF LIQUID RESOURCES
Net cash placed on short-term deposit......................................................          22                   (753)
FINANCING
Net new short-term borrowings..............................................................          22         149
Debt due beyond a year:
New secured loan repayable within 5 years..................................................          22         907
Repayment of amounts borrowed..............................................................          22        (118)
                                                                                                                ---
                                                                                                                           938
                                                                                                                           ---
INCREASE IN CASH IN THE PERIOD.............................................................          22                    279
                                                                                                                           ---

                                     III-7

BASIS OF CONSOLIDATION AND PRESENTATION OF FINANCIAL INFORMATION FOR THE SIX MONTHS ENDED 31 MARCH 1997

    The Company was incorporated as a private limited company on 1 October 1996 as The Energy Group Limited and was re-registered as a public limited company under the name The Energy Group PLC on 6 December 1996.

    The Group financial statements consolidate the financial statements of the Company and its subsidiary undertakings, comprising the demerged energy-related businesses of Hanson.

    In accordance with an agreement dated 27 January 1997 (the "Demerger Agreement") providing for the demerger of these businesses, Hanson transferred the entire issued share capital of Rollalong to the Company on 24 February 1997. At that date Rollalong owned or had contracted to acquire all of the energy-related businesses of Hanson. The consideration for this transfer was satisfied by the issue to Hanson shareholders of ordinary shares in the Company, credited as fully paid, as a dividend in specie.

    Rollalong acquired the various subsidiary undertakings, other than Peabody Holding, as a result of internal reorganisations within Hanson at various dates between 30 September 1996 and 27 January 1997. Peabody Holding and its subsidiary undertakings were transferred to a subsidiary undertaking of Rollalong on 7 March 1997.

    The transactions provided for under the Demerger Agreement, together with the transfer of Peabody Holding, are referred to as the "Demerger Transactions".

    The financial statements are presented under merger accounting principles, as if Rollalong and its subsidiary undertakings had been owned and controlled by the Company throughout the period or, in the case of those acquired or disposed of subsequent to the Demerger Transactions, from or up to the date control passed, as appropriate.

    Some individual elements of both the reorganisation under Rollalong and the Demerger Transactions do not satisfy all of the conditions for merger accounting to be permitted in accordance with Financial Reporting Standard 6 and Schedule 4A to the Companies Act, both of which would require such elements to be accounted for using acquisition principles.

    The adoption of acquisition accounting principles for any part of the reorganisation under Rollalong or the Demerger Transactions would have required: the restatement to fair value of certain assets and liabilities; the recognition of goodwill which, in some cases, would not be representative of that arising had the transfers been conducted at arm's length; and the inclusion of the results of certain businesses only from the various arbitrary dates on which the relevant transfers took place within the Company's accounts. As a result of the foregoing, the Directors consider that to apply acquisition accounting would fail to give a true and fair view of the Group's state of affairs and results since the shareholders have had a continuing interest in the energy-related businesses of Hanson following the demerger. Accordingly, the Directors consider that the Demerger Transactions, taken as a whole, require the adoption of merger accounting principles in order to show a true and fair view, having regard to section 226(5) of the Companies Act. No quantification has been given of the effects of the departure because to do so would be misleading.

    In the Company's financial statements its investment in Rollalong is stated at the nominal value of shares issued. As permitted by sections 131 and 133 of the Companies Act, no premium has been recorded on those ordinary shares issued. On consolidation the difference between the nominal value of the Company's shares issued and the amount of share capital and share premium of Rollalong has been credited to a merger reserve.

                                     III-8

PRINCIPAL ACCOUNTING POLICIES USED IN THE PREPARATION OF FINANCIAL INFORMATION FOR THE SIX MONTHS ENDED 31 MARCH 1997

    The consolidated financial statements have been prepared in accordance with applicable UK Accounting Standards. The principal accounting policies, which have been applied consistently throughout the period, are set out below.

ACCOUNTING CONVENTION

    The financial statements have been prepared in accordance with the historical cost convention.

ACCOUNTING FOR ACQUISITIONS

    Other than in respect of the Demerger Transactions, the results of acquired companies and businesses are dealt with in the financial statements from the date of acquisition. On the acquisition of a company or business, fair values reflecting conditions at the date of acquisition are attributed to the identifiable tangible assets and liabilities acquired. Where the consideration paid exceeds the fair value of the net tangible assets acquired, the difference is treated as goodwill and is set off against reserves in the acquisition period.

ASSOCIATED UNDERTAKINGS

    Investments which are not subsidiary undertakings and over which the Group exercises significant influence (other than those which are unincorporated joint ventures) have been accounted for as associated undertakings using the equity method of accounting. Where the Group has an interest in an unincorporated joint venture or a partnership, such interest has been accounted for as follows:

     (i) where all of the venturers share in common the benefits and risks of the entire venture, the Group's interest is accounted for using the equity method of accounting.

    (ii) Where each venturer has its own separate interest in the benefits and risks, the Group's interest is accounted for using proportional consolidation on a line-by-line basis.

TURNOVER

    Coal sales revenue is recognized at the time of shipment. Electricity and gas sales include an estimated accrual for the value of electricity and gas consumed by customers between the date of their last meter reading and the period end. Turnover is stated exclusive of UK value added tax, but inclusive of related US coal production duties and UK fossil fuel levy.

TANGIBLE FIXED ASSETS

(A) CAPITALIZATION

    Tangible fixed assets are stated at cost less accumulated depreciation.

    Interest costs relating to the construction or development of production facilities are capitalised during the pre-production period. Interest costs incurred after production has commenced are expensed.

    Costs incurred to increase the productive capacity of a mine or gas field are capitalised. Costs incurred to maintain the productive capacity of a coal mine or gas field are expensed.

                                     III-9

(B) DEPRECIATION AND DEPLETION

    Buildings and improvements at coal mines are depreciated over the expected productive life of the mine from the date that full production commences.

    Depletion of coal and gas reserves is charged on a unit-of-production basis, based on an assessment of available and proven reserves respectively.

    Freehold land is not depreciated.

    Depreciation of assets other than freehold land, coal and gas reserves and buildings and improvements at coal mines is charged as follows:

Electricity generating station    30 years
assets
Electricity distribution system   40 years at a rate of 3 per cent. per annum for first 20
assets                            years and 2 per cent. per annum for remaining 20 years
Freehold buildings                up to 60 years
Leasehold buildings               shorter of 60 years and remaining period of lease
Telecommunications network        10 to 40 years
assets
Plant, equipment and motor        2 to 49 years
vehicles

(C) ASSETS HELD UNDER LEASES

    Assets held under finance leases are included within fixed assets at the capitalised value of future minimum lease payments and are depreciated over the shorter of their lease period and their useful life. The capital element of the future payments is treated as a liability and the interest element is charged to the profit and loss account so as to reflect a constant annual rate of interest on the remaining balance of the outstanding obligation.

    Rentals paid on operating leases are charged to the profit and loss account on a straight line basis over the shorter of the lease period and the useful life of the leased asset.

(D) IMPAIRMENT

    At each financial period end, an assessment is made of the recoverability of the balance sheet carrying values of coal and gas assets. This assessment is made individually at the lowest operational level at which income and cash flows are monitored as a separate unit. A reduction in carrying value is triggered when the current book value of such a unit of assets exceeds the undiscounted future cash flows. Where shortfalls in cash flows compared with carrying values arise, the assets are written down to fair value, determined usually by discounted future cash flows generated from the assets.

(E) RECLAMATION, RESTORATION AND ABANDONMENT COSTS

    Provision is made for surface reclamation and restoration costs in respect of coal mines and for abandonment costs in respect of gas fields in accordance with local conditions and requirements on the basis of costs estimated at the balance sheet date. The costs are charged to accounting periods on a unit-of-production basis for gas assets and over the life of the mine for coal.

                                     III-10

(F) ENVIRONMENTAL COSTS AND OBLIGATIONS

    Costs incurred in respect of environmental protection are capitalised if they provide future economic benefits for the related production facility. Liabilities for environmental clean-up costs are recognized when clean-ups are probable and the associated costs can be estimated reasonably.

(G) CUSTOMER CONTRIBUTIONS

    Customer contributions to electricity distribution system assets are credited to the profit and loss account over a 40 year period at a rate of 3 per cent. per annum for the first 20 years followed by 2 per cent. per annum for the following 20 years. The unamortised amount of these contributions is deducted from tangible fixed assets.

(H) DISPOSAL OF FIXED ASSETS

    HM Government is entitled to a proportion of any gain realised by Eastern on certain property disposals made up to 31 March 2000. A provision for clawback in respect of such disposals is made to the extent that it is probable that a liability will crystallise. Such a liability would crystallise when an actual or deemed disposal occurs.

STOCKS

    Stocks are stated at the lower of cost and net realisable value. Cost includes labour, supplies, equipment and an appropriate proportion of operating and overhead costs.

INVESTMENTS

    Fixed asset investments are stated at cost or directors' valuation less provisions for permanent diminutions in value. Current asset investments are stated at the lower of cost and net realisable value. Investment income is included in the financial statements of the period to which it relates.

FOREIGN CURRENCIES

    Transactions in foreign currencies are recorded at the exchange rates ruling at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the rates of exchange ruling at the balance sheet date. All differences on translation are taken to the profit and loss account.

    Average rates of exchange ruling during the period are used to translate the profit and loss accounts of overseas subsidiary and associated undertakings. The balance sheets of overseas subsidiary undertakings are translated at rates ruling at the balance sheet date. Differences on translation arising from changes in the sterling value of overseas net assets, together with the differences between profit and loss accounts translated at average rates and at balance sheet rates, are shown as a movement on reserves and in the statement of recognised gains and losses.

    Other exchange rate differences are dealt with in the profit and loss account for the period.

DEFERRED TAXATION

    Deferred taxation is provided using the liability method in respect of timing differences except where the liability or asset is not expected to crystallise in the foreseeable future. No deferred tax asset is recognised corresponding to liabilities provided for in respect of post-retirement healthcare benefits. Provision is not made for additional taxation which might be payable if profits retained by overseas companies were distributed as dividends.

                                     III-11

HEALTHCARE AND OTHER OBLIGATIONS TO EMPLOYEES

    The Group provides healthcare and other benefits, including workers' compensation benefits, to certain qualifying employees and former employees of the Peabody companies and their dependants under the provisions of various benefit plans or as required by US state or federal law. These benefits are accrued and charged to the profit and loss account over the expected service lives of the employees with the exception of pneumoconiosis ("black lung") benefits in respect of employees ceasing employment prior to 1 July 1973, which are accounted for as payments are made. Pneumoconiosis benefits in respect of employees ceasing employment after 30 June 1973 are estimated actuarially; the last actuarial review was performed as at 1 October 1996. Other workers' compensation benefits are also assessed actuarially.

PENSION COSTS

    The Group operates retirement benefit schemes in the UK, the USA and Australia, in accordance with local regulation and custom. The assets of the schemes are held in separate funds administered by trustees.

    The costs of providing pensions are charged to the profit and loss account over employees' service lives. The pension costs relating to those schemes which provide defined benefits are assessed in accordance with the advice of qualified actuaries.

NOTES TO THE FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED 31 MARCH 1997

1. OPERATING PROFIT, TURNOVER AND CAPITAL EMPLOYED BY SEGMENT

                                                                                                 1997
                                                                                ---------------------------------------
                                                                                  OPERATING                   CAPITAL
                                                                                   PROFIT       TURNOVER     EMPLOYED
                                                                                     LM            LM           LM
                                                                                -------------  -----------  -----------
By activity:
Coal..........................................................................           66           647        1,370
Power.........................................................................          129         1,801        1,117
Networks......................................................................          122           274        1,063
Other.........................................................................       --                 9            8
Intra-Group trading...........................................................       --              (212)      --
                                                                                        ---         -----        -----
                                                                                        317         2,519        3,558
Exceptional restructuring and reorganisation costs............................          (20)       --           --
                                                                                        ---         -----        -----
                                                                                        297         2,519        3,558
                                                                                        ---         -----        -----
                                                                                        ---         -----        -----

    Power turnover includes gas sales of L251 million in the period. All intra-group trading represents charges from the Networks business to the Power business, at market rates, for use of the distribution system.

                                     III-12

                                                                                                 1997
                                                                                ---------------------------------------
                                                                                  OPERATING                   CAPITAL
                                                                                   PROFIT       TURNOVER     EMPLOYED
                                                                                     LM            LM           LM
                                                                                -------------  -----------  -----------
By geographical location:
United Kingdom................................................................          228         1,853        2,166
USA...........................................................................           52           574        1,148
Australia.....................................................................           14            74          226
Other.........................................................................            3            18           18
                                                                                        ---         -----        -----
                                                                                        297         2,519        3,558
                                                                                        ---         -----        -----
                                                                                        ---         -----        -----

    The above analysis shows the geographical segments from which goods and services are supplied.

                                                                                                             1997
                                                                                                              LM
                                                                                                           ---------
Turnover by geographical destination:
United Kingdom...........................................................................................      1,861
North and South America..................................................................................        542
Rest of Europe...........................................................................................         42
Asia/Pacific.............................................................................................         74
                                                                                                           ---------
                                                                                                               2,519
                                                                                                           ---------
                                                                                                           ---------

    The contribution from the acquisition during the period is shown in note 18.

2. CAPITAL EMPLOYED RECONCILIATION

                                                                                                             1997
                                                                                                              LM
                                                                                                           ---------
Shareholders' funds......................................................................................      1,845
Current and deferred taxes...............................................................................        285
Dividend.................................................................................................         29
Net debt, investments and non-operating assets...........................................................      1,399
                                                                                                           ---------
Capital employed as per note 1...........................................................................      3,558
                                                                                                           ---------
                                                                                                           ---------

                                     III-13

3. COSTS AND OVERHEADS LESS OTHER INCOME

                                                                                                             1997
                                                                                                              LM
                                                                                                           ---------
Changes in stocks of finished goods and work in progress.................................................        (10)
Raw materials and consumables............................................................................      1,334
Employment costs (note 4)................................................................................        220
Depreciation.............................................................................................         64
Depletion................................................................................................         36
Exceptional restructuring and reorganisation cost........................................................         20
Production taxes.........................................................................................         70
Other operating charges less other income................................................................        488
                                                                                                           ---------
                                                                                                               2,222
                                                                                                           ---------
                                                                                                           ---------

    Included above are costs and overheads within Teplarny Brno of L15 million.

    Exceptional restructuring and reorganisation costs reflect full provision for the re-opening of Eastern's voluntary severance scheme in its Networks business.

                                                                                                                1997
                                                                                                                 LM
                                                                                                                -----
Included above
Operating lease rental.....................................................................................         138
Research and development...................................................................................      --

                                                                                                                1997
                                                                                                                 LM
                                                                                                                -----
Remuneration paid to auditors for audit services worldwide.................................................           1
Fees for non-audit services paid to Ernst & Young within the UK............................................           6
Fees for non-audit services paid to Ernst & Young outside the UK and to other auditors.....................           2

    Non-audit services mainly relate to the demerger and acquisitions, taxation and regulatory advice and information technology services. Payments to auditors for audit and non-audit services are reviewed by the Audit Committee and approved by the Board.

                                     III-14

4. DIRECTORS AND EMPLOYEES

                                                                                                            1997
                                                                                                             LM
                                                                                                          ---------
Employment costs:
  Aggregate gross wages and salaries....................................................................        208
  Employers' social security costs......................................................................         14
  Post-retirement benefits..............................................................................         17
  Pension costs (note 24)...............................................................................         10
                                                                                                          ---------
                                                                                                                249
  Less: amounts capitalised.............................................................................        (29)
                                                                                                          ---------
Charged to profit and loss account......................................................................        220
                                                                                                          ---------
                                                                                                          ---------
Average number of persons employed by the Group:                                                               1997
United Kingdom..........................................................................................      6,770
USA.....................................................................................................      6,549
Australia...............................................................................................      1,120
Other...................................................................................................        669
                                                                                                          ---------
                                                                                                             15,108
                                                                                                          ---------
                                                                                                          ---------

    The total number of employees at 31 March 1997 was 15,025.

5. NET INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                                                1997
                                                                                                                 LM
                                                                                                                -----
Interest payable
Bank loans.................................................................................................          42
Other loans................................................................................................          35
                                                                                                                     --
Total payable (including L3 million relating to finance leases)............................................          77
Interest receivable........................................................................................         (35)
Interest capitalised.......................................................................................          (5)
                                                                                                                     --
Net Interest payable and similar charges...................................................................          37
                                                                                                                     --

6. DIVIDEND

                                                                                                  PENCE PER       1997
                                                                                                    SHARE          LM
                                                                                                -------------     -----
Dividend payable on 4 July 1997...............................................................         5.5p            29

    Prior to demerger the businesses comprising the Group were owned by Hanson and appropriations of cash and other assets have been treated as diminutions in net assets.

                                     III-15

7. TAXATION

                                                                                                      1997
                                                                                 -----------------------------------------------
                                                                                      BEFORE
                                                                                    EXCEPTIONAL       EXCEPTIONAL
                                                                                       ITEMS             ITEMS          TOTAL
                                                                                        LM                LM             LM
                                                                                 -----------------  ---------------     -----
UK:
Corporation tax at 33%.........................................................             69                (1)            68
Deferred tax...................................................................              2            --                  2
                                                                                            --                --             --
                                                                                            71                (1)            70
Overseas:
Current tax....................................................................              7            --                  7
Deferred.......................................................................              4            --                  4
                                                                                            --                --             --
                                                                                            82                (1)            81
                                                                                            --                --             --
                                                                                            --                --             --

Reconciliation of effective tax rate after exceptional items:

                                                                                           %
                                                                                       ---------
Statutory UK corporation tax rate....................................................       33.0
Non-deductible and non-taxable items.................................................        4.7
Tax rate differences.................................................................        1.6
Exceptional item.....................................................................        2.1
Group relief.........................................................................      (10.2)
                                                                                       ---------
Effective tax rate...................................................................       31.2
                                                                                       ---------
                                                                                       ---------

8. EARNINGS PER ORDINARY SHARE

                                                                                                             1997
                                                                                                              LM
                                                                                                           ---------
Net profit for the period before exceptional items.......................................................        198
Exceptional items after tax..............................................................................        (19)
                                                                                                           ---------
Net profit for the period................................................................................        179
                                                                                                           ---------
                                                                                                           ---------
Earnings per ordinary share before exceptional items.....................................................       38.2p
Loss per ordinary share on exceptional items.............................................................       (3.7)p
                                                                                                           ---------
Earnings per ordinary share..............................................................................       34.5p
                                                                                                           ---------
                                                                                                           ---------

    The earnings per ordinary share for the six months ended 31 March 1997 are calculated on the basis of 518,607,817 ordinary shares. This excludes the 2,250,000 shares held by The Energy Group Employee Benefit Trust which has waived its right to dividends on the shares it holds.

    The effect on earnings per ordinary share of the issue of shares under option (see note 16) would not be material. Earnings per ordinary share before exceptional items have been calculated to show the impact of exceptional items on the results, as such items can have a distorting effect on earnings from year to year and therefore warrant separate consideration.

                                     III-16

9. TANGIBLE FIXED ASSETS

                                                                                                                     PLANT,
                                                                                                                    EQUIPMENT
                                                      LAND AND        COAL AND     DISTRIBUTION     GENERATING      AND MOTOR
                                                      BUILDINGS      GAS ASSETS       SYSTEM         STATIONS       VEHICLES
GROUP                                                    LM              LM             LM              LM             LM
-------------------------------------------------  ---------------  -------------  -------------  ---------------  -----------
Cost:
As at 1 October 1996.............................            75           2,466            987             354          1,096
Exchange adjustments.............................        --                (116)        --              --                (45)
Acquisitions.....................................        --              --             --                  36              7
Additions........................................            14              21             48              13             54
Disposals and other..............................        --                 (75)            (3)             (1)           (44)
                                                             --
                                                                          -----          -----             ---          -----
As at 31 March 1997..............................            89           2,296          1,032             402          1,068
                                                             --
                                                                          -----          -----             ---          -----
Accumulated deprecation and depletion:
As at 1 October 1996.............................             2             389             39               7            566
Exchange adjustments.............................        --                 (19)        --              --                (26)
Charge for the period............................             1              36             20          --                 43
Disposals and other..............................        --                 (20)        --                  (1)           (60)
                                                             --
                                                                          -----          -----             ---          -----
As at 3l March l997..............................             3             386             59               6            523
                                                             --
                                                                          -----          -----             ---          -----
Net book value:
As at 1 October 1996.............................            73           2,077            948             347            530
                                                             --
                                                                          -----          -----             ---          -----
As at 31 March 1997..............................            86           1,910            973             396            545
                                                             --
                                                                          -----          -----             ---          -----


                                                     TOTAL
GROUP                                                 LM
-------------------------------------------------  ---------
Cost:
As at 1 October 1996.............................      4,978
Exchange adjustments.............................       (161)
Acquisitions.....................................         43
Additions........................................        150
Disposals and other..............................       (123)

                                                   ---------
As at 31 March 1997..............................      4,887

                                                   ---------
Accumulated deprecation and depletion:
As at 1 October 1996.............................      1,003
Exchange adjustments.............................        (45)
Charge for the period............................        100
Disposals and other..............................        (81)

                                                   ---------
As at 3l March l997..............................        977

                                                   ---------
Net book value:
As at 1 October 1996.............................      3,975

                                                   ---------
As at 31 March 1997..............................      3,910

                                                   ---------

    The net book value of land and buildings as at 31 March 1997 comprised freeholds of L85 million (1 October 1996 L72 million), long leaseholds of L1 million (1 October 1996 L1 million) and short leaseholds of Lnil (1 October 1996
Lnil).

    Coal and gas assets at 31 March 1997 included natural gas assets with a cost of L40 million (1 October 1996 L35 million), accumulated depletion of L8 million (1 October 1996 L2 million) and net book value of L32 million (1 October 1996 L33 million).

    Capitalised interest at 31 March 1997 included within fixed assets amounted to L13 million (1 October 1996 L8 million).

    The cost of distribution system fixed assets at 31 March 1997 is shown net of customer contributions of L359 million (1 October 1996 L343 million). The net book value of customer contributions at 31 March 1997 was L267 million (1 October 1996 L256 million).

    Other movements consist mainly of the change in treatment of Black Beauty Coal Company which is described in note 10.

    Assets in the course of construction at 31 March 1997 amounted to L298 million (1 October 1996 L310 million).

                                     III-17

    Generating stations included assets held under finance leases as follows:

                                                                                                      31 MARCH 1997
                                                                                                           LM
                                                                                                   -------------------
Cost.............................................................................................             128
Accumulated depreciation.........................................................................             (14)
                                                                                                              ---
Net book value...................................................................................             114
                                                                                                              ---

10. INVESTMENTS

                                                                          UNLISTED INVESTMENTS
                                                                     ------------------------------
                                                                        ASSOCIATED                      INVESTMENT IN
                                                                       UNDERTAKINGS        OTHER         OWN SHARES
FIXED ASSET INVESTMENTS                                                     LM              LM               LM
-------------------------------------------------------------------  -----------------  -----------  -------------------
Group
As at 1 October 1996...............................................              5              12           --
Adjustment.........................................................             25          --               --
Acquisitions.......................................................         --                   2           --
Additions..........................................................         --                  28               11
Share of retained profit...........................................              1          --               --
Disposals..........................................................         --                 (12)          --
                                                                                --              --               --
As at 31 March 1997................................................             31              30               11
                                                                                --              --               --


                                                                        TOTAL
FIXED ASSET INVESTMENTS                                                  LM
-------------------------------------------------------------------     -----
Group
As at 1 October 1996...............................................          17
Adjustment.........................................................          25
Acquisitions.......................................................           2
Additions..........................................................          39
Share of retained profit...........................................           1
Disposals..........................................................         (12)
                                                                             --
As at 31 March 1997................................................          72
                                                                             --

    The investment in own shares represents The Energy Group Employee Benefit Trust's investment in the company's shares (see note 16),

    Following a detailed consideration of the nature of the joint venture agreement governing Black Beauty Coal Company ("BBCC"), the Group's interest in that operation is now accounted for on an equity accounting basis, rather than the proportional consolidation basis which had historically been applied. This change in treatment better reflects the nature of the Group's interest in the operation, its revenues and its assets. A summary of the effect of this change in accounting treatment on the Group balance sheet is shown below:

                                                                                                  GROUP'S SHARE OF
                                                                                                BBCC'S BALANCE SHEET
                                                                                            ----------------------------
                                                                                                AS AT          AS AT
                                                                                              31 MARCH       1 OCTOBER
                                                                                                1997           1996
                                                                                                 LM             LM
                                                                                            -------------  -------------
Tangible fixed assets.....................................................................           44             41
Working capital...........................................................................           43             37
Net debt..................................................................................          (62)           (53)
                                                                                                     --             --
Group's share of net assets...............................................................           25             25
                                                                                                     --             --

    Each of the individual items in the summarised BBCC balance sheet at 1 October 1996 was included within the Group balance sheet as at 1 October 1996 under proportional consolidation. During the six month period ended 31 March 1997 adjustments have been made to remove these items due to the change in treatment. The above BBCC balance sheet analysis as at 31 March 1997 is purely for information purposes as it is only the Group's share of the net assets of BBCC which is included within

                                     III-18
the consolidated balance sheet under "Fixed Asset Investments-Associated Undertakings". The balance at the start of the period is shown as an adjustment in the above table of fixed asset investments.

    The principal associated undertaking at 31 March 1997 was:

                                                                                         SHARE
                                                                     FINANCIAL          CAPITAL        PRE-TAX         %
                                                       COUNTRY        YEAR END       AND RESERVES      PROFIT        OWNED
                                                     -----------  ----------------  ---------------  -----------  -----------
Black Beauty Coal Company..........................         USA        31 December          L74m            L6m           33

                                                                               INVESTMENT IN OWN      SUBSIDIARY
                                                                                    SHARES           UNDERTAKINGS         NET
                                                                                      LM                  LM              LM
                                                                              -------------------  -----------------      ---
Company
As at 1 October 1996........................................................          --                  --              --
Additions and acquisitions on demerger......................................          --                      52              52
Investment in own shares....................................................              11              --                  11
                                                                                          --                  --              --
As at 31 March 1997.........................................................              11                  52              63
                                                                                          --                  --              --

                                                                                                               GROUP
                                                                                                               1997
                                                                                                                LM
                                                                                                            -----------
Current asset investments
Unlisted..................................................................................................          10
                                                                                                                    --

11. STOCKS

                                                                                                               GROUP
                                                                                                               1997
                                                                                                                LM
                                                                                                            -----------
Raw materials and consumables.............................................................................         118
Work in progress..........................................................................................          66
Finished stock and items for resale.......................................................................          72
                                                                                                                   ---
                                                                                                                   256
                                                                                                                   ---

                                     III-19

12. DEBTORS

                                                                                                 GROUP        COMPANY
                                                                                                 1997          1997
                                                                                                  LM            LM
                                                                                               ---------  ---------------
Due within one year:
  Trade debtors..............................................................................        647        --
  Amounts owed by subsidiary undertakings....................................................     --                42
  Other debtors and prepayments..............................................................        151             1
                                                                                                                    --
                                                                                               ---------
                                                                                                     798            43
                                                                                                                    --
                                                                                               ---------
Due after one year:
  Trade debtors..............................................................................          6        --
  Royalties receivable and other debtors.....................................................        232        --
  Advance corporation tax recoverable........................................................         91             7
  Operating lease prepayments................................................................        232        --
                                                                                                                    --
                                                                                               ---------
                                                                                                     561             7
                                                                                                                    --
                                                                                               ---------
                                                                                                   1,359            50
                                                                                                                    --
                                                                                                                    --
                                                                                               ---------
                                                                                               ---------

13. CASH AND SHORT-TERM DEPOSITS

                                                                                                 GROUP        COMPANY
                                                                                                 1997          1997
                                                                                                  LM            LM
                                                                                               ---------  ---------------
Short-term deposits..........................................................................        753        --
Cash.........................................................................................        385            40
                                                                                                                    --
                                                                                               ---------
                                                                                                   1,138            40
                                                                                                                    --
                                                                                               ---------

    L408 million of the short-term deposits has been used to cash-collateralise existing future obligations to certain banks in respect of the funding of the operating leases of power stations leased from National Power.

                                     III-20

14. CREDITORS

                                                                             GROUP        COMPANY
                                                                             1997          1997
                                                                              LM            LM
                                                                           ---------  ---------------
Amounts falling due within one year:
  Short-term loans and commercial paper..................................        732        --
  Finance leases.........................................................          6        --
  Bank overdrafts........................................................         61        --
  Trade creditors........................................................        376             1
  Corporation tax........................................................        105             7
  Other taxation and social security.....................................         20        --
  Other creditors........................................................        148             5
  Accruals and deferred income...........................................        270        --
  Amounts owed to subsidiary undertakings................................     --                 3
  Dividend proposed......................................................         29            29
                                                                                                --
                                                                           ---------
                                                                               1,747            45
                                                                                                --
                                                                                                --
                                                                           ---------
                                                                           ---------

    Weighted average interest rates as at 31 March 1997 on bank overdrafts were 12.8%, and on short-term loans and commercial paper 6.5%.

                                                                                         GROUP
                                                                                         1997
                                                                                          LM
                                                                                       ---------
Amounts falling due after more than one year:
  Loans not wholly repayable within 5 years:
    $300 million 5% subordinated income note 2006....................................        170
    L350 million 8.375% bonds due 2004...............................................        348
    L200 million 8.5% bonds due 2025.................................................        197
                                                                                       ---------
                                                                                             715
Other loans repayable within 5 years.................................................        791
Net obligations under finance leases.................................................        149
                                                                                       ---------
                                                                                           1,655
                                                                                       ---------
                                                                                       ---------

    L100 million of the L350 million 8.375% bonds has been converted into floating rate debt by way of interest rate swaps expiring in 2004. As at 31 March 1997, the weighted average interest rate payable was 7.4%. Amounts shown above for bonds are net of unamortised issue costs.

                                                                                         GROUP
                                                                                         1997
                                                                                          LM
                                                                                       ---------
Long term debt is repayable as follows:
  Years ending 31 March
    1999.............................................................................        227
    2000.............................................................................        243
    2001.............................................................................        261
    2002.............................................................................        149
  Thereafter.........................................................................        775
                                                                                       ---------
                                                                                           1,655
                                                                                       ---------
                                                                                       ---------

                                     III-21

    The Group is exposed to loss in the event of non-performance by banks under currency swap and interest rate protection agreements described above. The extent of this exposure varies with the prevailing interest and currency rates and was not material throughout the period. No single bank is party to more than L235 million nominal value of such agreements. The Group does not anticipate non-performance by any of its counterparties.

    Obligations of commercial banks under standby letters of credit totalled L135 million.

15. PROVISIONS FOR LIABILITIES AND CHARGES

                                                          HEALTHCARE         RECLAMATION
                                                           AND OTHER             AND
                                                          OBLIGATIONS       ENVIRONMENTAL      DEFERRED
                                                         TO EMPLOYEES        OBLIGATIONS       TAXATION        OTHER       TOTAL
                                                              LM                 LM               LM            LM          LM
                                                       -----------------  -----------------  -------------  -----------  ---------
As at 1 October 1996.................................            899                285              192           181       1,557
Exchange adjustments.................................            (43)               (14)              (9)           (1)        (67)
Utilised in period...................................            (34)               (13)              (7)          (15)        (69)
Provided in period...................................             26                 22                4            25          77
                                                                 ---                ---              ---           ---   ---------
As at 31 March 1997..................................            848                280              180           190       1,498
                                                                 ---                ---              ---           ---   ---------

    The provided and unprovided liabilities for deferred taxation at 31 March 1997 were as follows:

                                                                                              AMOUNTS        AMOUNTS
                                                                                             PROVIDED      UNPROVIDED
                                                                                               1997           1997
                                                                                                LM             LM
                                                                                           -------------  -------------
Excess of capital allowances.............................................................           87            753
Post-retirement healthcare benefits......................................................       --               (215)
Other timing differences.................................................................           93           (220)
                                                                                                   ---            ---
                                                                                                   180            318
                                                                                                   ---            ---
                                                                                                   ---            ---

16. SHARE CAPITAL

    The share capital of the Company at 31 March 1997 was:

                                                                                         ALLOTTED
                                                                                       CALLED-UP AND
                                                                     AUTHORISED         FULLY PAID
                                                                         LM                 LM
                                                                   ---------------  -------------------
Ordinary shares (10p each).......................................           100                 52
                                                                                                --
                                                                                                --
                                                                            ---
                                                                            ---

(a) On incorporation, the Company had an authorised share capital of L50,000 divided into 5,000,000 ordinary shares of 1p each, of which two fully paid shares were issued to the subscribers.

(b) On 4 December 1996, 4,999,998 ordinary shares of 1p each in the authorised but unissued share capital were redesignated as redeemable preference shares of 1p each and issued for cash at par.

(c) On 22 January 1997 the authorised share capital was increased from L50,000 to L100 million by the creation of a further 9,995,000,000 ordinary shares of 1p each.

(d) On 21 February 1997 the 4,999,998 preference shares of 1p each were redeemed at par and redesignated as ordinary shares of 1p each in the authorised share capital.

                                     III-22

(e) On 24 February 1997:

    (i) 5,208,578,160 ordinary shares of 1p each were issued, credited as fully paid, to Hanson shareholders as a specie dividend to effect the demerger;

    (ii) 8 ordinary shares of 1p each were issued at par, for cash; and

    (iii) immediately on listing on the London Stock Exchange every 10 ordinary shares of 1p each in the authorised and issued share capital were consolidated into one ordinary share of 10p so that the authorised share capital became L100 million divided into 1,000,000,000 ordinary shares of 10p each and the issued share capital became L52.1 million divided into 520,857,817 ordinary shares of 10p each.

(f) At 31 March 1997 a total of 9,506,511 ordinary shares with a nominal value of L0.9 million were reserved for issue as follows:

    (i) 1,598,538 shares in respect of contingent awards under the Company's long term incentive plan. Subject to the requisite performance conditions being met, this maximum number of shares will vest in February or March 2000;

    (ii) 871,797 shares in respect of options under the Sharesave Scheme exercisable from April to September 2000 at a subscription price of 465p per share;

    (iii) 5,168,260 shares in respect of options under the Sharesave Scheme exercisable from April to September 2002 at a subscription price of 438p per share;

    (iv) 1,624,572 shares in respect of options issued under the Executive Share Option Scheme exercisable from February 2000 to February 2007 at a subscription price of 547.5p per share; and

    (v) 243,344 shares in respect of contingent rights under the Company's special bonus arrangement. Subject to the requisite performance conditions being met, the shares will vest in June or July 1998.

    The Energy Group Employee Benefit Trust has been established to acquire ordinary shares in the Company, by subscription or purchase, with funds provided by the Company to satisfy rights to shares arising on the exercise of share options and on the vesting of performance-related share awards. At 31 March 1997 the trust had acquired 2,250,000 ordinary shares at a cost of L10.7 million, financed by interest-free loans from the Company, which at the balance sheet date totalled L15 million. Since 31 March 1997 the trust has acquired a further 1,850,891 ordinary shares at a cost of L9.3 million and a further interest-tree loan of L5 million has been made to the trust. The trust has waived its right to dividends on the ordinary shares held by it.

                                     III-23

17. RESERVES

                                                                                   PROFIT AND        OTHER       TOTAL
                                                                                  LOSS ACCOUNT     RESERVES      1997
GROUP                                                                                  LM             LM          LM
-------------------------------------------------------------------------------  ---------------  -----------  ---------
As at 1 October 1996
  Actual invested capital......................................................         1,056          1,129       2,185
  Pro forma adjustments........................................................        --               (383)       (383)
                                                                                        -----          -----   ---------
  Pro forma invested capital...................................................         1,056            746       1,802
Increase in net debt...........................................................        --                (42)        (42)
Issue of share capital.........................................................        --                (52)        (52)
Other movements................................................................        --                (13)        (13)
Exchange fluctuation on foreign net investments................................           (52)        --             (52)
Profit retained for the period.................................................           150         --             150
                                                                                        -----          -----   ---------
As at 31 Match 1997............................................................         1,154            639       1,793
                                                                                        -----          -----   ---------
                                                                                        -----          -----   ---------

    The pro forma invested capital reflects the figures included within the Energy Group Listing Particulars.

    No goodwill arose on the acquisition of the Group's interest in Teplarny
Brno.

    The cumulative amount of goodwill resulting from acquisitions prior to 31 March 1997, net of goodwill attributable to subsidiary undertakings or businesses disposed of prior to 31 March 1997, amounted to L1,147 million derived by calculating the amount of historical goodwill in the currency of acquisition at period end rates of exchange. This has been set off against merger reserve and the net amount reported as other reserves.

    Included in the consolidated reserves above was L1 million in respect of associated undertakings, all of which arose in the period ended 31 March 1997.

    There are no significant statutory or contractual restrictions on the distribution of current profits of subsidiary or associated undertakings: undistributed profits of prior years are, in the main, permanently employed in the businesses of these companies. The undistributed profits of Group companies overseas may be liable to overseas taxes and/or UK taxation (after allowing for double taxation relief) if they were to be distributed as dividends.

                                                                                                        PROFIT AND
                                                                                                       LOSS ACCOUNT
                                                                                                           1997
COMPANY                                                                                                     LM
---------------------------------------------------------------------------------------------------  -----------------
As at 1 October 1996...............................................................................         --
Profit retained for the period.....................................................................             56
                                                                                                                --
As at 31 March 1997................................................................................             56
                                                                                                                --
                                                                                                                --

    As permitted by section 230 of the Companies Act, the Company has not presented its own profit and loss account. The profit for the period dealt with in the financial statements of the Company was L85 million. After the proposed dividend of L29 million, the retained profit for the period was L56 million.

18. ACQUISITIONS AND DISPOSALS

    During the period the Group acquired 52.8% of the issued share capital of Teplarny Brno, a heating and generation company based in the Czech Republic. For the period since acquisition, turnover of

                                     III-24

L18 million and operating profit of L3 million in respect of this acquisition are included within the consolidated profit and loss account. The total purchase consideration for the acquisition of this 52.8% interest was L21 million. Its operating assets and liabilities were as follows:

                                                                              BOOK VALUE         ADJUSTMENTS       FAIR VALUE
                                                                                  LM                 LM                LM
                                                                           -----------------  -----------------  ---------------
Tangible fixed asset.....................................................             33                 10                43
Fixed asset investments..................................................              2             --                     2
Working capital..........................................................             (4)                (2)               (6)
Cash.....................................................................              1             --                     1
                                                                                      --                 --                --
                                                                                      32                  8                40
                                                                                      --                 --                --
                                                                                      --                 --                --
Cash consideration.......................................................                                                  21
Minority interest........................................................                                                  19
                                                                                                                           --
                                                                                                                           40
                                                                                                                           --
                                                                                                                           --

The net cash flow for the acquisition was:

                                                                                                                      LM
                                                                                                                 -------------
Cash consideration.......................................................                                                 21
Cash acquired............................................................                                                 (1)
                                                                                                                          --
Net cash paid............................................................                                                 20
                                                                                                                          --
                                                                                                                          --

    Fair value adjustments were made to the book value of the assets and liabilities of the above acquisition to bring them into alignment with the Company's accounting policies and to adjust where applicable the carrying values of certain assets and liabilities.

    The above figures reflect a preliminary allocation of the purchase consideration to the net assets and liabilities of the acquisition made in the period. The preliminary allocation will be reviewed based on additional information up to 31 March 1998. The directors do not believe that any net adjustments resulting from such a review would have a material adverse effect on the Group.

    For the year prior to acquisition, Teplarny Brno reported profit after tax of L4 million.

    The Group made no significant disposals during the period.

19. FINANCIAL COMMITMENTS

    (a) Capital commitments of the Group as at 31 March 1997 were as follows:

                                                                                                                LM
                                                                                                             ---------
Contracted but not provided for............................................................................        146
                                                                                                                   ---
                                                                                                                   ---

                                     III-25

    (b) Gas "take or pay" contracts

    There are various types of contract for the purchase of gas. Almost all include "take or pay" obligations, under which the buyer agrees to pay for a minimum quantity of gas in a year. In order to help meet the expected needs of its wholesale and retail customers, Eastern has entered into a range of gas purchase contracts. As at 31 March 1997 the commitments under long-term gas purchase contracts amounted to an estimated L2.2 billion covering periods up to 18 years forward.

    (c) The future minimum rental commitments as at 31 March 1997 under finance leases and non-cancellable operating leases, together with the present value of minimum lease payments under finance leases were as follows:

                                                                                                OPERATING      FINANCE
                                                                                                 LEASES        LEASES
                                                                                                   LM            LM
                                                                                              -------------  -----------
Year ending 31 March
  1998......................................................................................           22            16
  1999......................................................................................           66            19
  2000......................................................................................           62            20
  2001......................................................................................           38            18
  2002......................................................................................           36            17
Thereafter..................................................................................          120           121
                                                                                                      ---           ---
Total minimum lease payments................................................................          344           211
                                                                                                      ---
Less amount representing interest...........................................................                        (56)
                                                                                                                    ---
Present value of minimum lease commitments..................................................                        155
                                                                                                                    ---

    The majority of the operating lease commitments relate to coal-fired power stations. Additional payments of approximately L6 per megawatt hour (indexed) linked to output levels from these stations are payable for between the first five and seven years of their operation by the Group.

    (d) The annual commitments under non-cancellable operating leases at 31 March 1997 were:

                                                                                                 LAND AND
                                                                                                 BUILDINGS        OTHER
                                                                                                    LM             LM
                                                                                              ---------------  -----------
Leases expiring:
  Within one year...........................................................................        --             --
  Within two to five years..................................................................             2              5
  After five years..........................................................................             1             14
                                                                                                       ---            ---
                                                                                                         3             19
                                                                                                       ---            ---

                                     III-26

20. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                                                1997
                                                                                                                 LM
                                                                                                                -----
Operating profit before exceptional item...................................................................         317
Depreciation and depletion.................................................................................         100
Profit on sales of tangible fixed assets...................................................................          (3)
Share of profit of associated undertakings.................................................................          (2)
Increase in investments....................................................................................          (2)
Increase in stocks.........................................................................................          (8)
Increase in debtors........................................................................................         (83)
Increase in creditors......................................................................................          50
Provisions.................................................................................................         (23)
                                                                                                                    ---
Net cash inflow from operating activities..................................................................         346
                                                                                                                    ---

21. ANALYSIS OF CHANGES IN FINANCING

                                                             SHARE        LOANS AND           CURRENT            CURRENT
                                                            CAPITAL    FINANCE LEASES     DEBENTURE LOANS      BANK LOANS
                                                              LM             LM                 LM                 LM
                                                          -----------  ---------------  -------------------  ---------------
Balance as at 1 October 1996............................      --                945                154                 14
Pro forma additional net debt at 1 October 1996.........      --             --                 --                    381
                                                                 ---          -----                ---                ---
Pro forma balance at 1 October 1996.....................      --                945                154                395
Non-cash demerger share issue...........................          52         --                 --                 --
Additional debt on demerger.............................      --             --                 --                     42
Exchange movements......................................      --                (12)                (9)            --
Cash inflow (outflow) from financing....................      --                789               (113)               262
Other movements.........................................      --                (54)            --                     (6)
Current loan reallocations..............................      --                (13)                13             --
                                                                 ---          -----                ---                ---
Balance as at 31 March 1997.............................          52          1,655                 45                693
                                                                 ---          -----                ---                ---

    The pro forma balance at 1 October 1996 reflects the figures included within the Energy Group Listing Particulars. Other movements principally comprise the debt of BBCC which is now accounted for on an equity accounting basis (see note
10).

                                     III-27

22. ANALYSIS OF CHANGES IN NET DEBT

                                PRO FORMA AS AT    ADDITIONAL DEBT                       OTHER          EXCHANGE
                                1 OCTOBER 1996       ON DEMERGER       CASH FLOW       MOVEMENTS        MOVEMENTS
                                      LM                 LM               LM              LM               LM
                               -----------------  -----------------  -------------  ---------------  ---------------
Cash.........................            173             --                  221              (1)              (8)
Overdrafts...................           (119)            --                   58          --               --
                                                                             ---
                                                                             279
                                                                             ---
Debt due after 1 year........           (945)            --                 (789)             67               12
Debt due within 1 year.......           (549)               (42)            (149)             (7)               9
                                                                             ---
                                                                            (938)
                                                                             ---
Short-term deposits..........         --                 --                  753          --               --
                                      ------                ---              ---             ---              ---
                                      (1,440)               (42)              94              59               13
                                      ------                ---              ---             ---              ---

                                    AS AT
                                31 MARCH 1997
                                     LM
                               ---------------
Cash.........................           385
Overdrafts...................           (61)

Debt due after 1 year........        (1,655)
Debt due within 1 year.......          (738)

Short-term deposits..........           753
                                     ------
                                     (1,316)
                                     ------

    The pro forma net debt at 1 October 1996 reflects the figures included within the Energy Group Listing Particulars. Other movements principally arise from the change in accounting treatment of the Group's interest in Black Beauty Coal Company.

23. RECONCILIATION OF NET CASH FLOW MOVEMENT TO MOVEMENT IN NET DEBT (NOTE 22)

                                                                                                            1997
                                                                                                             LM
                                                                                                          ---------
Net cash inflow in the period...........................................................................        279
Increase in liquid cash resources.......................................................................        753
Change in debt resulting from cash flows................................................................       (938)
                                                                                                          ---------
                                                                                                                 94
Additional debt on demerger.............................................................................        (42)
Other movements.........................................................................................         59
Exchange movements......................................................................................         13
                                                                                                          ---------
Movement in net debt in the period......................................................................        124
Opening pro forma net debt..............................................................................     (1,440)
                                                                                                          ---------
Closing net debt........................................................................................     (1,316)
                                                                                                          ---------

    Other financing movements principally arise from the change in accounting treatment of the Group's interest in Black Beauty Coal Company.

24. PENSIONS AND OTHER POST-RETIREMENT BENEFITS

PENSIONS

    The Group participates in several defined benefit pension plans in the UK, the USA and Australia which cover the majority of employees. The benefits for these plans are based primarily on years of credited service and final average pensionable pay as defined under the respective plan provisions.

    The total cost of all pensions of the Group in the six months ended 31 March 1997 was L10 million.

    In the USA, Peabody sponsors four main defined benefit pension plans. With the exception of one plan, assets are set aside in separate trustee-administered funds. Each of these plans is assessed annually by independent qualified actuaries using the projected unit method, the latest valuation being

                                     III-28
as at 30 September 1996. In addition, Peabody participates in two multi-employer plans. In these plans, the assets contributed by the participating employers are aggregated and the contributions payable are determined by independent qualified actuaries in accordance with industry-wide agreements. Peabody also has a number of defined contribution plans. Costs relating to the multi-employer and the defined contribution plans are recognised as incurred.

    In the UK, the majority of Eastern employees are members of the ESPS which provides pensions of a defined benefit nature for employees throughout the Electricity Supply Industry. The ESPS operates on the basis that there is no cross-subsidy between employers and the financing of Eastern's pensions liabilities is therefore independent of the experience of other participating employers. The assets of the ESPS are held in a separate trustee-administered fund.

    The pension cost relating the Eastern section of the ESPS is assessed in accordance with the advice of independent qualified actuaries using the projected unit method. The latest actuarial valuation was carried out as at 31 March 1995.

    The total market value of the assets of the US plans, excluding the multi-employer and defined contribution plans, was L255 million as at 30 September 1996. The market value of the assets of Eastern's section of the ESPS was L681 million as at 31 March 1995.

    The assumptions which had the most significant effect on the results of the valuations were that the rate of investment return would exceed salary increases (exclusive of merit awards) by 2 1/2% per annum for the UK plans and by an average of 3 1/2% per annum in the USA, and with investment returns in the UK being assumed to exceed future pension increases by 4% per annum. The actuarial value of the assets was sufficient to cover 104% of the benefits that had accrued to members in the UK and 98% in the USA.

    Provisions for liabilities and charges (note 15) include a provision of L4 million representing the excess of the accumulated amount charged against the Group's profits in respect of pension costs over the contributions paid to the plans concerned.

POST-RETIREMENT HEALTHCARE

    The Group also provides post-retirement healthcare and life assurance benefits under plans mainly in the USA to certain groups of its retired and active employees.

    As at 31 March 1997 the accumulated post-retirement benefit obligation excluding pensions, as assessed by independent qualified actuaries, for retirees and the obligation for prior service costs of currently active employees is approximately L576 million. The charge for the six months ended 31 March 1997 has been accrued based upon actuarial calculations determined in accordance with required accounting standards. This resulted in the recognition of service costs for benefits earned during the year of approximately L2 million, and interest cost on accumulated benefit obligations of approximately L21 million. The actuarial assumptions used to estimate the obligations vary according to the claims experience and economic conditions relevant to each plan. It has been assumed that the annual per capita cost of benefits will increase 6%--8% depending on claims experience and economic conditions relevant to each plan. This rate is assumed to decrease 1/2% a year to 5%. The weighted average discount rate used in determining the accumulated post-retirement benefit obligation was 7 1/2% as at 31 March 1997.

25. CONTINGENT LIABILITIES

    Certain properties in the USA in which the Group has, or had, an interest are subject to actual or potential environmental claims. The directors have made a L42 million provision, included in provisions

                                     III-29
for reclamation and environmental obligations (note 15), in relation to these claims, but significant uncertainty exists as to whether these claims will be pursued against the Group in all cases and, where they are pursued, the amount of the eventual costs and liabilities.

    Following its election to government in the UK, the Labour Party has reaffirmed its intention to impose a one-off "windfall levy" on regulated industries in the UK. It is not possible to predict the amount of any such levy, but, if imposed, such levy could be substantial.

    In February 1997 final determinations were made against The National Grid Company plc ("National Grid") and its group trustees by the Pensions Ombudsman on complaints by two pensioners in National Grid's section of the ESPS relating to the use of the surplus arising under the actuarial valuation of the National Grid section as at 31 March 1992 to meet certain additional costs arising from the payment of pensions on early retirement pursuant to reorganisation or redundancy and certain additional contributions. These determinations were set aside by the High Court on 10 June 1997 and the arrangements made by National Grid and its trustees in dealing with its section's surplus were confirmed, although leave to appeal to the Court of Appeal has been granted to the two pensioners. If a similar complaint were to be made against Eastern in relation to its use of actuarial surplus in its section of the ESPS, it would resist it, ultimately through the courts. However, if a determination were finally to be made against it and upheld by the courts, Eastern could have a potential liability to repay to its section of the ESPS an amount estimated by the directors to be up to L75 million (exclusive of any applicable interest charges).

    The Group is subject to business risks which are actively managed against exposures. A list of risk factors was described in the Energy Group Listing Particulars.

                                     III-30

      THE ENERGY GROUP PLC--PRO FORMA CONSOLIDATED PROFIT AND LOSS ACCOUNT

                                                                                                          PRO FORMA
                                                           PRO FORMA       PRO FORMA      SIX MONTHS     SIX MONTHS
                                             PRO FORMA    YEAR ENDED      YEAR ENDED         ENDED          ENDED
                                               NOTE       31 MAR 1997    30 SEPT 1996     31 MAR 1997    31 MAR 1996
                                            -----------  -------------  ---------------  -------------  -------------
                                                              LMN             LMN             LMN            LMN
TURNOVER
Coal......................................                     1,452           1,461             647            656
Power.....................................                     2,887           2,178           1,801          1,092
Networks..................................                       478             482             274            278
Other.....................................                        24              24               9              9
Intra-group...............................                      (381)           (378)           (212)          (209)
                                                              ------          ------          ------         ------
                                                               4,460           3,767           2,519          1,826
                                                              ------          ------          ------         ------

OPERATING PROFIT
Coal......................................                       154             154              66             66
Power.....................................                       168              83             129             44
Networks..................................                       200             211             122            133
Other.....................................                        (2)             (2)             --             --
                                                              ------          ------          ------         ------
PRE-EXCEPTIONAL OPERATING PROFIT..........                       520             446             317            243

Restructuring and reorganisation costs....          (2)          (20)                            (20)
National Grid Group flotation.............          (3)                           44                             44
                                                              ------          ------          ------         ------
TOTAL OPERATING PROFIT....................                       500             490             297            287

Profit on disposal of First Hydro.........          (4)                           25                             25
Net interest payable and similar
  charges.................................          (5)          (88)            (68)            (37)           (33)
                                                              ------          ------          ------         ------
PROFIT ON ORDINARY ACTIVITIES BEFORE
  TAXATION................................                       412             447             260            279

Taxation charge for the period............          (6)         (126)           (137)            (81)           (89)
                                                              ------          ------          ------         ------
PROFIT ON ORDINARY ACTIVITIES AFTER
  TAXATION................................                       286             310             179            190
                                                              ------          ------          ------         ------

EARNINGS PER SHARE
Pre-exceptional...........................          (7)        58.8p           51.8p           38.2p          28.8p
Basic.....................................          (7)        55.1p           59.5p           34.5p          36.5p

 Notes to the above pro forma consolidated profit and loss account are shown on page III-33.

                                     III-31

NOTES TO THE PRO FORMA CONSOLIDATED PROFIT AND LOSS ACCOUNT

(1) The pro forma information for the year ended 30 September 1996 has been extracted from the Listing Particulars issued during January 1997 in respect of the demerger. This assumed additional net debt of L381 million arising as a result of the demerger, together with an average interest rate of 6.2 per cent.

(2) Restructuring and reorganisation costs relate to the re-opening of Eastern's voluntary severance scheme.

(3) National Grid Group flotation relates to an interim dividend of L11 million and special dividends (net of associated costs) totalling L165 million received in connection with the flotation of the National Grid Group. Amounts credited to electricity customers in the form of a discount on electricity bills connected with this flotation totalled L132 million.

(4) Profit on disposal of First Hydro arose on the disposal of the Group's interest in the pumped storage business of National Grid Group.

(5) Pro forma net interest payable and similar charges for the year ended 31 March 1997 are based on the actual interest charges borne by the individual operating entities which now comprise the Group, increased for an additional pro forma interest charge calculated as 7.5 per cent. of the actual additional net debt allocated to the Group by Hanson on demerger.

   Pro forma net interest payable and similar charges for the six months ended
    31 March 1996 are calculated on a similar basis, but incorporating an additional pro forma interest charge based on the additional net debt and average interest rate assumed in the Listing Particulars.

(6) Pro forma tax charge for the year ended 31 March 1997 has been calculated at the same effective rate before exceptional items as that which existed for the six months ended 31 March 1997.

   Pro forma tax charge for the six months ended 31 March 1996 has been calculated at the same effective rate before exceptional items as that assumed in the pro forma tax charge for the year ended 30 September 1996.

(7) The pro forma earnings per share for the six months ended 31 March 1996 have been calculated on the pro forma profit for the period and on 520,857,817 shares, being the number of ordinary shares assumed in the Listing Particulars.

   The actual earnings per share for the six months ended 31 March 1997 and the pro forma earnings per share for the year ended 31 March 1997 are based on the respective actual and pro forma profits for the relevant periods and on 518,607,817 shares which excludes the 2,250,000 shares held by The Energy Group Employee Benefit Trust, which has waived its right to dividends on the shares it holds.

(8) No pro forma adjustments have been made for additional annual administration costs that are expected to arise following the demerger. The directors estimate that such costs will amount to approximately L15 million per annum.

                                     III-32

UNAUDITED PRO FORMA COMBINED PROFIT AND LOSS ACCOUNT AND STATEMENT OF NET
  ASSETS.

    The text on pages III-33 to III-35 has been extracted from pages 62 and 63 of the Energy Group Listing Particulars:

"UNAUDITED PRO FORMA COMBINED PROFIT AND LOSS ACCOUNT

    The pro forma combined profit and loss account of the Group for the year ended 30 September 1996 is as follows:

                                                                         NOTE      HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                                         -----     -----------  ---------------  -----------
                                                                                       LMN            LMN            LMN
Turnover before special discount....................................                    3,767             --          3,767
Costs and overheads less other income...............................                   (3,321)            --         (3,321)
                                                                                   -----------           ---     -----------
Operating profit before exceptional items...........................                      446             --            446
National Grid Group flotation.......................................                       44             --             44
                                                                                   -----------           ---     -----------
Operating profit....................................................                      490             --            490
Profit on disposal of First Hydro...................................                       25             --             25
Net interest........................................................         (1)          (43)           (25)           (68)
                                                                                   -----------           ---     -----------
Profit on ordinary activities before taxation.......................                      472            (25)           447
Taxation............................................................         (2)         (115)           (22)          (137)
                                                                                   -----------           ---     -----------
Profit for the year.................................................                      357            (47)           310
                                                                                   -----------           ---     -----------
                                                                                   -----------           ---     -----------
Earnings per share..................................................         (4)         68.5p                         59.5p
                                                                                   -----------                   -----------
                                                                                   -----------                   -----------
Adjusted earnings per share.........................................                     60.8p                         51.8p
                                                                                   -----------                   -----------
                                                                                   -----------                   -----------

Notes

(1) The adjustment to interest reflects the drawdown of L381 million under the Group's principal banking facilities. Additional interest expense has been calculated thereon at an effective rate of 6.2 per cent. based on three month LIBOR at 30 September 1996 together with the margin payable under such facilities. A change of 1/8 per cent. in the effective rate would change the interest expense by less than L1 million per annum.

(2) The pro forma taxation adjustment has been calculated to reflect the impact of the adjusted interest charge resulting from the change in the capital structure of the Group following the Demerger (L8 million) and after allowing for Group relief surrendered (L30 million) for nil consideration by other Hanson Group companies.

(3) No adjustment has been made for additional annual administration costs that are expected to arise following the Demerger. The Directors estimate that such costs will amount to approximately L15 million per annum.

(4) Pro forma earnings per share have been calculated on the basis of the pro forma profit for the year and on 521 million shares, being the expected minimum number of Energy ordinary shares in issue at Admission. Adjusted pro forma earnings per share are based on the same number of shares and the profit for the year after excluding the items relating to the National Grid Group flotation, the profit on disposal of the Group's interest in First Hydro and related taxation.

                                     III-33

UNAUDITED PRO FORMA COMBINED STATEMENT OF NET ASSETS

    The pro forma combined statement of net assets of the Group, based on its combined balance sheet as at 30 September 1996, is as follows:

                                                                                                                      PRO
                                                                           NOTE      HISTORICAL     ADJUSTMENTS      FORMA
                                                                           -----     -----------  ---------------  ---------
                                                                                         LMN            LMN           LMN
FIXED ASSETS
Tangible..............................................................                    3,975             --         3,975
Investments...........................................................                       17             --            17
                                                                                     -----------           ---     ---------
                                                                                          3,992             --         3,992
                                                                                     -----------           ---     ---------
CURRENT ASSETS
Stocks................................................................                      254             --           254
Amounts owed by Hanson Group..........................................         (1)            2             (2)           --
Debtors falling due after one year....................................                      536             --           536
Debtors falling due within one year...................................                      763             --           763
Investments...........................................................                        8             --             8
Cash at bank and in hand..............................................         (2)          173             --           173
                                                                                     -----------           ---     ---------
                                                                                          1,736             (2)        1,734
                                                                                     -----------           ---     ---------
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
    Bank and other borrowings.........................................         (2)         (287)          (381)         (668)
    Other creditors...................................................                     (754)            --          (754)
                                                                                     -----------           ---     ---------
                                                                                         (1,041)          (381)       (1,422)
                                                                                     -----------           ---     ---------
NET CURRENT ASSETS....................................................                      695           (383)          312
                                                                                     -----------           ---     ---------
TOTAL ASSETS LESS CURRENT LIABILITIES.................................                    4,687           (383)        4,304
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
    Long-term debt and finance leases.................................         (2)         (945)            --          (945)
    Provision for liabilities and charges.............................                   (1,557)            --        (1,557)
                                                                                     -----------           ---     ---------
NET ASSETS............................................................                    2,185           (383)        1,802
                                                                                     -----------           ---     ---------
                                                                                     -----------           ---     ---------

Net cash/(debt) is analysed as follows:

                                                                                                                 PRO
                                                                                HISTORICAL     ADJUSTMENTS      FORMA
                                                                                -----------  ---------------  ---------
                                                                                    LMN            LMN           LMN
Cash at bank and in hand......................................................         173             --           173
                                                                                -----------           ---     ---------
Bank and other borrowings due within one year.................................        (287)          (381)         (668)
Bank borrowings and loan notes due after one year.............................        (945)            --          (945)
                                                                                -----------           ---     ---------
GROSS DEBT....................................................................      (1,232)          (381)       (1,613)
                                                                                -----------           ---     ---------
NET DEBT......................................................................      (1,059)          (381)       (1,440)
                                                                                -----------           ---     ---------
                                                                                -----------           ---     ---------

Notes:

(1) Immediately prior to the Demerger, net amounts owed by the Hanson Group (other than the Relevant Peabody Debt, which will be settled before completion of the Peabody Holding Transaction) will be settled.

(2) Under the Demerger Agreement, the Group is to assume additional borrowings which on a pro forma basis as at 30 September 1996 would increase the Group's net bank and other borrowings to

                                     III-34

    L1,440 million. The adjustment shown above gives effect to the draw down of L381 million under the New Credit Facility.

(3) In addition to the adjustment for the draw down of L381 million referred to above, further adjustments have been agreed between the Company and Hanson in respect of the period since 30 September 1996, reflecting principally the Group's contribution towards the dividend paid by Hanson on 10 January 1997. These adjustments amount to L30 million, as a result of which the total amount expected to be drawn down under the New Credit Facility after completion of the Demerger Transactions is approximately L411 million.

(4) No adjustments have been made to reflect trading since 30 September 1996."

4.  COMBINED FINANCIAL INFORMATION.

    The combined financial information on pages III-35 to III-60 has been extracted from the ACCOUNTANTS' REPORTS--SECTION 1: THE GROUP contained in Part 4 of the Energy Group Listing Particulars.

"Basis of Preparation

    The combined financial information has been prepared to show the performance of the Group for the three years ended 30 September 1996 as if it had been in existence from 1 October 1993 as described below. It is based on the audited annual financial returns submitted to Hanson for consolidation purposes in respect of Eastern, Peabody and the infrastructure companies. Peabody and the infrastructure companies were wholly-owned by Hanson throughout the period. Eastern was acquired by Hanson on 18 September 1995.

    (i) The combined financial information has been prepared using merger accounting principles as if the companies and businesses comprising the Group had been part of the Group for all periods presented, or, in the case of those acquired or disposed of by Hanson during this period, from or up to the date control passed, as appropriate. In order for the Group accounts to show a true and fair view, this basis of accounting will be used following the Demerger.

       Some individual elements of the reorganisation under Rollalong and of the Demerger Transactions have been or will be for cash consideration. Such individual elements do not satisfy all of the conditions for merger accounting to be permitted in accordance with UK Financial Reporting Standard 6 and Schedule 4A to the Companies Act 1985 (the "Companies Act"), which would require such transfers to be accounted for using acquisition accounting principles.

       The Directors took account of the continuity of ownership under Hanson of all of its energy-related businesses that will form the Group following completion of the Demerger Transactions and considered that the Demerger Transactions, taken as a whole, required the adoption of merger accounting principles in order to show a true and fair view in accordance with section 226(5) of the Companies Act.

       The adoption of acquisition accounting principles for some individual elements of the reorganisation under Rollalong and of the Demerger Transactions would have required: the restatement at fair value of certain assets and liabilities transferred; the recognition of goodwill which, in some cases, would not be representative of that arising had the transfers been conducted at arm's length; and the inclusion of the results of certain businesses only from the various arbitrary dates chosen for the transfers. As a result of the foregoing, in the opinion of the directors, combined financial information using different bases of accounting would not give a true and fair view. No quantification has been given of the effects of this departure because to do so would be misleading.

    (ii) Although Eastern was acquired by Hanson on 18 September 1995, its results and cash flows have been included in the combined financial information based on an effective acquisition

                                     III-35
       date of 30 September 1995. The results and cash flows for the period 19 to 30 September 1995 are not material.

    (iii) Transactions and balances owing between companies and businesses forming part of the Group have been eliminated.

    (iv) Interest income and expense are based on amounts recorded in the historical financial returns submitted to Hanson in respect of the companies and businesses forming part of the Group. No adjustments have been made to reflect the capital structure of the Group as it will be following the Demerger and, as such, the historical level of interest income and expense may not be representative of such amounts following the Demerger.

    (v) Taxation charges and liabilities are based on amounts recorded in the historical financial returns submitted to Hanson in respect of the companies and businesses forming part of the Group, except that adjustments have been made, where appropriate, to provide for deferred tax liabilities consequent upon the Group being on a stand-alone basis following Demerger. Prior to the Demerger and in previous accounting periods, there have been various tax-sharing arrangements between Hanson, those subsidiaries that will form part of the Group after the Demerger and other Hanson subsidiaries. These arrangements have had the effect that tax charges shown in the combined financial information may not be representative of tax charges that will be incurred following the Demerger.

PRINCIPAL ACCOUNTING POLICIES

    The combined financial information has been prepared in accordance with applicable UK Accounting Standards. The principal accounting policies, which have been applied consistently for all periods, are set out below.

ACCOUNTING CONVENTION

    The combined financial information has been prepared in accordance with the historical cost convention.

ACCOUNTING FOR ACQUISITIONS

    The results of acquired companies and businesses are dealt with in the combined financial information from the date of acquisition. On the acquisition of a company or business, fair values reflecting conditions at the date of acquisition are attributed to the identifiable tangible assets and liabilities acquired. Where the consideration paid exceeds the fair value of the net tangible assets acquired, the difference is treated as goodwill and is set off against invested capital in the acquisition period.

ASSOCIATED UNDERTAKINGS

    Investments that are not subsidiary undertakings but in which the Group has a long-term interest of between 20 per cent. and 50 per cent. of the equity and over which the Group exercises significant influence (other than those which are joint ventures) have been accounted for as associated companies using the equity method of accounting. Where the Group has an interest in an unincorporated joint venture or a partnership, such interest has been accounted for using proportional consolidation on a line-by-line basis.

TURNOVER

    Coal sales revenue is recognised at the time of shipment. Electricity and gas sales represent consumption by the customer during the year including an estimated accrual for the value of electricity and gas consumed by customers between the date of their last meter reading and the year end.

                                     III-36

Turnover is stated exclusive of UK value added tax but inclusive of related US coal production duties and UK fossil fuel levy.

TANGIBLE FIXED ASSETS

    (A) CAPITALISATION

    Tangible fixed assets are stated at cost or valuation less accumulated depreciation.

    Interest costs relating to the construction or development of production facilities are capitalised during the pre-production period. Interest costs incurred after production has commenced are expensed.

    Costs incurred to increase the productive capacity of a coal mine or gas field are capitalised. Costs incurred to maintain the productive capacity of a coal mine or gas field are expensed.

    (B) DEPRECIATION AND DEPLETION

    Buildings and improvements at coal mines are depreciated over the expected productive life of the mine from the date that full production commences.

    Depletion of coal and gas reserves is charged on a unit-of-production basis, based on an assessment of available and proven reserves respectively.

    Freehold land is not depreciated.

    Depreciation of assets other than freehold land, coal and gas reserves and buildings and improvements at coal mines is charged as follows:

Electricity generating system assets           30 years
Electricity distribution system assets         40 years at a rate of 3 per cent. per annum
                                               for first 20 years and 2 per cent. per annum
                                               for remaining 20 years

Freehold buildings                             up to 60 years
Leasehold buildings                            shorter of 60 years and remaining period of
                                               lease

Telecommunications network                     10 to 40 years
Plant, equipment and motor vehicles            2 to 49 years

    (C) ASSETS HELD UNDER LEASES

    Assets held under finance leases are included within fixed assets at the capitalised value of future minimum lease payments and are depreciated over the shorter of their lease period and their useful life. The capital element of the future payments is treated as a liability and the interest element is charged to the profit and loss account so as to reflect a constant annual rate of interest on the remaining balance of the outstanding obligation.

    Rentals paid on operating leases are charged to the profit and loss account on a straight-line basis over the shorter of the lease period and the useful life of the leased asset.

    (D) IMPAIRMENT

    At each financial year end, an assessment is made of the recoverability of the balance sheet carrying values of coal and gas assets. This assessment is made individually at the lowest operational level at which income and cash flows are monitored as a separate unit. A reduction in carrying value is triggered when the current book value of such a unit of assets exceeds the undiscounted future cash

                                     III-37
flows. Where shortfalls in cash flows compared with carrying values arise, the assets are written down to fair value, determined usually by discounted future cash flows from the assets.

    (E) RECLAMATION, RESTORATION AND ABANDONMENT COSTS

    Provision is made for surface reclamation and restoration costs in respect of coal mines and for abandonment costs in respect of gas fields in accordance with local conditions and requirements on the basis of costs estimated at the balance sheet date. The costs are charged to accounting periods on a unit-of-production basis for gas assets and over the life of the mine for coal.

    (F) ENVIRONMENTAL COSTS AND OBLIGATIONS

    Costs incurred in respect of environmental protection are capitalised if they provide future economic benefit from the related production facility. Liabilities for environmental clean-up costs are recognised when clean-ups are probable and the associated costs can be estimated reasonably.

    (G) CUSTOMERS' CONTRIBUTIONS

    Customer contributions to electricity distribution system assets are credited to the profit and loss account over a 40-year period at a rate of 3 per cent. per annum for the first 20 years followed by 2 per cent. per annum for the following 20 years. The unamortised amount of these contributions is shown as a deduction from tangible fixed assets.

    (H) DISPOSAL OF FIXED ASSETS

    HM Government is entitled to a proportion of any gain realised by Eastern on certain property disposals made up to 31 March 2000. A provision for clawback in respect of such disposals is made to the extent that it is probable that a liability would crystallise. Such a liability would crystallise when an actual or deemed disposal occurs.

STOCKS

    Stocks are stated at the lower of cost and net realisable value. Cost includes labour, supplies, equipment and an appropriate proportion of operating and overhead costs.

INVESTMENTS

    Fixed asset investments are stated at cost or Directors' valuation less provisions for permanent diminutions in value. Current asset investments are stated at the lower of cost and net realisable value. Investment income is included in the accounts of the year in which it is receivable.

FOREIGN CURRENCIES

    Transactions in foreign currencies are recorded at the exchange rates ruling at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the rates of exchange ruling at the balance sheet date. All differences on translation are taken to the profit and loss account.

    Average rates of exchange ruling during the period are used to translate the profit and loss accounts of overseas subsidiary and associated undertakings. The balance sheets of overseas subsidiary undertakings are translated at rates ruling at the balance sheet date. Differences on translation arising from changes in the sterling value of overseas net assets, together with the differences between profit and loss accounts translated at average rates and at balance sheet rates, are shown as a movement in invested capital and in the statement of recognised gains and losses. Other exchange rate differences are dealt with in the profit and loss account for the period.

                                     III-38

DEFERRED TAXATION

    Deferred taxation is provided on the liability method in respect of timing differences except where the liability or asset is not expected to crystallise in the foreseeable future. No deferred tax asset is recognised corresponding to liabilities provided for in respect of post-retirement healthcare benefits. Provision is not made for additional taxation which might be payable if profits retained by overseas companies were distributed as dividends.

HEALTHCARE AND OTHER OBLIGATIONS TO EMPLOYEES

    The TEG Group provides healthcare and other benefits, including workers' compensation benefits, to certain qualifying employees and former employees of the Peabody companies and their dependants under the provisions of various benefit plans or as required by US state or federal law. These benefits are accrued and charged to the profit and loss account over the expected service lives of the employees with the exception of pneumoconiosis (black lung) benefits in respect of employees ceasing employment prior to 1 July 1973, which are accounted for as payments are made. Pneumoconiosis benefits in respect of employees ceasing employment after 30 June 1973 are estimated actuarially; the last actuarial review was performed as at 1 October 1995. Other workers' compensation benefits are also assessed actuarially.

PENSION COSTS

    The Group operates retirement benefit schemes in the UK, the US and Australia, in accordance with local regulations and custom. The assets of the schemes are held in separate funds administered by trustees.

    The cost of providing pensions is charged to the combined profit and loss account over employees' service lives. The pension costs relating to those schemes which provide defined benefits are assessed in accordance with the advice of qualified actuaries.

                                     III-39

COMBINED PROFIT AND LOSS ACCOUNTS

                                                                                                YEAR ENDED 30 SEPTEMBER
                                                                                            -------------------------------
                                                                                  NOTE        1994       1995       1996
                                                                               -----------  ---------  ---------  ---------

                                                                                               LMN        LMN        LMN
Turnover.....................................................................                   1,247      1,446      3,635
Add: Special discount........................................................                      --         --        132
                                                                                            ---------  ---------  ---------
Turnover before special discount.............................................           1       1,247      1,446      3,767
Costs and overheads less other income........................................           2      (1,148)    (1,311)    (3,321)
                                                                                            ---------  ---------  ---------
Operating profit before National Grid Group flotation........................                      99        135        446
National Grid Group flotation
    dividends receivable.....................................................           4          --         --        176
    special discount.........................................................           4          --         --       (132)
                                                                                            ---------  ---------  ---------
Operating profit.............................................................           1          99        135        490
Profit on disposal of First Hydro............................................           4          --         --         25
Net interest.................................................................           5         (14)       (11)       (43)
                                                                                            ---------  ---------  ---------
Profit on ordinary activities before taxation................................                      85        124        472
Taxation.....................................................................           6         (17)       (56)      (115)
                                                                                            ---------  ---------  ---------
Profit for the year..........................................................                      68         68        357
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------
Earnings per share...........................................................           7       13.1p      13.1p      68.5p
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------
Adjusted earnings per share..................................................           7       13.1p      13.1p      60.8p
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

    The net interest expense and taxation shown above were affected significantly by the financing and taxation arrangements of Hanson Group. Accordingly, the amounts of those items included above may not be representative of those that may arise following the Demerger. The results of Eastern are included from 1 October 1995. The results of Peabody Holding are included for the three years ended 30 September 1996 as disclosed in Note 1.

COMBINED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES:

                                                                                                           YEAR ENDED
                                                                                                          30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----

                                                                                                  LMN          LMN          LMN
Profit for the year.........................................................................          68           68          357
Currency differences on foreign net investments.............................................         (29)          --           20
                                                                                                      --           --
                                                                                                                               ---
Total recognised gains relating to the year.................................................          39           68          377
                                                                                                      --           --
                                                                                                      --           --
                                                                                                                               ---
                                                                                                                               ---

                                     III-40

COMBINED BALANCE SHEETS

                                                                                                  AS AT 30 SEPTEMBER
                                                                                            -------------------------------
                                                                                     NOTE     1994       1995       1996
                                                                               -----------  ---------  ---------  ---------

                                                                                               LMN        LMN        LMN
FIXED ASSETS
Tangible assets..............................................................           8       2,190      3,774      3,975
Investments..................................................................           9           6         37         17
                                                                                            ---------  ---------  ---------
                                                                                                2,196      3,811      3,992
                                                                                            ---------  ---------  ---------
CURRENT ASSETS
Stocks.......................................................................          10         120        161        254
Amounts due from the Hanson Group............................................                     196         12          2
Debtors
  amounts falling due after one year.........................................          11         164        189        536
  amounts falling due within one year........................................          11         237        579        763
Investments..................................................................          12          --        547          8
Short-term deposits..........................................................                      --        264         --
Cash at bank and in hand.....................................................                     106         79        173
                                                                                            ---------  ---------  ---------
                                                                                                  823      1,831      1,736
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR...............................          13        (451)      (862)    (1,041)
                                                                                            ---------  ---------  ---------
NET CURRENT ASSETS...........................................................                     372        969        695
                                                                                            ---------  ---------  ---------
TOTAL ASSETS LESS CURRENT LIABILITIES........................................                   2,568      4,780      4,687
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR......................          13        (224)      (911)      (945)
PROVISIONS FOR LIABILITIES AND CHARGES.......................................          14      (1,372)    (1,761)    (1,557)
                                                                                            ---------  ---------  ---------
                                                                                                  972      2,108      2,185
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------
INVESTED CAPITAL.............................................................          15         972      2,108      2,185
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

    Amounts due from Hanson Group, investments, cash balances and borrowings may not be representative of the financial position of the Group following the Demerger. The net assets of Eastern are included as at 30 September 1995 and 1996. The net assets of Peabody Holding, further details of which are disclosed in Note 1, are included at each of the dates shown above.

                                     III-41

COMBINED CASH FLOW STATEMENTS

                                                                                                    YEAR ENDED 30 SEPTEMBER
                                                                                                -------------------------------
                                                                                         NOTE     1994       1995       1996
                                                                                   -----------  ---------  ---------  ---------

                                                                                                   LMN        LMN        LMN
NET CASH INFLOW FROM OPERATING ACTIVITIES........................................          20         143        402         12
                                                                                                      ---        ---  ---------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
National Grid Group flotation....................................................                      --         --         44
Interest paid....................................................................                     (19)       (11)       (33)
                                                                                                      ---        ---  ---------
                                                                                                      (19)       (11)        11
                                                                                                      ---        ---  ---------
TAXATION
Tax paid.........................................................................                      (5)        (4)      (128)
                                                                                                      ---        ---  ---------
INVESTING ACTIVITIES
Payments to acquire tangible fixed assets........................................           8        (133)      (140)      (374)
Receipts from sales of tangible fixed assets.....................................                      76         31         29
Sale of investments..............................................................                      --         --        235
Purchase of subsidiary undertakings..............................................          21          --         36     (2,495)
                                                                                                      ---        ---  ---------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES.......................................                     (57)       (73)    (2,605)
                                                                                                      ---        ---  ---------
NET CASH INFLOW/(OUTFLOW) BEFORE FINANCING.......................................                      62        314     (2,710)
                                                                                                      ---        ---  ---------
FINANCING
Increase/(decrease) in borrowings................................................          21          27        (20)       128
Changes in invested capital from cash funding....................................          15         (61)       (57)     2,290
                                                                                                      ---        ---  ---------
Net cash (outflow)/inflow from financing.........................................                     (34)       (77)     2,418
                                                                                                      ---        ---  ---------
Net cash inflow/(outflow) after financing........................................          22          28        237       (292)
                                                                                                      ---        ---  ---------
                                                                                                      ---        ---  ---------

    The returns on investments and servicing of finance, taxation and financing cash flows shown above were affected significantly by the financing and taxation arrangements of the Hanson Group. Accordingly, the cash flows of those items included above may not be representative of those that may arise following the Demerger. The cash flows of Eastern are included from 1 October 1995. The cash flows for Peabody Holding are included for the three years ended 30 September 1996.

                                     III-42

NOTES TO THE COMBINED FINANCIAL INFORMATION

1  SEGMENTAL INFORMATION

                                                                         YEAR ENDED 30 SEPTEMBER
                                                 -----------------------------------------------------------------------
                                                             1994                          1995                 1996
                                                 ----------------------------  ----------------------------  -----------

                                                                 OPERATING                     OPERATING
                                                   TURNOVER    PROFIT/(LOSS)    TURNOVER     PROFIT/(LOSS)    TURNOVER
                                                 -----------  ---------------  -----------  ---------------  -----------
                                                     LMN            LMN            LMN            LMN            LMN
By activity:
    Coal.......................................       1,217            102          1,418            160          1,461
    Power......................................          --             --             --             --          2,178
    Networks...................................          --             --             --             --            482
    Other......................................          30             (3)            28            (25)            24
    Intra-group trading........................          --             --             --             --           (378)
                                                      -----            ---          -----            ---          -----
                                                      1,247             99          1,446            135          3,767
Exceptional items
    National Grid Group flotation..............          --             --             --             --           (132)
                                                      -----            ---          -----            ---          -----
                                                      1,247             99          1,446            135          3,635
                                                      -----            ---          -----            ---          -----
                                                      -----            ---          -----            ---          -----



                                                    OPERATING
                                                  PROFIT/(LOSS)
                                                 ---------------
                                                       LMN
By activity:
    Coal.......................................           154
    Power......................................            83
    Networks...................................           211
    Other......................................            (2)
    Intra-group trading........................            --
                                                          ---
                                                          446
Exceptional items
    National Grid Group flotation..............            44
                                                          ---
                                                          490
                                                          ---
                                                          ---

    Power turnover includes gas sales of L258 million in the year ended 30 September 1996.

    All intra-group trading represent charges, at market rates, for use of the distribution system from the Networks business to the Power business.

                                                                            YEAR ENDED 30 SEPTEMBER
                                                    -----------------------------------------------------------------------
                                                                1994                          1995                 1996
                                                    ----------------------------  ----------------------------  -----------

                                                                    OPERATING                     OPERATING
                                                      TURNOVER       PROFIT        TURNOVER     PROFIT/(LOSS)    TURNOVER
                                                    -----------  ---------------  -----------  ---------------  -----------
                                                        LMN            LMN            LMN            LMN            LMN
By geographical location:
    United Kingdom................................          22              6             22            (31)         2,303
    US............................................       1,108             66          1,297            141          1,317
    Australia.....................................         117             27            127             25            147
                                                                           --
                                                         -----                         -----            ---          -----
                                                         1,247             99          1,446            135          3,767
Exceptional items
    National Grid Group flotation.................          --             --             --             --           (132)
                                                                           --
                                                         -----                         -----            ---          -----
                                                         1,247             99          1,446            135          3,635
                                                                           --
                                                                           --
                                                         -----                         -----            ---          -----
                                                         -----                         -----            ---          -----



                                                      OPERATING
                                                       PROFIT
                                                    -------------
                                                         LMN
By geographical location:
    United Kingdom................................          293
    US............................................          125
    Australia.....................................           28

                                                            ---
                                                            446
Exceptional items
    National Grid Group flotation.................           44

                                                            ---
                                                            490

                                                            ---
                                                            ---

    The above analysis of turnover shows the geographical segments from which goods and services are supplied.

                                     III-43

                                                                                             YEAR ENDED 30 SEPTEMBER
                                                                                         -------------------------------
                                                                                           1994       1995       1996
                                                                                         ---------  ---------  ---------

                                                                                            LMN        LMN        LMN
Turnover by geographical destination:
    United Kingdom.....................................................................         27         34      2,183
    North and South America............................................................      1,053      1,197      1,218
    Rest of Europe.....................................................................         35         57         62
    Asia/Pacific.......................................................................        132        158        172
                                                                                         ---------  ---------  ---------
                                                                                             1,247      1,446      3,635
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

                                                                                       AS AT 30 SEPTEMBER
                                                             ----------------------------------------------------------------------
                                                                      1994                    1995                    1996
                                                             ----------------------  ----------------------  ----------------------

                                                               TOTAL      CAPITAL      TOTAL      CAPITAL      TOTAL      CAPITAL
                                                              ASSETS     EMPLOYED     ASSETS     EMPLOYED     ASSETS     EMPLOYED
                                                             ---------  -----------  ---------  -----------  ---------  -----------
                                                                LMN         LMN         LMN         LMN         LMN         LMN
By activity:
    Coal...................................................      2,933       1,277       3,004       1,399       3,102       1,440
    Power..................................................         --          --         608         273       1,317         889
    Networks...............................................         --          --       1,149       1,008       1,192       1,089
    Other..................................................         86          (7)         69         (23)         30          (4)
                                                             ---------       -----   ---------       -----   ---------       -----
                                                                 3,019       1,270       4,830       2,657       5,641       3,414
                                                             ---------       -----   ---------       -----   ---------       -----
                                                             ---------       -----   ---------       -----   ---------       -----
By geographical location:
    United Kingdom.........................................         44           7       1,780       1,283       2,520       1,981
    US.....................................................      2,685       1,048       2,723       1,154       2,727       1,226
    Australia..............................................        290         215         327         220         394         207
                                                             ---------       -----   ---------       -----   ---------       -----
                                                                 3,019       1,270       4,830       2,657       5,641       3,414
                                                             ---------       -----   ---------       -----   ---------       -----
                                                             ---------       -----   ---------       -----   ---------       -----

                                                                                               AS AT 30 SEPTEMBER
                                                                                         -------------------------------
                                                                                         1994         1995       1996
                                                                                         ---------  ---------  ---------

                                                                                            LMN        LMN        LMN
Total assets are reconciled to the combined balance sheet as follows:
    Assets analysed by activity........................................................      3,019      4,830      5,641
    Unallocated cash, investments and other assets.....................................         --        812         87
                                                                                         ---------  ---------  ---------
Total assets...........................................................................      3,019      5,642      5,728
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

                                     III-44

                                                                                              AS AT 30 SEPTEMBER
                                                                                        -------------------------------
                                                                                          1994       1995       1996
                                                                                        ---------  ---------  ---------

                                                                                           LMN        LMN        LMN
Capital employed is reconciled to invested capital as follows:
Capital employed by activity..........................................................      1,270      2,657      3,414
    Current and deferred taxes........................................................        (99)      (303)      (147)
    Borrowings less cash, investments and other unallocated assets and liabilities....       (199)      (246)    (1,082)
                                                                                        ---------  ---------  ---------
Invested capital......................................................................        972      2,108      2,185
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

                                                                    YEAR ENDED 30 SEPTEMBER
                                      -----------------------------------------------------------------------------------
                                                    1994                              1995                     1996
                                      --------------------------------  --------------------------------  ---------------

                                                        DEPRECIATION                      DEPRECIATION
                                          CAPITAL            AND            CAPITAL            AND            CAPITAL
                                        EXPENDITURE       DEPLETION       EXPENDITURE       DEPLETION       EXPENDITURE
                                      ---------------  ---------------  ---------------  ---------------  ---------------
                                            LMN              LMN              LMN              LMN              LMN
By activity:
    Coal............................           133              113              140              119               98
    Power...........................            --               --               --               --              134
    Networks........................            --               --               --               --              142
                                               ---              ---              ---              ---              ---
                                               133              113              140              119              374
                                               ---              ---              ---              ---              ---
                                               ---              ---              ---              ---              ---



                                       DEPRECIATION
                                            AND
                                         DEPLETION
                                      ---------------
                                            LMN
By activity:
    Coal............................           121
    Power...........................            15
    Networks........................            61
                                               ---
                                               197
                                               ---
                                               ---

    Included within Coal above are the following amounts in respect of Peabody Holding which is expected to be transferred to the Group on 7 March 1997:

                                                                                             YEAR ENDED 30 SEPTEMBER
                                                                                         -------------------------------
                                                                                           1994       1995       1996
                                                                                         ---------  ---------  ---------

                                                                                            LMN        LMN        LMN
Turnover...............................................................................      1,051      1,234      1,255
Operating profit.......................................................................         46        107        101
Capital expenditure....................................................................         64         98         69
Depreciation and depletion.............................................................         89         99        104

                                                                                               AS AT 30 SEPTEMBER
                                                                                         -------------------------------
                                                                                         1994         1995       1996
                                                                                         ---------  ---------  ---------

                                                                                            LMN        LMN        LMN
Total assets...........................................................................      2,389      2,408      2,422
Capital employed.......................................................................        648        668        949

                                     III-45

2  COSTS AND OVERHEADS LESS OTHER INCOME

                                                                                             YEAR ENDED 30 SEPTEMBER
                                                                                         -------------------------------
                                                                                         1994         1995       1996
                                                                                         ---------  ---------  ---------

                                                                                            LMN        LMN        LMN
Changes in stocks of finished goods and work in progress...............................         (6)       (18)       (19)
Raw materials and consumables..........................................................        194        232      1,983
Employment costs (Note 3)..............................................................        304        321        411
Depreciation...........................................................................         60         58        128
Depletion..............................................................................         53         61         69
Restructuring and reorganisation.......................................................         --         29        (29)
Other acquisition related costs of Eastern.............................................         --         --         31
Production taxes.......................................................................        113        138        162
Other operating charges less other income..............................................        430        490        585
                                                                                         ---------  ---------  ---------
                                                                                             1,148      1,311      3,321
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

    The reorganisation provision created on the acquisition of Eastern in 1995 of L29 million is no longer deemed necessary and has been reversed in 1996. A deferred tax asset of L11 million, recognised in 1995 to reflect the taxation relief in respect of this provision, has also been reversed in 1996.

    Other operating charges less other income for the year ended 30 September 1996 includes operating lease rentals payable of L77 million (1995 L20 million, 1994 L20 million) primarily in respect of plant and machinery and a credit of L15 million, part of a L42 million reduction in the Group's provision relating to an UMWA Combined Fund established under the Coal Mine Retiree Health Benefit Act of 1992, which is being released over three years commencing in 1996.

                                                                                                     YEAR ENDED 30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                    1994      1995         1996
                                                                                              -----------     -----        -----

                                                                                                  LMN          LMN          LMN
Audit fees..................................................................................         0.4          0.4          0.8
Non-audit fees payable to Ernst & Young in the UK...........................................          --           --          7.3

                                     III-46

3  EMPLOYEES

                                                                                                           YEAR ENDED
                                                                                                          30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----

                                                                                                  LMN          LMN          LMN
(A) EMPLOYMENT COSTS

Wages and salaries..........................................................................         270          288          411
Employers' social security costs............................................................          20           20           28
Pension costs (note 19).....................................................................          14           13           17
                                                                                                     ---          ---          ---
                                                                                                     304          321          456
Less: amounts capitalised...................................................................          --           --          (45)
                                                                                                     ---          ---          ---
Charged to profit and loss account..........................................................         304          321          411
                                                                                                     ---          ---          ---
                                                                                                     ---          ---          ---

(B) NUMBERS EMPLOYED

    The average number of persons employed by the Group was:

                                                                                       NUMBER       NUMBER       NUMBER
                                                                                     -----------  -----------  -----------
United Kingdom.....................................................................         193          201        6,195
US.................................................................................       7,442        7,336        6,824
Australia..........................................................................       1,054        1,069        1,098
                                                                                          -----        -----   -----------
                                                                                          8,689        8,606       14,117
                                                                                          -----        -----   -----------
                                                                                          -----        -----   -----------

    The average number of persons employed by the Group by activity was:

                                                                                        1994         1995         1996
                                                                                       NUMBER       NUMBER       NUMBER
                                                                                     -----------  -----------  -----------
Coal...............................................................................       8,488        8,399        7,916
Power..............................................................................          --           --        1,630
Networks...........................................................................          --           --        4,370
Other..............................................................................         201          207          201
                                                                                          -----        -----   -----------
                                                                                          8,689        8,606       14,117
                                                                                          -----        -----   -----------
                                                                                          -----        -----   -----------

4  EXCEPTIONAL ITEMS

    During 1996, the Group received an interim dividend of L11 million and special dividends (net of associated costs) totalling L165 million connected with the flotation of The National Grid Group plc ("National Grid Group"). Amounts credited to electricity customers in the form of a discount on electricity bills connected with this flotation totalled L132 million.

    The profit on disposal of First Hydro of L25 million in 1996 arose on the disposal of the Group's interest in the pumped storage business of National Grid Group.

5  NET INTEREST

    A significant proportion of the Group's cash and bank balances and borrowing requirements were transferred to, or provided by, the Hanson Group. No interest was received or paid on the amounts so transferred or provided.

                                     III-47

                                                                                                           YEAR ENDED
                                                                                                          30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----

                                                                                                  LMN          LMN          LMN
Interest expense
    On loans wholly repayable within five years.............................................           7            5           68
    On other loans..........................................................................          10           10           20
Interest capitalised........................................................................          --           --           (8)
                                                                                                      --           --           --
                                                                                                      17           15           80
Interest income.............................................................................          (3)          (4)         (37)
                                                                                                      --           --           --
Net interest expense........................................................................          14           11           43
                                                                                                      --           --           --
                                                                                                      --           --           --

    Included in interest payable is L7 million relating to finance leases for the year ended 30 September 1996.

6  TAXATION CHARGE/(CREDIT)

                                                                                                           YEAR ENDED
                                                                                                          30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----

                                                                                                  LMN          LMN          LMN
UNITED KINGDOM
Corporation tax at 33 per cent..............................................................          --           --            3
Adjustment in respect of previous years.....................................................          --           --          (15)
Advance corporation tax written off.........................................................           1           --           --
Deferred taxation...........................................................................          --          (11)          22
Tax credit on franked investment income.....................................................          --           --           29
                                                                                                      --           --
                                                                                                                               ---
                                                                                                       1          (11)          39
OVERSEAS
Current taxation............................................................................          21           25           19
Deferred taxation...........................................................................          (5)          42           57
                                                                                                      --           --
                                                                                                                               ---
Charge for the period.......................................................................          17           56          115
                                                                                                      --           --
                                                                                                      --           --
                                                                                                                               ---
                                                                                                                               ---
This taxation charge for the period has been reduced by the following amounts arising from
  group relief surrendered for nil consideration by other Hanson Group companies............          --           --           30
                                                                                                      --           --
                                                                                                      --           --
                                                                                                                               ---
                                                                                                                               ---

    If full provision had been made for deferred tax for the year ended 30 September 1996, the tax charge would have increased by L31 million (1995 Lnil, 1994 reduced by L6 million) being L32 million in respect of capital allowances in excess of depreciation less L1 million in respect of other timing differences. As a result of the stand-alone basis of providing for deferred tax, the charge for deferred tax shown above has been increased by L57 million for the year ended 30 September 1996 (1995 L42 million, 1994 reduced by L5 million).

    As a result of the surrender of group relief for nil consideration, together with the taxation effects of the National Grid Group flotation, the tax charge shown is not representative of the charge that may arise following the Demerger Transactions.

                                     III-48

    A reconciliation of the tax charge at the UK statutory rate of corporation tax to the actual tax charge is as follows:

                                                                                                           YEAR ENDED
                                                                                                          30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----

                                                                                                  LMN          LMN          LMN
Profit before taxation......................................................................          85          124          472
                                                                                                      --
                                                                                                      --
                                                                                                                  ---          ---
                                                                                                                  ---          ---
Notional UK corporation tax at 33 per cent..................................................          28           41          156
Permanent differences.......................................................................          (4)         (20)          (4)
Timing differences..........................................................................          (4)           3          (31)
Free group relief...........................................................................          --           --          (30)
Effect of overseas tax rates................................................................          (3)          32           39
Adjustments in respect of prior years.......................................................          --           --          (15)
                                                                                                      --
                                                                                                                  ---          ---
Actual tax charge...........................................................................          17           56          115
                                                                                                      --
                                                                                                      --
                                                                                                                  ---          ---
                                                                                                                  ---          ---

7  EARNINGS PER SHARE

    Earnings per share are based on the profit for the year in each year and on 521 million ordinary shares, being the expected minimum number of ordinary shares in the Company which will be issued in respect of the Demerger. Adjusted earnings per share are based on the same number of shares and the profit for the year after excluding the items relating to the National Grid Group flotation, the profit on disposal of First Hydro and the related taxation as follows:

                                                                                                           YEAR ENDED
                                                                                                          30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----

                                                                                                  LMN          LMN          LMN
Profit for the year as reported.............................................................          68           68          357
Adjusted for
    National Grid Group flotation...........................................................          --           --          (44)
    Profit on disposal of First Hydro.......................................................          --           --          (25)
    Related taxation........................................................................          --           --           29
                                                                                                      --           --
                                                                                                                               ---
Profit as adjusted..........................................................................          68           68          317
                                                                                                      --           --
                                                                                                      --           --
                                                                                                                               ---
                                                                                                                               ---

                                     III-49

8  TANGIBLE FIXED ASSETS

                                                                                                                     PLANT,
                                                                       COAL                                         EQUIPMENT
                                                       LAND AND       AND GAS     DISTRIBUTION      GENERATING      AND MOTOR
                                                       BUILDINGS      ASSETS         SYSTEM          STATIONS       VEHICLES
                                                     -------------  -----------  ---------------  ---------------  -----------
                                                          LMN           LMN            LMN              LMN            LMN
COST
As at 1 October 1993...............................           --         2,298             --               --            832
Exchange adjustments...............................           --           (99)            --               --            (26)
Additions..........................................           --            55             --               --             77
Disposals..........................................           --          (101)            --               --            (52)
                                                              --
                                                                         -----            ---              ---          -----
As at 30 September 1994............................           --         2,153             --               --            831
Exchange adjustments...............................           --            (5)            --               --             --
Additions..........................................           --            36             --               --            104
Acquisitions.......................................           78           228            904              261            118
Disposals..........................................           --           (30)            --               --            (72)
                                                              --
                                                                         -----            ---              ---          -----
As at 30 September 1995............................           78         2,382            904              261            981
Exchange adjustments...............................           --            35             --               --             18
Additions..........................................           14            55             83               93            129
Disposals..........................................          (17)           (6)            --               --            (32)
                                                              --
                                                                         -----            ---              ---          -----
As at 30 September 1996............................           75         2,466            987              354          1,096
                                                              --
                                                              --
                                                                         -----            ---              ---          -----
                                                                         -----            ---              ---          -----
ACCUMULATED DEPRECIATION AND DEPLETION
As at 1 October 1993...............................           --           289             --               --            505
Exchange adjustments...............................           --           (14)            --               --            (18)
Charge for the year................................           --            53             --               --             60
Disposals..........................................           --           (34)            --               --            (47)
                                                              --
                                                                         -----            ---              ---          -----
As at 30 September 1994............................           --           294             --               --            500
Exchange adjustments...............................           --            (2)            --               --             --
Charge for the year................................           --            61             --               --             58
Disposals..........................................           --           (23)            --               --            (56)
                                                              --
                                                                         -----            ---              ---          -----
As at 30 September 1995............................           --           330             --               --            502
Exchange adjustments...............................           --             6             --               --             10
Charge for the year................................            2            69             39                7             80
Disposals..........................................           --           (16)            --               --            (26)
                                                              --
                                                                         -----            ---              ---          -----
As at 30 September 1996............................            2           389             39                7            566
                                                              --
                                                              --
                                                                         -----            ---              ---          -----
                                                                         -----            ---              ---          -----
NET BOOK VALUE
As at 1 October 1993...............................           --         2,009             --               --            327
                                                              --
                                                              --
                                                                         -----            ---              ---          -----
                                                                         -----            ---              ---          -----
As at 30 September 1994............................           --         1,859             --               --            331
                                                              --
                                                              --
                                                                         -----            ---              ---          -----
                                                                         -----            ---              ---          -----
As at 30 September 1995............................           78         2,052            904              261            479
                                                              --
                                                              --
                                                                         -----            ---              ---          -----
                                                                         -----            ---              ---          -----
As at 30 September 1996............................           73         2,077            948              347            530
                                                              --
                                                              --
                                                                         -----            ---              ---          -----
                                                                         -----            ---              ---          -----


                                                       TOTAL
                                                     ---------
                                                        LMN
COST
As at 1 October 1993...............................      3,130
Exchange adjustments...............................       (125)
Additions..........................................        132
Disposals..........................................       (153)

                                                     ---------
As at 30 September 1994............................      2,984
Exchange adjustments...............................         (5)
Additions..........................................        140
Acquisitions.......................................      1,589
Disposals..........................................       (102)

                                                     ---------
As at 30 September 1995............................      4,606
Exchange adjustments...............................         53
Additions..........................................        374
Disposals..........................................        (55)

                                                     ---------
As at 30 September 1996............................      4,978

                                                     ---------
                                                     ---------
ACCUMULATED DEPRECIATION AND DEPLETION
As at 1 October 1993...............................        794
Exchange adjustments...............................        (32)
Charge for the year................................        113
Disposals..........................................        (81)

                                                     ---------
As at 30 September 1994............................        794
Exchange adjustments...............................         (2)
Charge for the year................................        119
Disposals..........................................        (79)

                                                     ---------
As at 30 September 1995............................        832
Exchange adjustments...............................         16
Charge for the year................................        197
Disposals..........................................        (42)

                                                     ---------
As at 30 September 1996............................      1,003

                                                     ---------
                                                     ---------
NET BOOK VALUE
As at 1 October 1993...............................      2,336

                                                     ---------
                                                     ---------
As at 30 September 1994............................      2,190

                                                     ---------
                                                     ---------
As at 30 September 1995............................      3,774

                                                     ---------
                                                     ---------
As at 30 September 1996............................      3,975

                                                     ---------
                                                     ---------

    The net book value of land and buildings at 30 September 1996 comprises freeholds of L72 million (1995 L77 million, 1994 Lnil), long leaseholds of L1 million (1995 L1 million, 1994 Lnil) and short leaseholds of Lnil (1995 Lnil, 1994 Lnil).

                                     III-50

    Coal and gas assets at 30 September 1996 include natural gas assets with a cost of L35 million (1995 L17 million, 1994 Lnil), accumulated depletion of L2 million (1995 Lnil, 1994 Lnil) and net book value of L33 million (1995 L17 million, 1994 Lnil).

    Plant, equipment and motor vehicles at 30 September 1996 include assets relating to the coal business with a cost of L931 million (1995 L888 million, 1994 L820 million), accumulated depreciation of L540 million (1995 L502 million, 1994 L500 million) and net book value of L391 million (1995 L386 million, 1994 L320 million).

    Capitalised interest at 30 September 1996 included within fixed assets amounts to L8 million (1995 Lnil, 1994 Lnil).

    The cost of distribution system fixed assets at 30 September 1996 is shown net of customer contributions of L343 million (1995 L308 million, 1994 Lnil). The net book value of customer contributions at 30 September 1996 was L256 million (1995 L230 million, 1994 Lnil).

    Assets in the course of construction at 30 September 1996 amounted to L310 million (1995 L176 million, 1994 Lnil).

    Generating stations include assets held under finance leases as follows:

                                                                                                       AS AT 30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----
                                                                                                  LMN          LMN          LMN
Cost........................................................................................          --          120          128
Accumulated depreciation....................................................................          --           --          (12)
                                                                                                     ---          ---          ---
Net book value..............................................................................          --          120          116
                                                                                                     ---          ---          ---
                                                                                                     ---          ---          ---

9  FIXED ASSET INVESTMENTS

                                                                                    LOANS TO          UNLISTED
                                                                                   ASSOCIATES        INVESTMENTS        TOTAL
                                                                                 ---------------  -----------------     -----
                                                                                       LMN               LMN             LMN
As at 1 October 1993...........................................................            --                 5               5
Share of retained profit/(loss)................................................            --                 1               1
                                                                                           --                --              --
As at 30 September 1994........................................................            --                 6               6
Acquisitions...................................................................            16                15              31
                                                                                           --                --              --
As at 30 September 1995........................................................            16                21              37
Disposals......................................................................           (16)               (4)            (20)
                                                                                           --                --              --
As at 30 September 1996........................................................            --                17              17
                                                                                           --                --              --
                                                                                           --                --              --

                                     III-51

10  STOCKS

                                                                                                       AS AT 30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----
                                                                                                  LMN          LMN          LMN
Raw materials and consumables...............................................................          52           65          152
Work in progress............................................................................          20           48           52
Finished stock and items for resale.........................................................          48           48           50
                                                                                                     ---          ---          ---
                                                                                                     120          161          254
                                                                                                     ---          ---          ---
                                                                                                     ---          ---          ---

11  DEBTORS

                                                                                                       AS AT 30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----
                                                                                                  LMN          LMN          LMN
Amounts falling due after more than one year
    Advance corporation tax recoverable.....................................................          --           12           84
    Royalties receivable and other debtors..................................................         164          177          182
    Operating lease prepayments.............................................................          --           --          270
                                                                                                     ---          ---          ---
                                                                                                     164          189          536
                                                                                                     ---          ---          ---
                                                                                                     ---          ---          ---
Amounts falling due within one year
    Trade debtors...........................................................................         167          483          502
    Other debtors and prepayments...........................................................          70           96          261
                                                                                                     ---          ---          ---
                                                                                                     237          579          763
                                                                                                     ---          ---          ---
                                                                                                     ---          ---          ---

12  CURRENT ASSET INVESTMENTS

    Current asset investments at 30 September 1995 include the Group's investment in National Grid Group of L393 million, which was distributed to Hanson during 1996 as a dividend in specie.

13  CREDITORS

                                                                                                    AS AT 30 SEPTEMBER
                                                                                            -----------------------------------
                                                                                               1994         1995        1996
                                                                                               -----        -----     ---------
                                                                                                LMN          LMN         LMN
Amounts falling due within one year
    Bank overdrafts.......................................................................          --           --         119
    Short-term loans......................................................................          33            7          14
    Commercial paper......................................................................          54           61         144
    Finance leases........................................................................          --           --          10
    Trade creditors.......................................................................          90          288         313
    Corporation tax.......................................................................          12          115          39
    Other taxation and social security....................................................          32           43          61
    Other creditors.......................................................................           8          105          49
    Accruals and deferred income..........................................................         222          243         292
                                                                                                   ---          ---   ---------
                                                                                                   451          862       1,041
                                                                                                   ---          ---   ---------
                                                                                                   ---          ---   ---------

                                     III-52

    Weighted average interest rates at 30 September 1996 on bank overdrafts were
7.4 per cent., short-term loans 7.5 per cent. and commercial paper 7.1 per cent.

                                                                                                       AS AT 30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----
                                                                                                  LMN          LMN          LMN
Amounts falling due after more than one year
    Loans not wholly repayable within 5 years
      $300 million 5% subordinated income note 2006 (1994 $320 million,
        1995 $310 million)..................................................................         203          196          192
      L350 million 8.375% bonds 2004........................................................          --          347          347
      L200 million 8.5% bonds 2025..........................................................          --          197          197
                                                                                                     ---          ---          ---
                                                                                                     203          740          736
    Other loans repayable within 5 years....................................................          21           27           56
    Net obligations under finance leases....................................................          --          144          153
                                                                                                     ---          ---          ---
                                                                                                     224          911          945
                                                                                                     ---          ---          ---
                                                                                                     ---          ---          ---

    L100 million of the L350 million 8.375 per cent. bonds has been converted into floating rate debt by way of interest rate swaps expiring in 2004. At 30 September 1996, the weighted average interest rate payable was 5.7 per cent. (1995 6.6 per cent.). Amounts shown above for bonds are net of unamortised issue costs.

    Long-term debt and finance leases are repayable as at 30 September 1996 as follows:

                                                                                                                LMN
1998.......................................................................................................         29
1999.......................................................................................................         32
2000.......................................................................................................         43
2001.......................................................................................................         28
2002.......................................................................................................         26
thereafter.................................................................................................        787
                                                                                                                   ---
                                                                                                                   945
                                                                                                                   ---
                                                                                                                   ---

    Long-term debt and finance leases are denominated in the following currencies:

                                                                                                       AS AT 30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----
                                                                                                  LMN          LMN          LMN
Sterling....................................................................................          --          688          689
US dollars..................................................................................         224          223          248
Australian dollars..........................................................................          --           --            8
                                                                                                     ---          ---          ---
                                                                                                     224          911          945
                                                                                                     ---          ---          ---
                                                                                                     ---          ---          ---

                                     III-53

14  PROVISIONS FOR LIABILITIES AND CHARGES

                                                   HEALTH CARE AND      RECLAMATION AND
                                                   OBLIGATIONS TO        ENVIRONMENTAL       DEFERRED
                                                      EMPLOYEES           OBLIGATIONS        TAXATION       OTHERS       TOTAL
                                                 -------------------  -------------------  -------------  -----------  ---------
                                                         LMN                  LMN               LMN           LMN         LMN
As at 1 October 1993...........................             966                  378               101            68       1,513
Exchange adjustments...........................             (49)                 (20)               (5)           (2)        (76)
Utilised in year...............................             (84)                 (38)               (4)           (8)       (134)
Provided/(released) in year....................              84                   (8)               (5)            2          73
Acquisitions...................................              --                   (3)               --            (1)         (4)
                                                            ---                  ---               ---           ---   ---------
As at 30 September 1994........................             917                  309                87            59       1,372
Exchange adjustments...........................              (3)                  (1)               (2)           --          (6)
Utilised in year...............................             (68)                 (43)               --           (29)       (140)
Provided/(released) in year....................              65                   23                42            36         166
Acquisitions...................................               8                   17                86           258         369
                                                            ---                  ---               ---           ---   ---------
As at 30 September 1995........................             919                  305               213           324       1,761
Exchange adjustments...........................              12                    4                 1            --          17
Utilised in year...............................             (80)                 (43)                7           (62)       (178)
Provided/(released) in year....................              48                   19                57            (4)        120
Acquisition adjustment (Note 16)...............              --                   --               (86)          (77)       (163)
                                                            ---                  ---               ---           ---   ---------
As at 30 September 1996........................             899                  285               192           181       1,557
                                                            ---                  ---               ---           ---   ---------
                                                            ---                  ---               ---           ---   ---------

    Deferred tax provided as at 30 September 1996 includes L142 million (1995 L119 million, 1994 liabilities reduced by L7 million) in respect of liabilities recognised by the Group, consequent upon being on a stand-alone basis following Demerger. The provided and unprovided liabilities to deferred taxation were as follows:

                                                                                         AMOUNTS PROVIDED              AMOUNTS
                                                                                                                      UNPROVIDED
                                                                                        AS AT 30 SEPTEMBER            AS AT 30
                                                                                                                      SEPTEMBER
                                                                                       --------------------           ---------
                                                                                  1994         1995         1996        1994
                                                                                  -----        -----        -----     ---------
                                                                                   LMN          LMN          LMN         LMN
Excess of capital allowances.................................................          27           82          100         543
Post retirement healthcare benefits..........................................          --           --           --        (209)
Other timing differences.....................................................          60           45           92        (194)
                                                                                       --
                                                                                                   ---          ---         ---
                                                                                       87          127          192         140
Acquisitions
Excess of capital allowances.................................................          --           --           --      --
Other timing differences.....................................................          --           86           --          --
                                                                                       --
                                                                                                   ---          ---         ---
                                                                                       87          213          192         140
                                                                                       --
                                                                                       --
                                                                                                   ---          ---         ---
                                                                                                   ---          ---         ---


                                                                                 1995       1996
                                                                               ---------  ---------
                                                                                  LMN        LMN
Excess of capital allowances.................................................        543        803
Post retirement healthcare benefits..........................................       (220)      (226)
Other timing differences.....................................................       (183)      (200)

                                                                                     ---        ---
                                                                                     140        377
Acquisitions
Excess of capital allowances.................................................        228         --
Other timing differences.....................................................        (22)        --

                                                                                     ---        ---
                                                                                     346        377

                                                                                     ---        ---
                                                                                     ---        ---

                                     III-54

15  INVESTED CAPITAL

    Invested capital represents the total investment and long-term funding of the Group by the Hanson Group. A reconciliation of movements in invested capital is as follows:

                                                                                              YEAR ENDED 30 SEPTEMBER
                                                                                         ---------------------------------
                                                                                            1994        1995       1996
                                                                                            -----     ---------  ---------
                                                                                             LMN         LMN        LMN
Profit for the year....................................................................          68          68        357
Other net recognised gains/(losses) relating to the year...............................         (29)         --         20
Increases/(decreases) in funding by Hanson
    Cash...............................................................................         (61)        (57)     2,290
    Non-cash...........................................................................          95       2,493     (2,418)
    Dividend in specie of investment in National Grid Group............................          --          --       (393)
Goodwill (set off)/write back..........................................................          --      (1,368)       221
                                                                                                ---   ---------  ---------
Net addition to invested capital.......................................................          73       1,136         77
Opening invested capital...............................................................         899         972      2,108
                                                                                                ---   ---------  ---------
Closing invested capital...............................................................         972       2,108      2,185
                                                                                                ---   ---------  ---------
                                                                                                ---   ---------  ---------

    The total amount of goodwill set off against invested capital at 30 September 1996 is L1,147 million (1995 L1,368 million, 1994 Lnil).

16  ACQUISITIONS

    There were no significant acquisitions in the year ended 30 September 1994 and the year ended 30 September 1996.

    Eastern was acquired by Hanson on 18 September 1995. As explained above, Eastern has been included in the combined balance sheet of the Group as at 30 September 1995 and in its results from 1 October 1995. The Caballo and Rawhide mines were acquired by Peabody on 1 November 1994.

    The operating assets and liabilities of Eastern and the Caballo and Rawhide mines together with the fair value adjustments were as follows:

                                                     CABALLO
                                     EASTERN       AND RAWHIDE                                        1995           1996
                                      BOOK            MINES            TOTAL           TOTAL          TOTAL          TOTAL
                                      VALUE        BOOK VALUE       BOOK VALUE      ADJUSTMENTS    FAIR VALUE     ADJUSTMENTS
                                   -----------  -----------------  -------------  ---------------  -----------  ---------------
                                       LMN             LMN              LMN             LMN            LMN            LMN
Fixed assets.....................       1,106             124            1,230             359          1,589             --
Stock............................          12              10               22              --             22             --
Debtors..........................         379               2              381             (13)           368             13
Cash.............................         264              --              264              --            264             --
Unlisted investments.............         284              --              284             295            579             44
Creditors........................        (392)            (10)            (402)            (17)          (419)            17
Loans and finance leases.........        (688)             --             (688)             --           (688)            --
Provisions for liabilities and
  charges........................        (129)            (11)            (140)           (220)          (360)           147
                                        -----             ---            -----             ---     -----------           ---
                                          836             115              951             404          1,355            221
                                        -----             ---            -----             ---     -----------           ---
                                        -----             ---            -----             ---     -----------           ---
Consideration (Eastern L2,496 million; Caballo and Rawhide L227 million).........................
                                                                                                        2,723
Goodwill (Eastern)...............................................................................      (1,368)
                                                                                                   -----------
                                                                                                        1,355
                                                                                                   -----------
                                                                                                   -----------


                                      1996
                                      TOTAL
                                   FAIR VALUE
                                   -----------
                                       LMN
Fixed assets.....................       1,589
Stock............................          22
Debtors..........................         381
Cash.............................         264
Unlisted investments.............         623
Creditors........................        (402)
Loans and finance leases.........        (688)
Provisions for liabilities and
  charges........................        (213)
                                   -----------
                                        1,576
                                   -----------
                                   -----------

Consideration (Eastern L2,496 mil
                                        2,723
Goodwill (Eastern)...............      (1,147)
                                   -----------
                                        1,576
                                   -----------
                                   -----------

                                     III-55

    The following fair value adjustments relating to Eastern and the Caballo and Rawhide mines were made to the book values of the assets and liabilities acquired:

                                                                                     CABALLO
                                                                                       AND
                                                                                     RAWHIDE       1995        1996         1996
                                                                       EASTERN        MINES        TOTAL      EASTERN       TOTAL
                                                                     -----------  -------------  ---------  -----------     -----
                                                                         LMN           LMN          LMN         LMN          LMN
Tangible fixed assets..............................................         242           117          359          --          359
Unlisted investments...............................................         295            --          295          44          339
Debtors............................................................         (13)           --          (13)         13           --
Liabilities in respect of purchase contracts.......................        (129)           --         (129)         61          (68)
Creditors..........................................................         (17)           --          (17)         17           --
Deferred tax.......................................................         (86)           --          (86)         86           --
Other liabilities..................................................          --            (5)          (5)         --           (5)
                                                                            ---           ---          ---         ---          ---
                                                                            292           112          404         221          625
                                                                            ---           ---          ---         ---          ---
                                                                            ---           ---          ---         ---          ---

    Goodwill arising at the time of acquisition of Eastern of L1,368 million has been reduced in 1996 by L221 million principally as a result of the release of provisions no longer considered necessary.

17  CONTINGENT LIABILITIES

    Certain properties in the US in which the Group has or has had an interest are subject to actual or potential environmental claims. The Directors have made a L44 million provision, included in provisions for reclamation and environmental obligations (Note 14), in relation to these claims, but significant uncertainty exists as to whether these claims will be pursued against the Group in all cases and, where they are pursued, the amount of the eventual costs and liabilities. In the event that future costs and liabilities are in excess of amounts accrued, the Directors do not anticipate that they will have a material adverse effect on the combined results of operations, financial position or liquidity of the Group.

    The next general election in the UK must be held by no later than 22 May 1997. The Labour Party has announced that, if it is elected to office at that election, it will impose a one-off "windfall levy" on profits of the privatised utilities. It is not possible to predict the amount of any such levy, but, if imposed, such levy could be substantial.

    In December 1996, a provisional ruling was made against National Grid Group and its Group Trustees by the Pensions Ombudsman on a complaint by two pensioners in the National Grid Group's section of the Electricity Supply Scheme ("ESPS") relating to the use of the surplus arising under the actuarial valuation of the National Grid Group section as at 31 March 1992 to meet certain additional costs arising from the payment of pensions on early retirement pursuant to reorganisation or redundancy and certain additional contributions. This ruling is under appeal. If a similar complaint were to be made against Eastern in relation to its use of actuarial surplus in its section of the ESPS, it would resist it, ultimately through the courts. However, if an equivalent determination were finally to be made against it and upheld by the courts, Eastern could have a potential liability to repay to its part of that scheme an amount estimated by the directors to be up to L75 million (exclusive of any applicable interest charges).

                                     III-56

18  FINANCIAL COMMITMENTS

    (a) Capital commitments of the Group were as follows:

                                                                                                       AS AT 30 SEPTEMBER
                                                                                              -------------------------------------
                                                                                                 1994         1995         1996
                                                                                                 -----        -----        -----
                                                                                                  LMN          LMN          LMN
Contracted but not provided for.............................................................          49          110           83
Authorised but not contracted for...........................................................          --           30          164
                                                                                                      --
                                                                                                                  ---          ---
                                                                                                      49          140          247
                                                                                                      --
                                                                                                      --
                                                                                                                  ---          ---
                                                                                                                  ---          ---

    (b) Gas take or pay contracts

    There are various types of contracts for the purchase of gas. Almost all include "take or pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. In order to help meet the expected needs of its wholesale and retail customers, Eastern has entered into a range of purchase contracts. As at 30 September 1996 the commitments under long-term gas purchase contracts amounted to an estimated L2.3 billion (1995 L1.4 billion) covering periods up to 18 years forward. The directors do not consider it likely, on the basis of the Group's current expectations of demand from its customers as compared with its take or pay obligations under such purchase contracts, that any material payments will become due from the Group in the foreseeable future for gas not taken.

    (c) The future minimum rental commitments at 30 September 1996, under finance leases and non-cancellable operating leases, together with the present value of minimum lease payments under finance leases were as follows:

                                                                                                OPERATING      FINANCE
YEAR ENDED 30 SEPTEMBER                                                                          LEASES        LEASES
--------------------------------------------------------------------------------------------  -------------  -----------
                                                                                                   LMN           LMN
1997........................................................................................           40            16
1998........................................................................................           51            16
1999........................................................................................           50            16
2000........................................................................................           87            16
2001........................................................................................           86            16
thereafter..................................................................................          389           139
                                                                                                      ---           ---
Total minimum lease payments................................................................          703           219
                                                                                                      ---
                                                                                                      ---
Less amount representing interest...........................................................                        (56)
                                                                                                                    ---
Present value of minimum lease payments.....................................................                        163
                                                                                                                    ---
                                                                                                                    ---

    The majority of the operating lease commitments relate to coal-fired power stations. Additional payments of approximately L6 per megawatt hour (indexed) linked to output levels from these stations are payable for between the first five and seven years of their operation by the Group.

    (d) The annual commitments under non-cancellable operating leases at 30 September 1996 were:

                                                                                                  LAND AND
                                                                                                  BUILDINGS       OTHER
                                                                                                -------------  -----------
                                                                                                     LMN           LMN
Leases expiring
    Within one year...........................................................................           --            --
    Within two to five years..................................................................           --             9
    After five years..........................................................................            2            29
                                                                                                        ---           ---
                                                                                                          2            38
                                                                                                        ---           ---
                                                                                                        ---           ---

                                     III-57

19  PENSION AND POST-RETIREMENT HEALTHCARE

    PENSIONS

    The Group participates in several defined benefit pension plans in the UK, the US and Australia which cover the majority of employees. The benefits for these plans are based primarily on years of credited service and final average pensionable pay as defined under the respective plan provisions.

    The total cost of all pensions of the Group in the years ended 30 September 1994, 1995 and 1996, was L14 million, L13 million and L17 million, respectively. The latter amount includes L4 million relating to UK employees and L10 million in respect of additional one-off cash retirement costs for US employees.

    In the US, Peabody sponsors four main defined benefit pension plans. With the exception of one plan, assets are set aside in separate trustee-administered funds. Each of these plans is assessed annually by independent qualified actuaries, the latest valuations being as at 30 September 1996. In addition, Peabody participates in two multi-employer plans. In these plans, the assets contributed by the participating employers are aggregated and the contributions payable are determined by independent qualified actuaries in accordance with industry-wide agreements. Peabody also has a number of defined contribution plans. Costs relating to the multi-employer and the defined contribution plans are recognised as incurred.

    In the UK, the majority of Eastern employees are members of the ESPS which provides pensions of a defined benefit nature for employees throughout the Electricity Supply Industry. The ESPS operates on the basis that there is not cross-subsidy between employers and the financing of Eastern's pension liabilities is therefore independent of the experience of other participating employers. The assets of the ESPS are held in a separate trustee-administered fund.

    The pension cost relating to the Eastern part of the ESPS is assessed in accordance with the advice of independent qualified actuaries using the projected unit method. The latest actuarial valuation was carried out as at 31 March 1995.

    The total market value of the assets of the US plans, excluding the multi-employer and defined contribution plans, was L255 million as at 30 September 1996. The market value of the assets of Eastern's section of the ESPS was L681 million at 31 March 1995.

    The assumptions which had the most significant effect on the results of the valuations were that the rate of investment return would exceed salary increases (exclusive of merit awards) by 2 1/2 per cent. per annum for the UK plans and by an average 3 1/2 per cent. per annum in the US, and with investment returns in the UK being assumed to exceed future pension increases by 4 per cent. per annum. The actuarial value of the assets was sufficient to cover 104 per cent. of the benefits that had accrued to members in the UK and 91 per cent. in the US.

    Provisions for liabilities and charges (Note 14) include a prepayment of L1 million (provision of L1 million at 30 September 1994 and L10 million at 30 September 1995) representing the excess of the contributions paid to the plans concerned over the accumulated amount charged against the Group's profits in respect of pension costs.

    POST-RETIREMENT HEALTHCARE

    The Group also provides post-retirement healthcare and life assurance benefits under plans mainly in the US to certain groups of its retired and active employees.

                                     III-58

20  RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING
ACTIVITIES

                                                                                                   YEAR ENDED 30 SEPTEMBER
                                                                                             -----------------------------------
                                                                                                1994         1995        1996
                                                                                                -----        -----     ---------
                                                                                                 LMN          LMN         LMN
Operating profit before National Grid Group flotation......................................          99          135         446
Depreciation and depletion.................................................................         113          119         197
Profit on sale of fixed assets.............................................................          (4)          (8)        (16)
Increase in stocks.........................................................................         (11)         (19)        (93)
(Increase)/decrease in debtors.............................................................         (62)         197         (94)
Operating lease prepayments................................................................          --           --        (342)
Increase/(decrease) in creditors...........................................................          60           (6)         36
Decrease in provisions and other long-term creditors.......................................         (52)         (16)       (122)
                                                                                                    ---          ---         ---
Net cash inflow from operating activities..................................................         143          402          12
                                                                                                    ---          ---         ---
                                                                                                    ---          ---         ---

21  ANALYSIS OF CHANGES IN FINANCING

                                                                          LONG-TERM LOANS       CURRENT LOANS
                                                                         AND FINANCE LEASE        AND NOTES
                                                                            OBLIGATIONS            PAYABLE         TOTAL
                                                                       ---------------------  -----------------  ---------
                                                                                LMN                  LMN            LMN
As at 1 October 1993.................................................              245                   51            296
Exchange adjustments.................................................              (12)                  --            (12)
Cash (outflow)/inflow from financing.................................               (9)                  36             27
                                                                                   ---                  ---      ---------
As at 30 September 1994..............................................              224                   87            311
Exchange adjustments.................................................               (1)                   1             --
Cash inflow/(outflow) from financing.................................               --                  (20)           (20)
Loans and finance lease obligations of Eastern.......................              688                   --            688
                                                                                   ---                  ---      ---------
As at 30 September 1995..............................................              911                   68            979
Exchange adjustments.................................................                3                    3              6
Cash inflow from financing...........................................               31                   97            128
                                                                                   ---                  ---      ---------
As at 30 September 1996..............................................              945                  168          1,113
                                                                                   ---                  ---      ---------
                                                                                   ---                  ---      ---------

    In 1996, the Group distributed its shareholding in National Grid Group to Hanson as a dividend in specie of L393 million which is reflected in invested capital.

    Analysis of net inflow/(outflow) of cash and cash equivalents in respect of the acquisition of subsidiaries:

                                                                                                YEAR ENDED 30 SEPTEMBER
                                                                                           ---------------------------------
                                                                                              1994        1995       1996
                                                                                              -----     ---------  ---------
                                                                                               LMN         LMN        LMN
Cash consideration for Eastern...........................................................          --          (1)    (2,495)
Cash consideration for the Caballo and Rawhide mines.....................................          --        (227)        --
Deposits acquired on acquisition of Eastern..............................................          --         264         --
                                                                                                  ---         ---  ---------
                                                                                                   --          36     (2,495)
                                                                                                  ---         ---  ---------
                                                                                                  ---         ---  ---------

                                     III-59

22  ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS AND DEPOSITS

                                                                                     CASH AND
                                                                                    SHORT-TERM
                                                                                     DEPOSITS      OVERDRAFTS      TOTAL
                                                                                   -------------  -------------  ---------
                                                                                        LMN            LMN          LMN
As at 1 October 1993.............................................................           79             --           79
Exchange adjustments.............................................................           (1)            --           (1)
Net cash inflow..................................................................           28             --           28
                                                                                           ---            ---          ---
As at 30 September 1994..........................................................          106             --          106
Net cash inflow..................................................................          237             --          237
                                                                                           ---            ---          ---
As at 30 September 1995..........................................................          343             --          343
Exchange adjustments.............................................................            3             --            3
Net cash outflow.................................................................         (173)          (119)        (292)
                                                                                           ---            ---          ---
As at 30 September 1996..........................................................          173           (119)          54"
                                                                                           ---            ---          ---
                                                                                           ---            ---          ---

5. DEFINITIONS

    In this Appendix III, the following definitions apply in addition to the definitions set out in Appendix VI below:

"ADMISSION"                    the admission of Energy Group Shares to the Official List
                               of the London Stock Exchange, which became effective on 24
                               February 1997

"COMPANY"                      The Energy Group PLC

"ESPS"                         The Electricity Supply Pension Scheme

"GROUP"                        The Energy Group PLC and its subsidiary undertakings as
                               constituted immediately after the completion of all the
                               Demerger Transactions save in relation to the results for
                               the nine months ended 31 December 1997 where references to the "Group" mean The Energy Group PLC and its subsidiary
                               undertakings as at that date

"HANSON GROUP"                 (a) in relation to any period prior to the Demerger,
                               Hanson and its subsidiary undertakings from time to time
                               (including the Group other than the Company); or (b) in
                               relation to any period after the Demerger, Hanson and its
                               subsidiary undertakings (excluding the Group)

"INFRASTRUCTURE COMPANIES"     Rollalong Limited, Consolidated Gold Fields Limited, Major
                               Insurance Company Limited and various other subsidiaries
                               and intermediate holding companies and non-trading
                               companies that were wholly-owned by Hanson prior to the
                               Demerger

"NEW CREDIT FACILITY"          the facility referred to in paragraph 8(b)(iv) of Appendix
                               V ("Material Contracts") below

"RELEVANT PEABODY DEBT"        an amount of approximately $1,817 million plus interest
                               from 16 January 1997 owed by members of the Hanson Group
                               to members of the Group at the Demerger Date

                                     III-60

                                  APPENDIX IV

                 FINANCIAL AND OTHER INFORMATION ON PACIFICORP
                          ACQUISITIONS AND PACIFICORP

1  NATURE OF BUSINESS OF PACIFICORP ACQUISITIONS AND PACIFICORP

    PacifiCorp is a US electric utility, headquartered in Portland, Oregon, that conducts a retail electric utility business through Pacific Power & Light Company and Utah Power & Light Company and engages in competitive power production and sales on a wholesale basis under the name PacifiCorp. PacifiCorp's US electric operations serve approximately 1.4 million retail customers in service territories aggregating approximately 153,000 square miles in portions of seven states in the western United States: Utah, Oregon, Wyoming, Washington, Idaho, California and Montana.

    PacifiCorp Group Holdings Company (formerly, PacifiCorp Holdings, Inc.), a wholly owned subsidiary of PacifiCorp, holds the stock of subsidiaries conducting businesses not regulated as US electric utilities. Historically, PacifiCorp Group Holdings Company's principal subsidiaries were engaged in telecommunications, mining and resource development and financial services. In recent years, PacifiCorp Group Holdings Company reduced the size and scope of its financial services operations and sold its mining and resource development subsidiary. In connection with the financing of the Offer, PacifiCorp Group Holdings Company sold Pacific Telecom, Inc., its telecommunications subsidiary, to Century Telephone Enterprises, Inc. on 1 December 1997 for $1.5 billion in cash plus the assumption of debt, and Pacific Generation Company, its independent power production and cogeneration subsidiary, to NRG Energy, Inc. on 5 November 1997 for $150 million. At the present time, PacifiCorp Group Holdings Company's principal subsidiaries are engaged primarily in international power production, distribution and marketing, domestic power marketing and natural gas storage and marketing.

    PacifiCorp Group Holdings Company indirectly owns 100 per cent. of Powercor Australia Limited, an Australian electric distribution company. Powercor serves approximately 550,000 customers in suburban Melbourne and the western and central regions of the State of Victoria in southeast Australia. PacifiCorp Group Holdings Company indirectly owns a 19.9 per cent. partnership interest in the 1,600 megawatt Hazelwood brown coal-fired generating station and adjacent brown coal mine located in Victoria, Australia.

    On 15 April 1997, PacifiCorp Group Holdings Company, through a wholly-owned subsidiary, acquired all of the share capital of TPC Corporation, a natural gas gathering, processing, storage and marketing company based in Houston, Texas, for approximately $265 million in cash and assumed debt of approximately $140 million. TPC Corporation sold its natural gas gathering and processing systems to a subsidiary of El Paso Energy Corporation on 2 December 1997 for $196.5 million.

    PacifiCorp Acquisitions, an English unlimited company and wholly-owned subsidiary of PacifiCorp Finance (UK) Limited, was incorporated for the purpose of making the Previous Offer and has not conducted any unrelated activities since its incorporation. PacifiCorp Finance (UK) Limited is an English private limited company and wholly-owned subsidiary of PacifiCorp Services Limited. PacifiCorp Services Limited is an English private limited company and wholly-owned subsidiary of PacifiCorp EnergyCo, which, in turn, is an English unlimited company and wholly-owned subsidiary of PacifiCorp Group Holdings Company. PacifiCorp Group Holdings Company also wholly owns PacifiCorp Powercoal LLC, an Oregon limited liability company. PacifiCorp Finance (UK) Limited, PacifiCorp Services Limited, PacifiCorp EnergyCo and PacifiCorp Powercoal LLC were all organised in connection with structuring the financing for the Previous Offer. See paragraph 10 of Appendix V ("Financing arrangements") below.

2  DIRECTORS AND EXECUTIVE OFFICERS OF PACIFICORP ACQUISITIONS AND PACIFICORP

    Set forth in the table below are the names and present principal occupations or employments, and the material occupations, positions, offices, and employments during the past five years, for the directors and executive officers of PacifiCorp Acquisitions and PacifiCorp, and the name, principal business and address for any corporation or other organisation in which such employment is carried on. Each person listed below is of United States citizenship, and, unless otherwise indicated, positions have been held for the past five years. Directors are identified by the year in which such person became a director in parentheses. The address of the corporation or other organisation for which a listed individual's principal occupation is conducted is set forth at the first place at which the name of such corporation or other organisation appears in this paragraph 2.

                                  PACIFICORP ACQUISITIONS

                                  PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME AND RESIDENCE                (AND PRINCIPAL BUSINESS); MATERIAL POSITIONS HELD
OR BUSINESS ADDRESS               DURING PAST FIVE YEARS
Frederick W. Buckman (1997)       President and Chief Executive Officer of PacifiCorp (since
PacifiCorp                        February 1994); Chairman of PacifiCorp Group Holdings
700 NE Multnomah, Suite 1600      Company (since 1994); Chairman of PacifiCorp Acquisitions
Portland, Oregon 97232            (since June 1997); President and Chief Executive Officer
                                  (1992-1994) and President and Chief Operating Officer
                                  (1988-1991) of Consumers Power Company, Jackson, Michigan

Richard T. O'Brien (1997)         Senior Vice President and Chief Financial Officer (since
PacifiCorp                        1995) and Vice President (1993-1995) of PacifiCorp;
                                  President and Chief Executive Officer (since January 1998)
                                  and Senior Vice President (1993-1998) and Chief Financial
                                  Officer (since 1996) of PacifiCorp Group Holdings Company;
                                  Chief Financial Officer (1992-1993) and Vice President and
                                  Treasurer (1989-1992) of NERCO, Inc., a former mining and
                                  resource subsidiary of PacifiCorp; Chief Financial Officer of PacifiCorp Acquisitions (since June 1997)

Dennis P. Steinberg (1997)        Senior Vice President (since 1994) and Vice President
PacifiCorp                        (1990-1994) of PacifiCorp

Verl R. Topham (1997)             Senior Vice President and General Counsel of PacifiCorp
PacifiCorp                        (since May 1994); Senior Vice President and General
One Utah Center, Suite 2300       Counsel of PacifiCorp Group Holdings Company (since 1995);
201 South Main                    President of Utah Power & Light Company (1990-1994)
Salt Lake City, Utah 84140

                                  PACIFICORP ACQUISITIONS

                                  PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME AND RESIDENCE                (AND PRINCIPAL BUSINESS); MATERIAL POSITIONS HELD
OR BUSINESS ADDRESS               DURING PAST FIVE YEARS
William E. Peressini (1997)       Vice President (since 1996) and Treasurer (since 1994) of
PacifiCorp                        PacifiCorp; Treasurer of PacifiCorp Group Holdings Company
                                  (since 1994); Executive Vice President of PacifiCorp
                                  Financial Services, Inc. (1992-1994); Senior Vice
                                  President and Chief Financial Officer of PacifiCorp
                                  Financial Services, Inc. (1989-1992); Deputy Chief
                                  Financial Officer of PacifiCorp Acquisitions (since June
                                  1997)

Michael J. Pittman (1997)         Vice President (since 1993) and Assistant Vice President
Pacific Power & Light Company     (1990-1993) of PacifiCorp
1500 Public Service Building
Portland, Oregon 97204

Thomas J. Imeson (1997)           Vice President of PacifiCorp
PacifiCorp

                                  PACIFICORP

                                  PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME AND RESIDENCE                (AND PRINCIPAL BUSINESS); MATERIAL POSITIONS HELD
OR BUSINESS ADDRESS               DURING PAST FIVE YEARS
W. Charles Armstrong (1996)       Independent Consultant (since 1997); Former Chief
RR, Box 1074, East Sound, Wash-   Executive Officer, Bank of America Oregon (1992-1996)
ington 98245-9409

Kathryn A. Braun (1994)           Executive Vice President, Western Digital Corporation
Western Digital Corporation
8105 Irvine Center Drive
Irvine, California 92718

Frederick W. Buckman (1994)       (See above)
PacifiCorp

C. Todd Conover (1991)            President and Chief Executive Officer, The Vantage
The Vantage Company               Company, a business consulting firm, Los Altos,
101 First Street, Suite 670       California; General Manager, Finance Industry Group,
Los Altos, California 94022       Tandem Computers Incorporated, a computer manufacturing
                                  company (January 1994-May 1995); President and Chief
                                  Executive Officer, Central Banks of Colorado (1991-1992)

Nolan E. Karras (1993)            Investment Advisor, Karras & Associates, Inc., an
Karras & Associates, Inc.         investment advisory firm
4695 South 1900 West #3
Roy, Utah 84067

Keith R. McKennon (1990)          Chairman of the Board of PacifiCorp (since 1994); formerly
PacifiCorp                        Chairman (1992-1994) and Chief Executive Officer
                                  (1992-1993), Dow Corning Corporation, Midland, Michigan

Robert G. Miller (1994)           Chairman of the Board and Chief Executive Officer of Fred
Fred Meyer, Inc.                  Meyer, Inc., a retail merchandising chain
3800 SE 22nd
Portland, Oregon 97202

Alan K. Simpson (1997)            Former Wyoming US Senator
1201 Sunshine Avenue,
Cody, Wyoming 82414

Verl R. Topham (1994)             (See above)
PacifiCorp

Don M. Wheeler (1989)             Chairman and Chief Executive Officer, ICM Equipment Com-
ICM Equipment Company             pany, a materials handling and equipment company (since
4899 West 2100 South              1996); formerly Chairman, Chief Executive Officer,
Salt Lake City, Utah 84120        President and General Manager of Wheeler Machinery Company
                                  (1955-1996)

Nancy Wilgenbusch (1986)          President, Marylhurst College
Marylhurst College
Marylhurst, Oregon 97036

                                  PACIFICORP

                                  PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME AND RESIDENCE                (AND PRINCIPAL BUSINESS); MATERIAL POSITIONS HELD
OR BUSINESS ADDRESS               DURING PAST FIVE YEARS
Peter I. Wold (1995)              President, Wold Oil & Gas Company, an oil and gas explora-
Wold Oil & Gas Company            tion and production company
139 West Second Street,
Suite 200
Casper, Wyoming 82602

Donald A. Bloodworth              Vice President of PacifiCorp (since November 1997),
PacifiCorp                        formerly with Air Touch Cellular (April 1997-November
                                  1997); controller of PacifiCorp (August 1996-April 1997);
                                  Vice President, Regulatory Requirements and Controller,
                                  Pacific Telecom, Inc. (May 1993-August 1996); and
                                  Assistant Treasurer of PacifiCorp (February 1992-May 1993)

John A. Bohling                   Senior Vice President of PacifiCorp (since 1993);
PacifiCorp                        Executive Vice President of Pacific Power & Light Company
                                  (1991-1993)

William C. Brauer                 Senior Vice President (since 1996) and Vice President
PacifiCorp                        (1992-1996) of PacifiCorp
One Utah Center, Suite 2300,
201 South Main Street,
Salt Lake City, Utah 84140

Shelley R. Faigle                 Senior Vice President (since 1993) and Vice President
Pacific Power & Light Company     (1992-1993) of PacifiCorp; Vice President (1989-1992) of
1500 Public Service Building      Pacific Power & Light Company
Portland, Oregon 97204

James H. Huesgen                  Vice President and Controller of PacifiCorp (since
PacifiCorp                        November 1997); Executive Vice President and Chief
                                  Financial Officer of Pacific Telecom, Inc. (1989-1997);
                                  Controller of PacifiCorp Group Holdings Company (since
                                  January 1998)

Paul G. Lorenzini                 Senior Vice President of PacifiCorp (since 1994);
Pacific Power & Light Company     President (1992-1994) and Executive Vice President
                                  (1989-1992) of Pacific Power & Light Company

Richard T. O'Brien                (See above)
PacifiCorp

Michael J. Pittman                (See above)
Pacific Power & Light Company

Daniel L. Spalding                Chairman and Chief Executive Officer of Powercor Australia
Powercor Australia Limited        Limited (since 1995); Senior Vice President (since 1992)
Level 3, 77 Southbank Blvd.       and Vice President (1987-1992) of PacifiCorp
Southbank, Victoria 3006,
Australia

Dennis P. Steinberg               (See above)
PacifiCorp

                                  PACIFICORP

                                  PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME AND RESIDENCE                (AND PRINCIPAL BUSINESS); MATERIAL POSITIONS HELD
OR BUSINESS ADDRESS               DURING PAST FIVE YEARS
Thomas J. Imeson                  (See above)
PacifiCorp

Sally A. Nofziger                 (See above)
PacifiCorp

William E. Peressini              (See above)
PacifiCorp

3  REGISTERED/PRINCIPAL OFFICES

PACIFICORP ACQUISITIONS

    The registered office of PacifiCorp Acquisitions is One Silk Street, London EC2Y 8HQ, United Kingdom.

PACIFICORP

    The principal executive offices of PacifiCorp are located at 700 NE Multnomah Street, Portland, Oregon 97232, United States.

4  RESULTS FOR YEAR ENDED 31 DECEMBER 1997

    The text contained in this section of the document has been extracted from the press release issued by PacifiCorp on 27 January 1998:

    "PORTLAND, Oregon--PacifiCorp (NYSE: PPW) today reported earnings on common stock of $451 million, or $1.52 per share, excluding asset sale gains and a series of special charges and other adjustments recorded in 1997 (see chart following). The Company recorded asset sale gains in 1997 totaling $395 million, or $1.33 per share, and special charges and other adjustments totaling $205 million, or $0.69 per share. Total reported earnings on common stock was $2.16 per share for the year.

    In 1996, PacifiCorp reported earnings on common stock of $475 million, or $1.62 per share.

    Fourth quarter 1997 earnings on common stock were $118 million, or $0.39 per share, excluding asset sale gains, special charges and other adjustments. The Company recorded asset sale gains of $395 million, or $1.33 per share and special charges and other adjustments totaling $144 million, or $0.48 per share, in the fourth quarter of 1997. Total reported earnings on common stock was $1.24 per share for the quarter.

    In the fourth quarter of 1996, PacifiCorp reported earnings on common stock of $127 million, or $0.42 per share.

    The earnings contribution from the Company's Domestic Electric Operations totaled $297 million in 1997, excluding special charges and other adjustments. The 1996 earnings contribution from Domestic Electric Operations was $342 million. The $45 million decline in earnings contribution was attributable to higher depreciation, outside services, and employee related costs.

    On January 12, 1998, the Company announced a series of initiatives aimed at reducing costs in its domestic electric business. These initiatives include workforce reductions, closure of the Company's Glenrock coal mine and certain asset write-offs.

    Earnings from the Company's Australian electric operations increased to $54 million in 1997, from $32 million in 1996. This increase was attributable to renegotiations of Tariff H industrial contracts, decreased maintenance costs and lower interest expense.

    "Despite growth in our Australian electric distribution business and substantial increases in domestic wholesale electricity sales, higher costs in our domestic electric business have resulted in the Company's earnings being significantly below our expectations for the year," said Fred Buckman, PacifiCorp's President and Chief Executive Officer. "The initiatives we announced earlier this month are a direct attempt to improve the cost profile of our domestic electric business. We are continuing to seek additional ways to both reduce costs and add new revenue sources in an effort to improve our earnings outlook."

    In December of 1997, PacifiCorp completed the sale of its telecommunications subsidiary, Pacific Telecom, Inc. (PTI), to Century Telephone Enterprises, Inc. This business was reported as a discontinued operation during 1997.

    During 1997, PacifiCorp actively sought to acquire The Energy Group PLC. On December 19, 1997, the Company received unconditional approval from the U.K. government to proceed with the transaction. However, approval from the U.S. Federal Trade Commission has not yet been received.

                             1997 EARNINGS OVERVIEW

ITEM (MILLIONS EXCEPT EPS)                PRE-TAX   NET INCOME      EPS                     SEGMENT
---------------------------------------  ---------  -----------  ---------  ---------------------------------------
Reported Earnings Contribution.........              $   640.9   $    2.16

Adjustments (Location in Statements):

ASSET SALE GAINS
PTI Sale Gain (Discontinued Ops).......     (669.8)     (365.1)      (1.23) Telecommunications
PGC Sale Gain (Other Income)...........      (56.5)      (30.0)      (0.10) Other Operations
                                         ---------  -----------  ---------
Total Asset Sales Gains................     (726.3)     (395.1)      (1.33)
                                         ---------  -----------  ---------

SPECIAL CHARGES:
Glenrock Closure.......................       64.4        39.9        0.14  Domestic Electric
Deferred Regulatory Pension cost.......       86.9        53.9        0.18
Valuation charges on IT systems........       19.1        11.9        0.04
                                         ---------  -----------  ---------
Total Special Charges..................      170.4       105.7        0.36
                                         ---------  -----------  ---------
                                         ---------  -----------  ---------

OTHER ADJUSTMENTS:
Depreciation rate changes                                                   Domestic Electric
  (Depreciation).......................       17.0        10.2        0.03
Reserve for uncollectibles (Other                                           Domestic Electric
  Operations & Maint.).................       10.0         6.2        0.02
Industrial Billing Adjustments                                              Domestic Electric
  (Revenues)...........................        5.6         3.5        0.01
SAP process re-engineering (Admin. &                                        Domestic Electric & Australia
  General).............................       13.8         8.6        0.03
Tariff H Contract Adjustments                                               Australia
  (Revenues)...........................      (15.4)       (9.6)      (0.03)
Foreign Currency Option Loss (Other                                         Other Operations
  Expense).............................      105.6        64.5        0.22
Regulatory Asset Impairments                                                Domestic Electric
  (Extraordinary Item).................       25.6        16.0        0.05
                                         ---------  -----------  ---------
Adjusted Earnings and EPS..............              $   450.9   $    1.52
                                                    -----------  ---------
                                                    -----------  ---------

DOMESTIC ELECTRIC OPERATIONS

EARNINGS CONTRIBUTION

    Domestic Electric Operations reported earnings contribution of $166 million, or $0.56 per share, in 1997, compared to $342 million, or $1.17 per share, in 1996. Domestic Electric's 1997 earnings contribution was $297 million, or $1.00 per share, before special charges and other adjustments of $132 million after tax.

REVENUES

    Total 1997 Domestic Electric revenues increased $715 million, or 24 percent, from 1996 to $3,700 million primarily from the increased wholesale revenues of $689 million, or 93 percent. Retail revenues were $2,200 million in 1997, approximately equal to 1996.

    Residential revenues were up $13 million, or 2 percent, to $814 million. Growth in the average number of residential customers of 3 percent added $20 million to revenues. Price increases in Oregon, effective July 1996, added $9 million in 1997, offset in part by price decreases of $4 million in Utah that became effective April 1997. Declines in customer usage, primarily attributable to weather, reduced revenues $14 million in 1997 compared to 1996.

    Commercial revenues increased $18 million, or 3 percent, to $641 million. This increase was attributable to a 3 percent growth in average number of customers in Utah and Oregon.

    Industrial revenues decreased $9 million, or 1 percent, to $710 million. Increased customer usage added revenues of $6 million in Eastern Wyoming and $4 million in Oregon. However, this was more than offset by reduced revenues of $8 million from lower usage by irrigation customers and $6 million of unfavorable billing adjustments in the first quarter 1997 resulting from the implementation of the new customer service system in late 1996.

    During 1997, the active wholesale market led to an increase in revenues of $689 million, or 93 percent, to a record $1,400 million. Energy volumes increased 99 percent, driven by a $589 million increase in short-term firm and spot market sales. Sales prices for short-term firm and spot market sales averaged $20 per mWh in 1997, compared to $15 per mWh in 1996, resulting in $80 million in additional revenues. Increased long-term firm contract volumes added $14 million to wholesale revenues.

OPERATING EXPENSE

    Operating expenses increased $984 million, or 46 percent, to $3,100 million, attributable to a significant increase in purchased power costs, special charges, and higher depreciation and administrative costs.

    Purchased power expenses increased $678 million to $1,300 million, more than double last year, and was attributable to the growth of the Company's wholesale business. Short-term firm and spot market purchases totaled 45.6 million mWh in 1997, nearly three times the level of 1996 purchases, adding $570 million to purchased power expenses. Short-term firm and spot market purchase prices averaged $19 per mWh in 1997 compared to $13 per mWh in 1996, a 46 percent increase, adding $76 million to purchased power expenses.

    Net power costs in 1997 were $6.99 per mWh, compared to $7.20 per mWh in 1996, a 3 percent decrease. Electric operations net power cost represents the net cost to serve the Company's retail customers on a mWh basis. This is measured by the sum of fuel, purchased power and wheeling expense, less wholesale power and wheeling revenues. The decrease in net power cost was attributable to increased hydro generation which displaced higher cost resources, reduced system losses and improved margins from higher short-term and spot market sales, offset in part by increased fuel costs.

    Other operations and maintenance expense increased $26 million, to $470 million in 1997. Included in this 6 percent increase was $11 million of higher plant maintenance and tree trimming, and a $10 million special reserve provision for uncollectible accounts resulting from issues related to the strengthening of the payment treatment processes in the new customer billing system implemented late last year.

    Depreciation and amortization expense increased $46 million, or 13 percent, to $389 million in 1997. The Company completed a depreciation study of its fixed assets and has filed with the appropriate regulatory bodies for approval to increase its annual depreciation rates. As part of the study, the Company recorded charges of $17 million in the fourth quarter to reflect the new higher depreciation rates. An additional $26 million in depreciation is attributable to increased plant in service, the new customer service system and a full year of operations at the Hermiston plant.

    Administrative and general expenses increased $53 million to $325 million in 1997, a 19 percent increase over 1996. This increase was primarily the result of higher outside services of $18 million, expensing process re-engineering costs of $10 million, in accordance with new accounting rules, relating to the Company's new SAP software operating environment, and increased employee related costs of $20 million, primarily attributable to the Company's significant increase in its marketing activities in the wholesale markets.

SPECIAL CHARGES

    During the fourth quarter of 1997, Domestic Electric Operations recorded in operating income certain special charges totaling $170 million pre-tax. These special charges included $64 million for the Glenrock mine closure, $87 million for the write-off of deferred regulatory pension assets and $19 million for the valuation impairment of certain information systems assets.

OTHER INCOME/EXPENSE

    Domestic Electric interest expense increased $27 million, or 9 percent, to $319 million in 1997. This increase was attributable to higher debt balances as a result of the Hermiston plant acquisition in July 1996 and capital contributions to PacifiCorp Holdings, Inc. relating to the acquisition of TPC Corporation (TPC) in April 1997. Other income increased $7 million in 1997 primarily as a result of increased sales of emission allowances.

    As previously reported, the Company's 1997 results included an extraordinary charge of $16 million, or $0.05 per share ($26 million pre-tax), related to its decision to record a valuation allowance for regulatory assets pertaining to generation resources allocable to its operations in California and Montana. The decision to impair these assets is based primarily on recent regulatory and legislative actions in those states that have mandated customer choice of electric supplier and eliminated cost-based regulation for the generation portion of the electricity business. Regulatory assets represent costs incurred in the past that have been deferred under regulatory accounting practices for future recovery. Because of the potential regulatory and legislative actions in its other states jurisdictions, the Company may have additional regulatory asset write-offs and charges for impairment of long-lived assets in future periods.

AUSTRALIAN ELECTRIC OPERATIONS

FOR THE YEAR (IN MILLIONS):

                                                                                1997       1996
                                                                              ---------  ---------
POWERCOR:
Revenue.....................................................................  $     716  $     659
Purchased power.............................................................       (309)      (305)
Depreciation and amortization...............................................        (67)       (72)
Other operating expenses....................................................       (189)      (155)
                                                                              ---------  ---------
Income from operations......................................................        151        127
Interest expense and other..................................................        (62)       (75)
                                                                              ---------  ---------
Income before income taxes..................................................         89         52
Income taxes................................................................        (33)       (19)
                                                                              ---------  ---------
POWERCOR EARNINGS CONTRIBUTION..............................................         56         33
HAZELWOOD NET LOSS..........................................................         (2)        (1)
                                                                              ---------  ---------
AUSTRALIAN ELECTRIC OPERATIONS CONTRIBUTION.................................  $      54  $      32
                                                                              ---------  ---------
                                                                              ---------  ---------

EARNINGS CONTRIBUTION

    In 1997, Australian Electric Operations contributed earnings of $54 million, or $0.18 per share, compared to the 1996 results of $32 million, or $0.11 per share. The 1997 earnings included adjustments associated with renegotiating certain Tariff H industrial customer contracts that added $10 million, or $0.03 per share.

POWERCOR REVENUES

    Powercor reported 1997 revenues of $716 million, a $57 million increase, or 9 percent, over the prior year. The increase was attributable to higher energy sales volumes of 2,734 million kWh, or 33 percent. Powercor continued to increase market share in the contestable markets of Victoria and New South Wales outside Powercor's franchise area and added 2,843 million kWh and $100 million of revenue in 1997. Powercor now holds an estimated 42 percent of the contestable markets in Victoria and 13 percent in New South Wales.

    Revenue from inside Powercor's franchise area decreased $47 million, or 8 percent, to $539 million. Lower average realized prices reduced revenues by $39 million. Energy volumes decreased 108 million kWh, or $8 million, due to customers lost from the effect of contestability in Powercor's franchise area.

    The currency exchange rate for converting Australian dollars to United States dollars was 0.744 in 1997 compared to 0.783 in 1996, a 5 percent decrease for the year. The effect of the exchange rate fluctuation significantly lowered revenues by $33 million and expenses by $31 million during 1997.

POWERCOR OPERATING EXPENSES

    Purchased power expenses increased $4 million, or 1 percent, to $309 million. Volumes of purchased power increased 2,734 million kWh, or 33 percent, adding $101 million to costs, offset in part by lower pool power prices that reduced purchased power costs by $97 million. Purchased power prices averaged $28 per mWh in 1997, compared to $37 per mWh in 1996.

    Other operating expenses increased $34 million, or 22 percent, to $189 million. Increased sales to contestable customers outside Powercor's franchised area resulted in higher network and grid fees of $52 million. This was partially offset by higher network revenues of $15 million from customers inside Powercor's franchise area that are serviced by other energy suppliers and a decrease in maintenance expenses of $17 million attributable to increased productivity and cost reduction efforts. Administrative and general expenses increased $14 million due to higher outside services of $10 million and expensing process re-engineering costs of $4 million relating to the new SAP software operating environment in accordance with new accounting rules.

HAZELWOOD

    For 1997, the Company recorded an after tax loss of $2 million on its 19.9 percent ownership interest in the Hazelwood Power Station, a coal-fired generating station and associated coal mine in Victoria, Australia, as compared to a loss of $1 million in 1996. Hazelwood was purchased in September 1996.

TELECOMMUNICATIONS

    On December 1, 1997, the Company completed the sale of PTI to Century Telephone Enterprises, Inc. for $1.5 billion in cash, plus the assumption of PTI debt. The Company realized an after tax gain of $365 million, or $1.23 per share. For the eleven months of 1997, PTI reported net income of $89 million or $0.30 per share, compared to $75 million, or $0.25 per share, for the entire year of 1996.

OTHER OPERATIONS

    The Company's other operations reported net losses of $17 million, or $0.06 per share, compared to earnings of $27 million, or $0.09 in 1996, a $44 million decrease, or $0.15 per share.

    In the third quarter of 1997, the Company recorded an after tax loss of $65 million, or $0.22 per share, associated with the closing of foreign exchange positions related to the Company's tender offer for The Energy Group PLC (TEG). As previously reported, the Company purchased the foreign exchange positions to hedge risk of exchange rate fluctuations associated with its recommended offer for TEG. On August 1, the tender offer lapsed and the Company closed the foreign exchange position as required by its hedging policies.

    The Company estimates that it has incurred approximately $60 million of other costs related to the TEG transaction for bank fees, legal expenses and other related costs. These costs have been deferred because the Company expects to make a new bid for TEG. It is possible that the outcome of the potential transaction will be known before the Company files its 1997 financial statements with the Securities and Exchange Commission in March. If it is an unsuccessful outcome, the Company will adjust its 1997 reported earnings to reflect the after tax write off of the deferred costs of approximately $38 million, or $0.13 per share.

    On November 5, 1997, the Company completed the sale of its independent power subsidiary, Pacific Generation Company (PGC), to NRG Energy, Inc. for approximately $150 million in cash resulting in a gain of $30 million, or $0.10 per share.

    PacifiCorp Power Marketing, Inc. (PPM), the Company's eastern wholesale energy trading company, completed its first full year of operations with revenues of $913 million and reported a net loss of $2 million. TPC, the Company's natural gas marketing and storage company acquired in April of this year, reported revenues of $816 million and a net loss of $6 million for the year.

    The Company's other unregulated businesses and equity investments reported 1997 earnings of $25 million, compared to $35 million in 1996, a decrease of $10 million, or $0.03 per share.

    Other after-tax interest expense for 1997 increased $7 million over 1996 due to higher debt balances resulting primarily from the Hazelwood acquisition. Interest income increased $7 million from temporary cash investments as a result of the late 1997 asset sales. Income taxes were benefited $6 million by favorable state tax adjustments in 1997.

                     FOURTH QUARTER 1997 EARNINGS ANALYSIS

DOMESTIC ELECTRIC OPERATIONS

EARNINGS CONTRIBUTION

    For the fourth quarter of 1997, Domestic Electric Operations reported a total net loss before extraordinary item of $59 million, or $0.20 per share, compared to earnings of $93 million, or $0.32 per share, in the last quarter of 1996. Excluding the special charges and other adjustments, the 1997 fourth quarter earnings were $70 million, or $0.23 per share.

    Domestic Electric reported an operating loss of $7 million in the last quarter 1997, a decline of $242 million from the same period in 1996. This decrease resulted from special charges, higher depreciation expense and increased general and administrative expenses in 1997.

REVENUES

    Domestic Electric Operations revenue increased $297 million in the quarter, or 36 percent, to $1,100 million, primarily from increased wholesale revenues of $303 million. Retail revenues were flat with a slight increase in energy volumes of 360 million kWh, or 3 percent.

    Residential revenues were $225 million on energy sales of 3.6 million kWh, up slightly from the prior year. Growth in the average number of residential customers of 3 percent, primarily in Utah and Oregon, added $5 million to revenue. This increase was offset by price decreases of $1 million in the Company's Utah jurisdiction and by declining customer usage of $4 million, which was largely attributable to weather.

    Commercial revenues grew by $2 million, or 1 percent, to $166 million on a 2 percent increase in energy sales. Growth in the average number of customers of 2 percent added $3 million to revenues, while decreased prices in Utah lowered revenues by $1 million.

    Industrial revenues decreased $2 million, or 1 percent, to $172 million. The decrease was attributable to a contract amendment of $2 million and lower prices in Utah of $1 million, offset in part by increased energy sales of 252 million kWh that added $3 million to revenue.

    Wholesale revenues increased $303 million, to $534 million, on a 128 percent increase in energy sales. Increased short-term firm and spot market energy sales volumes added $269 million. Short-term firm and spot market sales prices averaged $23 per mWh in 1997, compared to $18 per mWh for the same period in 1996. The increased prices added $28 million in revenues. Increased long-term firm contract volumes added $2 million to wholesale revenues for the quarter.

OPERATING EXPENSES

    Total operating expenses increased $539 million, or 90 percent, to $1,100 million in the quarter, primarily attributable to higher purchased power expenses, special charges, and higher depreciation and administrative costs.

    Purchased power expenses for the fourth quarter of 1997 increased $308 million, to $510 million. Short-term firm and spot market energy purchases were up $274 million, or 12.2 million mWh, more than three times the amount of purchases in the same period of 1996. Short-term firm and spot market purchase prices averaged $23 per mWh in the quarter versus $18 per mWh in the fourth quarter of 1996. The increase in purchased power costs included $26 million related to increased prices.

    Fuel expense for the quarter was down $12 million, or 9 percent, to $115 million. This decrease was attributable to reduced generation of 747 million kWh, or 5 percent, and lower average fuel costs of $5 million. The Company's hydro generation resources were 153 million kWh, or 11 percent, above the same period in 1996.

    Net power costs in the quarter were $7.53 per mWh, compared to $8.23 per mWh in the fourth quarter of 1996, a 9 percent decrease. The decrease in net power cost was attributable to increased hydro generation which displaced higher cost resources, reduced system losses and improved margins from higher short-term and spot market sales.

    Other operations and maintenance expense increased $8 million, or 7 percent, to $125 million in the fourth quarter of 1997. This increase was attributable to a $10 million special reserve provision for uncollectible accounts resulting from issues related to the strengthening of the payment treatment process in the new customer billing system implemented late last year.

    Depreciation and amortization expense increased $28 million, or 31 percent, to $117 million. The increase was attributed to a $17 million charge in the quarter to reflect higher depreciation rates and $9 million for increased plant in service.

    Administrative and general expenses increased $36 million, or 56 percent, to $100 million. This increase was attributable to $10 million of process re-engineering costs relating to the Company's new SAP software operating environment, higher outside services of $8 million, increased employee related costs of $11 million primarily related to the significant increase in the wholesale markets and software expenses of $5 million.

SPECIAL CHARGES

    During the fourth quarter of 1997, Domestic Electric Operations recorded in operating income certain special charges totaling $170 million pre-tax. These special charges included $64 million for the Glenrock mine closure, $87 million for the write-off of deferred regulatory pension assets and $19 million for the valuation impairment of certain information systems assets.

OTHER INCOME/EXPENSE

    Electric interest expense increased $9 million, or 12 percent, to $83 million. The increase was attributable to higher debt balances as the result of increased capital contributions to PacifiCorp Holdings, Inc. relating to the acquisition of TPC in the second quarter of 1997. Domestic Electric income tax expense declined $90 million, resulting in a tax benefit of $32 million in 1997 due to the level of pre-tax losses in the quarter.

    The Company's 1997 fourth quarter results included an extraordinary charge of $16 million, or $0.05 per share, ($26 million pre-tax) related to the valuation allowance for regulatory generation assets allocable to its operations in California and Montana.

AUSTRALIAN ELECTRIC OPERATIONS

FOURTH QUARTER RESULTS (IN MILLIONS):

                                                                              1997       1996
                                                                            ---------  ---------
POWERCOR:
Revenues..................................................................  $     169  $     181
Purchased power...........................................................        (73)       (84)
Depreciation and amortization.............................................        (15)       (18)
Other operating expenses..................................................        (51)       (46)
                                                                            ---------  ---------
Income from operations....................................................         30         33
Interest expense and other................................................        (13)       (17)
                                                                            ---------  ---------
Income before income taxes................................................         17         16
Income taxes..............................................................         (7)        (6)
                                                                            ---------  ---------
POWERCOR EARNINGS CONTRIBUTION............................................         10         10
HAZELWOOD NET LOSS........................................................         (1)        (1)
                                                                            ---------  ---------
AUSTRALIAN ELECTRIC OPERATIONS CONTRIBUTION...............................  $       9  $       9
                                                                            ---------  ---------
                                                                            ---------  ---------

EARNINGS CONTRIBUTION

    Australian Electric Operations contributed $9 million, or $0.03 per share, in the fourth quarters of 1997 and 1996.

POWERCOR REVENUES

    Powercor's revenues decreased $12 million, or 7 percent, to $169 million. The decrease was attributable to lower average realized prices, offset in part by increased energy sales volumes of 751 million kWh, or 32 percent.

    Energy volumes to contestable customers outside Powercor's franchise area were up 835 million kWh and added $22 million to revenue due to customer gains in Victoria and New South Wales. This included increased energy volumes for customers in Victoria of 228 million kWh that added $1 million to revenue, and energy volumes for new customers in New South Wales of 607 million kWh that added $21 million to revenue.

    Revenue inside Powercor's franchise area from franchise and contestable customers decreased $26 million, or 17 percent, to $121 million. Lower average realized prices reduced revenue by $19 million and decreased energy volumes of 84 million kWh reduced revenues by $7 million, including $4 million as a result of customers lost due to the effects of contestability in Powercor's franchise area in 1997. The fourth quarter of 1997 included adjustments associated with certain Tariff H industrial contracts that added $3 million to revenues.

    The currency exchange rate for converting Australian dollars to United States dollars was 0.692 in the fourth quarter 1997 compared to 0.796 in 1996, a 13 percent decrease in the quarter. The effect of the exchange rate fluctuation lowered revenues by $24 million and costs by $23 million during the fourth quarter of 1997.

POWERCOR OPERATING EXPENSES

    Purchased power expense decreased $11 million, or 13 percent, to $73 million. Lower pool prices reduced power costs by $39 million, offset in part by a 32 percent increase in purchased power volumes that added $27 million to costs. Purchased power prices averaged $24 per mWh in the fourth quarter of 1997, compared to $36 per mWh in 1996.

    Other operating expenses increased $5 million, or 11 percent, to $51 million. Increased sales to contestable customers outside Powercor's franchise area resulted in higher network and grid fees of $13 million. This was offset in part by higher network revenues of $5 million from customers inside Powercor's franchise area serviced by other energy suppliers. Administrative expenses increased $8 million expensing process re-engineering costs of $4 million, in accordance with new accounting rules, relating to the new SAP software operating environment and higher outside services expenses. Maintenance expenses decreased $13 million attributable to increased productivity and cost reduction efforts.

    Interest expense and other decreased $4 million, or 24 percent, to $13 million, due to lower average interest rates and debt balances.

HAZELWOOD

    The Company recorded an after tax loss of $1 million in the fourth quarters of 1997 and 1996 on its 19.9 percent ownership interest in the Hazelwood Power Station.

TELECOMMUNICATIONS

    As previously discussed, the Company completed the sale of PTI to Century Telephone Enterprises, Inc. for $1.5 billion in cash, plus the assumption of PTI's debt and recorded an after tax gain of $365 million, or $1.23 per share. For the two months prior to the sale PTI reported net income of $25 million, or $0.08 per share, compared to $21 million, or $0.06 per share, for the entire fourth quarter of 1996.

OTHER BUSINESSES

    In the fourth quarter of 1997, the Company's other operations reported earnings of $45 million, or $0.15 per share, compared to $4 million, or $0.01 in 1996. During the quarter, the sale of PGC to NRG Energy, Inc. resulted in a gain of $30 million, or $0.10 per share.

    PPM reported a loss of $1 million in the fourth quarter of 1997 compared to break even results last year. PPM's fourth quarter revenues increased $252 million to $260 million on increased energy trading activities. TPC reported a loss of $4 million on revenues of $405 million in the fourth quarter of 1997. For its other unregulated businesses, the Company reported earnings of $13 million in the fourth quarter of 1997, as compared to $9 million in 1996.

    Interest income increased $5 million over the fourth quarter of 1996 primarily due to increased temporary cash investments from the sales of PTI and PGC. Income taxes were benefited by $6 million of favorable state tax adjustments in 1997.

                                   PACIFICORP
                       AND ITS CONSOLIDATED SUBSIDIARIES

                         SUMMARY FINANCIAL INFORMATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                         3 MONTHS ENDED
                                                                           DECEMBER 31
                                                                      ---------------------      $           %
                                                                         1997     1996 (1)    CHANGE      CHANGE
                                                                      ----------  ---------  ---------  -----------
REVENUES
    Domestic Electric Operations (See next page)....................  $1,129,400  $ 832,800  $ 296,600          36
    Australian Electric Operations (See next page)..................     169,300    181,200    (11,900)         (7)
    Other Operations (2)............................................     706,800     37,800    669,000           *
                                                                      ----------  ---------  ---------         ---
        TOTAL.......................................................   2,005,500  1,051,800    953,700          91
                                                                      ----------  ---------  ---------         ---
EXPENSES
    Domestic Electric Operations (See next page)....................   1,136,700    598,200    538,500          90
    Australian Electric Operations..................................     139,100    147,600     (8,500)         (6)
    Other Operations (2)............................................     691,600     12,300    679,300           *
                                                                      ----------  ---------  ---------         ---
        TOTAL.......................................................   1,967,400    758,100  1,209,300           *
                                                                      ----------  ---------  ---------         ---
INCOME FROM OPERATIONS
    Domestic Electric Operations....................................      (7,300)   234,600   (241,900)       (103)
    Australian Electric Operations..................................      30,200     33,600     (3,400)        (10)
    Other Operations (2)............................................      15,200     25,500    (10,300)        (40)
                                                                      ----------  ---------  ---------         ---
        TOTAL.......................................................      38,100    293,700   (255,600)        (87)
Interest expense....................................................     107,900    106,000      1,900           2
Other (income) expense..............................................     (67,000)    13,100    (80,100)          *
                                                                      ----------  ---------  ---------         ---
Income from continuing operations before income taxes...............      (2,800)   174,600   (177,400)       (102)
Income taxes........................................................      (2,900)    62,300    (65,200)       (105)
                                                                      ----------  ---------  ---------         ---
Income from continuing operations before extraordinary item.........         100    112,300   (112,200)       (100)
Discontinued operations (3).........................................     389,800     20,600    369,200           *
Extraordinary item (4)..............................................     (16,000)        --    (16,000)          *
                                                                      ----------  ---------  ---------         ---
NET INCOME..........................................................     373,900    132,900    241,000           *

Preferred dividend requirement......................................       4,800      5,500       (700)        (13)
                                                                      ----------  ---------  ---------         ---
EARNINGS CONTRIBUTION ON COMMON
  STOCK (5)
    Domestic Electric Operations....................................     (58,800)    93,000   (151,800)          *
    Australian Electric Operations..................................       9,300      9,400       (100)         (1)
    Other Operations (2)............................................      44,800      4,400     40,400           *
                                                                      ----------  ---------  ---------         ---
Continuing operations...............................................      (4,700)   106,800   (111,500)       (104)
Discontinued operations (3).........................................     389,800     20,600    369,200           *
Extraordinary item (4)..............................................     (16,000)        --    (16,000)          *
                                                                      ----------  ---------  ---------         ---
        TOTAL.......................................................  $  369,100  $ 127,400  $ 241,700           *
                                                                      ----------  ---------  ---------         ---
                                                                      ----------  ---------  ---------         ---
Average common shares outstanding...................................     296,719    294,897      1,822           1

EARNINGS PER COMMON SHARE
    Domestic Electric Operations....................................  $    (0.20) $    0.32  $   (0.52)          *
    Australian Electric Operations..................................        0.03       0.03         --          --
    Other Operations (2)............................................        0.15       0.01       0.14           *
                                                                      ----------  ---------  ---------         ---
Continuing operations...............................................       (0.02)      0.36      (0.38)       (106)
Discontinued operations (3).........................................        1.31       0.06       1.25           *
Extraordinary item (4)..............................................       (0.05)        --      (0.05)          *
                                                                      ----------  ---------  ---------         ---
        TOTAL (6)...................................................  $     1.24  $    0.42  $    0.82           *
                                                                      ----------  ---------  ---------         ---
                                                                      ----------  ---------  ---------         ---
Dividends paid per common share.....................................  $     0.27  $    0.27  $      --          --
                                                                      ----------  ---------  ---------         ---
                                                                      ----------  ---------  ---------         ---

------------------------
*   Not a meaningful number.

                            (See accompanying notes)

                                   PACIFICORP
                       AND ITS CONSOLIDATED SUBSIDIARIES

                         SUMMARY FINANCIAL INFORMATION

                                  (UNAUDITED)

                                                                         3 MONTHS ENDED
                                                                           DECEMBER 31
                                                                      ---------------------      $            %
                                                                         1997       1996      CHANGE       CHANGE
                                                                      ----------  ---------  ---------  -------------
DOMESTIC ELECTRIC REVENUES (In thousands)
    Residential.....................................................  $  225,400  $ 224,900  $     500           --
    Commercial......................................................     166,000    164,000      2,000            1
    Industrial......................................................     172,400    174,000     (1,600)          (1)
    Other...........................................................       7,600      8,300       (700)          (8)
                                                                      ----------  ---------  ---------          ---
        Retail Sales................................................     571,400    571,200        200       --
    Wholesale sales.................................................     534,200    231,300    302,900          131
    Other...........................................................      23,800     30,300     (6,500)         (21)
                                                                      ----------  ---------  ---------          ---
        TOTAL.......................................................  $1,129,400  $ 832,800  $ 296,600           36
                                                                      ----------  ---------  ---------          ---
                                                                      ----------  ---------  ---------          ---
DOMESTIC ELECTRIC ENERGY SALES
  (Millions of kWh)
    Residential.....................................................       3,608      3,559         49            1
    Commercial......................................................       3,057      2,997         60            2
    Industrial......................................................       5,202      4,950        252            5
    Other...........................................................         159        160         (1)          (1)
                                                                      ----------  ---------  ---------          ---
        Retail Sales................................................      12,026     11,666        360            3
    Wholesale sales.................................................      21,687      9,499     12,188          128
                                                                      ----------  ---------  ---------          ---
        TOTAL.......................................................      33,713     21,165     12,548           59
                                                                      ----------  ---------  ---------          ---
                                                                      ----------  ---------  ---------          ---
DOMESTIC ELECTRIC EXPENSES (In thousands)
    Fuel............................................................     114,900    126,400    (11,500)          (9)
    Purchased power.................................................     510,000    201,700    308,300            *
    Other operations and maintenance................................     124,800    117,000      7,800            7
    Depreciation and amortization...................................     117,000     89,200     27,800           31
    Administrative and general......................................      99,600     63,900     35,700           56
    Special charges.................................................     170,400         --    170,400            *
                                                                      ----------  ---------  ---------          ---
        TOTAL.......................................................   1,136,700    598,200    538,500           90
                                                                      ----------  ---------  ---------          ---
                                                                      ----------  ---------  ---------          ---
AUSTRALIAN ELECTRIC REVENUES (In thousands)
    Residential.....................................................  $   52,900  $  58,900  $  (6,000)         (10)
    Commercial......................................................      58,100     50,400      7,700           15
    Industrial......................................................      54,800     59,700     (4,900)          (8)
                                                                      ----------  ---------  ---------          ---
        Retail Sales................................................     165,800    169,000     (3,200)          (2)
    Other...........................................................       3,500     12,200     (8,700)         (71)
                                                                      ----------  ---------  ---------          ---
        TOTAL.......................................................  $  169,300  $ 181,200  $ (11,900)          (7)
                                                                      ----------  ---------  ---------          ---
                                                                      ----------  ---------  ---------          ---
AUSTRALIAN ELECTRIC ENERGY SALES
  (Millions of kWh)
    Residential.....................................................         623        604         19            3
    Commercial......................................................       1,068        658        410           62
    Industrial......................................................       1,380      1,058        322           30
                                                                      ----------  ---------  ---------          ---
        TOTAL.......................................................       3,071      2,320        751           32
                                                                      ----------  ---------  ---------          ---
                                                                      ----------  ---------  ---------          ---

                            (See accompanying notes)

                                   PACIFICORP
                       AND ITS CONSOLIDATED SUBSIDIARIES

                         SUMMARY FINANCIAL INFORMATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                        12 MONTHS ENDED
                                                                          DECEMBER 31
                                                                     ----------------------      $            %
                                                                        1997      1996(1)     CHANGE       CHANGE
                                                                     ----------  ----------  ---------  -------------
REVENUES
    Domestic Electric Operations (See next page)...................  $3,706,900  $2,991,800  $ 715,100           24
    Australian Electric Operations (See next page).................     716,200     658,800     57,400            9
    Other Operations (2)...........................................   1,854,900     153,100  1,701,800            *
                                                                     ----------  ----------  ---------          ---
        TOTAL......................................................   6,278,000   3,803,700  2,474,300           65
                                                                     ----------  ----------  ---------          ---
EXPENSES
    Domestic Electric Operations (See next page)...................   3,105,600   2,122,000    983,600           46
    Australian Electric Operations.................................     565,700     531,400     34,300            6
    Other Operations (2)...........................................   1,804,200      63,900  1,740,300            *
                                                                     ----------  ----------  ---------          ---
        TOTAL......................................................   5,475,500   2,717,300  2,758,200          102
                                                                     ----------  ----------  ---------          ---
INCOME FROM OPERATIONS
    Domestic Electric Operations...................................     601,300     869,800   (268,500)         (31)
    Australian Electric Operations.................................     150,500     127,400     23,100           18
    Other Operations (2)...........................................      50,700      89,200    (38,500)         (43)
                                                                     ----------  ----------  ---------          ---
        TOTAL......................................................     802,500   1,086,400   (283,900)         (26)
Interest expense...................................................     439,500     415,000     24,500            6
Other (income) expense.............................................      28,100       4,800     23,300            *
                                                                     ----------  ----------  ---------          ---
Income from continuing operations before income taxes..............     334,900     666,600   (331,700)         (50)
Income taxes                                                            109,500     236,400   (126,900)         (54)
                                                                     ----------  ----------  ---------          ---
Income from continuing operations before extraordinary item........     225,400     430,200   (204,800)         (48)
Discontinued operations (3)........................................     454,300      74,700    379,600            *
Extraordinary item (4).............................................     (16,000)         --    (16,000)           *
                                                                     ----------  ----------  ---------          ---
NET INCOME.........................................................     663,700     504,900    158,800           31
Preferred dividend requirement.....................................      22,800      29,800     (7,000)         (23)
                                                                     ----------  ----------  ---------          ---
EARNINGS CONTRIBUTION ON COMMON STOCK (5)
    Domestic Electric Operations...................................     165,500     341,500   (176,000)         (52)
    Australian Electric Operations.................................      54,200      31,900     22,300           70
    Other Operations (2)...........................................     (17,100)     27,000    (44,100)           *
                                                                     ----------  ----------  ---------          ---
Continuing operations..............................................     202,600     400,400   (197,800)         (49)
Discontinued operations (3)........................................     454,300      74,700    379,600            *
Extraordinary item (4).............................................     (16,000)         --    (16,000)           *
                                                                     ----------  ----------  ---------          ---
        TOTAL......................................................  $  640,900  $  475,100  $ 165,800           35
                                                                     ----------  ----------  ---------          ---
                                                                     ----------  ----------  ---------          ---
Average common shares outstanding..................................     296,094     292,424      3,670            1
EARNINGS PER COMMON SHARE
    Domestic Electric Operations...................................  $     0.56  $     1.17  $   (0.61)         (52)
    Australian Electric Operations.................................        0.18        0.11       0.07           64
    Other Operations (2)...........................................       (0.06)       0.09      (0.15)           *
                                                                     ----------  ----------  ---------          ---
Continuing operations..............................................        0.68        1.37      (0.69)         (50)
Discontinued operations (3)........................................        1.53        0.25       1.28            *
Extraordinary item (4).............................................       (0.05)         --      (0.05)           *
                                                                     ----------  ----------  ---------          ---
        TOTAL (6)..................................................  $     2.16  $     1.62  $    0.54           33
                                                                     ----------  ----------  ---------          ---
                                                                     ----------  ----------  ---------          ---
Dividends paid per common share....................................  $     1.08  $     1.08  $      --           --
                                                                     ----------  ----------  ---------          ---
                                                                     ----------  ----------  ---------          ---

------------------------

*    Not a meaningful number.

                            (See accompanying notes)

                                   PACIFICORP
                       AND ITS CONSOLIDATED SUBSIDIARIES

                         SUMMARY FINANCIAL INFORMATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                        12 MONTHS ENDED
                                                                          DECEMBER 31
                                                                     ----------------------      $            %
                                                                        1997        1996      CHANGE       CHANGE
                                                                     ----------  ----------  ---------  -------------
DOMESTIC ELECTRIC REVENUES (In thousands)
    Residential....................................................  $  814,000  $  801,400  $  12,600            2
    Commercial.....................................................     640,900     623,300     17,600            3
    Industrial.....................................................     709,900     719,300     (9,400)          (1)
    Other..........................................................      31,700      32,500       (800)          (2)
                                                                     ----------  ----------  ---------          ---
        Retail Sales...............................................   2,196,500   2,176,500     20,000            1
    Wholesale sales................................................   1,428,000     738,800    689,200           93
    Other..........................................................      82,400      76,500      5,900            8
                                                                     ----------  ----------  ---------          ---
        TOTAL......................................................  $3,706,900  $2,991,800  $ 715,100           24
                                                                     ----------  ----------  ---------          ---
                                                                     ----------  ----------  ---------          ---
DOMESTIC ELECTRIC ENERGY SALES
  (Millions of kWh)
    Residential....................................................      12,902      12,819         83            1
    Commercial.....................................................      11,868      11,497        371            3
    Industrial.....................................................      20,674      20,332        342            2
    Other..........................................................         705         640         65           10
                                                                     ----------  ----------  ---------          ---
        Retail Sales...............................................      46,149      45,288        861            2
    Wholesale sales................................................      59,143      29,665     29,478           99
                                                                     ----------  ----------  ---------          ---
        TOTAL......................................................     105,292      74,953     30,339           40
                                                                     ----------  ----------  ---------          ---
                                                                     ----------  ----------  ---------          ---
DOMESTIC ELECTRIC EXPENSES (In thousands)
    Fuel...........................................................     454,200     443,000     11,200            3
    Purchased power................................................   1,296,500     618,700    677,800          110
    Other operations and maintenance...............................     470,000     444,200     25,800            6
    Depreciation and amortization..................................     389,100     343,400     45,700           13
    Administrative and general.....................................     325,400     272,700     52,700           19
    Special charges................................................     170,400          --    170,400            *
                                                                     ----------  ----------  ---------          ---
        TOTAL......................................................   3,105,600   2,122,000    983,600           46
                                                                     ----------  ----------  ---------          ---
                                                                     ----------  ----------  ---------          ---
AUSTRALIAN ELECTRIC REVENUES
  (In thousands)
    Residential....................................................  $  239,200  $  239,400  $    (200)          --
    Commercial.....................................................     207,900     165,500     42,400           26
    Industrial.....................................................     236,200     223,700     12,500            6
                                                                     ----------  ----------  ---------          ---
        Retail Sales...............................................     683,300     628,600     54,700            9
    Other..........................................................      32,900      30,200      2,700            9
                                                                     ----------  ----------  ---------          ---
        TOTAL......................................................  $  716,200  $  658,800  $  57,400            9
                                                                     ----------  ----------  ---------          ---
                                                                     ----------  ----------  ---------          ---
AUSTRALIAN ELECTRIC ENERGY SALES
  (Millions of kWh)
    Residential....................................................       2,683       2,608         75            3
    Commercial.....................................................       3,082       1,926      1,156           60
    Industrial.....................................................       5,279       3,776      1,503           40
                                                                     ----------  ----------  ---------          ---
        TOTAL......................................................      11,044       8,310      2,734           33
                                                                     ----------  ----------  ---------          ---
                                                                     ----------  ----------  ---------          ---

                            (See accompanying notes)

                                   PACIFICORP
                       AND ITS CONSOLIDATED SUBSIDIARIES

                         SUMMARY FINANCIAL INFORMATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                    DECEMBER    DECEMBER        $            %
                                                                      1997        1996       CHANGE       CHANGE
                                                                   ----------  -----------  ---------  -------------
CONSOLIDATED CAPITALIZATION
    Common equity................................................  $4,332,000  $ 4,032,000  $ 300,000            7
    Preferred stock..............................................     241,000      314,000    (73,000)         (23)
    Preferred securities of trust holding solely PacifiCorp
      debentures.................................................     340,000      210,000    130,000           62
    Long-term debt...............................................   4,415,000    4,829,000   (414,000)          (9)
    Short-term debt..............................................     555,000      903,000   (348,000)         (39)
                                                                   ----------  -----------  ---------          ---
        TOTAL....................................................  $9,883,000  $10,288,000  $(405,000)          (4)
                                                                   ----------  -----------  ---------          ---
                                                                   ----------  -----------  ---------          ---

------------------------

(1) Certain amounts from the prior year have been reclassified to conform with the 1997 method of presentation. Reclassification had no effect on previously reported consolidated net income.

(2) Other Operations includes the operations of PacifiCorp Financial Services, Inc., Pacific Generation Company (sold Nov. 1, 1997), TPC Corporation and PacifiCorp Power Marketing, as well as activities of PacifiCorp Holdings, Inc.

(3) Represents the discontinued operations of Pacific Telecom, Inc., a telecommunications subsidiary.

(4) Extraordinary charges for unrecoverability of regulatory assets in California and Montana.

(5) Earnings contribution on common stock by segment:

    (a) Does not reflect elimination for interest on intercompany borrowing arrangements.

    (b) Includes income taxes on a separate company basis, with any benefit or detriment of consolidation reflected in Other Operations.

    (c) Amounts are net of preferred dividend requirements and minority interest.

(6) Basic earnings per share is equivalent to fully diluted earnings per share."

5  FINANCIAL STATEMENTS

    The financial information for the three years ended 31 December 1996 relating to PacifiCorp contained in this section of the document has been extracted from the published audited financial statements of PacifiCorp for each of these years. The financial information for the nine months ended 30 September 1996 and 1997 has been extracted from the unaudited published financial statements of PacifiCorp for those periods. PacifiCorp's accounting policies conform to US GAAP. Additional financial and other information for PacifiCorp can be obtained from PacifiCorp's reports filed pursuant to the Exchange Act. The information contained herein is qualified in its entirety by reference to PacifiCorp's Annual Report on Form 10-K for the year ended 31 December 1996 and PacifiCorp's Quarterly Reports on Form 10-Q for the quarters ended 31 March, 30 June and 30 September 1997. PacifiCorp's reports can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, NW, Washington, DC 20549 and at the following Regional Offices of the
SEC: 7 World Trade Center, Suite 1300, New York, NY 10048; and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates. In addition, such material may be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, NY 10005. Copies of such material can also be obtained by writing to PacifiCorp Investor Relations, at 700 NE Multnomah Street, Portland, OR 97232, United States.

                                   PACIFICORP

            STATEMENTS OF CONSOLIDATED INCOME AND RETAINED EARNINGS

               (MILLIONS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                          FOR THE YEAR
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
REVENUES.....................................................................  $  4,293.8  $  3,416.9  $  3,498.0
                                                                               ----------  ----------  ----------
EXPENSES
    Operations...............................................................     1,782.4     1,259.4     1,391.8
    Maintenance..............................................................       308.5       281.0       292.3
    Administrative and general...............................................       308.5       254.9       244.6
    Depreciation and amortisation............................................       530.4       445.6       424.3
    Taxes, other than income taxes...........................................       118.9       120.1       122.7
                                                                               ----------  ----------  ----------
        Total................................................................     3,048.7     2,361.0     2,475.7
                                                                               ----------  ----------  ----------
INCOME FROM OPERATIONS.......................................................     1,245.1     1,055.9     1,022.3
                                                                               ----------  ----------  ----------
Interest Expense and Other
    Interest expense.........................................................       465.7       378.7       334.5
    Interest capitalised.....................................................       (11.9)      (15.1)      (14.5)
    Minority interest and other..............................................         2.5       (51.5)      (15.5)
                                                                               ----------  ----------  ----------
        Total................................................................       456.3       312.1       304.5
                                                                               ----------  ----------  ----------
Income before income taxes...................................................       788.8       743.8       717.8
Income taxes.................................................................       283.9       238.8       249.8
                                                                               ----------  ----------  ----------
NET INCOME...................................................................       504.9       505.0       468.0
Retained Earnings, January 1.................................................       632.4       474.3       351.3
CASH DIVIDENDS DECLARED
    Preferred stock..........................................................       (29.1)      (38.4)      (39.6)
    Common stock per share of $1.08..........................................      (317.9)     (306.6)     (305.4)
    Preferred stock retired..................................................        (7.5)       (1.9)         --
                                                                               ----------  ----------  ----------
Retained Earnings, December 31...............................................  $    782.8  $    632.4  $    474.3
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Earnings on Common Stock (Net income less preferred dividend requirement)....  $    475.1  $    466.3  $    428.3
Average number of common shares outstanding (Thousands)......................     292,424     284,272     282,912
Earnings per Common Share....................................................  $     1.62  $     1.64  $     1.51

          See accompanying Notes to Consolidated Financial Statements

                                   PACIFICORP

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                            (MILLIONS OF US DOLLARS)

                                                                                          FOR THE YEAR
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  -----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income...............................................................  $    504.9  $     505.0  $   468.0
    Adjustments to reconcile net income to net cash provided by operating activities
        Depreciation and amortization........................................       552.0        466.2      472.5
        Deferred income taxes and investment tax credits--net................        48.4         62.5       (7.5)
        Minority interest and other..........................................       (33.3)       (28.6)      23.6
        Accounts receivable and prepayments..................................      (171.2)       (71.5)       5.4
        Materials, supplies, fuel stock and inventory........................        31.9         (8.6)      11.8
        Accounts payable and accrued liabilities.............................       144.6        (13.0)     (11.7)
                                                                               ----------  -----------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES....................................     1,077.3        912.0      962.1
                                                                               ----------  -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
    Construction.............................................................      (650.8)      (578.6)    (788.7)
    Operating companies and assets acquired..................................      (199.4)    (2,002.1)      (5.9)
    Investments in and advances to affiliated companies--net.................      (153.5)      (138.4)      (9.5)
    Proceeds from sales of assets............................................        55.1        377.0      381.6
    Proceeds from sales of finance assets and principal payments.............        55.8         36.6      109.1
    Other....................................................................       (10.5)       (27.4)     (26.7)
                                                                               ----------  -----------  ---------
NET CASH USED IN INVESTING ACTIVITIES........................................      (903.3)    (2,332.9)    (340.1)
                                                                               ----------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
    Changes in short-term debt...............................................      (319.6)       581.5      (98.7)
    Proceeds from long-term debt.............................................       669.4      1,530.8      246.6
    Proceeds from issuance of common stock...................................       221.3           .4       57.2
    Proceeds from issuance of preferred securities of Trust holding solely
      PacifiCorp debentures..................................................       209.6           --         --
    Dividends paid...........................................................      (346.4)      (346.5)    (344.8)
    Repayments of long-term debt.............................................      (341.1)      (285.8)    (448.5)
    Redemptions of capital stock.............................................      (221.6)        (2.6)        --
    Other....................................................................       (50.0)       (58.0)     (41.7)
                                                                               ----------  -----------  ---------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES..........................      (178.4)     1,419.8     (629.9)
                                                                               ----------  -----------  ---------
Decrease in Cash and Cash Equivalents........................................        (4.4)        (1.1)      (7.9)
Cash and Cash Equivalents at Beginning of Year...............................        22.2         23.3       31.2
                                                                               ----------  -----------  ---------
Cash and Cash Equivalents at End of Year.....................................  $     17.8  $      22.2  $    23.3
                                                                               ----------  -----------  ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid during the year for Interest (net of amount capitalized).......  $    505.7  $     407.7  $   399.4
    Income taxes.............................................................       207.9        185.5      225.6
  Non-cash financing activities
    8.55% Junior subordinated debentures exchanged for 2,233,037 shares of
      $1.98 No Par Serial Preferred Stock....................................          --         55.9         --

          See accompanying Notes to Consolidated Financial Statements

                                   PACIFICORP

                          CONSOLIDATED BALANCE SHEETS
                            (MILLIONS OF US DOLLARS)

                                     ASSETS

                                                                                               DECEMBER 31
                                                                                         ------------------------
                                                                                            1996         1995
                                                                                         -----------  -----------
Current Assets
    Cash and cash equivalents..........................................................  $      17.8  $      22.2
    Accounts receivable less allowance for doubtful accounts: 1996/$8.6 and
      1995/$7.4........................................................................        718.6        545.0
    Materials, supplies and fuel stock at average cost.................................        188.7        212.1
    Inventory..........................................................................         55.2         62.8
    Other..............................................................................         78.2         70.1
                                                                                         -----------  -----------
TOTAL CURRENT ASSETS...................................................................      1,058.5        912.2
Property, Plant and Equipment
    Domestic Electric Operations
        Production.....................................................................      4,659.2      4,420.0
        Transmission...................................................................      2,069.2      2,042.5
        Distribution...................................................................      3,029.7      2,829.9
        Other..........................................................................      1,687.9      1,655.7
        Construction work in progress..................................................        252.8        310.0
                                                                                         -----------  -----------
        TOTAL DOMESTIC ELECTRIC OPERATIONS.............................................     11,698.8     11,258.1
    Australian Electric Operations.....................................................      1,361.9      1,302.8
    Telecommunications.................................................................      1,670.0      1,606.9
    Other Operations...................................................................         68.8         65.0
    Accumulated depreciation and amortization..........................................     (4,583.8)    (4,280.5)
                                                                                         -----------  -----------
    TOTAL PROPERTY, PLANT AND EQUIPMENT--NET...........................................     10,215.7      9,952.3
Other Assets
    Investments in and advances to affiliated companies................................        358.9        187.9
    Intangible assets--net.............................................................        870.5        743.2
    Regulatory assets--net.............................................................      1,017.4      1,060.3
    Finance note receivable............................................................        214.6        217.5
    Finance assets--net................................................................        425.6        453.7
    Real estate investments............................................................        217.0        179.8
    Deferred charges and other.........................................................        256.3        308.3
                                                                                         -----------  -----------
    TOTAL OTHER ASSETS.................................................................      3,360.3      3,150.7
                                                                                         -----------  -----------
TOTAL ASSETS...........................................................................  $  14,634.5  $  14,015.2
                                                                                         -----------  -----------
                                                                                         -----------  -----------

          See accompanying Notes to Consolidated Financial Statements

                                   PACIFICORP

                          CONSOLIDATED BALANCE SHEETS
                            (MILLIONS OF US DOLLARS)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                               DECEMBER 31
                                                                                         ------------------------
                                                                                            1996         1995
                                                                                         -----------  -----------
Current Liabilities
    Long-term debt currently maturing..................................................  $     235.6  $     206.1
    Notes payable and commercial paper.................................................        701.5      1,021.1
    Accounts payable...................................................................        469.7        345.3
    Taxes, interest and dividends payable..............................................        303.5        256.4
    Customer deposits and other........................................................        152.6        176.0
                                                                                         -----------  -----------
TOTAL CURRENT LIABILITIES..............................................................      1,862.9      2,004.9
Deferred Credits
    Income taxes.......................................................................      1,953.1      1,910.1
    Investment tax credits.............................................................        148.4        159.2
    Other..............................................................................        758.9        786.2
                                                                                         -----------  -----------
TOTAL DEFERRED CREDITS.................................................................      2,860.4      2,855.5
Minority Interest......................................................................         31.9         23.0
Long-Term Debt.........................................................................      5,323.8      4,968.2
Guaranteed Preferred Beneficial Interests in Company's Junior Subordinated
  Debentures...........................................................................        209.7           --
Preferred Stock Subject to Mandatory Redemption........................................        178.0        219.0
Preferred Stock........................................................................        135.5        311.5
Common Equity
    Common shareholders' capital shares authorised 750,000,000; shares outstanding:
      1996/295,139,753 and 1995/284,276,709............................................      3,236.8      3,012.9
    Retained earnings..................................................................        782.8        632.4
    Cumulative currency translation adjustment.........................................         12.7           --
    Guarantees of Employee Stock Ownership Plan borrowings.............................           --        (12.2)
                                                                                         -----------  -----------
TOTAL COMMON EQUITY....................................................................      4,032.3      3,633.1
                                                                                         -----------  -----------
Commitments and Contingencies (See Notes 9 and 10)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............................................  $  14,634.5  $  14,015.2
                                                                                         -----------  -----------
                                                                                         -----------  -----------

          See accompanying Notes to Consolidated Financial Statements

                                   PACIFICORP

              SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

    The following notes regarding significant accounting policies together with other information in the notes to the financial statements which is of major relevance to an appreciation of PacifiCorp's financial information have been extracted from the published financial statements of PacifiCorp for the three years ended December 31, 1996.

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The consolidated financial statements of PacifiCorp (the "Company") include its integrated domestic electric utility operating divisions of Pacific Power and Utah Power and its wholly owned and majority owned subsidiaries. Major subsidiaries, all of which are wholly owned, are: PacifiCorp Holdings, Inc. ("Holdings"), which holds all of the Company's nonintegrated electric utility investments, including Powercor Australia Limited ("Powercor"), an Australian electricity distributor purchased December 12, 1995; Pacific Telecom, Inc. ("PTI"), a telecommunications operation (formerly 87% owned, see Note 14); and PacifiCorp Financial Services, Inc., a financial services business. Together these businesses are referred to herein as the Companies. Significant intercompany transactions and balances have been eliminated.

    Investments in and advances to affiliated companies represent investments in unconsolidated affiliated companies carried on the equity basis, which approximates the Company's equity in their underlying net book value.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

    REGULATION

    Accounting for the domestic utility businesses conforms with generally accepted accounting principles as applied to regulated public utilities and as prescribed by agencies and the commissions of the various locations in which the utility businesses operate. The Company prepares its financial statements as they relate to Domestic Electric Operations and Telecommunications in accordance with Statement of Financial Accounting Standards ("SFAS") 71, "Accounting for the Effects of Certain Types of Regulation." See Note 2.

    ASSET IMPAIRMENTS

    Effective January 1, 1996, the Company adopted SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluated all its assets based upon SFAS 121 and within the context of SFAS 71 for its regulated operations and concluded that no material adjustments were required. See Note 2.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED):
    CASH AND CASH EQUIVALENTS

    For the purposes of these financial statements, the Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

    FOREIGN CURRENCY TRANSLATION

    Financial statements for foreign subsidiaries are translated into United States dollars at end of period exchange rates as to assets and liabilities and weighted average exchange rates as to revenues and expenses. The resulting exchange gains or losses are accumulated in the "cumulative currency translation adjustment" account, a component of common equity. All significant gains and losses resulting from foreign currency transactions are included in income.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at original cost of contracted services, direct labor and material, interest capitalized during construction and indirect charges for engineering, supervision and similar overhead items. The cost of depreciable utility properties retired, including the cost of removal, less salvage, is charged to accumulated depreciation.

    DEPRECIATION AND AMORTIZATION

    At December 31, 1996, the average depreciable life of property, plant and equipment by category was: Domestic Electric Operations--Production, 41 years; Transmission, 42 years; Distribution, 30 years; Other, 18 years; Australian Electric Operations, 21 years; and Telecommunications, 16 years.

    Depreciation and amortization is generally computed by the straight-line method over the estimated economic useful lives of the related assets after giving effect to requirements as prescribed by the Company's various regulatory jurisdictions. Provisions for depreciation (excluding amortization of capital leases) in the domestic electric, Australian electric and telecommunications businesses were 3.6%, 3.5% and 3.4% of average depreciable assets in 1996, 1995 and 1994, respectively.

    MINE RECLAMATION AND CLOSURE COSTS

    The Company expenses current mine reclamation costs and accrues for estimated final mine reclamation and closure costs using the units-of-production method.

    INVENTORY VALUATION

    Inventories are generally valued at the lower of average cost or market.

    INTANGIBLE ASSETS

    Intangible assets consist of: license and other intangible costs relating to Australian Electric Operations ($460 million and $32 million, respectively, in 1996 and $312 million and $30 million, respectively, in 1995); franchises of local exchange and cellular companies ($397 million in 1996 and $398 million in 1995); and excess cost over net assets of businesses acquired ($43 million in 1996 and 1995). These

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED):
costs are offset by accumulated amortization ($62 million in 1996 and $40 million in 1995). Intangible assets are generally being amortized over 40 years.

    FINANCE ASSETS

    Finance assets consist of finance receivables, leveraged leases and operating leases and are not significant to the Company in terms of revenue, net income or assets. The Company's leasing operations consist principally of leveraged aircraft leases. Investments in finance assets are net of allowances for credit losses and accumulated impairment charges of $63 million and $71 million at December 31, 1996 and 1995, respectively.

    DERIVATIVES

    Gains and losses on hedges of existing assets and liabilities are included in the carrying amounts of those assets or liabilities and are recognized in income as part of those carrying amounts. Gains and losses related to hedges of anticipated transactions and firm commitments are deferred on the balance sheet and recognized in income when the transaction occurs.

    INTEREST CAPITALIZED

    Costs of debt applicable to domestic utility properties are capitalized during construction. Generally, the composite capitalization rates were 5.7% for 1996, 6.2% for 1995 and 4.7% for 1994.

    INCOME TAXES

    The Company uses the liability method of accounting for deferred income taxes. Deferred tax liabilities and assets reflect the expected future tax consequences, based on enacted tax law, of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts.

    Investment tax credits for regulated operations in the United States are deferred and amortized to income over the average estimated lives of the properties. All other investment tax credits are recognized when utilized.

    Provision is made for U.S. income taxes on the undistributed earnings of the Company's international businesses.

    REVENUE RECOGNITION

    The Company accrues estimated unbilled revenues for electric services provided after cycle billing to month-end.

    PTI participates with other telephone companies in access revenue pools for certain interstate and intrastate revenues, which are initially recorded based on estimates.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED):
    PREFERRED STOCK RETIRED

    Amounts paid in excess of the net carrying value of preferred stock retired are amortized in accordance with regulatory orders.

    RECLASSIFICATION

    Certain amounts from prior years have been reclassified to conform with the 1996 method of presentation. These reclassifications had no effect on previously reported consolidated net income.

NOTE 2  ACCOUNTING FOR THE EFFECTS OF REGULATION

    Regulated utilities have historically applied the provisions of SFAS 71 which is based on the premise that regulators will set rates that allow for the recovery of a utility's costs, including cost of capital. Accounting under SFAS 71 is appropriate as long as: rates are established by or subject to approval by independent, third-party regulators; rates are designed to recover the specific enterprise's cost-of-service; and in view of demand for service, it is reasonable to assume that rates are set at levels that will recover costs and can be collected from customers. In applying SFAS 71, the Company must give consideration to changes in the level of demand or competition during the cost recovery period. In accordance with SFAS 71, the Company's domestic utility operations capitalize certain costs, regulatory assets, in accordance with regulatory authority whereby those costs will be expensed and recovered in future periods. Regulatory assets-net at December 31, 1996 and 1995 included the following:

                                                                                     DECEMBER 31
                                                                              -------------------------
                                                                                  1996          1995
                                                                              -------------  ----------

                                                                               MILLIONS OF US DOLLARS
Deferred taxes--net.........................................................   $     670.6   $    687.1
Deferred pension costs......................................................         102.9        116.8
Demand-side resource costs..................................................         118.8        110.0
Unamortized net loss on reacquired debt.....................................          68.4         71.8
Unrecovered Trojan Plant and regulatory study costs.........................          26.8         28.4
Various other costs.........................................................          29.9         46.2
                                                                              -------------  ----------
    Total...................................................................   $   1,017.4   $  1,060.3
                                                                              -------------  ----------
                                                                              -------------  ----------

    If the Company, at some point in the future, determines that all or a portion of the domestic utility operations no longer meet the criteria for continued application of SFAS 71, the Company would be required to adopt the provisions of SFAS 101, "Regulated Enterprises--Accounting for the Discontinuation of Application of FASB Statement No. 71." Adoption of SFAS 101 would require the Company to write off the regulatory assets and liabilities relating to those operations not meeting SFAS 71 requirements.

    The utility industry will also be impacted by the application of SFAS 121 as a result of deregulation. This accounting statement requires the recognition of impairment on long-lived assets when book values exceed expected future cash flows. Integral parts of future cash flow estimates include estimated future prices to be received, the expected future cash cost of operations, sales and load growth forecasts and the nature of any legislative cost recovery mechanisms.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 2  ACCOUNTING FOR THE EFFECTS OF REGULATION -- (CONTINUED):
    Restructuring bills are being considered in all states in which the Company provides retail service. The Company expects any legislation passed to provide an opportunity to recover costs which have been placed at risk.

NOTE 3  SHORT-TERM DEBT AND BORROWING ARRANGEMENTS

    The Companies' short-term debt and borrowing arrangements were as follows:

                                                                             DECEMBER 31                  FOR THE YEAR
                                                                      --------------------------  ----------------------------
                                                                                      AVERAGE                       AVERAGE
                                                                                     INTEREST        AVERAGE       INTEREST
                                                                        BALANCE       RATE(A)      OUTSTANDING      RATE(B)
                                                                      -----------  -------------  -------------  -------------

                                                                                      MILLIONS OF US DOLLARS
1996
    PacifiCorp......................................................   $   549.3           5.6%     $   424.4            5.4%
    Subsidiaries....................................................       152.2           5.6          287.2            5.6
1995
    PacifiCorp......................................................   $   479.9           5.9%     $   407.2            5.9%
    Subsidiaries....................................................       541.2           6.1          180.0            6.2
1994
    PacifiCorp......................................................   $   433.0           6.0%     $   372.8            4.5%
    Subsidiaries....................................................        21.7           7.5           95.0            4.6

------------------------

(a) Computed by dividing the total interest on principal amounts outstanding at the end of the period by the weighted daily principal amounts outstanding.

(b) Computed by dividing the total interest expense for the period by the average daily principal amount outstanding for the period.

    At December 31, 1996, PacifiCorp's commercial paper and bank line borrowings were supported by revolving credit agreements totaling $700 million. At December 31, 1996, subsidiaries had committed bank revolving credit agreements totaling $2.1 billion.

    The Companies have the intent and ability to support short-term borrowings through various revolving credit agreements on a long-term basis. At December 31, 1996, PacifiCorp had $123 million and subsidiaries had $1.1 billion of short-term debt classified as long-term. Consolidated commitment fees were approximately $2 million in 1996 and 1995 and $3 million in 1994.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 4  LONG-TERM DEBT

    The Company's long-term debt was as follows:

                                                                                                DECEMBER 31
                                                                                           ----------------------
                                                                                              1996        1995
                                                                                           ----------  ----------

                                                                                           MILLIONS OF US DOLLARS
PacifiCorp
  First mortgage and collateral trust bonds
    Maturing 1997 through 2001/5.9%-9.5% (a).............................................  $    946.5  $  1,112.1
    Maturing 2002 through 2006/6.1%-9%...................................................       601.0       519.8
    Maturing 2007 through 2011/6.6%-9.2%.................................................       235.8       237.5
    Maturing 2012 through 2016/7.3%-8.8%.................................................       172.9       175.6
    Maturing 2017 through 2021/8.4%-8.5%.................................................        38.1        38.4
    Maturing 2022 through 2026/6.7%-8.6%.................................................       441.5       341.5
  Guaranty of pollution control revenue bonds
    5.6%-5.7% due 2021 through 2023 (b)..................................................        71.2        71.2
    Variable rate due 2013 through 2024 (b)(c)...........................................       216.5       216.5
    Variable rate due 2005 through 2030 (c)..............................................       450.7       456.6
    Funds held by trustees...............................................................       (12.1)      (12.4)
  8.4%-8.6% Junior subordinated debentures due 2025 through 2035.........................       175.8       175.8
  Commercial paper (c)(e)................................................................       123.4       200.0
  Other..................................................................................        28.1        31.3
                                                                                           ----------  ----------
  Total..................................................................................     3,489.4     3,563.9
  Less current maturities................................................................       203.8       176.8
                                                                                           ----------  ----------
  Total..................................................................................     3,285.6     3,387.1
                                                                                           ----------  ----------
Subsidiaries
  2%-11.8% First mortgage notes and bonds maturing through 2028..........................       139.3       143.2
  6.8%-10.2% Notes due through 2020......................................................       291.2        59.8
  Australian bank bill borrowings (d)(e).................................................       922.3       896.2
  Commercial paper and committed bank lines (c)(e).......................................       185.0        75.0
  Variable rate notes due through 2007 (c)...............................................        35.8        42.0
  6.6%-9.4% Medium-term notes due through 2008...........................................       323.5       223.5
  4.5%-11% Nonrecourse debt due through 2031.............................................       170.8       155.9
  Other..................................................................................         2.1        14.8
                                                                                           ----------  ----------
  Total..................................................................................     2,070.0     1,610.4
  Less current maturities................................................................        31.8        29.3
                                                                                           ----------  ----------
  Total..................................................................................     2,038.2     1,581.1
                                                                                           ----------  ----------
Total....................................................................................  $  5,323.8  $  4,968.2
                                                                                           ----------  ----------
                                                                                           ----------  ----------

------------------------

(a) Includes $50 million of 9.4% bonds issued to secure obligations under an equivalent 10-year yen loan. A currency swap converted the fixed rate yen liability to a floating rate U.S. dollar liability based on six-month LIBOR plus .02% (interest rate 5.9% at December 31, 1996).

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 4  LONG-TERM DEBT -- (CONTINUED):
(b) Secured by pledged first mortgage and collateral trust bonds generally at the same interest rates, maturity dates and redemption provisions as the secured pollution control revenue bonds.

(c) Interest rates fluctuate based on various rates, primarily on certificate of deposit rates, interbank borrowing rates, prime rates or other short- term market rates.

(d) Interest rates fluctuate based on Australian Bank Bill Acceptance Rates. The loan agreement requires that at least 50% of the borrowings must be hedged against variations in interest rates. Approximately $630 million was hedged at December 31, 1996 at an average rate of 7.6% and for an average life of
    4.4 years.

(e) The Companies have the ability to support short-term borrowings and current debt being refinanced on a long-term basis through revolving lines of credit and, therefore, based upon management's intent, have classified $1.2 billion of short-term debt as long-term debt.

    Approximately $7 billion of the assets of the Companies secure long-term debt and capital lease obligations. First mortgage and collateral trust bonds of the Company may be issued in amounts limited by Domestic Electric Operations' property, earnings and other provisions of the mortgage indenture.

    The junior subordinated debentures are unsecured obligations of the Company and are subordinated to the Company's first mortgage bonds, pollution control revenue bonds, commercial paper, bank debt, capital lease obligations and any future senior indebtedness.

    Nonrecourse long-term notes are secured by assignment of related finance receivables, asset security interests and cash flows from operating leases. The noteholders have no additional recourse to the Companies.

    The annual maturities of long-term debt and redeemable preferred stock outstanding are $236 million, $241 million, $353 million, $1.1 billion and $622 million in 1997 through 2001, respectively.

NOTE 5  GUARANTEED PREFERRED BENEFICIAL INTERESTS IN COMPANY'S JUNIOR
SUBORDINATED
       DEBENTURES

    On June 11, 1996, PacifiCorp Capital I, a wholly owned subsidiary trust of the Company (the "Trust"), issued, in a public offering, 8,680,000 of its 8 1/4% Company Obligated Mandatorily Redeemable Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, with a liquidation preference of $25 per Preferred Security. The sole assets of the Trust are $224 million, in aggregate principal amount, of the Company's 8 1/4% Junior Subordinated Deferrable Interest Debentures, Series C, due June 30, 2036 and certain rights under a related guarantee by the Company. The Company's guarantee of the Preferred Securities, considered together with the other obligations of the Company with respect to Preferred Securities, constitutes a full and unconditional guarantee by the Company of the Trust's obligations with respect to the Preferred Securities.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 6  COMMON AND PREFERRED STOCK

                                                                                 THOUSANDS OF SHARES
                                                                                ----------------------    COMMON
                                                                                 SHARES      SHARES       SHARE-
                                                                                 COMMON     PREFERRED    HOLDERS'
                                                                                  STOCK       STOCK       CAPITAL
                                                                                ---------  -----------  -----------
                                                                                                        MILLIONS OF
                                                                                                        US DOLLARS
At January 1, 1994............................................................    281,021      10,532    $ 2,953.4
  Sales through Dividend Reinvestment and Stock Purchase Plan.................      2,194          --         38.0
  Sales through Employees' Stock Plans........................................      1,036          --         19.2
                                                                                ---------  -----------  -----------
At December 31, 1994..........................................................    284,251      10,532      3,010.6
  Sales through Employees' Stock Plans........................................         26          --           .4
  Junior subordinated debentures exchanged for preferred stock................         --      (2,233)         1.9
                                                                                ---------  -----------  -----------
At December 31, 1995..........................................................    284,277       8,299      3,012.9
  Sales to public.............................................................      8,790          --        177.8
  Sales through Dividend Reinvestment and Stock Purchase Plan.................      2,073          --         43.2
  Redemptions and repurchases.................................................         --      (2,342)         2.9
                                                                                ---------  -----------  -----------
At December 31, 1996..........................................................    295,140       5,957    $ 3,236.8
                                                                                ---------  -----------  -----------
                                                                                ---------  -----------  -----------

    At December 31, 1996, there were 28,905,056 authorized but unissued shares of common stock reserved for issuance under the Dividend Reinvestment and Stock Purchase Plan and the Employee Savings and Stock Ownership Plans and for sales to the public. Eligible employees under the employee plans may direct their pretax elective contributions into the purchase of the Company's common stock. The Company makes matching contributions, equal to a percentage of employee contributions, which are invested in the Company's common stock. Employee contributions eligible for matching contributions are limited to 6% of compensation.

    Generally, preferred stock is redeemable at stipulated prices plus accrued dividends, subject to certain restrictions. Upon involuntary liquidation, all preferred stock is entitled to stated value or a specified preference amount per share plus accrued dividends.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 6  COMMON AND PREFERRED STOCK -- (CONTINUED)
PREFERRED STOCK OUTSTANDING

                                                                                             DECEMBER 31
                                                                            ----------------------------------------------
                                                                               1996        1996        1995        1995
SERIES                                                                        SHARES      AMOUNT      SHARES      AMOUNT
--------------------------------------------------------------------------  -----------  ---------  -----------  ---------
                                                                                         THOUSANDS OF SHARES/
                                                                                        MILLIONS OF US DOLLARS
Subject to Mandatory Redemption
  No Par Serial Preferred, ($100 stated value)
    16,000 Shares Authorized
    $7.12.................................................................          30   $     3.0         440   $    44.0
     7.70.................................................................       1,000       100.0       1,000       100.0
     7.48.................................................................         750        75.0         750        75.0
                                                                                 -----   ---------       -----   ---------
        Total.............................................................               $   178.0               $   219.0
                                                                                         ---------               ---------
                                                                                         ---------               ---------
Not Subject to Mandatory Redemption
  No Par Serial Preferred ($25 stated value)
    $1.16.................................................................         193   $     4.8         193   $     4.8
     1.18.................................................................         420        10.5         420        10.5
     1.28.................................................................         381         9.5         381         9.5
     1.76.................................................................          --          --         394         9.8
     1.98.................................................................          --          --         502        12.6
     2.13.................................................................          --          --         666        16.7
     1.98, Series 1992....................................................       2,767        69.1       2,767        69.1
    Auction Rate ($100,000 stated value)..................................          --          --           1       100.0
Serial Preferred $100 Stated Value Per Share,
  3,500 Shares Authorized
     4.52%................................................................           2          .2           2          .2
     4.56.................................................................          85         8.5          85         8.5
     4.72.................................................................          70         7.0          70         7.0
     5.00.................................................................          42         4.2          42         4.2
     5.40.................................................................          66         6.6          66         6.6
     6.00.................................................................           6          .6           6          .6
     7.00.................................................................          18         1.8          18         1.8
     7.96.................................................................          --          --         135        13.5
     8.92.................................................................          --          --          69         6.9
     9.08.................................................................          --          --         165        16.5
5% Preferred, $100 Stated Value, 127 Shares Authorized and Outstanding....         127        12.7         127        12.7
                                                                                 -----   ---------       -----   ---------
        Total.............................................................               $   135.5               $   311.5
                                                                                         ---------               ---------
                                                                                         ---------               ---------

    Mandatory redemption requirements at stated value plus accrued dividends on No Par Serial Preferred Stock are as follows: beginning in 1997, 15,000 shares of the $7.12 series are redeemable annually; the $7.70 series is redeemable in its entirety on August 15, 2001; and 37,500 shares of the

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 6  COMMON AND PREFERRED STOCK -- (CONTINUED)
$7.48 series are redeemable on each June 15 from 2002 through 2006, with all shares outstanding on June 15, 2007 redeemable on that date. If the Company is in default in its obligation to make any future redemptions on the $7.12 series or the $7.48 series, it may not pay cash dividends on common stock.

NOTE 7  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

    The Company seeks to reduce net income and cash flow exposure to changing interest and currency exchange rates and commodity price risks through the use of derivative financial instruments.

    The Company's participation in derivative transactions involves instruments that have a close correlation with its portfolio of liabilities, thereby managing its risk. Derivatives have been designed for hedging purposes and are not held or issued for speculative purposes.

    NOTIONAL AMOUNTS AND CREDIT EXPOSURE OF DERIVATIVES--The notional amounts of derivatives summarized below do not represent amounts exchanged and, therefore, are not a measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated on the basis of the notional amounts and other terms of the derivatives, which relate to interest rates, exchange rates or other indexes.

                                   PACIFICORP

              SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 7  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT -- (CONTINUED):

    The Company is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments, but it does not expect any counterparties to fail to meet their obligations given their high credit ratings. The Company's credit policy provides that counterparties satisfy minimum credit ratings. The credit exposure of interest rate, foreign exchange and forward contracts is represented by the fair value of contracts with a positive fair value at the reporting date.

    INTEREST RATE RISK MANAGEMENT--The Company enters into various types of interest rate contracts in managing its interest rate risk, as indicated in the following table:

                                                                             NOTIONAL AMOUNT
                                                                           --------------------
                                                                               DECEMBER 31
                                                                           --------------------
                                                                             1996       1995
                                                                           ---------  ---------
                                                                              MILLIONS OF US
                                                                                 DOLLARS
Interest rate swaps......................................................  $   846.4  $   219.9
Interest rate collars purchased..........................................       52.0         --
Interest rate futures and forwards.......................................       60.0         --

    The Company uses interest rate swaps, collars, futures and forwards to adjust the characteristics of its liability portfolio from variable to fixed interest rates, allowing the Company to establish a mix of fixed or variable interest rates on its outstanding debt. Additionally, under terms of the variable rate Australian bank bill borrowings, Australian Electric Operations is required to obtain a fixed interest rate, via financial derivatives, on at least 50% of the principal outstanding.

    Under the various swap agreements, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. The following table indicates the weighted-average interest rates of the swaps. Average variable rates are based on rates implied in the yield curve at December 31; these may change significantly, affecting future cash flows. Swap contracts are principally between one and fifteen years in duration.

                                                                                    DECEMBER 31
                                                                              ------------------------
                                                                                 1996         1995
                                                                              -----------  -----------
Pay-fixed swaps
    Average pay rate........................................................         7.7%         7.7%
    Average receive rate....................................................         5.6          4.4

    Interest rate futures and forward contracts are generally used by Australian Electric Operations to mitigate variable interest rate exposure on Australian bank bill borrowings and are usually settled in cash. The futures and forwards are accounted for as hedges of the Australian bank bill borrowings. Additionally, Australian Electric Operations purchases interest rate collar agreements. The collar agreements entitle the Company to receive from the counterparties the amounts, if any, by which the Australian bank bill borrowings interest payments exceed 8.75% and the Company would pay the counterparties if interest payments fall below 6.5%-6.8%.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 7  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT -- (CONTINUED):
    FOREIGN EXCHANGE RISK MANAGEMENT--At December 31, 1996, the Company held a foreign currency exchange agreement, which provides for the exchange of $50 million for 7.4 billion yen to meet a 1997 yen-denominated obligation of an equivalent amount. In addition, at December 31, 1996, Holdings held three combined interest rate and currency swaps that terminate in 2002, with an aggregate notional amount of $291 million to hedge a portion of the exposure to fluctuations in the Australian dollar relating to its investment in Powercor.

    The interest rate portions of the three swaps, which also were designated as a hedge of Holdings' investment in Powercor, were effectively offset in 1997 by the purchase of a swap transaction with approximately the same terms. The net amount of the swaps should not have a significant impact on future net income.

    COMMODITY RISK MANAGEMENT--The Company has utilized electricity forward contracts (referred to as "contracts for differences") to hedge exposure to electricity price risk on anticipated transactions or firm commitments in its Australian Electric Operations. Under these forward contracts, the Company receives or makes payment based on a differential between a contracted price and the actual spot market of electricity. Additionally, electricity futures contracts are utilized to hedge Domestic Electric Operations' excess or shortage of net electricity for future months.

    At December 31, 1996, Australian Electric Operations had 23 forward contracts with electricity generation companies on notional quantities amounting to approximately 26.8 million MWh through December 31, 2000. The average fixed price to be paid by Australian Electric Operations was $28.75 per MWh compared to the average price of similar contracts at December 31, 1996 of $27.46.

    At December 31, 1996, Domestic Electric Operations had 67 NYMEX futures contracts to sell electricity with notional quantities amounting to approximately 49,300 MWh all expiring in 1997. The average fixed price to be received by Domestic Electric Operations was $19.33 per MWh compared to the NYMEX average spot market price of $15.78 per MWh.

    TRADING ACTIVITIES--During 1996 a subsidiary of Holdings began to trade electricity related products. Such transactions involved the physical delivery of electricity and are accounted for as revenue or purchased power upon delivery and, at December 31, 1996, amounted to a net purchase position of 1,200 MWh. As additional markets for electricity-related products develop, including derivative products, the Company anticipates that this activity will expand.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 8  FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                                    DECEMBER 31, 1996       DECEMBER 31, 1995
                                                                     (MILLIONS OF US         (MILLIONS OF US
                                                                         DOLLARS)                DOLLARS)
                                                                  ----------------------  ----------------------
                                                                   CARRYING      FAIR      CARRYING      FAIR
                                                                    AMOUNT      VALUE       AMOUNT      VALUE
                                                                  ----------  ----------  ----------  ----------
Long-term debt..................................................  $  5,536.6  $  5,621.5  $  5,134.4  $  5,370.5
Preferred securities of Trust holding solely PacifiCorp
  debentures....................................................       209.7       210.9          --          --
Preferred stock subject to mandatory redemption.................       178.0       195.8       219.0       240.3
Derivatives relating to
    Currency....................................................       (21.5)      (21.5)         --        (1.4)
    Interest....................................................       (10.8)      (52.5)         --       (35.4)
    Electricity futures.........................................          --          .2          --          --

    The carrying value of cash and cash equivalents, receivables, payables, accrued liabilities and short-term borrowings approximates fair value because of the short-term maturity of these instruments. The fair value of the finance note receivable approximates its carrying value at December 31, 1996.

    The fair value of the Company's long-term debt has been estimated by discounting projected future cash flows, using the current rate at which similar loans would be made to borrowers with similar credit ratings and for the same maturities. Current maturities of long-term debt were included and capital lease obligations were excluded. The fair value of the Preferred Securities was based on closing market prices and the fair value of redeemable preferred stock was based on bid prices from an investment bank.

    The fair value of interest rate derivatives, currency swaps and electricity futures is the estimated amount the Company would have to pay to terminate the agreements, taking into account current interest and currency exchange rates, electricity market prices and the current creditworthiness of the agreement counterparties. It is not practicable to determine the fair value of the forward contracts held by Australian Electric Operations because of the limited number of transactions entered into for long-term forward contracts and the inactive trading in the electricity spot market.

NOTE 9  LEASES

    The Companies lease certain properties under leases with various expiration dates and renewal options. Rentals on lease renewals are subject to negotiation. Certain leases provide for options to purchase at fair market value. The Companies are also committed to pay all taxes, expenses of operation (other than depreciation) and maintenance applicable to the leased property.

    Net rent expense for the years ended December 31, 1996, 1995 and 1994 was $29 million, $50 million and $59 million, respectively.

    Future minimum lease payments under non-cancellable operating leases are $20 million, $14 million, $7 million, $5 million and $4 million for 1997 through 2001, respectively.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 10  COMMITMENTS AND CONTINGENCIES

    CONSTRUCTION AND OTHER

    Construction and acquisitions are estimated at $1 billion for 1997. As a part of these programs, substantial commitments have been made.

    The Company is subject to numerous environmental laws including: the Federal Clean Air Act, as enforced by the Environmental Protection Agency and various state agencies; the 1990 Clean Air Act Amendments; the Endangered Species Act as it relates to certain potentially endangered species of salmon; the Comprehensive Environmental Response, Compensation and Liability Act, relating to environmental cleanups; along with the Federal Resource Conservation and Recovery Act and the Clean Water Act relating to water quality. These laws could potentially impact future operations. For those contingencies identified at December 31, 1996, principally the Superfund sites where the Company has been or may be designated as a potentially responsible party and violations under the Clean Air Act, future costs associated with the disposition of these matters are not expected to be material to the Company's consolidated financial statements.

    The Company's mining operations are subject to reclamation and closure requirements. The Company monitors these requirements and periodically revises its cost estimates to meet existing legal and regulatory requirements of the various jurisdictions in which it operates. Costs for reclamation are accrued using the units-of-production method such that estimated final mine reclamation and closure costs are fully accrued at completion of mining activities. This is consistent with industry practices and, the Company believes its reclamation obligations are adequately provided for.

    The Company and its subsidiaries are parties to various legal claims, actions and complaints, certain of which involve material amounts. Although the Company is unable to predict with certainty whether or not it will ultimately be successful in these legal proceedings or, if not, what the impact might be, management currently believes that disposition of these matters will not have a materially adverse effect on the Company's consolidated financial statements.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 10  COMMITMENTS AND CONTINGENCIES -- (CONTINUED):
    JOINTLY OWNED PLANTS

    At December 31, 1996, Domestic Electric Operations' participation in jointly owned plants was as follows:

                                                               ELECTRIC        PLANT                    CONSTRUCTION
                                                              OPERATIONS'       IN       ACCUMULATED       WORK IN
                                                                 SHARE        SERVICE   DEPRECIATION      PROGRESS
                                                            ---------------  ---------  -------------  ---------------
                                                                              MILLIONS OF US DOLLARS
Centralia.................................................          47.5%    $   178.1    $   108.0       $     4.2
Jim Bridger Units 1, 2, 3 and 4...........................          66.7         789.7        308.1             2.2
Trojan (a)................................................           2.5            --           --              --
Colstrip Units 3 and 4....................................          10.0         203.4         63.2             1.1
Hunter Unit 1.............................................          93.8         260.2        100.9              .8
Hunter Unit 2.............................................          60.3         187.6         66.4             1.3
Wyodak....................................................          80.0         303.9         96.6             1.8
Craig Station Units 1 and 2...............................          19.3         150.0(b)        56.9           1.1
Hayden Station Unit 1.....................................          24.5          17.1(b)        10.6           1.1
Hayden Station Unit 2.....................................          12.6          17.0(b)         9.9           0.8
Hermiston (c).............................................          50.0         164.9          3.4              --

------------------------

(a) Plant, inventory, fuel and decommissioning costs totaling $27 million relating to the Trojan Plant, were included in regulatory assets-net at December 31, 1996.

(b) Excludes unallocated acquisition adjustments of $119 million.

(c) Additionally, the Company has contracted to purchase the remaining 50% of the output of the plant.

    Under the joint agreements, each participating utility is responsible for financing its share of construction, operating and leasing costs. Domestic Electric Operations' portion is recorded in its applicable operations, maintenance and tax accounts.

    PURCHASED POWER

    Domestic Electric Operations manages its energy resource requirements by integrating long-term firm, short-term and spot market purchases with its own generating resources to economically dispatch the system and meet commitments for wholesale sales, including sales contracts with minimum payment requirements, and retail load growth. As part of its energy resource portfolio, Domestic Electric Operations acquires power through long-term purchases and/or exchange agreements which require minimum fixed payments of $298 million in 1997, $294 million in 1998 and 1999, $291 million in 2000 and $252 million in 2001.

    These contracts include agreements with the Bonneville Power Administration, the Hermiston Plant and a number of cogenerating facilities.

    Excluded from the minimum fixed annual payments above, are commitments to purchase power from several hydroelectric projects under long-term arrangements with public utility districts. These purchases are made on a "cost-of-service" basis for a stated percentage of project output and for a like percentage of project annual costs (operating expenses and debt service). These costs are included in

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 10  COMMITMENTS AND CONTINGENCIES -- (CONTINUED):
operations expense. Domestic Electric Operations is required to pay its portion of the debt service, whether or not any power is produced. The arrangements provide for nonwithdrawable power and the majority also provide for additional power, withdrawable by the districts upon one to five years' notice. For 1996, such purchases approximated 3.5% of energy requirements.

    At December 31, 1996, Domestic Electric Operations' share of long-term arrangements with public utility districts was as follows:

                                             YEAR CONTRACT   CAPACITY    PERCENTAGE      ANNUAL
GENERATING FACILITY                             EXPIRES        (KW)       OF OUTPUT     COSTS(A)
------------------------------------------  ---------------  ---------  -------------  -----------
Wanapum...................................          2009       155,444         18.7%    $     5.0
Priest Rapids.............................          2005       109,602         13.9           3.7
Rocky Reach...............................          2011        64,297          5.3           2.4
Wells.....................................          2018        59,617          7.7           1.9
                                                             ---------                      -----
    Total.................................                     388,960                  $    13.0
                                                             ---------                      -----
                                                             ---------                      -----

------------------------

(a) Annual costs, in millions of US dollars, include debt service of $6 million.

    The Company has a 4% interest in the Intermountain Power Project ("Project"), located in central Utah. The Company and the City of Los Angeles have agreed that the City will purchase capacity and energy from Company plants equal to the Company's 4% entitlement of the Project at a price equivalent to 4% of the expenses and debt service of the Project.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 11  INCOME TAXES

    The Company's combined federal and state effective income tax rate was 36% in 1996, 32% in 1995 and 35% in 1994. The difference between taxes calculated as if the statutory federal tax rate of 35% was applied to income before income taxes and the recorded tax expense is reconciled as follows:

                                                                                              FOR THE YEAR
                                                                                     -------------------------------
                                                                                       1996       1995       1994
                                                                                     ---------  ---------  ---------

                                                                                         MILLIONS OF US DOLLARS
Computed Federal Income Taxes......................................................  $   276.1  $   260.3  $   251.2
Increase (Reduction) in Tax Resulting from
    Depreciation differences.......................................................       12.8        9.7        8.4
    Investment tax credits.........................................................      (11.0)     (12.3)     (15.5)
    Excess of tax over book stock basis............................................       (1.0)     (24.4)      (1.4)
    Audit settlement...............................................................         .5      (16.8)        --
    Affordable housing credits.....................................................      (10.6)      (8.4)      (8.2)
    Other items capitalized and miscellaneous differences..........................       (5.3)       4.8         .7
                                                                                     ---------  ---------  ---------
        Total......................................................................      (14.6)     (47.4)     (16.0)
                                                                                     ---------  ---------  ---------
Federal Income Tax.................................................................      261.5      212.9      235.2
State Income Tax, Net of Federal Income Tax Benefit................................       22.4       25.9       14.6
                                                                                     ---------  ---------  ---------
Total Income Tax Expense...........................................................  $   283.9  $   238.8  $   249.8
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

                                   PACIFICORP

              SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 11  INCOME TAXES: -- (CONTINUED):

    The provision for income taxes is summarized as follows:

                                                                                              FOR THE YEAR
                                                                                     -------------------------------
                                                                                       1996       1995       1994
                                                                                     ---------  ---------  ---------

                                                                                         MILLIONS OF US DOLLARS
Current
    Federal........................................................................  $   207.5  $   152.2  $   222.7
    State..........................................................................       28.0       23.1       34.6
    Foreign........................................................................         --        1.0         --
                                                                                     ---------  ---------  ---------
        Total......................................................................      235.5      176.3      257.3
                                                                                     ---------  ---------  ---------
Deferred
    Federal........................................................................       43.7       56.5       17.8
    State..........................................................................        7.6       17.3       (9.8)
    Foreign........................................................................        8.1        1.0         --
                                                                                     ---------  ---------  ---------
        Total......................................................................       59.4       74.8        8.0
                                                                                     ---------  ---------  ---------
Investment Tax Credits.............................................................      (11.0)     (12.3)     (15.5)
                                                                                     ---------  ---------  ---------
Total Income Tax Expense...........................................................  $   283.9  $   238.8  $   249.8
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

    The tax effects of significant items comprising the Company's net deferred tax liability were as follows:

                                                                                                DECEMBER 31
                                                                                           ----------------------
                                                                                              1996        1995
                                                                                           ----------  ----------

                                                                                           MILLIONS OF US DOLLARS
Deferred Tax Liabilities
    Property, plant and equipment........................................................  $  1,306.8  $  1,213.1
    Regulatory assets....................................................................       733.6       756.8
    Other deferred liabilities...........................................................        30.7        52.5
Deferred Tax Assets
    Regulatory liabilities...............................................................       (63.0)      (69.7)
    Book reserves not deductible for tax.................................................       (55.0)      (42.6)
                                                                                           ----------  ----------
Net Deferred Tax Liability...............................................................  $  1,953.1  $  1,910.1
                                                                                           ----------  ----------
                                                                                           ----------  ----------

    During 1995, the Company and the Internal Revenue Service (the "IRS") agreed on a settlement of all issues related to the IRS examination of the Company's federal income tax returns for the years 1983 through 1988, including matters relating to the Company's abandonment of its 10% interest in Washington Public Power Supply System Unit No. 3.

    During 1996, the Company received an examination report for 1989 and 1990 proposing adjustments that would increase income tax by $11 million. The Company filed a protest of certain proposed adjustments on July 30, 1996. The Company's 1991, 1992 and 1993 federal income tax returns are currently under examination by the IRS.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 11  INCOME TAXES: -- (CONTINUED):
    Financial Services acquires housing projects that qualify for the low-income housing credit established as part of the Tax Reform Act of 1986 to provide an incentive for the development and preservation of privately owned affordable rental housing. Annual tax benefits scheduled to be received from these projects are expected to be $13 million, $12 million, $11 million, $7 million and $6 million for 1997 through 2001, respectively.

NOTE 12  RETIREMENT PLANS

    The Companies have pension plans covering substantially all of their employees. Benefits under plans in the United States are generally based on the employee's years of service and average monthly pay in the 60 consecutive months of highest pay out of the last 120 months, with adjustments to reflect benefits estimated to be received from Social Security. Pension costs are funded annually by no more than the maximum amount of pension expense which can be deducted for federal income tax purposes. Unfunded prior service costs are amortized over the remaining service period of employees expected to receive benefits. At December 31, 1996, plan assets were primarily invested in common stocks, bonds and U.S. government obligations.

    All permanent employees of Powercor engaged prior to October 4, 1994 are members of Divisions B or C of the Superannuation Fund ("Fund") which provides defined benefits in the form of pensions (Division B) or lump sums (Division C). Both defined benefit Funds are closed to new members. Division B members contribute at 6% of superannuation salary, and Division C members can contribute at 0, 3, or 6%. During 1996, contributions were made to the Fund at the rate of 9.25% for the defined benefit.

    Net pension cost is summarized as follows:

                                                                                                 FOR THE YEAR
                                                                                        -------------------------------
                                                                                          1996       1995       1994
                                                                                        ---------  ---------  ---------

                                                                                            MILLIONS OF US DOLLARS
Service cost--benefits earned.........................................................  $    35.5  $    24.4  $    26.4
Interest cost on projected benefit obligation.........................................       89.0       80.1       74.1
Actual (gain) loss on plan assets.....................................................      (79.9)    (153.5)       4.9
Net amortization and deferral.........................................................        9.3      100.5      (59.7)
Regulatory deferral (a)...............................................................       14.2       29.4         .7
                                                                                        ---------  ---------  ---------
Net Pension Cost......................................................................  $    68.1  $    80.9  $    46.4
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

------------------------

(a) Domestic Electric Operations has received accounting orders from its primary and certain other regulatory authorities to defer the difference between pension cost as determined in accordance with SFAS 87 and 88 and that determined for funding purposes. See Note 2.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 12  RETIREMENT PLANS -- (CONTINUED):
    The funded status, net pension liability and significant assumptions are as follows:

                                                                                              DECEMBER 31
                                                                                       --------------------------
                                                                                            1996          1995
                                                                                       --------------  ----------

                                                                                         MILLIONS OF US DOLLARS
Actuarial present value of benefit obligations
Vested benefit obligation............................................................  $      1,045.5  $  1,033.9
Accumulated benefit obligation.......................................................         1,120.8     1,090.1
Projected benefit obligation.........................................................         1,270.7     1,262.1
Plan assets at fair value............................................................         1,042.5       895.6
                                                                                       --------------  ----------
Projected benefit obligation in excess of plan assets................................           228.2       366.5
Unrecognized prior service cost......................................................           (11.9)       (9.8)
Unrecognized net loss................................................................           (65.5)     (104.0)
Unrecognized net obligation..........................................................            (7.5)      (89.5)
Minimum liability adjustment.........................................................             2.9        65.2
                                                                                       --------------  ----------
Net Pension Liability................................................................  $        146.2  $    228.4
                                                                                       --------------  ----------
Discount rate........................................................................       7.25%-7.5%       7.25%
Expected long-term rate of return on assets..........................................          8.5%-9%     8.5%-9%
Rate of increase in compensation levels..............................................          4.5%-6%       5%-6%

    Domestic Electric Operations offered early retirement incentive programs in 1987 and 1990. Included in the table above is the present value of all future termination benefits provided of $58 million. Domestic Electric Operations received regulatory accounting orders to defer early retirement costs as a regulatory asset to be amortized through the year 2020. See Note 2.

NOTE 13  OTHER POST-RETIREMENT BENEFITS

    Domestic Electric Operations and Telecommunications provide health care and life insurance benefits through various plans for their eligible retirees on a basis substantially similar to those who are active employees. The cost of postretirement benefits is accrued over the active service period of employees. The transition obligation represents the unrecognized prior service cost and is being amortized over a period of 20 years. For those employees retired at January 1, 1993, the Company funds postretirement benefit expense on a pay-as-you-go basis. For those employees retiring after January 1, 1993, the Company funds postretirement benefit expense through a combination of funding vehicles. The Company funded $38 million and $40 million of postretirement benefit expense during 1996 and 1995, respectively. These funds are invested in common stocks, bonds and U.S. government obligations.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 13  OTHER POST-RETIREMENT BENEFITS -- (CONTINUED):
    The net periodic post retirement benefit cost is summarized as follows:

                                                                                                FOR THE YEAR
                                                                                       -------------------------------
                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------

                                                                                           MILLIONS OF US DOLLARS
Service cost--benefits earned........................................................  $     9.6  $     8.3  $     9.5
Interest cost on accumulated postretirement benefit obligation.......................       27.8       32.6       30.7
Amortization of transition obligation................................................       14.3       15.7       16.3
Regulatory deferral..................................................................        3.4       (4.5)      (5.2)
Net asset gain (loss) during the period deferred for future recognition..............        3.7        3.7       (4.4)
Actual return on plan assets.........................................................      (14.5)     (10.7)        .3
                                                                                       ---------  ---------  ---------
Net Periodic Postretirement Benefit Cost.............................................  $    44.3  $    45.1  $    47.2
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

The accumulated postretirement benefit obligation ("APBO") was as follows:

                                                                                              DECEMBER 31
                                                                                       --------------------------
                                                                                            1996          1995
                                                                                       --------------  ----------

                                                                                         MILLIONS OF US DOLLARS
Retirees and dependents..............................................................  $        209.5  $    267.7
Fully eligible active plan participants..............................................            22.2        23.5
Other active plan participants.......................................................           160.8       174.5
                                                                                       --------------  ----------
APBO.................................................................................           392.5       465.7
Plan assets at fair value............................................................           166.2       117.4
                                                                                       --------------  ----------
APBO in excess of plan assets........................................................           226.3       348.3
Unrecognized prior service cost                                                                    .5          .6
Unrecognized transition obligation...................................................          (251.0)     (266.7)
Unrecognized net gain (loss).........................................................            48.2       (50.1)
                                                                                       --------------  ----------
Accrued Postretirement Benefit Obligation............................................  $         24.0  $     32.1
                                                                                       --------------  ----------
                                                                                       --------------  ----------
Discount rate........................................................................             7.5%       7.25%
Estimated long-term rate of return on assets.........................................               9%     8.8%-9%
Initial health care cost trend rate--under 65........................................         8.8%-11%         11%
Initial health care cost trend rate--over 65.........................................       8.4%-10.5%         10%
Ultimate health care cost trend rate.................................................             4.5%        4.5%

    The assumed health care cost trend rates gradually decrease over eight years. The health care cost trend rate assumptions have a significant effect on the amounts reported. Increasing the assumed health care cost trend rate by one percentage point would have increased the APBO as of December 31, 1996 by $29 million, and the annual net periodic postretirement benefit costs by $3 million.

NOTE 14  ACQUISITIONS AND DISPOSITIONS

    In September 1996, a consortium, known as the Hazelwood Power Partnership, purchased a 1,600 megawatt, coal-fired generating station and associated coal mine in Victoria, Australia for approximately

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 14  ACQUISITIONS AND DISPOSITIONS -- (CONTINUED):
$1.9 billion. The consortium financed the acquisition of the Hazelwood plant and mine with approximately $858 million in equity contributions from the partners and $1 billion of nonrecourse borrowings at the partnership level. Holdings, which has a 19.9% interest in the partnership, financed its $145 million portion of the equity investment and the associated $12 million advance with long-term borrowings in the United States. The other partners in the partnership are subsidiaries of National Power PLC (51.9%), Destec Energy (20%) and Commonwealth Bank Group of Australia (8.2%).

    On December 12, 1995, Holdings purchased Powercor, an electricity distributor in Australia, for approximately $1.6 billion in cash. Powercor's service territory includes a portion of suburban Melbourne and the western and central regions of the State of Victoria. Powercor currently has approximately 547,000 customers. The acquisition was accounted for as a purchase and the results of operations of Powercor have been included in the consolidated financial statements since December 12, 1995.

    On September 27, 1995, holders of a majority of the 5.3 million shares of outstanding common stock held by minority shareholders of PTI voted in favor of the merger of a wholly owned subsidiary of Holdings into PTI. Shareholders tendering shares pursuant to the merger were paid a total of $131 million, or $30 per share, and an accrued liability of $28 million was established to cover estimated amounts payable to dissenters.

    During 1995, PTI purchased certain rural telephone exchange assets in Colorado, Washington and Oregon for approximately $376 million.

    On August 7, 1995, PTI closed the sale of the stock of Alascom, Inc. ("Alascom") to AT&T Corp. ("AT&T"), in a transaction providing $366 million in proceeds. Under terms of the agreement, AT&T paid $291 million in cash for the Alascom stock and for settlement of all past cost study issues. AT&T agreed to allow PTI to retain a $75 million transition payment made by AT&T to Alascom in July 1994. AT&T made a down payment of $30 million to PTI upon signing the stock purchase agreement in October 1994. The remaining $261 million was paid when the transaction closed. The Company recognized an after-tax gain of $37 million from the sale of Alascom.

    Summarized income statement data for Alascom are as follows:

                                                                                        7 MONTHS
                                                                                     ENDED JULY 31,   FOR THE YEAR
                                                                                          1995            1994
                                                                                     ---------------  -------------
                                                                                         MILLIONS OF US DOLLARS
                                                                                              (UNAUDITED)
Revenues...........................................................................     $   193.1       $   343.5
Income from operations.............................................................          36.9            80.7

NOTE 15  SUBSEQUENT EVENTS

    On March 4, 1997, the Utah Legislature passed a bill which creates a legislative task force to study stranded cost issues and the timing of customer choice. The bill freezes rates at January 31, 1997 levels until 60 days following the conclusion of the 1998 legislative general session. The PSC is precluded from holding any hearings on rate changes during the freeze period. The Company has committed to reduce prices to Utah customers by $12 million annually on approximately May 1, 1997.

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 15  SUBSEQUENT EVENTS -- (CONTINUED):
    On March 11, 1997, Holdings entered into an agreement to acquire TPC Corporation, a natural gas gathering, processing, storage and marketing company. The acquisition is expected to cost approximately $288 million in cash plus assumed debt of approximately $149 million.

NOTE 16  SELECTED FINANCIAL AND SEGMENT INFORMATION

                                                                                          FOR THE YEAR
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------

                                                                                     MILLIONS OF US DOLLARS
REVENUES
    Domestic Electric Operations.............................................  $  2,960.8  $  2,616.1  $  2,647.8
    Australian Electric Operations...........................................       658.8        25.9          --
    Telecommunications.......................................................       521.1       640.1       696.5
    Other Operations (a).....................................................       153.1       134.8       153.7
                                                                               ----------  ----------  ----------
        Total................................................................  $  4,293.8  $  3,416.9  $  3,498.0
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
INCOME FROM OPERATIONS
    Domestic Electric Operations.............................................  $    869.8  $    800.9  $    819.3
    Australian Electric Operations...........................................       127.4         5.5          --
    Telecommunications.......................................................       158.7       165.3       164.7
    Other Operations (a).....................................................        89.2        84.2        38.3
                                                                               ----------  ----------  ----------
        Total................................................................  $  1,245.1  $  1,055.9  $  1,022.3
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Net Income (Loss)............................................................  $    504.9  $    505.0  $    468.0

EARNINGS CONTRIBUTION (LOSS) ON COMMON STOCK
    Continuing operations
    Domestic Electric Operations.............................................  $    341.5  $    276.4  $    339.8
    Australian Electric Operations...........................................        30.1          .7          --
    Telecommunications.......................................................        74.7       103.0        70.5
    Other Operations (a).....................................................        28.8        86.2        18.0
                                                                               ----------  ----------  ----------
        Total................................................................  $    475.1  $    466.3  $    428.3
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                                   PACIFICORP

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 16  SELECTED FINANCIAL AND SEGMENT INFORMATION -- (CONTINUED):

                                                                                          FOR THE YEAR
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
                                                                                     MILLIONS OF US DOLLARS
IDENTIFIABLE ASSETS
    Domestic Electric Operations.............................................  $    9,864  $    9,599  $    9,372
    Australian Electric Operations...........................................       2,065       1,751          --
    Telecommunications.......................................................       1,592       1,599       1,378
    Other Operations (a).....................................................       1,114       1,066       1,096

CAPITAL SPENDING

    Domestic Electric Operations.............................................  $      595  $      455  $      638
    Australian Electric Operations...........................................         226       1,591          --
    Telecommunications.......................................................         127         498         153
    Other Operations (a).....................................................          56         175          13

DEPRECIATION AND AMORTIZATION
    Domestic Electric Operations.............................................  $      343  $      320  $      302
    Australian Electric Operations...........................................          72           3          --
    Telecommunications.......................................................         107          86          66
    Other Operations (a).....................................................           9          10          18

------------------------

(a) Other Operations includes the operations of PacifiCorp Financial Services, Inc., Pacific Generation Company, and several start-up-phase ventures, as well as the activities of PacifiCorp Holdings, Inc., including financing costs.

              UNAUDITED FINANCIAL INFORMATION FOR THE NINE MONTHS
                        ENDED 30 SEPTEMBER 1996 AND 1997

                                   PACIFICORP
       CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                  THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                    SEPTEMBER 30,             SEPTEMBER 30,
                                                               ------------------------  ------------------------
                                                                  1997         1996         1997         1996
                                                               -----------  -----------  -----------  -----------

                                                                                  (UNAUDITED)
REVENUES.....................................................  $   2,010.6  $   1,011.9  $   4,272.5  $   2,751.9
                                                               -----------  -----------  -----------  -----------
EXPENSES
    Operations...............................................      1,464.0        464.2      2,700.0      1,211.9
    Maintenance..............................................         49.9         49.2        164.6        158.9
    Administrative and general...............................         74.9         69.3        225.0        194.4
    Depreciation and amortization............................        114.9        106.1        338.9        313.4
    Taxes, other than income taxes...........................         25.8         25.8         79.6         80.6
                                                               -----------  -----------  -----------  -----------
        Total................................................      1,729.5        714.6      3,508.1      1,959.2
                                                               -----------  -----------  -----------  -----------
INCOME FROM OPERATIONS.......................................        281.1        297.3        764.4        792.7
                                                               -----------  -----------  -----------  -----------
INTEREST EXPENSE AND OTHER
    Interest expense.........................................        112.8        103.1        331.6        309.0
    Interest capitalized.....................................         (3.5)        (2.4)        (9.7)        (8.9)
    Other expense--net.......................................        109.2          3.6        104.8          0.6
                                                               -----------  -----------  -----------  -----------
        Total................................................        218.5        104.3        426.7        300.7
                                                               -----------  -----------  -----------  -----------
Income from continuing operations before income taxes........         62.6        193.0        337.7        492.0
Income tax expense...........................................         15.7         70.4        112.4        174.1
                                                               -----------  -----------  -----------  -----------
Income from continuing operations............................         46.9        122.6        225.3        317.9
Discontinued Operations (less applicable income tax expense):
1997/$16.6 and $41.8, 1996/$13.0 and $34.7...................         27.1         20.3         64.5         54.1
                                                               -----------  -----------  -----------  -----------
NET INCOME...................................................         74.0        142.9        289.8        372.0
RETAINED EARNINGS BEGINNING OF PERIOD........................        827.7        685.0        782.8        632.4
Cash dividends declared Preferred stock......................         (5.5)        (5.7)       (16.6)       (23.5)
    Common stock per share: 1997 and 1996/$.27 and $.81......        (80.1)       (79.5)      (239.9)      (238.2)
    Preferred stock retired..................................      --              (7.5)     --              (7.5)
                                                               -----------  -----------  -----------  -----------
RETAINED EARNINGS END OF PERIOD..............................  $     816.1  $     735.2  $     816.1  $     735.2
                                                               -----------  -----------  -----------  -----------
                                                               -----------  -----------  -----------  -----------
EARNINGS ON COMMON STOCK (Net income less preferred dividend
requirement).................................................  $      68.2  $     136.6  $     271.8  $     347.7
Average number of common shares outstanding (Thousands)......      296,347      294,396      295,884      291,594
EARNINGS PER COMMON SHARE
    Continuing operations....................................  $      0.14  $      0.39  $      0.70  $      1.00
    Discontinued operations..................................         0.09         0.07         0.22         0.19
                                                               -----------  -----------  -----------  -----------
        Total................................................  $      0.23  $      0.46  $      0.92  $      1.19
                                                               -----------  -----------  -----------  -----------
                                                               -----------  -----------  -----------  -----------

     See accompanying Notes to Condensed Consolidated Financial Statements

                                   PACIFICORP

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (MILLIONS OF DOLLARS)

                                                                                               NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------

                                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
    Income from continuing operations.......................................................  $   225.3  $   317.9
    Adjustments to reconcile net income to net cash provided by operating activities
        Depreciation and amortization.......................................................      351.5      326.0
        Deferred income taxes and investment tax credits--net...............................       20.7       18.1
        Other...............................................................................       82.8       (0.7)
        Accounts receivable and prepayments.................................................     (225.6)     (67.9)
        Materials, supplies, fuel stock and inventory.......................................      (10.1)       9.3
        Accounts payable and accrued liabilities............................................      168.8      106.4
                                                                                              ---------  ---------
Net cash provided by continuing operations..................................................      613.4      709.1
Net cash provided by (used in) discontinued operations......................................       (3.7)      36.8
                                                                                              ---------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................................................      609.7      745.9
                                                                                              ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
    Construction............................................................................     (440.2)    (377.2)
    Investments in and advances to affiliated companies--net................................      (43.5)    (145.9)
    Operating companies and assets acquired.................................................     (293.7)    (176.8)
    Proceeds from sales of assets...........................................................        2.5       28.8
    Proceeds from sales of finance assets and principal payments............................       52.6       61.8
    Other...................................................................................      (37.2)     (14.6)
                                                                                              ---------  ---------
NET CASH USED IN INVESTING ACTIVITIES.......................................................     (759.5)    (623.9)
                                                                                              ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
    Changes in short-term debt..............................................................       23.8     (200.6)
    Proceeds from long-term debt............................................................      742.4      429.1
    Proceeds from issuance of common stock..................................................       29.1      210.7
    Proceeds from issuance of Trusts holding solely PacifiCorp debentures preferred
    securities..............................................................................      130.7      210.1
    Dividends paid..........................................................................     (256.0)    (261.5)
    Repayments of long-term debt............................................................     (373.3)    (246.6)
    Redemptions of preferred stock..........................................................      (72.2)    (223.8)
    Other...................................................................................      (65.0)     (43.4)
                                                                                              ---------  ---------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.........................................      159.5     (126.0)
                                                                                              ---------  ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............................................        9.7       (4.0)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............................................        8.4       15.8
                                                                                              ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................................................  $    18.1  $    11.8
                                                                                              ---------  ---------
                                                                                              ---------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash paid during the period for Interest (net of amount capitalized)....................  $   382.9  $   350.1
    Income taxes............................................................................      115.2      150.6

     See accompanying Notes to Condensed Consolidated Financial Statements

                                   PACIFICORP

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (MILLIONS OF DOLLARS)

                                     ASSETS

                                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                                        1997            1996
                                                                                   --------------  --------------
                                                                                            (UNAUDITED)
CURRENT ASSETS
    Cash and cash equivalents....................................................   $       18.1    $        8.4
    Accounts receivable less allowance for doubtful accounts: 1997/$10.0 and
    1996/$8.5....................................................................          915.1           620.9
    Materials, supplies and fuel stock at average cost...........................          190.8           181.3
    Net assets of discontinued operations........................................          803.5           779.5
    Other........................................................................           46.9            71.8
                                                                                   --------------  --------------
    TOTAL CURRENT ASSETS.........................................................        1,974.4         1,661.9
PROPERTY, PLANT AND EQUIPMENT
    Domestic Electric Operations.................................................       11,997.8        11,698.8
    Australian Electric Operations...............................................        1,292.4         1,361.9
    Other Operations.............................................................          262.1            68.8
    Accumulated depreciation and amortization....................................       (4,125.9)       (3,862.4)
                                                                                   --------------  --------------
TOTAL PROPERTY, PLANT AND EQUIPMENT--NET.........................................        9,426.4         9,267.1
OTHER ASSETS
    Investments in and advances to affiliated companies..........................          388.1           253.9
    Intangible assets--net.......................................................          567.3           480.7
    Regulatory assets--net.......................................................        1,008.4         1,022.8
    Finance note receivable......................................................          212.1           214.6
    Finance assets--net..........................................................          420.9           425.6
    Real estate investments......................................................          239.9           217.0
    Deferred charges and other...................................................          358.5           268.7
                                                                                   --------------  --------------
TOTAL OTHER ASSETS...............................................................        3,195.2         2,883.3
                                                                                   --------------  --------------
TOTAL ASSETS.....................................................................   $   14,596.0    $   13,812.3
                                                                                   --------------  --------------
                                                                                   --------------  --------------

     See accompanying Notes to Condensed Consolidated Financial Statements

                                   PACIFICORP

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (MILLIONS OF DOLLARS)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                                        1997            1996
                                                                                   --------------  --------------
                                                                                            (UNAUDITED)
CURRENT LIABILITIES
    Long-term debt currently maturing............................................   $      627.8    $      219.8
    Notes payable and commercial paper...........................................          707.4           683.5
    Accounts payable.............................................................          602.7           477.5
    Taxes, interest and dividends payable........................................          344.7           290.8
    Customer deposits and other..................................................          182.3            83.7
                                                                                   --------------  --------------
TOTAL CURRENT LIABILITIES........................................................        2,464.9         1,755.3
DEFERRED CREDITS
    Income taxes.................................................................        1,816.7         1,801.0
    Investment tax credits.......................................................          137.2           143.2
    Other........................................................................          660.4           713.2
                                                                                   --------------  --------------
TOTAL DEFERRED CREDITS...........................................................        2,614.3         2,657.4
MINORITY INTEREST................................................................           15.1            14.7
LONG-TERM DEBT...................................................................        4,859.6         4,829.4
GUARANTEED PREFERRED BENEFICIAL INTERESTS IN COMPANY'S JUNIOR SUBORDINATED
DEBENTURES.......................................................................          340.4           209.7
PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION..................................          175.0           178.0
PREFERRED STOCK..................................................................           66.4           135.5
COMMON EQUITY
    Common shareholders' capital shares authorized 750,000,000; shares
    outstanding: 1997/296,537,648 and 1996/295,139,753...........................        3,266.1         3,236.8
    Retained earnings............................................................          816.1           782.8
    Cumulative currency translation adjustment...................................          (21.9)           12.7
                                                                                   --------------  --------------
TOTAL COMMON EQUITY..............................................................        4,060.3         4,032.3
                                                                                   --------------  --------------
COMMITMENTS AND CONTINGENCIES (SEE NOTE 5)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......................................   $   14,596.0    $   13,812.3
                                                                                   --------------  --------------
                                                                                   --------------  --------------

     See accompanying Notes to Condensed Consolidated Financial Statements

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                               SEPTEMBER 30, 1997

1.  FINANCIAL STATEMENTS

    The accompanying unaudited condensed consolidated financial statements as of September 30, 1997 and December 31, 1996 and for the periods ended September 30, 1997 and 1996, in the opinion of management, include all adjustments, constituting only normal recording of accruals, necessary for a fair presentation of financial position, results of operations and cash flows for such periods. A significant part of the business of PacifiCorp (the "Company") is of a seasonal nature; therefore, results of operations for the periods ended September 30, 1997 and 1996 are not necessarily indicative of the results for a full year. These condensed consolidated financial statements should be read in conjunction with the financial statements and related notes incorporated by reference in the Company's 1996 Annual Report on Form 10-K.

    The condensed consolidated financial statements of the Company include its integrated domestic electric utility operating divisions of Pacific Power and Utah Power and its wholly owned and majority owned subsidiaries. Major subsidiaries, all of which are wholly owned, are: PacifiCorp Holdings, Inc. ("Holdings"), which holds all of the Company's nonintegrated electric utility investments, including Powercor Australia Limited ("Powercor"), an Australian electricity distributor; PacifiCorp Financial Services, Inc. ("PFS"), a financial services business; and PacifiCorp Power Marketing, Inc. ("PPM"), engaged in wholesale power trading in the eastern energy markets. On April 15, 1997, Holdings acquired 100% of TPC Corporation ("TPC"), a natural gas gathering, processing, storage and marketing company. Together these businesses are referred to herein as the Companies. Significant intercompany transactions and balances have been eliminated.

    The Company also owns a telecommunications operation, Pacific Telecom, Inc. ("PTI"). The Company has agreed to the disposal of this operation. See Note 3. The Company disposed of Pacific Generation Company ("PGC") on November 1, 1997, and has agreed to the disposal of the natural gas gathering and processing assets of TPC. See Note 4. In addition, the Company has announced its intention to sell certain other assets held by its financial services business.

    Investments in and advances to affiliated companies represent investments in unconsolidated affiliated companies carried on the equity basis, which approximates the Company's equity in their underlying net book value.

    Certain amounts from the prior period have been reclassified to conform with the 1997 method of presentation. These reclassifications had no effect on previously reported consolidated net income.

2.  PROPOSED ACQUISITION

    On June 13, 1997, PacifiCorp announced a cash tender offer by PacifiCorp Acquisitions, a wholly owned subsidiary of Holdings, for The Energy Group PLC ("TEG") in a transaction valued at approximately $9.6 billion in debt and equity. TEG is a diversified international energy group with operations in the United Kingdom (the "U.K."), the United States and Australia and includes Peabody Holding Company, Inc., the world's largest private producer of coal, and Eastern Group PLC, one of the leading integrated electricity and gas groups in the U.K. On August 1, 1997, the U.K. Secretary of State for Trade and Industry referred the proposed acquisition of TEG to the Monopolies and Mergers Commission (the "MMC"). The MMC is required to investigate whether the acquisition operates or may be expected to operate against the public interest and has stated its intent to deliver its report to the Secretary of State by November 21, 1997. The Company is cooperating fully with the MMC's investigation. The TEG

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                               SEPTEMBER 30, 1997

2.  PROPOSED ACQUISITION (CONTINUED)
acquisition also remains subject to antitrust review in the United States. The Company is in the process of responding to a second request for information from the Federal Trade Commission. Any recommend offer by the Company to acquire TEG will also require approval of TEG's Board of Directors.

    As required under the rules of the U.K. Takeover Code, the Company was required to demonstrate that it had both adequate committed financing and the appropriate amount of sterling to eliminate the risk of exchange rate changes between the offer announcement date and the expected closing date. As a result, the Company entered into 1.45 billion pounds of foreign exchange contracts to lock-in a strike price of approximately $1.64 per pound sterling.

    Under the terms of the original tender offer, the referral by the U.K. Secretary of State caused the tender offer to lapse. As a result, the financing facilities associated with the TEG acquisition terminated and the Company initiated steps to unwind its foreign exchange positions consistent with its policies on derivatives. As a result of the termination of these foreign exchange positions and initial option costs, the Company realized an after-tax loss of approximately $65 million, or $0.22 per share, in the third quarter of 1997. Generally accepted accounting principles require all costs related to currency hedge positions entered into in anticipation of an acquisition be expensed in the period incurred whether or not the Company is successful in completing the transaction.

    Additionally, the Company estimates it has incurred approximately $60 million of other costs related to the TEG transaction for bank commitment and facility fees, legal expenses and other related costs. These costs have been deferred because the Company expects to make a new bid for TEG, if allowed. As mentioned above, there is risk that a transaction with TEG will not occur. If it becomes likely that the transaction will not occur or significant uncertainty arises, the Company will write off these transaction costs as a charge to income.

3.  DISCONTINUED OPERATIONS

    On June 13, 1997, the Company announced the planned sale of its wholly owned telecommunications subsidiary, PTI, to Century Telephone Enterprises, Inc. ("Century") for $1.5 billion in cash plus the assumption of PTI's debt. The sale of PTI is subject to regulatory approvals in certain of the states in which it does business. Approval from the Federal Communications Commission was received on October 10, 1997. The sale of PTI is expected to close in the fourth quarter of 1997 at which time the Company expects to recognize an after-tax gain of approximately $370 million, or $1.25 per share.

    The net assets, operating results and cash flows of PTI have been classified as discontinued operations for all periods presented in the condensed financial statements and notes.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                               SEPTEMBER 30, 1997

3.  DISCONTINUED OPERATIONS (CONTINUED)
    Summarized results for PTI were as follows:

                                                                              THREE-MONTH            NINE-MONTH
                                                                             PERIODS ENDED         PERIODS ENDED
                                                                             SEPTEMBER 30,         SEPTEMBER 30,
                                                                          --------------------  --------------------
                                                                            1997       1996       1997       1996
                                                                          ---------  ---------  ---------  ---------

                                                                                    (DOLLARS IN MILLIONS)
Revenues................................................................  $   154.0  $   136.6  $   416.2  $   386.2
                                                                          ---------  ---------  ---------  ---------
Income from discontinued operations before income taxes.................  $    43.7  $    33.3  $   106.3  $    88.8
Income taxes............................................................       16.6       13.0       41.8       34.7
                                                                          ---------  ---------  ---------  ---------
Income from discontinued operations.....................................  $    27.1  $    20.3  $    64.5  $    54.1
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

4.  SALES OF SUBSIDIARIES

    On November 1, 1997, the Company completed the sale of PGC to NRG Energy, Inc. for $151 million in cash. An after-tax gain on the sale of approximately $30 million, or $0.10 per share, will be recognized in the fourth quarter of 1997. On October 28, 1997, TPC reached an agreement to sell all of the capital stock of three subsidiaries that hold its natural gas gathering and processing assets to El Paso Field Services Company for $195 million in cash. The sale of the natural gas gathering and processing assets of TPC is subject to certain conditions, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Act, and is expected to close in the fourth quarter of 1997. Holdings acquired the outstanding common stock of TPC in a cash tender offer in April this year and, under purchase accounting rules, no gain or loss will be recognized on the sale.

5.  CONTINGENT LIABILITIES

    The Company is subject to numerous environmental laws including: the Federal Clean Air Act, as enforced by the Environmental Protection Agency and various state agencies; the 1990 Clean Air Act Amendments; the Endangered Species Act as it relates to certain potentially endangered species of salmon; the Comprehensive Environmental Response, Compensation and Liability Act, relating to environmental cleanups; along with the Federal Resource Conservation and Recovery Act and the Clean Water Act relating to water quality. These laws could potentially impact future operations. Future costs associated with the disposition of contingencies identified at December 31, 1996 are not expected to be material to the Company's consolidated financial statements. These matters include the Superfund sites where the Company has been or may be designated as a potentially responsible party and Clean Air Act matters.

    The Company's mining operations are subject to reclamation and closure requirements. The Company monitors these requirements and periodically revises its cost estimates to meet existing legal and regulatory requirements of the various jurisdictions in which it operates. Costs for reclamation are accrued using the units-of-production method such that estimated final mine reclamation and closure costs are fully accrued at completion of mining activities. This is consistent with industry practices, and the Company believes that it has adequately provided for its reclamation obligations.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                               SEPTEMBER 30, 1997

5.  CONTINGENT LIABILITIES (CONTINUED)
    The Company and its subsidiaries are parties to various legal claims, actions and complaints, certain of which involve material amounts. Although the Company is unable to predict with certainty whether or not it will ultimately be successful in these legal proceedings or, if not, what the impact might be, management currently believes that disposition of these matters will not have a materially adverse effect on the Company's consolidated financial statements.

    The Company's 1991, 1992 and 1993 federal income tax returns are currently under examination by the Internal Revenue Service (the "IRS"). The Company has received an examination report for 1989 and 1990 proposing adjustments that would increase income tax by $11 million. The Company filed a protest of certain proposed adjustments on July 30, 1996 and is currently holding discussions with the Appeals Division of the IRS.

6.  GUARANTEED PREFERRED BENEFICIAL INTERESTS IN COMPANY'S JUNIOR
   SUBORDINATED DEBENTURES

    On August 4, 1997, PacifiCorp Capital II, a wholly owned subsidiary trust of the Company (the "Trust"), issued, in a public offering, 5,400,000 of its 7.70% Trust Preferred Securities, Series B (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, with a liquidation amount of $25 per Preferred Security. The sole assets of the Trust are $139 million, in aggregate principal amount, of the Company's Series D Debentures due September 30, 2027, and certain rights under a related guarantee by the Company. The Company's guarantee of the Preferred Securities, considered together with the other obligations of the Company with respect to Preferred Securities, constitutes a full and unconditional guarantee by the Company of the Trust's obligations with respect to the Preferred Securities.

7.  STOCK INCENTIVE PLAN

    During 1997, the Company formalized a plan under which selected employees, officers and directors and selected nonemployee agents, consultants, advisors and independent contractors may be granted options to purchase the Company's common stock. Options generally become exercisable in three equal installments on each of the first through third anniversaries of the grant date and have a maximum term of ten years. As of September 30, 1997, options have been granted to 193 officers and employees. Under the plan, 1,322,500 options were granted on June 3, 1997 and 193,500 options were granted on August 12, 1997 at prices of $19.75 and $21.25, respectively. These options to purchase the Company's common stock were issued at 100% of market price on the dates the options were granted. None of the options were exercisable as of September 30, 1997. The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plan. Accordingly, no compensation expense has been recognized for its stock-based compensation plan.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                               SEPTEMBER 30, 1997

8.  NEW ACCOUNTING PRONOUNCEMENT ISSUED BUT NOT ADOPTED

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for public enterprises reporting information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This Statement is effective for fiscal years beginning after December 15, 1997. Management is assessing the disclosure implications of this Statement.

                                   APPENDIX V

                             ADDITIONAL INFORMATION

1  RESPONSIBILITY

(a) The directors of PacifiCorp Acquisitions, whose names are set out in paragraph 2(a) of this Appendix V, accept responsibility for the information contained in this document other than information relating to The Energy Group, the TEG Group and the directors of The Energy Group and their immediate families. To the best of the knowledge and belief of the directors of PacifiCorp Acquisitions (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

(b) The directors of The Energy Group, whose names are set out in paragraph 2(b) of this Appendix V, accept responsibility for the information contained in this document relating to The Energy Group, the TEG Group and the directors of The Energy Group and their immediate families. To the best of the knowledge and belief of the directors of The Energy Group (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

2  DIRECTORS

(a) The directors of PacifiCorp Acquisitions are:

Frederick W. Buckman         -Chairman
Richard T. O'Brien           -Chief Financial Officer
William E. Peressini         -Deputy Chief Financial Officer
Dennis P. Steinberg
Verl R. Topham
Thomas J. Imeson
Michael J. Pittman

(b) The directors of The Energy Group are:

Derek C. Bonham              -Chairman
John F. Devaney              -Chief Executive--Eastern
Irl F. Engelhardt            -Chief Executive--Peabody
Eric E. Anstee               -Finance Director
Baroness Hogg                -Non-executive director
David P. Nash                -Non-executive director
John Neerhout, Jr.           -Non-executive director

3  STOCK EXCHANGE QUOTATIONS, MARKET PRICE DATA AND PRINCIPAL PURCHASES

    The following table shows the Closing Price for Energy Group Shares and the closing sale price on the New York Stock Exchange for Energy Group ADSs on the first dealing day of each of the six months immediately prior to the date of this document, on 23 January 1998 (the last Business Day before the commencement of the Offer period) and on 2 February 1998 (the latest practicable date prior to the publication of this document):

                                                                        ENERGY
                                                                        GROUP        ENERGY
                                                                        SHARES       GROUP
DATE                                                                    (PENCE)      ADSS ($)
1 August 1997                                                                  624       40 1/2
1 September 1997                                                               628      40 1/16
1 October 1997                                                             652 1/2     41 13/16
3 November 1997                                                            611 1/2     40 13/16
1 December 1997                                                            634 1/2      42 9/16
2 January 1998                                                             677(xd)       44 1/2
23 January 1998                                                            685 1/2       45 3/8
2 February 1998                                                                754      49 5/16

    Energy Group Shares have been listed and traded on the London Stock Exchange and Energy Group ADSs have been listed and traded on the New York Stock Exchange since 24 February 1997. The following table sets out, for the periods indicated,
(i) the reported closing highest and lowest mid-price quotations for Energy Group Shares on the London Stock Exchange as derived from the Daily Official List of the London Stock Exchange and (ii) the high and low closing sales prices for Energy Group ADSs on the New York Stock Exchange as obtained from the New York Stock Exchange. Each Energy Group ADS represents four Energy Group Shares. For current price information, holders of Energy Group Shares and Energy Group ADSs are urged to consult publicly available sources.

                                                                   ENERGY GROUP
                                                                                         ENERGY GROUP
                                                                  SHARES (PENCE)
                                                                                           ADSS ($)
                                                               --------------------  --------------------
PERIOD                                                           HIGH        LOW       HIGH        LOW
-----------------------------------------------                ---------  ---------  ---------  ---------
24 February to 31 March 1997 inclusive           (1st quarter) 568 1/2    466 1/2    36 1/8     29 1/4
1 April to 30 June 1997 inclusive                (2nd quarter) 648        486        42 3/4     31 3/8
1 July to 30 September 1997 inclusive            (3rd quarter) 658 1/2    617        43 11/16   39 1/4
1 October to 31 December 1997 inclusive          (4th quarter) 679 1/2    606        45 3/16    40 1/4
1 January to 2 February 1998 inclusive           (1st quarter) 754        676        49 5/16    43 13/16

    In accordance with normal UK practice, PacifiCorp Acquisitions or its nominees or brokers (acting as agents for PacifiCorp Acquisitions) or a subsidiary of PacifiCorp (other than PacifiCorp Acquisitions) may make certain purchases of Energy Group Securities outside the United States during the period in which the Offer remains open for acceptance, and affiliates of Goldman Sachs International and Morgan Stanley will continue to act as market makers and principal traders for Energy Group Shares on the London Stock Exchange, pursuant to relief granted by the SEC staff from Rule 10b-13 under the Exchange Act. In accordance with the terms of this relief, among other things, (i) such purchases may not be effected within the United States, (ii) information regarding such purchases must be disclosed in the United States by press release to the extent disclosure is required pursuant to the City Code, and (iii) PacifiCorp Acquisitions and any such other persons must comply with any applicable rules of UK regulatory organisations.

4  SHAREHOLDINGS AND DEALINGS

    In this paragraph:

    "DISCLOSURE PERIOD" means the period commencing 26 January 1997 (the date 12 months prior to the commencement of the Offer period) and ending on 2 February 1998 (the latest practicable date prior to the publication of this document);

    "RELEVANT SECURITIES" means Energy Group Securities, including any securities convertible into, rights to subscribe for, or options (including traded options) in respect of, or derivatives referenced to, such Energy Group Securities;

    "ARRANGEMENT" includes indemnity or option arrangements, and any agreement or understanding, formal or informal, of whatever nature which may be an inducement to deal or refrain from dealing; and

    "ASSOCIATE" means, in relation to The Energy Group, any member of the TEG Group and any associated company of any member of the TEG Group, their banks and financial and other professional advisers (including stockbrokers), including persons controlling, controlled by or under the same control as such banks or financial or other professional advisers, their directors and such directors' close relatives and related trusts and their pension funds.

(A)  SHAREHOLDINGS AND DEALINGS IN PACIFICORP SECURITIES

    Neither The Energy Group nor any of the directors of The Energy Group or member of their immediate families, owns or controls or (in the case of the directors of The Energy Group and their immediate families) is directly or indirectly interested in any securities in PacifiCorp or any securities convertible into, rights to subscribe for, or options (including traded options) in respect of, or derivatives referenced to, any such securities, nor has any such person dealt for value therein during the disclosure period.

(B)  SHAREHOLDINGS AND DEALINGS IN ENERGY GROUP SECURITIES

(I) PACIFICORP

    Details of holdings as at the close of business on 2 February 1998 (being the latest practicable date prior to the publication of this document):

    (aa) PacifiCorp Master Retirement Trust, an independently managed pension fund of the PacifiCorp Group, beneficially owned 241,589 Energy Group Shares;

    (bb) the following dealings for value in Energy Group Shares by PacifiCorp Master Retirement Trust have taken place during the disclosure period:

       -- acquisition of 47,300 Energy Group Shares in February 1997 pursuant to the Demerger;

       -- purchase of 10,572 Energy Group Shares on 10 June 1997 at L5.75 per share;

       -- purchase of 68,717 Energy Group Shares on 11 June 1997 at L6.55 per share; and

       -- purchase of 115,000 Energy Group Shares on 14 October 1997 at L6.59 per share;

    (cc) the following persons deemed to be acting in concert with PacifiCorp Acquisitions owned or controlled the following Energy Group Securities:

                                  NUMBER OF ENERGY                 TYPE OF ENERGY
NAME                              GROUP SECURITIES               GROUP SECURITIES
CIN Management                           6,517,433            Energy Group Shares

Goldman, Sachs & Co.
  Discretionary customer
  accounts                                  72,000            Energy Group Shares

Goldman, Sachs & Co.
  Discretionary customer
  accounts                                 175,581              Energy Group ADSs

    (dd) the following dealings for value in Energy Group Securities by persons deemed to be acting in concert with PacifiCorp Acquisitions have taken place during the disclosure period:

                              ENERGY GROUP SHARES

                                                    NUMBER OF
                                                    RELEVANT
                                                     ENERGY
                          NATURE OF                   GROUP                                            NATURE OF
NAME                     TRANSACTION     DATE      SECURITIES      PRICE     NAME                     TRANSACTION     DATE
-----------------------  -----------  -----------  -----------  -----------  -----------------------  -----------  -----------
Goldman, Sachs & Co.         Buy         25.06.97       13,700       $10.69  Goldman, Sachs & Co.        Sell         28.05.97
Goldman, Sachs & Co.        Sell         25.06.97       13,700        L6.41  Goldman, Sachs & Co.         Buy         10.06.97
Goldman, Sachs & Co.         Buy         11.07.97       20,000       $10.90  Goldman, Sachs & Co.        Sell         10.06.97
Goldman, Sachs & Co.        Sell         11.07.97       20,000        L6.45  CIN Management               Buy         01.04.97
Goldman, Sachs & Co.         Buy         09.10.97        3,400       $10.47  CIN Management               Buy         02.04.97
Goldman, Sachs & Co.        Sell         09.10.97        3,400        L6.45  CIN Management               Buy         03.04.97
Goldman, Sachs & Co.         Buy         16.12.97        2,300       $10.54  CIN Management               Buy         07.04.97
Goldman, Sachs & Co.        Sell         16.12.97        2,300        L6.46  CIN Management               Buy         08.04.97
Goldman, Sachs & Co.         Buy         14.05.97      120,700        L5.31  CIN Management               Buy         09.04.97
Goldman, Sachs & Co.        Sell         14.05.97        5,700        $8.75  CIN Management               Buy         10.04.97
Goldman, Sachs & Co.        Sell         14.05.97      115,000        $8.85  CIN Management               Buy         21.04.97
Goldman, Sachs & Co.         Buy         16.05.97       13,700        L5.38  CIN Management               Buy         28.04.97
Goldman, Sachs & Co.        Sell         16.05.97       13,700        $8.82  CIN Management               Buy         01.05.97
Goldman, Sachs & Co.         Buy         28.05.97        1,000        $9.21  CIN Management               Buy         09.05.97

                          NUMBER OF
                          RELEVANT
                           ENERGY
                            GROUP
NAME                     SECURITIES      PRICE
-----------------------  -----------  -----------
Goldman, Sachs & Co.           1,000        L5.65
Goldman, Sachs & Co.           2,856        L5.63
Goldman, Sachs & Co.           2,856        L5.63
Goldman, Sachs & Co.          14,745        L4.99
Goldman, Sachs & Co.         200,000        L5.06
Goldman, Sachs & Co.         100,000        L5.00
Goldman, Sachs & Co.         350,000        L5.06
Goldman, Sachs & Co.         250,000        L5.04
Goldman, Sachs & Co.         100,000        L5.01
Goldman, Sachs & Co.         100,000        L4.90
Goldman, Sachs & Co.         100,000        L5.02
Goldman, Sachs & Co.         250,000        L4.94
Goldman, Sachs & Co.          14,661        L4.89
Goldman, Sachs & Co.         250,000        L5.23

                               ENERGY GROUP ADSS

                                                    NUMBER OF
                                                    RELEVANT
                                                     ENERGY
                          NATURE OF                   GROUP
NAME                     TRANSACTION     DATE      SECURITIES      PRICE
-----------------------  -----------  -----------  -----------  -----------
Goldman, Sachs & Co.         Buy         09.12.97       50,000       L42.10
Goldman, Sachs & Co.         Buy         09.12.97       10,000       $42.06
Goldman, Sachs & Co.        Sell         09.12.97       50,000       L25.62
Goldman, Sachs & Co.        Sell         09.12.97       10,000       L25.58
Goldman, Sachs & Co.         Buy         10.12.97       25,000       $42.00
Goldman, Sachs & Co.         Buy         10.12.97       22,500       $42.02
Goldman, Sachs & Co.        Sell         10.12.97       22,500       L25.49
Goldman, Sachs & Co.        Sell         10.12.97       25,000       L25.52
Goldman, Sachs & Co.         Buy         11.12.97       25,000       $42.13
Goldman, Sachs & Co.         Buy         11.12.97       25,000       $42.16
Goldman, Sachs & Co.        Sell         11.12.97       25,000       L25.52
Goldman, Sachs & Co.        Sell         11.12.97       25,000       L25.54
Goldman, Sachs & Co.         Buy         12.12.97       75,000       $42.49
Goldman, Sachs & Co.        Sell         12.12.97       75,000       L25.64
Goldman, Sachs & Co.         Buy         26.03.97       31,100       $31.75
Goldman, Sachs & Co.         Buy         26.03.97       15,000       $31.88
Goldman, Sachs & Co.        Sell         26.03.97       16,100       L19.62
Goldman, Sachs & Co.        Sell         26.03.97       30,000       L19.55
Goldman, Sachs & Co.         Buy         27.03.97        1,100       $32.63
Goldman, Sachs & Co.         Buy         27.03.97       22,900       $32.75
Goldman, Sachs & Co.        Sell         27.03.97       24,000       L20.12
Goldman, Sachs & Co.         Buy         31.03.97          600       $32.13
Goldman, Sachs & Co.        Sell         01.04.97          600       $32.75
Goldman, Sachs & Co.         Buy         03.04.97       25,000       $32.50
Goldman, Sachs & Co.        Sell         03.04.97       25,000       L19.80
Goldman, Sachs & Co.         Buy         07.04.97          100       $32.38
Goldman, Sachs & Co.        Sell         08.04.97          100       $32.13
Goldman, Sachs & Co.         Buy         10.04.97       10,000       $31.88
Goldman, Sachs & Co.         Buy         10.04.97      102,500       $31.75
Goldman, Sachs & Co.        Sell         10.04.97       10,000       L19.72
Goldman, Sachs & Co.        Sell         10.04.97       40,000       L19.60
Goldman, Sachs & Co.        Sell         10.04.97       62,500       L19.67
Goldman, Sachs & Co.         Buy         11.04.97       11,250       $31.88
Goldman, Sachs & Co.         Buy         11.04.97      120,000       $31.75
Goldman, Sachs & Co.        Sell         11.04.97       12,500       L19.59
Goldman, Sachs & Co.        Sell         11.04.97       18,750       L19.62
Goldman, Sachs & Co.        Sell         11.04.97       50,000       L19.67
Goldman, Sachs & Co.        Sell         11.04.97       50,000       L19.58
Goldman, Sachs & Co.         Buy         14.04.97       35,100       $32.13
Goldman, Sachs & Co.         Buy         14.04.97       19,800       $32.25
Goldman, Sachs & Co.        Sell         14.04.97        4,900       $32.25
Goldman, Sachs & Co.        Sell         14.04.97       25,000       L19.88
Goldman, Sachs & Co.        Sell         14.04.97       25,000       L19.90
Goldman, Sachs & Co.         Buy         15.04.97       25,000       $32.75
Goldman, Sachs & Co.        Sell         15.04.97       25,000       L20.22
Goldman, Sachs & Co.        Sell         17.04.97       10,000       $32.38

                                                    NUMBER OF
                                                    RELEVANT
                                                     ENERGY
                          NATURE OF                   GROUP
NAME                     TRANSACTION     DATE      SECURITIES      PRICE
-----------------------  -----------  -----------  -----------  -----------
Goldman, Sachs & Co.         Buy         18.04.97       12,500       $32.50
Goldman, Sachs & Co.        Sell         18.04.97       12,500       L19.95
Goldman, Sachs & Co.         Buy         21.04.97       12,500       $32.50
Goldman, Sachs & Co.         Buy         21.04.97       12,500       $32.25
Goldman, Sachs & Co.         Buy         21.04.97       10,000       L20.00
Goldman, Sachs & Co.        Sell         21.04.97       12,500       L19.92
Goldman, Sachs & Co.        Sell         21.04.97       12,500       $32.63
Goldman, Sachs & Co.         Buy         22.04.97        1,500       $32.00
Goldman, Sachs & Co.         Buy         22.04.97       16,250       $32.25
Goldman, Sachs & Co.        Sell         22.04.97       12,500       L19.71
Goldman, Sachs & Co.        Sell         23.04.97        5,250       $31.88
Goldman, Sachs & Co.         Buy         28.04.97       20,000       L19.40
Goldman, Sachs & Co.        Sell         28.04.97       20,000       $31.50
Goldman, Sachs & Co.         Buy         02.05.97       72,700       $31.63
Goldman, Sachs & Co.        Sell         02.05.97        5,000       L19.62
Goldman, Sachs & Co.        Sell         02.05.97       12,700       $31.63
Goldman, Sachs & Co.        Sell         02.05.97       10,000       L19.59
Goldman, Sachs & Co.        Sell         02.05.97       20,000       L19.61
Goldman, Sachs & Co.        Sell         02.05.97       25,000       L19.62
Goldman, Sachs & Co.         Buy         08.05.97       25,000       $32.88
Goldman, Sachs & Co.        Sell         08.05.97       25,000       L20.32
Goldman, Sachs & Co.         Buy         09.05.97       34,600       $33.88
Goldman, Sachs & Co.         Buy         09.05.97       25,000       $34.00
Goldman, Sachs & Co.        Sell         09.05.97        4,000       L20.89
Goldman, Sachs & Co.        Sell         09.05.97       25,000       L20.91
Goldman, Sachs & Co.        Sell         09.05.97       30,000       L20.95
Goldman, Sachs & Co.         Buy         14.05.97        5,500       L21.33
Goldman, Sachs & Co.         Buy         14.05.97        6,000       $34.63
Goldman, Sachs & Co.         Buy         14.05.97       19,000       $34.88
Goldman, Sachs & Co.         Buy         14.05.97       44,300       $35.00
Goldman, Sachs & Co.        Sell         14.05.97        5,500       $34.63
Goldman, Sachs & Co.        Sell         14.05.97       14,500       L21.33
Goldman, Sachs & Co.        Sell         14.05.97       25,000       L21.25
Goldman, Sachs & Co.        Sell         14.05.97       30,000       L21.37
Goldman, Sachs & Co.         Buy         19.05.97        4,400       $34.88
Goldman, Sachs & Co.         Buy         19.05.97       40,600       $35.00
Goldman, Sachs & Co.        Sell         19.05.97       20,000       L21.37
Goldman, Sachs & Co.        Sell         19.05.97       25,000       L21.38
Goldman, Sachs & Co.         Buy         22.05.97       28,700       $36.50
Goldman, Sachs & Co.        Sell         22.05.97        3,700       L22.35
Goldman, Sachs & Co.        Sell         22.05.97        4,100       L22.37
Goldman, Sachs & Co.        Sell         22.05.97       10,000       L22.36
Goldman, Sachs & Co.        Sell         22.05.97       10,900       L22.45
Goldman, Sachs & Co.         Buy         30.05.97       25,000       $35.75
Goldman, Sachs & Co.        Sell         30.05.97       25,000       L21.82

(II)  THE ENERGY GROUP

    (aa) At the close of business on 2 February 1998 (the latest practicable date prior to the publication of this document), the interests of the directors of The Energy Group and their immediate families, all of which are beneficial (unless stated otherwise), in Energy Group Securities, which have been notified to The Energy Group under sections 324 and 328 of the Companies Act or which were required to be entered in the register of directors' interests maintained under the provisions of section 325 of the Companies Act, are set out below:

                                                        CONDITIONAL AWARD
                                                          OF ENERGY GROUP
                                                         SHARES UNDER THE
                                                             ENERGY GROUP
                                                                LONG-TERM
                                         ENERGY GROUP      INCENTIVE PLAN
DIRECTOR                                       SHARES         ("LTIP")(1)        CONDITIONAL
                                                                             AWARD OF ENERGY
                                                                                GROUP SHARES
                                                                                   UNDER THE
                                                                                ENERGY GROUP
                                                                                     SPECIAL
                                                                            ADDITIONAL BONUS
                                                                                   SCHEME(2)
Derek C. Bonham                                90,870              64,285             21,428
John F. Devaney                                 5,000              50,000             16,666
Irl F. Engelhardt                              10,844              48,292             16,097
Eric E. Anstee                                  5,000              35,714             11,904
David P. Nash                                   2,000                  --                 --

(1) Under the terms of the LTIP, certain executives are granted performance-related awards of Energy Group Shares up to a maximum market value of 75 per cent. of base salary each year. The first awards, granted in February 1997, require the achievement of a total shareholder return over the relevant performance period which is greater than the return achieved by at least half of the constituents of the FTSE 100 Index for the awards to vest. 30 per cent. of the awards will vest if The Energy Group achieves a total shareholder return greater than that achieved by 50 per cent. of the comparator group, with all the awards vesting if the total shareholder return is greater than that achieved by 80 per cent. of the comparator group over the performance period. Awards will vest proportionately if total shareholder return falls between these two points. In the event of a change of control of The Energy Group, the performance period for outstanding awards will be foreshortened to the date of the change of control.

(2) In recognition of the fact that the first awards under the LTIP were not due to vest, in the absence of special circumstances, until the expiration of a three year performance period, a special additional bonus scheme for certain executives was established. Under this arrangement, if earnings of the TEG Group increased by RPI plus 6 per cent. or more in each of the years ending 31 March 1998 and 1999, participants would be entitled to receive an award of Energy Group Shares, valued at the beginning of the respective year, equal to 25 per cent. of base salary for that year. These awards are payable in cash, rather than Energy Group Shares, following a change of control of The Energy Group.

   (bb)In addition to the beneficial interests in Energy Group Securities set out above, the executive directors of The Energy Group are for the purposes of the Companies Act regarded as interested in the 4,069,816 Energy Group Shares held by The Energy Group Employee Benefit Trust (the "Trust"). These are technical interests in shares, and it is not expected that any of the executive directors will be entitled to receive from the Trust a greater number of shares than that to which he is entitled on exercise of options or the vesting of outstanding awards under the Energy Group Share Schemes;

        OPTIONS ISSUED PURSUANT TO THE ENERGY GROUP SHARESAVE SCHEME(1)

DIRECTOR                           DATE OF GRANT    NUMBER OF     EXERCISE   EXERCISE PERIOD
                                                       ENERGY    PRICE (P)
                                                        GROUP
                                                       SHARES
Derek C. Bonham                         25.03.97        2,363          438  4/2002 to 9/2002
John F. Devaney                         25.03.97        3,938          438  4/2002 to 9/2002
Eric E. Anstee                          25.03.97        3,150          438  4/2002 to 9/2002
Eric E. Anstee                          25.03.97          419          465  4/2000 to 9/2000

(1) Under the Energy Group Sharesave Scheme, options over Energy Group Shares may be granted at a price equivalent to not less than 80 per cent. of the market value of Energy Group Shares at the time when participation in the scheme is offered, and are normally exercisable three or five years after the date of grant.

    (cc) At the close of business on 2 February 1998 (being the latest practicable date prior to the publication of this document): Morgan Stanley Capital (Luxembourg) SA held 77,952 Energy Group Shares; Dean Witter Inter-Capital held 1,225,000 Energy Group Shares; Morgan Stanley Asset Management Inc. held 4 Energy Group Shares and 57,514 Energy Group ADSs; Van Kampen American Capital Inc. held 80,000 Energy Group ADSs; and person(s) whose investments are managed on a discretionary basis by Cazenove Suisse S.A. held 390 Energy Group Shares;

    (dd) The following dealings for value in Energy Group Securities by the directors of The Energy Group and members of their immediate families have taken place during the disclosure period:

DIRECTOR                    NATURE OF       DATE       NUMBER OF         TYPE OF  PRICE PER
                          TRANSACTION               ENERGY GROUP    ENERGY GROUP   SECURITY
                                                      SECURITIES      SECURITIES
John F. Devaney              Purchase   26.02.97           5,000        Ordinary       541p
Irl F. Engelhardt            Purchase   11.03.97           1,875            ADSs     $34.00
Eric E. Anstee               Purchase   26.02.97           5,000        Ordinary       539p
David P. Nash                Purchase   09.04.97           2,000        Ordinary       501p

    (ee) Save as disclosed above:

       (1) neither PacifiCorp Acquisitions, nor any director of PacifiCorp Acquisitions or any member of his immediate family or his related trusts, nor any person acting in concert with PacifiCorp Acquisitions, nor any person who prior to the publication of this document committed himself to accept the Offer, owns or controls or (in the case of a director of PacifiCorp Acquisitions) is interested in any relevant securities, nor has any such person dealt for value in such securities during the disclosure period;

       (2) neither The Energy Group, nor any director of The Energy Group or any member of his immediate family or his related trusts, owns or controls or (in the case of a director of The Energy Group) is interested in any relevant securities, nor has any such person dealt for value in such securities during the disclosure period;

       (3) neither any subsidiary of The Energy Group, nor any pension fund of any member of the TEG Group, nor any bank, financial or other professional adviser to The Energy Group (including stockbrokers but excluding exempt market-makers), including any person controlling, controlled by or under the same control as any such bank, financial or other professional adviser nor any person whose investments are managed on a discretionary basis by a fund manager (other than an exempt fund manager) connected with The Energy Group owns or controls any relevant securities, nor has any such person dealt for value therein during the Offer period;

       (4) neither PacifiCorp Acquisitions nor any person acting in concert with PacifiCorp Acquisitions has any arrangement with any person in relation to relevant securities; and

       (5) neither The Energy Group nor any associate of The Energy Group has any arrangement with any person in relation to relevant securities.

5  IRREVOCABLE UNDERTAKINGS

    Certain of the directors of The Energy Group have given irrevocable undertakings to accept or procure acceptance of the Offer in respect of their personal holdings of Energy Group Securities. Details of Energy Group Securities subject to those undertakings are as follows:

DIRECTOR                                   ENERGY GROUP SHARES     ENERGY GROUP ADSS
Derek C. Bonham                                         84,000                    --
John F. Devaney                                          5,000                    --
Irl F. Engelhardt                                           --                 1,550
Eric E. Anstee                                           5,000                    --
David P. Nash                                            2,000                    --

    Pursuant to the undertakings, the directors have covenanted, subject to their fiduciary duties as directors, (i) in the announcement of the Offer and in this document, to recommend all shareholders of The Energy Group to accept the Offer, (ii) to co-operate with The Energy Group in the production of this document and, among other things, the information required by Rules 24 and 25 of the City Code and to take responsibility for the information in this document relating to The Energy Group, its directors, their close families and any related companies and trusts in the terms required or permitted by Rule 19.2 of the City Code, and (iii) not to solicit any general offer for Energy Group Shares or any other class of its shares from any third party or any proposal for a merger of The Energy Group with any other entity.

6  SERVICE AGREEMENTS OF THE DIRECTORS OF THE ENERGY GROUP AND RELATED MATTERS

    All executive directors of The Energy Group (other than Mr Engelhardt) entered into service agreements with The Energy Group at the time of its demerger from Hanson. Mr Engelhardt's service agreement is with Peabody Holding. Mr Engelhardt's contract was entered into in 1987, and was amended on 27 January 1997 with effect from 24 February 1997 in the context of the Demerger. Details of the service agreements of the directors of The Energy Group are as follows:

DIRECTOR                                                  DATE   BASIC ANNUAL SALARY
Derek C. Bonham                                27 January 1997              L450,000
John F. Devaney                                27 January 1997              L350,000
Irl F. Engelhardt                            16 September 1987              $550,000
Eric E. Anstee                                 27 January 1997              L250,000

    Each of the executive directors' service agreements (other than that of Mr Engelhardt, who is resident and works in the US) is terminable either by The Energy Group giving 52 weeks' notice or the executive director giving 26 weeks' notice, unless there is a change of control in The Energy Group within two years after 24 February 1997, in which case the period of notice required to be given by The Energy Group increases to 104 weeks until 12 months after the date of the relevant change of control when that notice period reverts to 52 weeks. Mr Bonham's service agreement expires on his 60th birthday, those of Messrs Devaney and Anstee on their respective 63rd birthdays and that of Mr Engelhardt on his 65th birthday.

    On a change of control of The Energy Group and if (a) either The Energy Group summarily terminates the employment of any of the executive directors (other than Mr. Engelhardt) (other than for cause), directly or indirectly in connection with that change of control, within 12 months or (b) any such executive director terminates his employment within 12 months of a change of control by giving The Energy Group 28 days' notice, then that director is entitled to:

    (a) payment of a sum equivalent to gross salary for a period equal to the notice period required to be given by The Energy Group;

    (b) cash compensation in respect of contractual benefits (or, at The Energy Group's option, a continuation of those contractual benefits) for such period;

    (c) (save in the case of Mr Bonham) cash compensation (or at The Energy Group's option, augmentation) in respect of loss of pension entitlement (including unfunded retirement benefits) for a two year period; and

    (d) compensation for loss of expectation of annual bonuses calculated over the applicable notice period by reference to salary at that time.

    Peabody Holding may terminate Mr Engelhardt's service agreement without cause, by giving 90 days' notice. In such event, Mr Engelhardt would be entitled to:

    (a) a payment of a sum equivalent to gross salary for a 30 month period (either in a lump sum or on a semi-monthly basis at Mr Engelhardt's option);

    (b) the provision of contractual benefits and executive perquisites for a 30 month period;

    (c) pension entitlement for a 30 month period;

    (d) the matching amount under the Peabody savings plans for a 30 month period; and

    (e) annual cash payments by way of compensation for loss of expectation of annual bonus, equivalent to three payments of 75 per cent. of base salary in the immediately preceding year on each 1 March in the three years following the termination date.

    In the event of termination of Mr Engelhardt's service agreement, Peabody Holding will also provide an office and executive secretarial support during the 30 month period. In lieu of providing 90 days' notice, Peabody Holding may provide compensation, pension and all other benefits for such 90 day period.

    Each of the executive directors is entitled to participate in the LTIP and the Energy Group Sharesave Scheme, except that Mr Engelhardt is entitled to participate in a Peabody Savings Plan and an unfunded supplemental savings plan and is not entitled to participate in the Energy Group Sharesave Scheme. Details of the directors' interests in Energy Group Securities under each of these arrangements are set out in paragraph 4.1 above. In addition, each of the executive directors is entitled to certain other benefits in kind, including the provision of a fully expensed motor car and medical insurance.

    In recognition of the fact that the first awards under the LTIP were not scheduled to vest (in the absence of a change of control) until after the expiration of the applicable three-year performance period, each of the executive directors is eligible to participate in a special additional bonus scheme. Under this arrangement, if the earnings of the TEG Group increase by a factor equal to or exceeding RPI plus 6 per cent. in the years ending 31 March 1998 and 31 March 1999 respectively, compared to the preceding year, participants will be entitled to receive an amount of Energy Group Shares valued as at the beginning of that year equal to 25 per cent. of their base salary in respect of each such year. Details of the executive directors' interests in Energy Group Shares under this arrangement are set out in paragraph 4(b)(ii) above.

    In the event of a change of control of The Energy Group and a continuation of their service agreements until The Energy Group's accounting reference date in 1999, each of the executive directors is entitled to payment under the special additional bonus scheme referred to above in respect of each year in cash. In the event of a change of control of The Energy Group and the termination of their service agreements prior to The Energy Group's accounting reference date in 1999, each of the executive directors is entitled to payment under the special additional bonus scheme referred to above in respect of each year in cash, calculated by reference to their base salary on termination.

    Each of the executive directors is entitled to participate in an annual bonus scheme based upon the achievement of annual profit targets prescribed by the remuneration committee of The Energy Group. These targets relate to:

    (a) in the case of Messrs Bonham and Anstee, the profits of the TEG Group taken as a whole;

    (b) in the case of Mr Devaney, 50 per cent. of the profits of the TEG Group taken as a whole and 50 per cent. of the profits of Eastern;

    (c) in the case of Mr Engelhardt, 50 per cent. of the profits of the TEG Group taken as a whole and 50 per cent. of the profits of Peabody.

    Payments under the annual bonus scheme are capped at 50 per cent. of the base salary for each of Messrs Bonham, Anstee and Devaney and 75 per cent. of base salary in the case of Mr. Engelhardt. However, each of Messrs Bonham, Anstee and Devaney may elect to take their bonus in whole or in part on a deferred basis in Energy Group Shares in lieu of cash, and if they do so and remain in employment with the TEG Group for a further three years, they would receive, three years after the cash bonus would otherwise be payable, Energy Group Shares equal to a maximum of 66.7 per cent. of base salary (the number of such shares being calculated at the date when the cash bonus would otherwise have been paid). Share elections were made by each of Messrs Bonham, Anstee and Devaney in relation to their bonuses for the year ending 31 March 1998. Such elections will, however, cease to have effect upon a change of control of The Energy Group and payments will be made (without enhancement) in cash.

    Save as set out in this paragraph 6, there are no service agreements between any of the directors of The Energy Group and any member of the TEG Group which have unexpired terms exceeding one year and save as aforesaid, no such service agreements have been entered into or amended since 27 January 1997 (the date on which the current arrangements were put in place).

7  OTHER INFORMATION

(a) PacifiCorp Acquisitions has given assurances to the board of The Energy Group that the existing employment rights, including pension rights, of all directors, management and employees of the TEG Group, will be fully safeguarded. PacifiCorp looks forward to working with employees of the TEG Group.

   PacifiCorp has stated that, subject to the Offer becoming or being declared unconditional in all respects, it intends to invite Mr Derek Bonham and Mr John Devaney to join the board of directors of PacifiCorp. Mr Frederick Buckman will remain as a director and President and Chief Executive Officer of the Combined Group.

   In addition, PacifiCorp intends, subject to approval of the PacifiCorp board of directors, to invite Mr Bonham, Mr Devaney, Mr Eric Anstee and Mr Irl Engelhardt to joint PacifiCorp senior executives, Mr Buckman, Mr Verl Topham, Mr Dennis Steinberg and Mr Richard O'Brien to form part of a management committee to co-ordinate the activities of the Combined Group and, except in the case of Mr Bonham, to take up certain executive positions within the Combined Group.

   Although these intentions have been discussed in general terms, no specific terms or conditions have yet been agreed. None of Messrs Bonham, Devaney, Anstee or Engelhardt will enter into any further discussions with PacifiCorp (or any person acting in concert with it) concerning their personal positions unless and until, at the earliest, the Offer becomes or is declared unconditional in all respects.

   Save as disclosed in this document there is no agreement, arrangement or understanding (including any compensation arrangement) between PacifiCorp Acquisitions or any person acting in concert with it for the purposes of the Offer and any of the directors, recent directors, shareholders or recent shareholders of The Energy Group having any connection with or dependence upon, or which is conditional on, the outcome of the Offer.

(b) No proposal exists in connection with the Offer for any payment or other benefit to be made or given by PacifiCorp Acquisitions or any person acting in concert with it for the purpose of the Offer to any director of The Energy Group as compensation for loss of office or as consideration for or in connection with his retirement from office.

(c) There is no agreement, arrangement or understanding whereby the beneficial ownership of any of the Energy Group Securities to be acquired pursuant to the Offer will be transferred to any other person.

(d) Goldman Sachs International, Lazard and Morgan Stanley have given and not withdrawn their respective written consents to the issue of this document with the references to their names, including, in the case of Goldman Sachs International, the reference to its valuation of the Loan Notes, in the form and context in which they appear. Goldman Sachs International, Lazard and Morgan Stanley are regulated in the United Kingdom by The Securities and Futures Authority Limited.

(e) Save as disclosed in this document, there has been no material change in the financial or trading position of PacifiCorp since 31 December 1996 or the financial or trading position of The Energy Group since 31 March 1997.

(f) Goldman Sachs International is satisfied that the financial resources necessary to implement the Offer in full are available to PacifiCorp Acquisitions.

8  MATERIAL CONTRACTS

(a) In addition to the financing arrangements referred to in paragraph 10 below, the following contracts, not being contracts entered into in the ordinary course of business, have been entered into by PacifiCorp and its subsidiaries, including PacifiCorp Acquisitions, since 26 January 1996 (being two years prior to the commencement of the Offer period) and are or may be material:

    (i) an agreement, dated 11 June 1997, by and between PacifiCorp Group Holdings Company, Pacific Telecom, Inc. (a wholly-owned subsidiary of PacifiCorp Group Holdings Company), Century Telephone Enterprises, Inc., and Century Cellunet, Inc. (a wholly-owned subsidiary of Century Telephone Enterprises, Inc.), pursuant to which Century Cellunet, Inc. purchased from Pacific Telecom, Inc. the stock of Pacific Telecom Cellular, Inc. and of Pacific Telecom Cellular of Alaska, Inc. (collectively, the "Cellular Stock"), and Century Telephone Enterprises, Inc. purchased the stock of Pacific Telecom, Inc. PacifiCorp Group Holdings Company received $1.523 billion in cash (including the $240 million paid by Century Cellunet, Inc. for the Cellular Stock, which amount was distributed to PacifiCorp Group Holdings Company in the form of a dividend immediately prior to the closing of the sale of stock of Pacific Telecom, Inc.);

    (ii) an agreement and plan of merger dated as of 11 March 1997 by and among TPC Corporation, PacifiCorp Group Holdings Company and Power Acquisition Company, entered into in connection with the cash tender offer by Power Acquisition Company for all the outstanding shares of capital stock of TPC Corporation at a purchase price of $13.41 per share; and

    (iii) an agreement, dated 10 October 1997, by and between NRG Energy, Inc. and PacifiCorp Group Holdings Company, pursuant to which PacifiCorp Group Holdings Company sold its independent power subsidiary, Pacific Generation Company, to NRG Energy, Inc. for cash consideration of approximately $133 million.

(b) The following contracts, not being contracts entered into in the ordinary course of business, have been entered into by The Energy Group or its subsidiaries since 26 January 1996 (being two years prior to the commencement of the Offer period) and are or may be material:

    (i) an agreement dated 27 January 1997 between (1) Hanson and (2) The Energy Group (the "Demerger Agreement") pursuant to which the parties agreed the terms on which The Energy Group would be demerged from Hanson. The Demerger Agreement provided for the repayment of certain inter-company debt prior to the Demerger and contains certain provisions under which each of the parties agreed after the Demerger to transfer or assign its interest (if any) in any assets belonging to the other party for no consideration. Each of Hanson and The Energy Group also agreed that it would use all reasonable endeavours after the Demerger to obtain a full and effective release of each member of the other's group from any guarantees, indemnities, counter-indemnities and letters of comfort (if any) which the other's group may have given in respect of its group. Hanson and The Energy Group have also agreed under the terms of the Demerger Agreement to enter into various ancillary arrangements including arrangements relating to indemnification against certain tax liabilities;

    (ii) an indemnification agreement under the terms of which the TEG Group agreed to indemnify Hanson against all "TEG Liabilities" as therein defined, being, broadly, all liabilities (other than tax, which was dealt with in other documents and liabilities arising from transactions in the ordinary course of business) past, present or future of any of the businesses or assets acquired by the TEG Group pursuant to the Demerger including (except as expressly otherwise provided) any former businesses or assets of any companies within the TEG Group. Hanson likewise agrees to indemnify the TEG Group against all "Hanson Liabilities" as therein defined being, broadly, all liabilities (other than tax, which was dealt with in other documents and liabilities arising from transaction in the ordinary course of business) past, present or future of

       Hanson and any subsidiary past, present or future of Hanson other than the "TEG Parties" (as therein defined);

    (iii) a stock purchase agreement dated as of 24 February 1997 between (1) Peabody US Holdings Inc. ("PUSH"), (2) GFAC International Holdings Inc. ("GFAC"), (3) Hanson and (4) The Energy Group pursuant to which PUSH sold and GFAC purchased the entire issued share capital of Peabody Holding for a cash consideration of $1,637.5 million;

    (iv) an agreement dated 5 August 1996 between (1) The Energy Group, (2) Citibank International plc (as Agent), (3) Barclays Bank PLC and Midland Bank plc (as Arrangers) and (4) the Banks named therein relating to L1,000 million revolving credit facilities for the purposes of repaying certain outstanding indebtedness to Hanson and certain of its subsidiaries and for the general corporate purposes of The Energy Group and its subsidiaries;

    (v) (a) a deed of assignment of rents dated 28 October 1996 between Eastern Merchant Properties Limited ("EMPL"), Eastern Group Finance Limited and Barclays Bank PLC for itself and as agent for others by which for a period of five years the rights of EMPL to receive the rental income for those years in relation to the leased power station facilities at Drakelow C, High Marnham, Ironbridge, Rugeley B and West Burton were assigned for a capital payment equal to the discounted aggregate value of the rental stream (approximately L1,097 million) and, in certain tax-related or default-related events, assignee banks have the right to sell (and at any time EMPL has the right to require the banks to sell) their participations in the rental receivables then outstanding to a buyer recommended by the Guarantors (as defined therein); and (b) a deed of guarantee and indemnity dated 28 October 1996 by which Eastern Group plc and Eastern Generation Limited provided a guarantee and indemnities and certain undertakings and other provisions containing protections in favour of the assignee banks and their sub-participants in respect of certain claims, liabilities and losses;

    (vi) a standby facility agreement dated 28 October 1996 between Eastern Group plc and Eastern Generation Limited as guarantors, EMPL and Eastern Merchant Generation Limited ("EMGL") as obligors, The Industrial Bank of Japan, Limited ("IBJ") as arranger and as agent for the financial institutions listed therein as lenders, and such lenders, whereby the lenders have agreed to make available committed funds for general corporate purposes subject to a maximum availability of L1,050 million, less amounts advanced by the lenders under certain participation agreements in respect of the participation by the lenders in the rights and obligations of the assigned banks under the documentation described in (v) above; and

    (vii) agreements relating to the securing of EMPL's obligations for the payment by it under an irrevocable payment direction deed of part of certain deferred lease premiums payable under EMPL's lease of three of the properties referred to in (v) above and the variation of the terms of a facility agreement dated 1 July 1996, as amended and restated on 8 August 1996, between EMGL, EMPL, Eastern Electricity plc, IBJ (as arranger and as agent for the banks and participants listed therein), and such banks and participants, by the cash-collateralisation of such deferred lease premiums and accrued interest, in the aggregate amount of L408 million, and the variation of the guarantee thereof, such agreements comprising: (i) three charges on cash dated 28 October 1996 from EMPL in favour of IBJ, The Bank of Nova Scotia and Societe Generale; and (ii) a deferred premium settlement deed dated 28 October 1996 between EMPL, EMGL, Eastern Electricity plc, IBJ for itself and as agent and arranger, and the banks and the participants named therein, containing the terms on which the irrevocable payment direction deed and the facility agreement referred to above were agreed to be varied.

9  BACKGROUND TO THE OFFER

    In January 1996, Hanson announced its intention to demerge its respective chemical, tobacco and energy interests. Beginning in the last quarter of 1996, as part of its ongoing strategic review, PGHC began to focus increasingly on the possibility of a combination with or acquisition of the energy businesses of Hanson as one of the more promising of the various possible transactions it was considering. In January 1997, the PacifiCorp Group engaged Goldman, Sachs & Co. as its financial adviser with respect to evaluating any potential transaction involving the energy businesses of Hanson. Shortly thereafter, PGHC, together with the legal and financial advisers and consultants to the PacifiCorp Group began its due diligence review of publicly available information with respect to The Energy Group, including a review of the Energy Group Listing Particulars. Previously, at a meeting in December 1996 between Frederick W. Buckman, President and Chief Executive Officer of PacifiCorp, and Irl F. Engelhardt, Chief Executive Officer of Peabody, who have known each other and have met from time to time since 1994, Mr Buckman expressed a general desire to pursue opportunities with Hanson. Mr Engelhardt informed Mr Buckman that Hanson was committed to the proposed demerger of The Energy Group and had no intention of entering into discussions with any party in relation to the possible disposal of the energy businesses of Hanson.

    On 24 February 1997, Hanson demerged The Energy Group, a newly-formed public limited company incorporated under the laws of England and Wales to hold the international energy businesses of Hanson.

    On 3 April 1997, Mr Buckman contacted Derek Bonham, Chairman of The Energy Group, suggesting that they meet to discuss items of mutual interest to their respective companies, and they agreed to meet in New York on 17 April 1997. On 9 April 1997, while touring the United States in order to introduce John F. Devaney, Chief Executive of Eastern, to a number of utility chief executive officers, Mr Devaney and Mr Engelhardt met with Mr Buckman and other senior executives of PacifiCorp, but did not have any substantive discussions relating to any proposed transaction, although the scheduled meeting with Mr Bonham was noted.

    On 17 April 1997, a meeting was held, attended by Mr Buckman and Richard T. O'Brien, Senior Vice President and Chief Financial Officer of PacifiCorp, and Mr Bonham and Eric E. Anstee, Finance Director of The Energy Group. Mr Buckman proposed that the companies examine ways that they might combine, including a merger or an acquisition of one party by the other, and the parties agreed to speak further at a later date.

    On 29 April 1997, Mr Buckman and Mr Bonham met again and discussed the possibility of a recommended offer by PGHC for The Energy Group, but failed to agree on valuation.

    On 8 and 9 May 1997, senior executives of PGHC, together with representatives of the PacifiCorp Group's financial adviser, Goldman, Sachs & Co., and The Energy Group, together with representatives of Morgan Stanley, met to discuss a possible offer for The Energy Group, again failing to reach an agreement, but narrowing the difference on price between them. The parties concluded that further discussions would be worthwhile, and PacifiCorp and The Energy Group executed a confidentiality and mutual standstill agreement on 9 May 1997. That agreement provided that PacifiCorp and The Energy Group would deal with each other exclusively for a period of 28 days, subject to the fiduciary duties of each company's directors.

    Over the course of the subsequent weeks, PGHC proceeded to complete its due diligence review and to resolve with The Energy Group substantially all the outstanding issues in relation to a possible offer, other than price.

    On 6 June 1997, Mr Buckman proposed a price per share of 690 pence (without provision for a dividend). Mr Bonham agreed to put the matter to his board. On 9 June 1997, the board of directors of The Energy Group met to consider the discussions that had taken place with PacifiCorp.

    On 10 June 1997, the boards of directors of PacifiCorp and PGHC met to consider making an offer for all the outstanding Energy Group Securities upon terms presented to the boards of directors by senior executives of PGHC and its legal and financial advisers. Senior executives of PGHC reviewed the terms of the proposed offer with the respective boards of directors and reported on the due diligence examination of the TEG Group conducted by the counsel, consultants and advisers of PGHC. Subject to agreement as to price and the finalisation of banking facilities, the board of directors of PacifiCorp approved a resolution supporting the making of the Previous Offer and the board of directors of PGHC approved the making of the Previous Offer.

    On 10 June 1997, following discussion with the Panel, The Energy Group issued a press release announcing that it was in talks with PacifiCorp which might lead to a recommended cash offer for The Energy Group and that, if such an offer were to be made, it would be expected to be at a premium of about 20 per cent. to that day's Closing Price of 580 pence per Energy Group Share.

    On 11 June 1997, subject to agreement as to the offer price and the finalisation of banking facilities, the board of directors of PacifiCorp Acquisitions approved the Previous Offer.

    On the same day, Mr O'Brien sent a letter to The Energy Group containing an offer at a price of 690 pence per Energy Group Share, plus a dividend of 5.5 pence (net) per Energy Group Share, subject to (i) the board of directors of The Energy Group unanimously recommending such offer, (ii) PacifiCorp Acquisitions finalising its banking facilities and (iii) those directors of The Energy Group who had personal holdings of Energy Group Securities irrevocably undertaking to accept such offer. Later that day, PGHC was informed that the board of directors of The Energy Group, having been so advised by Lazard and Morgan Stanley, its financial advisers, had unanimously concluded that the terms of the Previous Offer were fair and reasonable and had decided to recommend that all holders of Energy Group Shares and Energy Group ADSs accept the Previous Offer. In providing advice to the board of The Energy Group, Lazard and Morgan Stanley took account of the board's commercial assessment of the Previous Offer. In addition, those directors of The Energy Group who had personal holdings of Energy Group Securities agreed to enter into irrevocable undertakings to accept the Previous Offer in respect of those holdings of 116,385 Energy Group Shares and 1,550 Energy Group ADSs.

    Following finalisation of the financing arrangements and execution of the irrevocable undertakings referred to above, the parties issued a press release publicly announcing the Previous Offer on 13 June 1997.

    Following the June announcement of the Previous Offer and up to the announcement of the Offer, the respective executives and legal and financial advisers of The Energy Group and PacifiCorp worked together in connection with the preparation of the offer documentation and the making of the requisite regulatory submissions and applications, including submissions and applications to the DGES, the Office of Fair Trading, FERC, the Foreign Investment Review Board of Australia, the United States Federal Trade Commission and the United States Department of Justice. In addition, the respective executives and legal and financial advisers of The Energy Group and PacifiCorp worked jointly to respond to the inquiries of the regulators reviewing the proposed offer, including OFFER, the Office of Fair Trading and the United States Federal Trade Commission. In addition, the executive and legal advisers of The Energy Group provided responses to additional due diligence requests of PacifiCorp and its lenders submitted in connection with the arrangement of the financing described in paragraph 10 below.

    On 1 August 1997, the Previous Offer lapsed, in accordance with its terms, when it was referred to the Monopolies and Mergers Commission by the President of the Board of Trade in the United Kingdom.

    On 19 December 1997, the President of the Board of Trade granted unconditional approval allowing PacifiCorp to make a new bid for The Energy Group.

    On 13 and 14 January 1998, the senior executives of PacifiCorp and The Energy Group met in London to discuss the possibility of PacifiCorp making a new bid for The Energy Group. In that context, the corporate strategy of the Enlarged Group and the roles and duties of the respective senior executives in the management of the Enlarged Group were also discussed.

    On 28 January 1998, Mr. Buckman and Mr. Bonham, initially meeting alone, and then later joined by Mr. O'Brien and Mr. Anstee, met in New York City to discuss valuation of the Offer. Proposed valuations of the Offer discussed at the meeting ranged from a price of 740 pence to 775 pence per Energy Group Share, but no agreement on valuation was reached. On 29 January 1998, Mr. Buckman and Mr. Bonham met again to discuss valuation and Mr. Buckman proposed a price of 765 pence per Energy Group Share, subject to (i) the board of directors of PacifiCorp approving the proposed terms of the Offer, (ii) the board of directors of The Energy Group unanimously recommending the Offer, (iii) finalisation of the financing arrangements described in paragraph 10 below and
(iv) those directors of The Energy Group who had personal holdings of Energy Group Securities irrevocably undertaking to accept the Offer. Mr Bonham agreed to put the matter to the board of directors of The Energy Group.

    On 29 January 1998, the board of directors of PacifiCorp Acquisitions approved the Offer subject to agreement as to the offer price, approval by the board of PGHC of the making of the Offer and the finalisation of banking facilities.

    On 30 January 1998, the boards of directors of PacifiCorp and PGHC met to consider making an offer for all the outstanding Energy Group Securities upon terms presented to the boards of directors by senior executives of PGHC and its legal and financial advisers. Senior executives of PGHC reviewed the terms of the proposed offer with the respective boards of directors and reported on the due diligence examination of the TEG Group conducted by the counsel, consultants and advisers of PGHC. Subject to agreement as to price and the finalisation of banking facilities, the board of directors of PacifiCorp approved a resolution supporting the making of the Offer and the board of directors of PGHC approved the making of the Offer.

    Late on 2 February 1998, PGHC was informed that the board of directors of The Energy Group, having been so advised by Lazard and Morgan Stanley, its financial advisers, considered the terms of the Offer to be fair and reasonable and had decided to recommend that all holders of Energy Group Shares and Energy Group ADSs accept the Offer. In providing advice to the board of The Energy Group, Lazard and Morgan Stanley took account of the board's commercial assessment. In addition, those directors of The Energy Group who had personal holdings of Energy Group Securities agreed to enter into irrevocable undertakings to accept the Offer in respect of their personal holdings totalling 96,000 Energy Group Shares and 1,550 Energy Group ADSs.

    Following finalisation of the financing arrangements and execution of the irrevocable undertakings referred to above, the parties issued a press release publicly announcing the Offer on 3 February 1998.

10  FINANCING ARRANGEMENTS

(A)  GENERAL

    PacifiCorp Acquisitions estimates that the total amount of funds necessary to purchase pursuant to the Offer all Energy Group Securities that are outstanding, and to pay estimated fees and expenses of the Offer including the costs of any proposals made to participants in the Energy Group Share Schemes, will be approximately L4,142 million. The funds needed for these purposes will principally come from existing cash balances of PGHC and from the proceeds of borrowings under three bank credit facilities described below, namely, the PacifiCorp Acquisitions Facility, the Powercoal Facility and the EnergyCo

Facility (collectively, the "Facilities"). Payments of interest and principal on the Facilities will be funded partly out of income received by the PacifiCorp Group from its investment in the TEG Group and partly from sources within the PacifiCorp Group. To the extent that the loans under the Facilities are made to PacifiCorp EnergyCo ("EnergyCo") and/or to PacifiCorp Powercoal LLC ("Powercoal"), those companies will assist PacifiCorp Acquisitions in funding the Offer by making available to PacifiCorp Acquisitions, directly or indirectly, the requisite part of such proceeds, net of expenses. This will be done by a combination of capital contributions to PacifiCorp Acquisitions and its intermediate holding companies, and inter-company loans directly or indirectly to PacifiCorp Acquisitions from its direct and indirect holding companies, and from Powercoal.

    Each of the Facilities contains conditions, representations and warranties, undertakings and financial covenants and events of default and other provisions customarily required for similar financings. Such covenants include, among other things, (i) agreements not to alter certain terms of the Offer including, without limitation, agreement not to reduce the Acceptance Condition without lender consent, (ii) agreements to cause the entities (other than Lee Ranch Coal Company) holding Peabody's US coal operations (the "Peabody Subsidiaries"), as well as PacifiCorp Power Marketing, Inc. ("PPM") and Citizens Power LLC, to be transferred to Powercoal within 270 days of the initial borrowing under the Facilities, (iii) agreements to repay certain indebtedness of certain members of the PacifiCorp Group and the TEG Group within specified time periods, (iv) negative pledges, (v) restrictions on sales of assets and incurrence of debt,
(vi) restrictions on payments of dividends and intercompany and subordinated debt and (vii) restrictions on mergers. Such events of default include, among other things, (a) failure to make payments under other indebtedness, (b) defaults under other material indebtedness which permit acceleration of such other material indebtedness and (c) changes of control of certain members of the PacifiCorp Group. A breach of any such condition, representation, warranty, undertaking or covenant or the occurrence of an event of default may, amongst other things, result in the commitments under the relevant Facilities being terminated and/or the amounts then outstanding under the relevant Facility becoming or being declared immediately due and payable in whole or in part (except, generally, during an initial period when only the breach of limited conditions and representations or the occurrence of certain insolvency related events of default will result in such commitments being terminated or not funded).

    The Powercoal Facility and the EnergyCo Facility provide for a commitment denominated in US dollars. To ensure that PacifiCorp Acquisitions will have sufficient pounds sterling available to purchase all outstanding Energy Group Securities and to satisfy other obligations denominated in pounds sterling in case of a change in the dollar/pound exchange rate, the PacifiCorp Group has entered, and will enter, into option contracts which give the PacifiCorp Group the right to purchase pounds sterling at fixed prices.

(B) PACIFICORP ACQUISITIONS FACILITY

    A facility agreement dated 3 February 1998 (the "PacifiCorp Acquisitions Facility Agreement") has been entered into by (i) PacifiCorp Services Limited, PacifiCorp Finance (UK) Limited and PacifiCorp Acquisitions as guarantors, (ii) PacifiCorp Acquisitions as borrower, (iii) Citibank, N.A., Goldman Sachs International and J.P. Morgan Securities Ltd. as arrangers, (iv) Citibank, N.A., Goldman Sachs Credit Partners L.P. and Morgan Guaranty Trust Company of New York as original lenders, (v) Citibank International plc as facility agent and (vi) Citibank, N.A., as security agent and LC Bank, relating to a L2,275 million term loan facility (the "PacifiCorp Acquisitions Term Loan Facility") and a L450 million revolving credit facility (the "PacifiCorp Acquisitions Revolving Loan Facility") (together, the "PacifiCorp Acquisitions Facility"). The PacifiCorp Acquisitions Term Loan Facility is available for, INTER ALIA, (a) acquiring Energy Group Securities, (b) refinancing certain outstanding indebtedness of the TEG Group and (c) payment of costs incurred in connection with the Offer, provided that the maximum amount of such facility that may be used to acquire Energy Group Securities is L1,820 million. The PacifiCorp Acquisitions Revolving Loan Facility is available for, INTER ALIA, (a) refinancing certain outstanding indebtedness of the TEG Group and (b) the general corporate purposes of PacifiCorp Acquisitions and its subsidiaries.

    The PacifiCorp Acquisitions Term Loan Facility consists of a two tranche sterling term loan facility. The PacifiCorp Acquisitions Revolving Loan Facility consists of a multicurrency advance and letter of credit facility. The final maturity date of the PacifiCorp Acquisitions Facility is 3 February 2003. Interest is calculated by reference to the London Inter-Bank offered rate ("LIBOR"), plus an applicable margin ranging from 0.50 per cent. to 1.30 per cent. (depending on the level of gearing), and certain mandatory liquid asset costs.

    A debenture (the "Debenture") dated 3 February 1998 between PacifiCorp Services Limited, PacifiCorp Finance (UK) Limited, PacifiCorp Acquisitions (the "Chargors") and Citibank, N.A. as security agent provides that borrowings under the PacifiCorp Acquisitions Facility Agreement (i) are secured by way of a charge on the shares of PacifiCorp Finance (UK) Limited and PacifiCorp Acquisitions and (ii) once members of the TEG Group are able to provide financial assistance (as discussed in paragraph 10(e) below under "Proposed reorganisation of coal operations"), will be guaranteed by The Energy Group, Rollalong Limited, Rollalong Hire Limited, Eastern Group PLC and Peabody Investments Inc. (the "Additional Chargors") and secured by way of a charge on the shares of their directly-held subsidiaries. The Debenture also creates a first floating charge on all the undertakings and assets of the Chargors and Additional Chargors, with certain initial exceptions. The PacifiCorp Acquisitions Facility Agreement also provides that, under certain circumstances, The Energy Group and its subsidiaries may become direct borrowers thereunder.

(C) POWERCOAL FACILITY

    A credit agreement dated as of 3 February 1998 (the "Powercoal Agreement") has been entered into by (i) Powercoal as borrower, (ii) Citibank, N.A., Goldman Sachs Credit Partners, L.P. and Morgan Guaranty Trust Company of New York, as initial lenders, (iii) Citibank, N.A., as paying agent, swingline lender and issuing bank, and (iv) Citicorp USA, Inc., as collateral agent, relating to a $1,286 million two-tranche term loan facility (the "Powercoal Term Loan Facility") and a $800 million revolving credit facility (the "Powercoal Revolving Credit Facility") (together, the "Powercoal Facility") with a sub-limit of $300 million for loans outstanding thereunder and a sub-limit of $650 million for letters of credit issued thereunder . The Powercoal Term Loan Facility, together with the proceeds of an equity contribution received by Powercoal from PGHC, is available to fund loans (the "Powercoal/PA Loans") by Powercoal to PacifiCorp Acquisitions and to pay fees and expenses related to the Offer. The Powercoal/PA Loans will be evidenced by a loan note issued by PacifiCorp Acquisitions in favour of Powercoal. The proceeds of the Powercoal/PA Loans will be used by PacifiCorp Acquisitions to finance the Offer and to refinance certain indebtedness of TEG and its subsidiaries. The Powercoal Revolving Credit Facility is available to (i) refinance certain existing indebtedness of the TEG Group and (ii) fund the general corporate purposes of Powercoal and its subsidiaries.

    Loans incurred under the Powercoal Term Loan Facility are to be repaid in quarterly instalments over approximately six years in the case of borrowings under one tranche of the Powercoal Term Loan Facility ("Tranche A Loans") and seven years and six months, in the case of borrowings under the second tranche ("Tranche B Loans"). The final maturity date of the revolving credit facility is 3 February 2004. Interest on Tranche A Loans and loans under the Powercoal Revolving Credit Facility is calculated, at the option of Powercoal, by reference to (i) LIBOR plus an applicable margin ranging from 0.75 per cent. to
2.75 per cent., depending on the leverage ratio of Powercoal and its consolidated subsidiaries as at the end of its most recent fiscal quarter (the "Applicable Leverage Ratio") or (ii) a Base Rate (which is the greatest of an announced Prime Rate and certain customary market rates) plus an applicable margin ranging from zero to 1.75 per cent., depending on the Applicable Leverage Ratio. Interest on Tranche B Loans is calculated by reference to (i) LIBOR plus an applicable margin ranging from 2.00 per cent. to 3.25 per cent., depending on the Applicable Leverage Ratio or (ii) the Base Rate plus an applicable margin ranging from 1.00 per cent. to 2.25 per cent., depending on the Applicable Leverage Ratio.

    As a condition to the funding of the Powercoal Facility, PGHC will cause to be transferred to Powercoal all of the stock of TPC Corporation ("TPC"), PGHC's natural gas marketing subsidiary, and will make a cash equity contribution to Powercoal of not less than $373 million. The Powercoal Facility initially will be guaranteed by TPC, and secured by (i) all of the outstanding stock of each direct and indirect subsidiary of Powercoal, including TPC, and certain of their subsidiaries, if any, and (ii) the note evidencing the Powercoal/PA Loan. Additionally, following the transfer of the Peabody Subsidiaries to Powercoal as described in paragraph 10(e) below under "Proposed reorganisation of coal operations", the Powercoal Facility will be secured by the stock of Peabody Holding and certain of its subsidiaries and Peabody Holding and certain of its subsidiaries will guarantee Powercoal's obligations under the Powercoal Facility.

(D) ENERGYCO FACILITY

    A credit agreement dated as of 3 February 1998 (the "EnergyCo Agreement") has been entered into by (i) PGHC as guarantor, (ii) PacifiCorp EnergyCo ("EnergyCo") as borrower, (iii) Citibank, N.A., Goldman Sachs Credit Partners, L.P. and Morgan Guaranty Trust Company of New York, as initial lenders, (iv) Citibank, N.A., as paying agent and as issuing bank, and (v) Citicorp USA, Inc., as collateral agent, relating to a $1,500 million (or the sterling equivalent) term loan facility (the "EnergyCo Term Loan Facility") and a $400 million (or the sterling equivalent) revolving credit facility (the "EnergyCo Revolving Credit Facility") (together, the "EnergyCo Facility"). The proceeds of the EnergyCo Term Loan Facility is available to provide PacifiCorp Acquisitions, through certain of EnergyCo's subsidiaries, with funds to finance, in part, the Offer and to pay fees and expenses related to the Offer. The EnergyCo Revolving Credit Facility also is available for the ordinary working capital needs of EnergyCo, PGHC and their respective subsidiaries.

    The final maturity date of the EnergyCo Facility is 18 months after the date of the initial borrowing under the facility. Interest on loans under the EnergyCo Facility is calculated, at the option of EnergyCo, by reference to (i) LIBOR plus an applicable margin of either 2.25 per cent. or 2.75 per cent., depending on the credit ratings of the EnergyCo Facility on the date of the initial borrowing under the facility (the "Applicable Rating") or (ii) a Base Rate (which is the greatest of an announced Prime Rate and certain customary market rates) plus an applicable margin of either 1.25 per cent. or 1.75 per cent., depending on the Applicable Rating.

    As a condition to the funding of the EnergyCo Facility, PGHC will make a cash equity contribution to EnergyCo of approximately $606 million. EnergyCo's obligations under the EnergyCo Facility will be guaranteed by PGHC. If PGHC transfers the capital stock of EnergyCo to a newly formed subsidiary, such subsidiary will also guarantee EnergyCo's obligations under the EnergyCo Facility. The EnergyCo Facility will be secured by (i) the pledge of (a) all of the outstanding stock of EnergyCo and any other subsidiary of PGHC that may in the future own capital stock of EnergyCo, (b) all of PGHC's member interests in Powercoal, (c) PGHC's participation interest in a certain note (the "Spring Creek Note") in the principal amount of $225 million from Spring Creek Coal Company, and (d) certain other assets, and (ii) the pledge by two subsidiaries of PGHC of all of the membership interests in the subsidiary that holds PGHC's Australian operations.

(E) PROPOSED REORGANISATION OF COAL OPERATIONS

    Following the purchase of Energy Group Securities in the Offer, PacifiCorp Acquisitions has agreed to procure the transfer of the Peabody Subsidiaries to Powercoal. The transfer of the Peabody Subsidiaries is intended primarily to segregate the Enlarged Group's coal interests from its interests in electricity generation and distribution, and, in so doing, achieve a more efficient financing and operating structure. Such transfer is required by the terms of the PacifiCorp Acquisitions Facility, the EnergyCo Facility and the Powercoal Facility to take place within 270 days of the initial borrowing under either of those facilities. To effect the transfer, PacifiCorp Acquisitions will first acquire the Peabody Subsidiaries from another TEG Group subsidiary in exchange for an unsecured subordinated interest bearing five-year note containing commercially reasonable terms and valued at an amount not materially less than the then fair market value of the Peabody Subsidiaries. PacifiCorp Acquisitions will then transfer the Peabody Subsidiaries to Powercoal in exchange for the cancellation of the Powercoal/PA Loan.

    Following the purchase of Energy Group Securities in the Offer, Peabody Investments, Inc. may sell or transfer Citizens Power to PGHC or a subsidiary thereof. It will also form a new US subsidiary, to which it will contribute Gold Fields Mining Company (which owns Lee Ranch Coal Company) in return for equity.

    Each of the PacifiCorp Acquisitions Facility, the EnergyCo Facility and the Powercoal Facility includes a condition that PacifiCorp Acquisitions may not reduce the percentage of Energy Group Securities required to satisfy the Acceptance Condition without the consent of a majority of the lending banks in each such Facility (including the 3 original lenders), which consent may not be unreasonably withheld or delayed if it is shown to the reasonable satisfaction of such lenders that PacifiCorp Acquisitions will achieve acceptances sufficient to enable it to give notice under section 429 of the Companies Act (the "Compulsory Acquisition Procedure") in relation to the Energy Group Securities to which the Offer relates. See paragraph 11 of this Appendix V ("Compulsory acquisition") below.

    If all Conditions are satisfied, fulfilled or, where permitted, waived and PacifiCorp Acquisitions effects the Compulsory Acquisition Procedure in respect of all outstanding Energy Group Securities in accordance with the relevant procedures and time limits described in sections 428 to 430F of the Companies Act (thereby causing The Energy Group to become a wholly-owned subsidiary of PacifiCorp Acquisitions), PacifiCorp Acquisitions will be required to procure the transfer of the Peabody Subsidiaries to Powercoal, on the basis indicated above, and to procure that certain other steps are taken which may involve the provision of financial assistance by members of the TEG Group to members of the PacifiCorp Group (subject to compliance, where necessary, with the procedures set out in sections 155 to 158 of the Companies Act (the so-called "whitewash" procedures, which are referred to in more detail below)).

    If all Conditions are satisfied, fulfilled or, where permitted, waived and PacifiCorp Acquisitions acquires or contracts to acquire, pursuant to the Offer or otherwise, Energy Group Securities giving it more than 75 per cent. of voting rights at general meetings of The Energy Group, but PacifiCorp Acquisitions is not in a position to effect the Compulsory Acquisition Procedure in respect of all outstanding Energy Group Securities in accordance with the relevant procedures and time limits of the Companies Act referred to above, PacifiCorp Acquisitions intends to seek to procure the making of an application by The Energy Group to the London Stock Exchange for the Energy Group Shares to be delisted and the making of an application by The Energy Group to the New York Stock Exchange for Energy Group ADSs to be delisted. PacifiCorp Acquisitions further intends that, subject to the London Stock Exchange delisting taking place, it will procure the transfer of the Peabody Subsidiaries to Powercoal and the provision of financial assistance by members of the TEG Group, as described in the previous paragraph, subject to compliance, where necessary, with the whitewash procedures.

    In order to operate the whitewash procedures, it would be necessary to procure the passing of special resolutions of The Energy Group and, depending on the circumstances, of appropriate subsidiaries, and to satisfy certain other requirements set out in the Companies Act. Such requirements are designed to protect creditors and shareholders of the TEG Group. If PacifiCorp Acquisitions acquires Energy Group Securities giving it 75 per cent. or more of the voting rights at general meetings of The Energy Group, it will have sufficient votes to approve such special resolutions. PacifiCorp Acquisitions also expects to be able to satisfy the other statutory requirements. The Companies Act gives dissenting shareholders (constituting specified minimum numbers or proportions of shareholders) the right to apply to court for cancellation of the special resolution required by the whitewash procedures.

11  COMPULSORY ACQUISITION

    If, within four months after the date of this document, as a result of the Offer or otherwise, PacifiCorp Acquisitions acquires or contracts to acquire Energy Group Shares representing at least 90 per cent. in value of Energy Group Shares to which the Offer relates, then (a) PacifiCorp Acquisitions will be entitled and intends to effect the compulsory acquisition procedures provided for in sections 428 to 430F of the Companies Act to compel the purchase of any outstanding Energy Group Shares on the same terms as provided in the Offer in accordance with the relevant procedures and time limits described in such Act, and (b) a holder of Energy Group Shares may require PacifiCorp Acquisitions to purchase his Energy Group Shares on the same terms as provided in the Offer in accordance with the relevant procedures and time limits described in section 430A of the Companies Act.

    If for any reason the above-mentioned compulsory acquisition procedures are not invoked, PacifiCorp Acquisitions will evaluate other alternatives to obtain the remaining Energy Group Shares not purchased pursuant to the Offer or otherwise. Such alternatives could include acquiring additional Energy Group Securities in the open market, in privately negotiated transactions, through another offer to purchase, by means of a scheme of arrangement under the Companies Act or otherwise. Any such additional acquisitions could be for a consideration greater or less than, or equal to, the consideration for Energy Group Securities under the Offer. However, under the City Code, except with the consent of the Panel, PacifiCorp Acquisitions may not acquire any Energy Group Securities on better terms than those of the Offer within six months of the termination of the Offer if PacifiCorp Acquisitions, together with any persons acting in concert with it (as defined by the City Code), holds shares carrying more than 50 per cent. of the voting rights normally exercisable at general meetings of The Energy Group.

    Holders of Energy Group Securities do not have appraisal rights as a result of the Offer. However, in the event that the compulsory acquisition procedures referred to above are available to PacifiCorp Acquisitions, holders of Energy Group Securities whose Energy Group Securities have not been purchased pursuant to the Offer will have certain rights to object under section 430C of the Companies Act.

12  CERTAIN CONSEQUENCES OF THE OFFER

(A) MARKET EFFECT

    The purchase of Energy Group Securities pursuant to the Offer will reduce the number of holders of Energy Group Securities and the number of the Energy Group Securities that might otherwise trade publicly and, depending upon the number of Energy Group Securities so purchased, could adversely affect the liquidity and market value of the remaining Energy Group Securities held by the public. In addition, Energy Group Shares will cease to be listed on the London Stock Exchange and Energy Group ADSs will cease to be listed on the New York Stock Exchange if PacifiCorp Acquisitions completes the compulsory acquisition procedures referred to in paragraph 11 above. Moreover, in the circumstances referred to in paragraph 10(e) ("Proposed reorganisation of coal operations") above, PacifiCorp Acquisitions intends to seek the delisting of the Energy Group Shares from the London Stock Exchange and intends to seek the delisting of the Energy Group ADSs from the New York Stock Exchange. If PacifiCorp Acquisitions does not seek such delistings in those circumstances, the Energy Group Securities may nevertheless no longer be eligible for continued listing on such exchanges.

(B) PUBLIC AVAILABILITY OF INFORMATION

    In the event that Energy Group Shares continue to be listed on the London Stock Exchange following the purchase of Energy Group Securities pursuant to the Offer, holders of Energy Group Shares who have not tendered their Energy Group Shares pursuant to the Offer will continue to receive the same financial and other information from The Energy Group that The Energy Group presently is required by the rules of the London Stock Exchange to send to such holders. If Energy Group Shares are no longer listed on the London Stock Exchange following the Offer, The Energy Group would no longer be required by those rules to make publicly available such financial and other information.

    Energy Group ADSs currently are registered under the Exchange Act. Registration of such Energy Group ADSs may be terminated upon application of The Energy Group to the SEC if Energy Group ADSs are neither listed on a national securities exchange nor held by 300 or more beneficial owners in the US. Termination of registration of Energy Group ADSs under the Exchange Act would substantially reduce the information required to be furnished by The Energy Group to holders of Energy Group ADSs and to the SEC and would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 thereunder with respect to "going private" transactions, no longer applicable to The Energy Group. Furthermore, "affiliates" of The Energy Group and persons holding "restricted securities" of The Energy

Group may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act. If, as a result of the purchase of Energy Group ADSs pursuant to the Offer and prior to completing the compulsory acquisition procedures referred to in paragraph 9 above, The Energy Group is not required to maintain registration of Energy Group ADSs under the Exchange Act, PacifiCorp Acquisitions intends to cause The Energy Group to apply for termination of such registration. If registration of Energy Group ADSs is not terminated prior to completion of the aforementioned compulsory acquisition procedures, then Energy Group ADSs will cease trading on the New York Stock Exchange and the registration of Energy Group ADSs under the Exchange Act would be terminated following completion of the aforementioned compulsory acquisition procedures.

(C) MARGIN SECURITIES

    Energy Group ADSs currently are "margin securities" under the regulations of the Board of Governors of the US Federal Reserve System, which status has the effect, among other things, of allowing US brokers to extend credit on the collateral of Energy Group ADSs for purposes of buying, carrying and trading in securities ("Purpose Loans"). Depending on factors such as the number of holders of record of Energy Group ADSs and the number and market value of publicly held Energy Group ADSs following the purchase of Energy Group Securities pursuant to the Offer, it is possible that Energy Group ADSs would no longer be eligible for listing on the New York Stock Exchange. As a result, Energy Group ADSs might no longer constitute margin securities and, therefore, could no longer be used as collateral for Purpose Loans made by US brokers.

13  LEGAL AND REGULATORY MATTERS

(A) GENERAL

    Except as set out herein and other than the requirement to comply with the Panel's requirements in relation to the City Code and with US securities laws, PacifiCorp Acquisitions is not aware of (i) any licence or regulatory permit that appears to be material to the business of the TEG Group taken as a whole, which might be adversely affected by PacifiCorp Acquisitions' acquisition of Energy Group Securities as contemplated herein, or (ii) any approval or other action by any domestic or foreign governmental, administrative or regulatory agency or authority that appears to be material to the TEG Group taken as a whole, and required for the acquisition or ownership of Energy Group Securities by PacifiCorp Acquisitions as contemplated herein. Should any such approval or other action be required, PacifiCorp Acquisitions currently contemplates that such approval or other action would be sought. There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions being attached thereto or that failure to obtain any such approval or other action might not result in consequences adverse to The Energy Group's business.

(B) UK REGULATION

    The Offer gives rise to a merger situation qualifying for investigation under section 75 of the Fair Trading Act 1973. Eastern and its subsidiary companies hold licences issued under the Electricity Act 1989 and are regulated by OFFER. The Previous Offer made by PacifiCorp Acquisitions for The Energy Group on 30 June 1997 was subject to an investigation by the Monopolies and Mergers Commission. The Monopolies and Mergers Commission found that the Previous Offer was expected not to operate against the public interest in the light of certain assurances agreed with the DGES. The President of the Board of Trade confirmed on 19 December 1997 that in an offer for The Energy Group, she would expect PacifiCorp to honour the assurances it had agreed. PacifiCorp has agreed to do so.

(C) US ANTITRUST LAWS

    The Offer is subject to the US HSR Act, which provides that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC"). Pursuant to the US HSR Act, PacifiCorp filed a Notification and Report Form relating to the Previous Offer with the Antitrust Division and the FTC on 1 July 1997. No additional filing is required under the US HSR Act with respect to the Offer. On 16 July 1997, the FTC requested additional information from PacifiCorp which had the effect of extending the waiting period under the US HSR Act until ten calendar days after the date of substantial compliance with such request. PacifiCorp certified that it substantially complied with the request for information on December 19, 1997. The FTC staff has advised PacifiCorp that it does not intend to contest that certification. However, PacifiCorp has agreed with the FTC that it will not consummate the Offer until the earlier of 20 February 1998 and acceptance by the FTC of the Consent Order described in the following paragraph, thereby effectively extending the waiting period under the US HSR Act. On 30 January 1998, PacifiCorp provided the FTC with the notice required to commence this final 20-day waiting period.

    The FTC and the Antitrust Division frequently scrutinise the legality under the US antitrust laws of transactions such as the proposed acquisition of Energy Group Securities by PacifiCorp Acquisitions. Following its review of information submitted under the US HSR Act, the FTC requested that PacifiCorp and The Energy Group take certain actions to comply with US antitrust laws. PacifiCorp and The Energy Group have agreed to the issuance of a consent order (the "Consent Order") by the FTC which will, among other things, require PacifiCorp, if it acquires control of The Energy Group, to divest Peabody Western Coal Company, a subsidiary of The Energy Group that owns two coal mines in Arizona, no later than nine months after the date (the "Acquisition Date") the PacifiCorp Group acquires more than five per cent. of the Energy Group Securities, subject to certain extensions. The Consent Order will also preclude Peabody from sharing any non-public information obtained in its capacity as coal supplier to four power plants with other entities in the Enlarged Group. If the Acquisition Date does not occur within six months of the date the Consent Order becomes final, PacifiCorp has agreed with the FTC to divest within one year of the date the Consent Order becomes final all Energy Group Securities the PacifiCorp Group may own in excess of $15 million. Whether or not the Acquisition Date occurs, the Consent Order will expire thirty days after PacifiCorp notifies the FTC of the abandonment of the Acquisition and sells all Energy Group Securities it may own in excess of $15 million. If the Offer lapses, is withdrawn, or terminates, PacifiCorp has agreed with The Energy Group to take the actions necessary to cause the expiration of the Consent Order within 90 days thereafter.

    The form of the Consent Order has been agreed with the staff of the FTC and is awaiting acceptance by the FTC. If the Consent Order is accepted by the FTC (expected to occur by 19 February 1998), the waiting period under the US HSR Act will immediately expire and the Consent Order will be published for public comment. Furthermore, PacificCorp has agreed that it will not invoke either Condition (d) or (e) even if the FTC amends the terms of the form of the Consent Order agreed with FTC staff. Following the required 60-day comment period, the Consent Order will be served upon the parties unless the FTC determines otherwise. The Consent Order will become final upon service.

    Notwithstanding the agreement of PacifiCorp and The Energy Group to the Consent Order, at any time before or after the purchase of Energy Group Securities, the FTC or the Antitrust Division could take such action under the US antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the purchase of Energy Group Securities pursuant to the Offer, or seeking divestiture of Energy Group Securities purchased by PacifiCorp Acquisitions or the divestiture of substantial assets of PacifiCorp, The Energy Group or their respective subsidiaries. Private parties may also bring legal action under the US antitrust laws in certain circumstances. There can be no assurance that a challenge to the Offer on US antitrust grounds will not be made or, if such a challenge is made, of the result.

(D) US POWER MARKETING REGULATION

    Certain subsidiaries (the "Power Subsidiaries") of Citizens Power, an indirect wholly-owned subsidiary of The Energy Group, are engaged in market-rate based electric power marketing in the US or otherwise hold public utility assets that are subject to the jurisdiction of the FERC. In a number of similar recent situations, including the acquisition of Citizens Power by The Energy Group, FERC has asserted that a transfer of control of a licensed power marketer requires FERC approval under section 203 of the US Federal Power Act. Accordingly, the FERC could assert that any transfer of control of the Power Subsidiaries resulting from completion of the Offer requires FERC approval. However, PacifiCorp and PacifiCorp Acquisitions have indicated to The Energy Group that they do not desire to acquire control of the Power Subsidiaries. As a result, Citizens Power has entered into a Memorandum of Understanding with Lehman Brothers Holdings, Inc. ("Lehman") to sell the Power Subsidiaries to Lehman, with such sale conditional only upon the completion of the Offer and FERC approval. Application for approval of the sale of the Power Subsidiaries to Lehman has been made to the FERC, and the Offer is conditional upon FERC approval of such sale. In the event that all the Conditions are not satisfied, fulfilled or, where permitted, waived, Citizens Power will retain the Power Subsidiaries.

(E) AUSTRALIAN FOREIGN INVESTMENT REVIEW

    The acquisition by PacifiCorp Acquisitions pursuant to the Offer of indirect ownership of Peabody Australia's coal operations is subject to the Foreign Acquisitions and Takeovers Act 1975 of Australia. Under that Act, the Treasurer of Australia has broad powers to prohibit or place conditions on the acquisition of interests in Australian business operations by foreign investors if such acquisitions are found to be contrary to the national interest. If a notification of a proposed acquisition is made to the Australian Foreign Investment Review Board, the Treasurer is precluded from taking any action with respect to the acquisition after the expiration of a 40-day review period, although this period may be extended for up to 90 additional days. PacifiCorp Acquisitions has notified the Foreign Investment Review Board of the proposed acquisition.

(F) US COAL LEASING REQUIREMENTS

    Both PacifiCorp and Peabody hold coal leases on properties owned by the United States. The US Coal Leasing Act imposes limitations on the acreage that any one affiliated group can lease from the United States. Upon consummation of the Offer, the Enlarged Group's US coal lease holdings will exceed those acreage limitations. Although PacifiCorp and Peabody have not yet identified the specific leases to be relinquished or disposed of, PacifiCorp Acquisitions believes the Enlarged Group will be able to relinquish or dispose of sufficient leases to reduce its holdings below the applicable acreage limitations without materially interfering with planned operations.

(G) US STATE TAKEOVER LAWS

    A number of states of the US have adopted takeover laws and regulations which purport, in varying degrees, to be applicable to attempts to acquire securities of corporations which have substantial assets, shareholders, principal executive offices or principal places of business in such states. PacifiCorp Acquisitions believes that no such US state takeover statutes apply to the Offer and PacifiCorp Acquisitions has not attempted to comply with any such US state takeover statutes in connection with the Offer. PacifiCorp Acquisitions reserves the right to challenge the validity or applicability of any US state law allegedly applicable to the Offer and nothing in this document nor any action taken in connection herewith is intended as a waiver of that right. In the event that any US state takeover statute is asserted to be applicable to the Offer and an appropriate court does not determine that such law or regulation is not applicable to the Offer, PacifiCorp Acquisitions might be required to file certain information with, or to receive approvals from, the relevant US state authorities and might be unable to purchase Energy Group Securities pursuant to the Offer or be delayed in continuing or consummating the Offer. In such case, PacifiCorp Acquisitions may not be obliged to purchase such Energy Group Securities.

(H) LAWS OF OTHER JURISDICTIONS

    The Energy Group and certain of its subsidiaries conduct business in certain countries in addition to the UK and the US where regulatory filings or approvals may be required in connection with the Offer. Certain of such filings or approvals, if required, may not be made or obtained prior to the expiry of the Offer. There is no assurance that any such approvals would be obtained or that adverse consequences to PacifiCorp's or The Energy Group's business might not result from a failure to obtain such approvals or from conditions that might be imposed in connection therewith.

14  UNITED KINGDOM TAXATION

    THE FOLLOWING PARAGRAPHS, WHICH ARE INTENDED AS A GENERAL GUIDE ONLY, ARE BASED ON CURRENT UK LEGISLATION AND INLAND REVENUE PRACTICE. THEY SUMMARISE CERTAIN LIMITED ASPECTS OF THE UK TAXATION TREATMENT OF ACCEPTANCE OF THE OFFER AND THE ELECTION FOR THE LOAN NOTE ALTERNATIVE, AND THEY RELATE ONLY TO THE POSITION OF HOLDERS OF ENERGY GROUP SHARES WHO ARE THE BENEFICIAL OWNERS OF THEIR ENERGY GROUP SHARES, WHO HOLD THEIR ENERGY GROUP SHARES AS AN INVESTMENT (OTHERWISE THAN UNDER A PERSONAL EQUITY PLAN), AND (EXCEPT INSOFAR AS EXPRESS REFERENCE IS MADE TO THE TREATMENT OF NON-UK RESIDENTS) WHO ARE RESIDENT OR ORDINARILY RESIDENT IN THE UK FOR TAX PURPOSES. SHAREHOLDERS WHO ARE IN ANY DOUBT AS TO THEIR TAXATION POSITION OR WHO ARE SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE UK, SHOULD CONSULT AN APPROPRIATE PROFESSIONAL ADVISER.

(A) TAXATION OF CHARGEABLE GAINS

    Liability to UK taxation on chargeable gains ("CGT") will depend on the particular circumstances of holders of Energy Group Shares and on the form of consideration received.

    (I) CASH

    To the extent that a holder of Energy Group Shares receives cash under the Offer, this will constitute a disposal, or part disposal, of his Energy Group Shares for CGT purposes. Such a disposal, or part disposal, may, depending on that shareholder's individual circumstances, give rise to a liability to CGT.

    (II) LOAN NOTES

    A holder of Energy Group Shares who, together with persons connected with him, holds not more than five per cent. of the issued share capital of The Energy Group, will not be treated as making a disposal to the extent he elects for and receives Loan Notes by way of consideration. In the case of a shareholder who is an individual, the Loan Notes should not constitute "qualifying corporate bonds" for tax purposes. Accordingly, any gain or loss which would otherwise have arisen on a disposal of his Energy Group Shares will be "rolled over" into the Loan Notes and the Loan Notes will be treated as the same asset as his Energy Group Shares acquired at the same time and price as his Energy Group Shares. Indexation relief will continue to accrue during the period of ownership of the Loan Notes. In the case of a shareholder within the charge to UK corporation tax, the Loan Notes will constitute "qualifying corporate bonds" so that any gain or loss which would otherwise have arisen on a disposal of its Energy Group Shares will be calculated and "held over" until it subsequently disposes of the Loan Notes and indexation relief will not accrue on the Loan Notes.

    A holder of Energy Group Shares who, together with persons connected with him, holds more than five per cent. of the issued share capital of The Energy Group is advised that an application has been made for clearance under section 138 of the Taxation of Chargeable Gains Act 1992, but the Inland

Revenue has not yet formally replied. Subject to the granting of this clearance, any such holder of Energy Group Shares will be treated in the manner described in the previous paragraph.

    A subsequent disposal of Loan Notes (including their redemption or repayment) may give rise to a chargeable event for CGT purposes.

    (III) NON-UK RESIDENT HOLDERS OF ENERGY GROUP SECURITIES

    Holders of Energy Group Securities who are not resident or ordinarily resident for tax purposes in the UK may be liable to CGT on capital gains realised on the disposal of their Energy Group Shares or Energy Group ADSs if such shares or ADSs are used, held or acquired for the purposes of a trade, profession or vocation carried on in the UK through a branch or agency or for the purposes of such branch or agency. Such holders may be subject to foreign taxation on any gain under local law.

(B) TAXATION OF LOAN NOTES--INCOME
      (I) WITHHOLDING TAX

    Payments of interest on the Loan Notes will be made subject to the deduction of UK income tax at the lower rate (currently 20 per cent.) unless PacifiCorp Acquisitions has been directed by the Inland Revenue, in respect of a particular holding of Loan Notes, to make the payment free from deduction or subject to a reduced rate of deduction (by virtue of relief under the terms of an applicable double taxation agreement). Such a direction will only be made following an application in the appropriate manner to the relevant tax authorities by the holder of the relevant Loan Notes. Payments of interest may also be subject to withholding of US federal income tax in certain circumstances. Please refer to paragraph 15(b) below.

    (II) INDIVIDUALS

    Subject to the above, the gross amount of such interest will form part of the recipient's income for the purposes of UK income tax, credit being allowed for the tax withheld. Individuals who are taxable only at the lower or basic rate will have no further tax to pay in respect of the interest. In certain cases, holders of Loan Notes may be able to recover an amount in respect of the credit from the Inland Revenue.

    Under the "accrued income scheme" a transfer of Loan Notes may also give rise to a charge to UK income tax in respect of an amount representing interest on the Loan Notes which has accrued since the preceding interest payment date.

    (III) CORPORATES

    Holders of Loan Notes within the charge to UK corporation tax in respect of the Loan Notes will generally bring into the charge to tax as income, interest on, profits and gains arising from and fluctuations in the value of, the Loan Notes in each accounting period broadly in accordance with the accounting treatment of such holders authorised for this purpose.

(C) GENERAL

    Special tax provisions may apply to holders of Energy Group Shares who have acquired or acquire their Energy Group Shares by exercising options under the Energy Group Share Schemes, including provisions imposing a charge to income tax.

(D) STAMP DUTY AND STAMP DUTY RESERVE TAX ("SDRT")

    These comments are intended as a guide to the general position and do not relate to persons such as intermediaries and persons connected with depositary arrangements or clearance services, to whom special rules apply.

    (I) ACCEPTANCE OF THE OFFER

    No stamp duty or SDRT will be payable by holders of Energy Group Shares as a result of accepting the Offer.

    (II) LOAN NOTES

    Under current Inland Revenue practice, no stamp duty or SDRT will be payable on a transfer or sale of (or an agreement to transfer or sell) Loan Notes.

15  UNITED STATES FEDERAL INCOME TAXATION

(A) UNITED STATES RESIDENTS

    The following paragraphs address certain United States federal income tax consequences applicable to holders of Energy Group Securities that are citizens or residents of the United States, United States domestic corporations or otherwise taxable as United States residents. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which (which may be retroactive) may affect the tax consequences described herein. This summary assumes that the Energy Group Securities have been held as capital assets. It does not address the tax treatment of individuals who have received Energy Group Securities in connection with employment, such as by the exercise of options granted to employees. This summary also assumes that The Energy Group is not and has never been either a passive foreign investment company or a controlled foreign corporation for US federal income tax purposes. This summary does not discuss all tax consequences that may be relevant to a holder of Energy Group Securities in the light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, regulated investment companies, insurance companies, dealers in securities, exempt organisations, persons holding Energy Group Securities as part of a hedge, straddle or conversion transaction and holders that are residents of countries other than the United States or whose functional currency is not the United States dollar.

    In general, a holder of Energy Group Securities that sells such securities pursuant to the Offer will, for United States federal income tax purposes, recognise gain or loss equal to the difference between such holder's adjusted tax basis in the Energy Group Securities transferred and the amount realized in exchange therefor. Such gain or loss generally will be capital gain or loss. Under the US Taxpayer Relief Act of 1997, an individual taxpayer who has held a capital asset for more than 18 months generally will be taxed on gain from the sale of that asset at a maximum rate of 20 per cent. A 28 per cent. maximum rate generally applies to the sale of a capital asset held more than one year but not more than 18 months. In addition, an accrual basis holder of Energy Group Securities that sells such securities pursuant to the Offer and does not elect to be treated as a cash basis taxpayer pursuant to the foreign currency exchange regulations may have a foreign currency exchange gain or loss for United States federal income tax purposes because of differences between the US dollars/pounds sterling exchange rates prevailing on the date of sale and on the date of payment. Any such currency gain or loss would be treated as ordinary income or loss and would be in addition to gain or loss realised by the holder on the disposition of Energy Group Securities pursuant to the Offer.

    A holder of Energy Group Securities may be subject to US back-up federal income tax withholding with respect to the cash payment if (i) the holder fails to furnish a taxpayer identification number ("TIN") to the payer or establish an exemption from back-up withholding, (ii) the US Internal Revenue Service notifies the payer that the TIN furnished by the holder is incorrect, (iii) there has been a notified payee underreporting with respect to interest or dividends described in section 3406(c) of the Code, or (iv) there is a failure of the holder to certify under the penalty of perjury that the holder is not subject to withholding as described in section 3406 of the Code.

    To prevent back-up withholding on any cash payment delivered pursuant to the Offer, each holder of Energy Group ADSs that accepts the Offer by means of the Letter of Transmittal and each holder of Energy Group Shares that accepts the Offer by sending the Form of Acceptance to the US Depositary must provide the US Depositary with that holder's correct taxpayer identification number and certify that the holder is not subject to US back-up federal income tax withholding by completing the Substitute Form W-9 included in the Letter of Transmittal or Form of Acceptance, or, if the holder is a non-resident alien or foreign entity for US federal income tax purposes, establish an exemption from US back-up federal income tax withholding by completing a Form W-8, Certificate of Foreign Status, a copy of which is available, upon request, from either the US Depositary or the US Internal Revenue Service.

    THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS INTENDED TO BE ONLY A SUMMARY OF THE PRINCIPAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE OFFER. EACH HOLDER OF ENERGY GROUP SECURITIES SHOULD CONSULT THE HOLDER'S OWN TAX ADVISER CONCERNING THE UNITED STATES FEDERAL AND APPLICABLE STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE OFFER.

(B) UNITED STATES TAX TREATMENT OF LOAN NOTES

    For United States federal income tax purposes, PacifiCorp Acquisitions is treated as part of a US domestic corporation. To prevent United States withholding tax on interest payments on the Loan Notes, holders of Energy Group Shares that elect for the Loan Note Alternative may be required to certify that they are not US persons, on a US Internal Revenue Service Form W-8 or other statement meeting the requirements of section 871(h) of the Code. Persons holding beneficial interests in Loan Notes indirectly through other holders (e.g., partners in a UK partnership) may be required to provide such certification in order to prevent withholding on interest paid to the holder. For holders of Energy Group Shares that elect for the Loan Note Alternative, but that do not provide the appropriate certification, the gross amount of payments of interest on Loan Notes will be subject to withholding of US federal income tax at the rate of 30 per cent. for non-US holders. A US income tax treaty may apply to reduce or eliminate withholding. To claim the benefit of a tax treaty, the holder must provide certification as required by US Internal Revenue Service regulations.

16  FEES AND EXPENSES

    Pursuant to a letter from Goldman, Sachs & Co. dated 26 March 1997 and addressed to PacifiCorp, as amended by the letter agreement, dated 23 January 1998 between them (together the "Engagement Letter"), Goldman, Sachs & Co. is acting as financial adviser to PacifiCorp in connection with the Offer. Pursuant to the terms of the Engagement Letter, Goldman, Sachs & Co. will receive $13,320,000 as compensation for its services as financial adviser to PacifiCorp together with reimbursement for its reasonable out of pocket expenses, assuming that PacifiCorp acquires at least 50 per cent. of the Energy Group Securities or 50 per cent. of the assets of The Energy Group. In addition, PacifiCorp has agreed to indemnify Goldman, Sachs & Co. and its affiliates including Goldman Sachs International and certain others against, inter alia, certain losses and expenses arising out of the engagement or performance by Goldman, Sachs & Co. of its duties to advise and assist PacifiCorp in connection with the Offer, including liabilities under the US federal securities laws.

    The various capacities in which Goldman, Sachs & Co. and its affiliates have acted in connection with the Offer and the transactions contemplated thereby include arranger in connection with the bank facilities described in paragraph 10 of this Appendix V. Pursuant to the terms of the Engagement Letter,

PacifiCorp shall offer Goldman, Sachs & Co. (i) the right to participate in and be considered for the position of lead manager or lead placement agent on any public or private offerings of debt securities relating to the Offer and the transactions contemplated thereby which are rated less than investment grade and occur within one year of the consummation of the Offer; (ii) the right to participate in and be considered for the position of lead manager or lead placement agent in any public or private offerings of debt securities of Eastern within one year of the consummation of the Offer; and (iii) the right to act as lead manager or lead placement agent in any public or private offerings of common equity by PacifiCorp occurring within one year after the Offer and the transactions contemplated thereby. In connection with the foregoing, if Goldman, Sachs & Co. agrees to act in such capacity, it will enter into an appropriate form of underwriting, placement agency, engagement or other agreement relating to the type of transaction involved and containing customary terms and conditions, including customary fee provisions and provisions relating to indemnity.

    Pursuant to a letter dated 3 February 1998 (the "US Dealer Manager Agreement"), PacifiCorp Acquisitions and PGHC, have retained Goldman, Sachs & Co., as US Dealer Manager for the Offer in the United States to perform those services in connection with the Offer as are customarily performed in the United States by investment banking concerns acting as dealer manager in connection with offers of a like nature. Goldman, Sachs & Co. will not receive additional compensation for acting in this capacity. Under the terms of the US Dealer Manager Agreement, PGHC has agreed to indemnify Goldman, Sachs & Co. and certain other persons against certain liabilities and expenses which may be incurred in connection with the Offer including liabilities under the US federal securities laws.

    PacifiCorp Acquisitions has retained IRG plc as the UK Receiving Agent, Continental Stock Transfer & Trust Company as the US Depositary, and Shareholder Communications Corporation as the Information Agent. PacifiCorp Acquisitions will pay the UK Receiving Agent, the US Depositary and the Information Agent reasonable and customary compensation for their services in connection with the Offer, together with reimbursement of out of pocket expenses. PacifiCorp will indemnify the US Depositary and the Information Agent against certain liabilities and expenses in connection therewith, including liabilities under the US federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by PacifiCorp for customary mailing and handling expenses incurred by them in forwarding material to their customers.

    PacifiCorp and PacifiCorp Acquisitions will not pay any fees or commissions to any broker or dealer or any other person for soliciting acceptances of the Offer (other than to Goldman Sachs International, Goldman, Sachs & Co., and the Information Agent, as described above).

    Lazard and Morgan Stanley are acting as The Energy Group's financial advisers in connection with the Offer. Pursuant to a letter agreement dated 5 June 1997 between The Energy Group and Lazard, The Energy Group made an initial payment to Lazard of L1.5 million upon announcement of the Previous Offer, a further fee of L1.0 million upon announcement of this Offer and has agreed to pay an additional fee of L5.8 million upon the Offer becoming wholly unconditional. Pursuant to a letter agreement dated 27 May 1997 between The Energy Group and Morgan Stanley, The Energy Group made initial payments to Morgan Stanley totalling L3.4 million relating to the Previous Offer and has agreed to pay an additional fee of L7.6 million upon the Offer becoming wholly unconditional. Each letter agreement further provides that The Energy Group will reimburse Lazard and Morgan Stanley for their respective out-of-pocket expenses, and indemnify Lazard and Morgan Stanley, respectively, against certain expenses and liabilities in connection with their engagement.

17  SOURCES OF INFORMATION AND BASES OF CALCULATION

(a) The value of the fully diluted share capital of The Energy Group is based upon 520,857,817 Energy Group Shares in issue on 2 February 1998 and 9,228,858 Energy Group Shares which could fall to be issued on exercise in full of options and vesting of all outstanding awards granted under the Energy Group Share Schemes.

(b) The pro forma financial information in respect of The Energy Group for the year ended 31 March 1996 is taken from the unaudited pro forma profit and loss accounts set out in The Energy Group's report and accounts for the six months ended 31 March 1997.

(c) References in this document to "tons" are to short tons equal to 2,000 pounds.

18  DOCUMENTS AVAILABLE FOR INSPECTION

    Copies of the documents listed below may be inspected at the offices of Linklaters & Paines, One Silk Street, London EC2Y 8HQ (such address also being the registered office of PacifiCorp Acquisitions) during usual business hours on any weekday (Saturdays, Sundays and public holidays excepted) whilst the Offer remains open for acceptance:

    (a) the Memorandum and Articles of Association of PacifiCorp Acquisitions;

    (b) the Memorandum and Articles of Association of The Energy Group;

    (c) the audited financial statements of PacifiCorp for the three years ended 31 December 1996, together with the notes thereto;

    (d) the Energy Group Listing Particulars, the audited consolidated accounts of The Energy Group for the six months ended 31 March 1997 and The Energy Group's third quarter results for the nine months ended 31 December 1997;

    (e) the irrevocable undertakings referred to in paragraph 5 above;

    (f)  the service agreements referred to in paragraph 6 above;

    (g) the consents referred to in paragraph 7(d) above;

    (h) the material contracts referred to in paragraph 8 above;

    (i) documentation relating to the financing arrangements detailed in paragraph 10 above; and

    (j)  the Loan Note Instrument in substantially final form.

                                  APPENDIX VI

DEFINITIONS

The following definitions apply throughout this document, unless the context otherwise requires:

"ACCEPTANCE CONDITION"         the Condition as to acceptances set out in paragraph (a)
                               of Part A of Appendix I

"ACCEPTANCE FORM"              the Form of Acceptance and, with respect to holders of
                               Energy Group ADSs only, the Letter of Transmittal and
                               Notice of Guaranteed Delivery accompanying this document

"ACQUISITION"                  the proposed acquisition of The Energy Group pursuant to
                               the Offer

"BOARD" OR "DIRECTORS"         the directors of PacifiCorp Acquisitions

"BOOK-ENTRY CONFIRMATION"      the confirmation of a book-entry transfer of Energy Group
                               ADSs into the US Depositary's account at a Book-Entry
                               Transfer Facility

"BOOK-ENTRY TRANSFER           each of The Depository Trust Company and the Philadelphia
FACILITY"                      Depository Trust Company, together the "Book-Entry
                               Transfer Facilities"

"BUSINESS DAY"                 has the meaning given to it in Rule 14d-1 under the
                               Exchange Act

"CANADA"                       Canada, its provinces, territories and all areas subject
                               to its jurisdiction and any political sub-division thereof

"CERTIFICATED" OR "IN          a share or other security which is not in uncertificated
CERTIFICATED FORM"             form

"CITIZENS POWER"               Citizens Power LLC, previously named Citizens Lehman Power
                               L.L.C.

"CITY CODE"                    The City Code on Takeovers and Mergers of the UK

"CLOSING PRICE"                the mid-price quotation of an Energy Group Share as
                               derived from the London Stock Exchange Daily Official List

"COMPANIES ACT"                the Companies Act 1985 (as amended) of England and Wales

"CONDITIONS"                   the conditions of the Offer described in Part A of
                               Appendix I and "Condition" means any one of them

"CREST"                        the relevant system (as defined in the Regulations) in
                               respect of which by CRESTCo is the Operator (as defined in the Regulations)

"CRESTCO"                      CRESTCo Limited

"CREST MEMBER"                 a person who has been admitted by CRESTCo as a system-
                               member (as defined in the Regulations)

"CREST PARTICIPANT"            a person who is, in relation to CREST, a
                               system-participant (as defined in the Regulations)

"CREST SPONSOR"                a CREST participant admitted to CREST as a sponsored
                               member

"CREST SPONSORED MEMBER"       a CREST member admitted to CREST as a sponsored member

"DEALER MANAGER"               Goldman, Sachs & Co., in its capacity as dealer manager
                               for the Offer in the US

"DEMERGER"                     the demerger by Hanson of The Energy Group

"DEMERGER AGREEMENT"           the agreement dated 27 January 1997 between Hanson and The
                               Energy Group relating to the Demerger

"DEMERGER DATE"                24 February 1997

"DEMERGER TRANSACTIONS"        the transactions described in the Demerger Agreement,
                               pursuant to which The Energy Group became the holding
                               company of the TEG Group, as then constituted, and the
                               Peabody Holding Transaction

"DEPOSIT AGREEMENT"            the deposit agreement between The Energy Group, Citibank,
                               N.A. and the holders, from time to time, of Energy Group
                               ADSs

"DGES"                         The Director General of Electricity Supply of the UK

"EASTERN"                      Eastern Group plc and/or its subsidiaries or any of them
                               from time to time as the context may require

"ELECTRICITY POOL"             the electricity trading market in England and Wales

"ELIGIBLE INSTITUTION"         a financial institution (including most banks, savings and loan associations and brokerage houses) which is a
                               participant in the Securities Transfer Agents Medallion
                               Program, the New York Stock Exchange Medallion Program, or
                               the Stock Exchange Medallion Program

"ENERGY GROUP ADRS"            American Depositary Receipts evidencing Energy Group ADSs

"ENERGY GROUP ADSS"            American Depositary Shares issued in respect of Energy
                               Group Shares, each representing four Energy Group Shares,
                               as evidenced by Energy Group ADRs

"ENERGY GROUP LISTING          the listing particulars relating to The Energy Group dated
PARTICULARS" OR "LISTING       27 January 1997, published in accordance with the Listing
PARTICULARS"                   Rules

"ENERGY GROUP SECURITIES"      Energy Group Shares and Energy Group ADSs

"ENERGY GROUP SHARES"          shares of 10p each in the share capital of The Energy
                               Group

"ENERGY GROUP SHARE SCHEMES"   the Energy Group Executive Share Option Scheme, the Energy
                               Group Sharesave Scheme, the Energy Group Long-term
                               Incentive Plan and the Energy Group Special Additional
                               Bonus Scheme

"ENLARGED GROUP"               the PacifiCorp Group as enlarged by the acquisition of The
                               Energy Group

"EXCHANGE ACT"                 the US Securities Exchange Act of 1934, as amended, and
                               the rules and regulations promulgated thereunder

"FERC"                         the US Federal Energy Regulatory Commission

"FIRST HYDRO"                  the pumped storage business of National Grid Group

"FORM OF ACCEPTANCE"           the form of acceptance, election and authority relating to the Offer accompanying this document for use by holders of
                               Energy Group Shares (but not by holders of Energy Group
                               ADSs)

"GUARANTEED DELIVERY           the guaranteed delivery procedures for Energy Group ADSs
PROCEDURES"                    set out in paragraph 9 of Part B of Appendix I

"HANSON"                       Hanson PLC

"HANSON GROUP"                 Hanson and its subsidiary undertakings from time to time

"INFORMATION AGENT"            Shareholder Communications Corporation, in its capacity as information agent for the Offer

"INITIAL CLOSING DATE"         10.00 p.m. (London time), 5.00 p.m. (New York City time)
                               on 9 March 1998, unless and until PacifiCorp Acquisitions, in its discretion, shall have extended the Offer, in which case the term "Initial Closing Date" shall mean the latest time and date at which the Offer, as so extended by
                               PacifiCorp Acquisitions, will expire or, if earlier, the
                               time at which the Offer becomes or is declared wholly
                               unconditional

"INITIAL OFFER PERIOD"         the period from the date of this document to and including the Initial Closing Date

"LAZARD"                       Lazard Brothers & Co., Limited and Lazard Freres & Co.
                               Limited

"LETTER OF TRANSMITTAL"        the letter of transmittal relating to the Offer
                               accompanying this document for use by holders of Energy
                               Group ADSs

"LIBOR"                        the London Inter-Bank Offered Rate, determined in
                               accordance with the terms of the Loan Notes, a summary of
                               which is set out in Appendix II

"LISTING RULES"                the Listing Rules of the London Stock Exchange

"LOAN NOTE ALTERNATIVE"        the alternative under which holders of Energy Group Shares who validly accept the Offer will be entitled to elect to
                               receive Loan Notes instead of the cash consideration
                               otherwise payable to them

"LOAN NOTES"                   the Floating Rate Unsecured Loan Notes 2004 of PacifiCorp
                               Acquisitions, to be issued pursuant to the Loan Note
                               Alternative

"LONDON STOCK EXCHANGE"        London Stock Exchange Limited

"MEMBER ACCOUNT ID"            the identification code or number attached to any member
                               account in CREST

"MORGAN STANLEY"               Morgan Stanley & Co. Limited

"NATIONAL GRID GROUP"          The National Grid Group plc

"NATIONAL POWER"               National Power plc

"OFFER"                        the Office of Electricity Regulation of the UK

"OFFER"                        the renewed offer made by Goldman Sachs International on
                               behalf of PacifiCorp Acquisitions to acquire the Energy
                               Group Securities as set out in this document including,
                               where the context permits and/or requires, the Loan Note
                               Alternative and any subsequent revision, variation,
                               extension or renewal of such offer or such alternative

"PACIFICORP GROUP"             PacifiCorp and its subsidiaries and subsidiary
                               undertakings and, where the context permits, each of them

"PANEL"                        The Panel on Takeovers and Mergers of the UK

"PARTICIPANT ID"               the identification code or membership number used in CREST to identify a particular CREST member or other CREST
                               participant

"PEABODY"                      Peabody Holding, Lee Ranch Coal Company and Peabody
                               Australia

"PEABODY AUSTRALIA"            Peabody Resources Limited and its subsidiaries, the
                               Australian operations of Peabody

"PEABODY HOLDING"              Peabody Holding Company, Inc. and its subsidiaries

"PEABODY HOLDING TRANSACTION"  the transaction whereby Peabody US Holding Inc., a subsidiary of Hanson, transferred to GFAC International
                               Holdings Inc. the entire issued share capital of Peabody
                               Holding for a cash sum of US$1,637.5 million

"PGHC"                         PacifiCorp Group Holdings Company (formerly PacifiCorp
                               Holdings, Inc.)

"POWERCOAL"                    PacifiCorp Powercoal, LLC, a wholly-owned subsidiary of
                               PGHC

"POWERGEN"                     PowerGen plc

"PREVIOUS OFFER"               the offer made by Goldman Sachs International on behalf of
                               PacifiCorp Acquisitions to acquire The Energy Group as
                               announced on 13 June 1997 and set out in the Previous
                               Offer document dated 30 June 1997

"REGULATIONS"                  the Uncertificated Securities Regulations 1995 (SI 1995
                               No. 95/3272)

"ROLLALONG"                    Rollalong Limited and, where the context permits, its
                               subsidiary, Rollalong Hire Limited

"SEC"                          the US Securities and Exchange Commission

"SECURITIES ACT"               the US Securities Act of 1933, as amended, and the rules
                               and regulations promulgated thereunder

"SUBSEQUENT OFFER PERIOD"      the period following the Initial Closing Date during which the Offer remains open for acceptance

"TEG GROUP"                    The Energy Group and its subsidiaries and subsidiary
                               undertakings and, where the context permits, each of them

"TFE INSTRUCTION"              a Transfer from Escrow instruction (as defined by the
                               CREST Manual issued by CRESTCo)

"THE ENERGY GROUP"             The Energy Group PLC

"TTE INSTRUCTION"              a Transfer to Escrow instruction (as defined by the CREST
                               Manual issued by CRESTCo)

"UK" OR "UNITED KINGDOM"       the United Kingdom of Great Britain and Northern Ireland

"UK GAAP"                      UK generally accepted accounting principles

"UK RECEIVING AGENT"           IRG plc, in its capacity as UK receiving agent to the
                               Offer

"UNCERTIFICATED" OR "IN        recorded on the relevant register of the share or security
UNCERTIFICATED FORM"           concerned as being held in uncertificated form in CREST,
                               and title to which, by virtue of the Regulations, may be
                               transferred by means of CREST

"UNITED STATES" OR "US"        the United States of America, its territories and
                               possessions, any State of the United States and the
                               District of Columbia, and all other areas subject to its
                               jurisdiction

"US DEPOSITARY"                Continental Stock Transfer & Trust Company, in its
                               capacity as US depositary

"US GAAP"                      US generally accepted accounting principles

"US HSR ACT"                   the US Hart-Scott-Rodino Antitrust Improvements Act of
                               1976, as amended, and the rules and regulations
                               promulgated thereunder

"L", OR "POUNDS STERLING" OR   the lawful currency of the United Kingdom
"PENCE"

"$" OR "US DOLLAR"             the lawful currency of the United States

                 ACCEPTANCES IN RESPECT OF ENERGY GROUP SHARES

    Duly completed Forms of Acceptance, accompanied by certificates in respect of Energy Group Shares and/or other documents of title, should be delivered to the UK Receiving Agent or the US Depositary at one of the addresses set out below.

    The UK Receiving Agent for the Offer is:

                             New Issues Department,
                                    IRG plc

                             For Information Call:
                                 0181 639 2166

                   By Mail:                                         By Hand:
                  PO Box 166,                                  23 Ironmonger Lane,
                 Bourne House,                                     London EC2
              34 Beckenham Road,
                   Beckenham
                 Kent BR3 4TH

                  ACCEPTANCES IN RESPECT OF ENERGY GROUP ADSS

    Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, Energy Group ADRs and any other required documents should be sent or delivered by each holder of Energy Group ADSs or his broker, dealer, commercial bank, trust company or other nominee to the US Depositary at one of its addresses set out below.

    The US Depositary for the Offer is:

                   Continental Stock Transfer & Trust Company

                             For Information Call:
                            1-800 733 8481 ext. 475
                            Facsimile Transmission:
                        (for Eligible Institutions Only)
                                 (212) 248-8495

                    By Mail                               By Hand or Overnight Courier:
         Continental Stock Transfer &                     Continental Stock Transfer &
                 Trust Company                                    Trust Company
        c/o Shareholder Communications                   c/o Shareholder Communications
                  Corporation                                      Corporation
          17 State Street, 24th Floor                      17 State Street, 24th Floor
              New York, NY 10004                               New York, NY 10004
           Attn: Tenders & Exchanges                        Attn: Tenders & Exchanges

                             ADDITIONAL INFORMATION

    Any questions or requests for assistance or additional copies of the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery or the Form of Acceptance may be directed to Goldman Sachs International, the Dealer Manager or the Information Agent at their respective addresses and telephone numbers listed below, or to the US Depositary or the UK Receiving Agent at their respective addresses and telephone numbers mentioned above. You may also contact your local broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

    The Information Agent for the Offer is:

                     Shareholder Communications Corporation
                                17 State Street
                                   27th Floor
                            New York, New York 10004
                    Call Toll Free: 1-800-733-8481, ext. 475

    The Offer is being made on behalf of PacifiCorp Acquisitions by:

                          Goldman Sachs International
                               Peterborough Court
                                133 Fleet Street
                                London EC4A 2BB
                                 0171 774 1000

    The Dealer Manager for the Offer is:
                              Goldman, Sachs & Co.
                                85 Broad Street
                                    New York
                                 New York 10004
                      (212) 902 1000 within New York City
                1-800-323-5678 (Toll Free) outside New York City